Filed Pursuant to Rule 424(b)(4)
Registration Nos. 333-256017 and 333-260423

PROSPECTUS

$261,000,000

M3-Brigade Acquisition III Corp.

26,100,000 Units

M3-Brigade Acquisition III Corp. is a newly organized blank check company formed for the purpose of effecting a merger, consolidation, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination.

This is an initial public offering of our securities. Each unit has an offering price of $10.00 and consists of one share of our Class A common stock and one-third of one redeemable public warrant. Each whole public warrant entitles the holder thereof to purchase one share of our Class A common stock at a price of $11.50 per share, subject to adjustment as described herein. Only whole public warrants are exercisable. No fractional public warrants will be issued upon separation of the units and only whole public warrants will trade. The public warrants will become exercisable 30 days after the completion of our initial business combination, and will expire five years after the completion of our initial business combination or earlier upon redemption or our liquidation, as described herein. The underwriters have a 45-day option from the date of this prospectus to purchase up to an additional 3,915,000 units to cover over-allotments, if any.

We will provide our public stockholders with the opportunity to redeem all or a portion of their shares of our Class A common stock upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account described below as of two business days prior to the consummation of our initial business combination, including interest (which interest shall be net of taxes payable), divided by the number of then outstanding shares of Class A common stock that were sold as part of the units in this offering, which we refer to collectively as our public shares, subject to the limitations described herein. If we are unable to complete our initial business combination within 12 months from the closing of this offering, the time period to complete an initial business combination can be extended in two ways: (i) our sponsor can extend the time period to complete an initial business combination up to four times, each by an additional 3 months (for a total of up to 24 months to complete an initial business combination from the closing of this offering), subject to the deposit of additional funds into the trust account and (ii) our stockholders can also vote at any time to amend our amended and restated certificate of incorporation to modify the amount of time we will have to complete an initial business combination, in each case as further described herein. We refer to the time period we have to complete an initial business combination, as it may be extended as described above, as the “completion window”. This structure is unlike the structure of similar blank check companies, which generally are only permitted to extend the time period to complete an initial business combination in connection with an amendment to their amended and restated certificate of incorporation. If we are unable to complete our initial business combination within the completion window, we will redeem 100% of the public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then outstanding public shares, subject to applicable law and as further described herein.

Currently, there is no public market for our units, Class A common stock or public warrants. We have been approved to list our units on the New York Stock Exchange, or NYSE, under the symbol “MBSC.U” on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, we expect that the Class A common stock and the public warrants will be listed on the NYSE under the symbols “MBSC” and “MBSC WS”, respectively.

M3-Brigade Sponsor III LP, which we refer to as our sponsor throughout this prospectus, and Cantor Fitzgerald & Co., the representative of the underwriters, have committed to purchase an aggregate of 7,266,667 private placement warrants, each exercisable to purchase one share of Class A common stock at $11.50 per share, subject to adjustment, at a price of $1.50 per private placement warrant, in a private placement transaction to occur concurrently with the closing of this offering. Our sponsor has committed to purchase up to an additional 261,000 private placement warrants, depending on the extent to which the underwriters exercise their option to purchase additional units, at a price of $1.50 per private placement warrant, to add to the proceeds from this offering to be held in the trust account. We refer to these warrants throughout this prospectus as the private placement warrants. Our sponsor currently owns 7,503,750 shares of our Class B common stock, up to 978,750 of which are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised. The Class B common stock will automatically convert into Class A common stock at the time of our initial business combination as described herein. Prior to our initial business combination, only holders of our Class B common stock will be entitled to vote on the appointment of directors.

In connection with the consummation of this offering, we expect to enter into a forward purchase agreement with M3-Brigade III FPA LP, which we refer to as the or our forward purchase affiliate throughout this prospectus, which will provide for the purchase of up to $40,000,000 of shares of Class A common stock (the “forward purchase shares”), for a purchase price of $10.00 per share, in a private placement to occur in connection with the closing of our initial business combination. The obligations under the forward purchase agreement will not depend on whether any shares of Class A common stock are redeemed by our public stockholders. The forward purchase shares will be identical to the shares of Class A common stock included in the units being sold in this offering, except the forward purchase shares will be subject to transfer restrictions and certain registration rights, as described herein.

We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. See “Risk Factors ” for a discussion of information that should be considered in connection with an investment in our securities. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price.	$10.00	$261,000,000
Underwriting discounts and commissions(1)	$0.65	$16,965,000
Proceeds, before expenses, to us	$9.35	$244,035,000

(1)

$0.20 per unit sold in the base offering, or $5,220,000 in the aggregate, is payable upon the closing of this offering. Includes $0.45 per unit, or $11,745,000 in the aggregate, payable to the representative of the underwriters for deferred underwriting commissions to be placed in a trust account located in the United States and released to Cantor Fitzgerald & Co. for its own account only upon the completion of an initial business combination. If the underwriter’s over-allotment option is exercised, then no additional underwriting commissions will be payable at the time of such exercise and 6.5% of the gross proceeds from the over-allotment (up to $2,544,750 relating to the over-allotment or $14,289,750 in the aggregate) will be deposited in the trust account as deferred underwriting commissions. The deferred commissions will be released to the representative of the underwriters only on completion of an initial business combination. Does not include certain fees and expenses payable to the underwriters in connection with this offering. See also “Underwriting” for a description of compensation and other items of value payable to the underwriters.

Of the proceeds we receive from this offering and the sale of the private placement warrants described in this prospectus, $263,610,000 or $303,151,500 if the underwriters’ over-allotment option is exercised in full ($10.10 per unit in either case), will be deposited into a trust account with Continental Stock Transfer & Trust Company acting as trustee. Except with respect to interest earned on the funds held in the trust account that may be released to us to fund working capital requirements, as well as amounts released to us to pay our franchise and income tax obligations, the proceeds from this offering and the sale of the private placement warrants will not be released from the trust account until the earliest to occur of (a) the completion of our initial business combination, (b) the redemption of any public shares properly tendered in connection with a stockholder vote to amend our amended and restated certificate of incorporation (i) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the completion window, or (ii) which adversely affects the rights of holders of our Class A common stock, and (c) the redemption of our public shares if we are unable to complete our business combination within the completion window, subject to applicable law. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public stockholders.

The underwriters are offering the units for sale on a firm commitment basis. The underwriters expect to deliver the units to the purchasers on or about October 26, 2021.

Sole Book-Running Manager

Cantor

October 21, 2021

M3-Brigade Acquisition III Corp.

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

i

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing.

Unless otherwise stated in this prospectus, references to:

•	“we,” “us,” “company” or “our company” are to M3-Brigade Acquisition III Corp.;

•	“M3 Partners” are to M-III Partners, LP;

•	“Brigade” are to Brigade Capital Management, LP;

•	“Cantor” or the “representative” are to Cantor Fitzgerald & Co., the representative of the underwriters in this offering;

•	“public shares” are to shares of our Class A common stock sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);

•

“public stockholders” are to the holders of our public shares, including our initial stockholders and members of our management team to the extent our initial stockholders and/or members of our management team purchase public shares, provided that each initial stockholder’s and member of our management team’s status as a “public stockholder” shall only exist with respect to such public shares;

•	“management” or our “management team” are to our executive officers and directors;

•

“sponsor” are to M3-Brigade Sponsor III LP, a Delaware limited partnership; Mohsin Y. Meghji, our Executive Chairman of the Board of Directors, is the Chief Executive Officer of M3-Brigade Acquisition Partners III Corp., a Delaware corporation which is the sole general partner of M3-Brigade Sponsor III LP;

•

“combined team” are to our management team, our directors, and the management and employees of each of M-III Partners, LP and Brigade Capital Management, LP, and their respective subsidiaries, collectively;

•

“completion window” is the period following the completion of this offering at the end of which, if we have not completed our initial business combination, we will redeem 100% of the public shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest not previously released to us to pay working capital expenses (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then outstanding public shares, subject to applicable law and certain conditions and as further described herein. The completion window ends 12 months from the closing of this offering, unless our sponsor elects to exercise its option to extend the period of time we will have to complete an initial business combination up to four times, each by an additional 3 months (for a total of up to 24 months to complete an initial business combination from the closing of this offering) and additional funds are deposited into the Trust Account in connection with each extension, or such other time period in which we must consummate an initial business combination pursuant to an amendment to our amended and restated certificate of incorporation. This structure is unlike the structure of similar blank check companies, which generally are only permitted to extend the time period to complete an initial business combination in connection with an amendment to their amended and restated certificate of incorporation;

•

“forward purchase agreement” is to an agreement that provides for the sale of our shares of Class A common stock to M3-Brigade III FPA LP, a Delaware limited partnership that is an affiliate of our sponsor, in a private placement that will close simultaneously with the closing of our initial business combination;

•	“forward purchase shares” are to the shares of our Class A common stock to be issued pursuant to the forward purchase agreement;

•	“forward purchase transferees” are to any entity to which our sponsor transfers any portion of its obligation to purchase the forward purchase shares under the forward purchase agreement;

•	“forward purchase affiliate” are to M3-Brigade III FPA LP, a Delaware limited partnership that is an affiliate of our sponsor;

•	“founder shares” refer to shares of our Class B common stock initially purchased by our sponsor in a private placement prior to this offering;

•

“private placement warrants” are to the warrants to be issued to our sponsor in a private placement transaction simultaneously with the closing of this offering and upon conversion of working capital loans, if any;

•	“public warrants” are to the warrants sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);

•	“common stock” are to our Class A common stock and our Class B common stock, collectively;

•	“warrants” are, collectively, to the public warrants and the private placement warrants

•	“warrant agreements” are, together, to our public warrant agreement and private warrant agreement, and

•	“initial stockholders” are to holders of our founder shares prior to this offering.

Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option and gives effect to certain splits and cancellations occurring prior to the date of this prospectus as described herein.

Introduction

We are a newly organized blank check company incorporated in March 2021 as a Delaware corporation and were formed for the purpose of effecting a merger, consolidation, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with respect to identifying any business combination target.

We are led by the team that organized M III Acquisition Corp. (the “Initial SPAC”), M3-Brigade Acquisition II Corp. (the “Second SPAC”) and M3-Brigade Acquisition IV Corp. (the “Fourth SPAC”). Members of our team managed the Initial SPAC through an initial business combination in March 2018 to create Infrastructure and Energy Alternatives, Inc. (“IEA”) (NASDAQ:IEA) and one of our Executive Vice Presidents continues to serve on its board of directors. IEA is a leading engineering, procurement and construction company which specializes in renewable energy infrastructure. The Second SPAC completed its initial public offering on March 8, 2021 and has entered into a merger agreement with Syniverse Technologies LLC in a transaction that is set to value the combined entity at $2.85 billion. The Fourth SPAC currently expects to complete its initial public offering after the completion of this offering.

We were formed as an independent company by executives of M3 Partners and Brigade. M3 Partners is a leading financial advisory firm which provides advisory services to companies at inflection points in their growth trajectories. Brigade is a leading global investment advisor that was founded in 2006 to specialize in credit-focused investment strategies and has approximately $30 billion in assets under management. M3 Partners and Brigade have agreed to provide support to us in our pursuit of a successful initial business combination. The team at M3 Partners has successfully completed hundreds of engagements in which it has assisted stockholders, creditors and companies in maximizing the value of businesses and assets held by them. Brigade brings a 14+ year track record of deep fundamental credit research driven by a disciplined investment process which has been proven over numerous market cycles.

The investment rationale behind the Initial SPAC’s business combination with IEA was premised on building upon IEA’s earnings from the growing market for renewable energy construction to diversify and expand the company beyond its traditional wind turbine construction business. Since the consummation of its initial business combination in March 2018, IEA has consummated two acquisitions. The first of these acquisitions was consummated in September 2018, pursuant to which IEA acquired Consolidated Construction Solutions I LLC, which is the parent company of American Civil Contractors (“ACC”) and Saiia (collectively, the “ACC Companies”), in an all-cash transaction for approximately $145 million. ACC provides heavy and light civil infrastructure services for public and private projects, including high-altitude road and bridge construction, complex bridge rehabilitation and specialty paving, as well as highly specialized engagements for the mining, energy, and waste management industries. ACC’s wholly-owned subsidiary, Saiia, specializes in environmental remediation and industrial maintenance in the power generation, mining and mineral, and pulp and power end-markets. The second acquisition was consummated in October 2018, with the purchase of William Charles Construction Group, including Ragnar Benson (“William Charles”), for aggregate consideration of approximately $90 million. William Charles is a market leader in engineering and construction solutions for the rail and heavy civil industries and in environmental remediation. These transactions were significant milestones for IEA in achieving its long-term business plan and, coupled with IEA’s organic growth, have led to an increase in revenue from approximately $780 million in 2018 (the year during which its merger with the Initial SPAC was consummated) to approximately $1.8 billion in 2020.

Market Opportunity

We intend to focus our efforts on seeking and consummating an initial business combination with a company that has an enterprise value of at least $1 billion, although a target entity with a smaller or larger enterprise value may be considered. While we may pursue an acquisition opportunity in any business industry or sector and in any geographic region, we expect to focus on businesses or companies which are based in North America and have been impacted positively or negatively by the COVID-19 pandemic or are in the renewable energy sector (or related products or services). With the extensive experience of our combined team in addressing both businesses under stress, as well as companies in the renewable energy space, we believe this focus will take advantage of both the team’s expertise and experience and the current macro trends and investment opportunities. Because we believe that businesses which have a strong sustainability commitment or opportunity will experience multiple expansion relative to those without such a commitment or opportunity for the foreseeable future, we also are focused on ensuring that our target company meets this criteria. We expect to identify business combination targets through a variety of sources and in all ranges of the corporate evolution.

We intend to target companies which either (a) have strong business fundamentals under normalized circumstances, but which are in need of additional capital or operational improvement as a result of the impact of the COVID-19 pandemic on their businesses or (b) operate in the renewable energy sector (or related products and services) and can benefit from our human and financial capital. We also anticipate that the strong sustainability component attributable to the renewables sector will help drive incremental future growth and multiple expansion as investors and customers are demonstrating an increasing focus on sustainability as a key requirement for investment or purchases. The members of our combined team have proven experience and track records in identifying, acquiring, improving and growing businesses that have strong underlying fundamentals, but are undervalued due to company-specific issues, industry dislocation, a need for additional capital, or other exogenous factors that are fundamentally temporary in nature. They also have proven experience and track records in the renewable energy sector.

We believe that the experience, capabilities, relationships and track record of our combined team will make us an attractive partner for potential target businesses, enhance our ability to complete a successful business combination and, thereafter, improve the performance of the business in order to create value for investors.

Each of M3 Partners and Brigade will provide (a) introductions to key management of companies and investors with which it has relationships and other potential sources of business combination targets, (b) assistance with diligence of potential business combination targets and the negotiation of a business combination transaction, and (c) support for our efforts to obtain replacement capital for tendering stockholders in the de-SPAC process. We believe that the broad experience of our combined team will enable us to explore a wide range of potential acquisition targets meeting our target characteristics. We are confident that this team has the skills, experience and relationships needed to source and execute our initial business combination at a favorable valuation and then create value in businesses that we acquire.

Brigade manages portfolios that are invested in approximately 400 private investments firm-wide across a wide variety of industries including telecommunications, healthcare, industrials, leisure & gaming, and technology, among others. Donald E. Morgan III, Brigade’s Founder, Managing Partner and Chief Investment Officer, leads a global team of more than 100 employees, including approximately 50 investment professionals that are highly skilled in evaluating, structuring and executing investments and bring deep, specialized industry knowledge. This investment team includes more than 30 sector-focused credit research analysts. This deep sector focused research team allows Brigade to thoroughly cover all relevant industries. In addition, the Brigade credit analysts are responsible for the entire capital structure within their coverage area with the majority of the analysts covering their specific sectors for over 10 years, leading to strong relationships with leading management teams. The Brigade team also has extensive experience investing in companies both facing challenges, as well as companies in high growth sectors, and bring a deep rolodex of relationships with leading turnaround, restructuring, capital markets, M&A and legal relationships. Brigade has dedicated investment team members to assist with structuring highly complex investments including a senior credit attorney embedded on the investment team.

In addition to leveraging the contacts and relationships held by our combined team to identify attractive acquisition opportunities, we will also benefit from the long-standing relationships held by the management, directors, and advisors of each of M3 Partners and Brigade with owners of private and public companies, private equity funds, investment bankers, attorneys, and accountants. Certain key members of the M3 Partners and Brigade team will be active members of our combined team and the remainder of the professionals of M3 Partners and Brigade will be available to us to provide specific expertise on an as-needed basis. Each of M3 Partners and Brigade receives a regular stream of investment opportunities in the ordinary course of its business. These opportunities will be made available to us prior to their review by M3 Partners for its own account and Brigade has agreed (subject to certain exceptions, including compliance with its fiduciary duties to others) to provide to us referrals or make introductions to potential targets for a business combination prior to making such referrals and introductions available to any other special purpose acquisition company.

Our Team

Our executive team is comprised of the key members of the management team for the Initial SPAC, the Second SPAC and the Fourth SPAC, as well as members from Brigade. As with the Initial SPAC, the Second SPAC and the Fourth SPAC, they are supported by a team of executives, directors and other advisors who blend traditional principal investment and M&A expertise, management and operational expertise, and deep experience in financial, strategic and operational enhancement.

Mohsin Y. Meghji

Mohsin Y. Meghji serves as our Executive Chairman of the Board of Directors. Mr. Meghji was the principal sponsor of each of the Initial SPAC, the Second SPAC and the Fourth SPAC and also serves as Executive Chairman of the Board of Directors of the Fourth SPAC. Mr. Meghji also serves as the Managing Partner of M3 Partners and is a nationally recognized U.S. turnaround professional with a track record of building value across a wide range of sectors, including power, energy and industrials. M3 Partners is a merchant banking, investment and restructuring advisory firm founded by Mr. Meghji which provides operational, strategic and financial advisory solutions to support complex businesses at inflection points in their growth trajectory. Mr. Meghji has more than 30 years of advisory and management experience in building value in companies that are facing financial, operational or strategic inflection points and transitions. He has accomplished this through both operating management and financial advisory roles, often in partnership with some of the world’s leading financial institutions, private equity firms and hedge fund investors.

Mr. Meghji has led the repositioning of, and driven value creation at, numerous businesses over the past two decades in an operating management or financial advisory capacity. Mr. Meghji’s most recent corporate management role was at Springleaf Holdings, LLC (NYSE:LEAF) (“Springleaf”), a subprime consumer finance company (now known as OneMain Holdings, Inc.; NYSE:OMF), where he served as Executive Vice President and Head of Strategy and as Chief Executive Officer of its captive insurance companies, Merit Life Insurance Co. and Yosemite Insurance Company. These insurance companies provided life, property and casualty insurance coverage to Springleaf’s customers. Springleaf was created in late-2010 when American International Group, Inc. sold 80% of its subsidiary, American General Finance Inc., to affiliates of Fortress Investment Group LLC. At the time of the sale, American General Finance Inc. provided consumer loans, retail financing and mortgages to more than one million families through more than 1,100 branches located across the United States, Puerto Rico, the Virgin Islands and the United Kingdom. After multiple years of operating losses, Springleaf turned profitable in 2013 as a result of the strategic, management and operational improvements implemented by its new ownership and management team, evidencing a significant turnaround in its performance. Springleaf went public in October 2013 at a $1.95 billion valuation. As part of its senior management team and Head of Strategy for the company, Mr. Meghji played a key role in this successful transition.

Mr. Meghji also served as Chairman and Chief Executive Officer of the Initial SPAC, where he led the business combination with IEA, which specializes in renewable energy infrastructure, with a particular focus on construction of utility-scale wind farms and solar farms in the United States, as well as growing market share in heavy civil contracting. Mr. Meghji, together with our Executive Vice President, Charles Garner, led the sourcing, negotiation and merger of that company with the Initial SPAC. Mr. Meghji then served as Chairman of the Board from the consummation of such merger in March 2018 through January 2020.

Mr. Meghji’s management and restructuring expertise will be supplemented by the investment expertise of William Gallagher, Managing Director of M3 Partners, and Mr. Garner, Managing Director and General Counsel of M3 Partners, each of whom serves as one of our Executive Vice Presidents. Messrs. Meghji and Garner were the key members of the leadership team for the Initial SPAC from its inception. From Brigade, Matthew Perkal, Senior Portfolio Manager – Private Credit and Restructuring, will sit on the management team as Chief Executive Officer and his expertise will be supplemented by the investment expertise of Chris Chaice, Senior Attorney – Private Credit and Restructuring, and Kallie Steffes, Senior Director of Private Credit Strategies, each of whom serves as one of our Executive Vice Presidents.

Matthew Perkal

Mr. Perkal serves as our Chief Executive Officer and also serves as the Chief Executive Officer of the Fourth SPAC. Since 2010, Mr. Perkal has led Brigade’s industry coverage for various sectors including retail, consumer, gaming and lodging, and has structured and led many of the firm’s successful deals in the private credit space including Barney’s and Sears. Mr. Perkal has also served on Guitar Center Inc.’s board of directors since December 2020 and on The One Love Foundation’s New York Board since August 2018. Prior to joining Brigade, Mr. Perkal worked at Deutsche Bank as an Analyst in the Leveraged Finance Group from 2008-2010. In that capacity, Mr. Perkal also spent time on the Leveraged Debt Capital Markets Desk, selling both bank and bond deals. Mr. Perkal received a BS in Economics with a concentration in Finance and Accounting from the University of Pennsylvania’s Wharton School of Business.

Chris Chaice

Mr. Chaice serves as our Executive Vice President and also serves as the Executive Vice President of the Fourth SPAC. Since November 2012, Mr. Chaice has advised the Brigade investment team with respect to structuring investments, restructurings, bond and bank debt covenants, and litigations. Mr. Chaice served as a Senior Credit Attorney from November 2012 until January 2021. Mr. Chaice has held the title of Senior Attorney, Private Credit and Restructuring since January 2021. Prior to joining Brigade, from July 2008 to October 2012, Mr. Chaice worked at Covenant Review, a fixed-income research firm, where he analyzed debt covenants, complex capital structures, and bankruptcy issues. Additionally, from August 2006 to May 2008, Mr. Chaice worked as an Analyst at Southpaw Asset Management, where he analyzed event-driven investment opportunities relating to bankruptcies, restructurings, liquidations and litigation. Prior to Southpaw, Mr. Chaice practiced law at Cahill Gordon & Reindel from September 1999 to September 2005, and at Willkie Farr & Gallagher from September 2005 to August 2006, where he specialized in capital markets transactions, primarily representing underwriters of high yield bonds and leveraged loans. Mr. Chaice received a BA in Political Science from Syracuse University and a law degree, cum laude, from New York University School of Law.

William Gallagher

Mr. Gallagher has served as our Executive Vice President since April 2021 and is a Managing Director of M-III Partners, LP. Mr. Gallagher also has served as Executive Vice President of M3-Brigade Acquisition II Corp. from its inception in December 2020 and as Executive Vice President of M3-Brigade Acquisition IV Corp. from its inception. Mr. Gallagher has more than 35 years of experience in finance, investment and credit analysis. Prior to joining M3 Partners in October 2018, he served as the Chief Executive Officer at WMIH Corp (NASDAQ:WMIH), a public acquisition corporation which was the successor to Washington Mutual, Inc., from May 2015 to July 2018. At WMIH, Mr. Gallagher’s responsibilities included reviewing, vetting and analyzing a large number of potential target companies from a variety of different sectors and industry groups. Ultimately, WMIH acquired Nationstar Mortgage Holdings (NYSE symbol NSM) to form Mr. Cooper Group (NASDAQ:COOP). Prior to WMIH, Mr. Gallagher was CEO and Chief Risk Officer at Capmark Financial Group, formerly known as GMAC Commercial Mortgage (from March 2009 to May 2015), where he was retained to manage its financial restructuring following the global economic crisis and was responsible for the management of the company’s day-to-day affairs, the restructuring of both the company and its assets (including its $12 billion commercial loan portfolio), its bankruptcy process, and its winding down and distribution of assets to creditors and other stakeholders. Capmark was a highly successful restructuring as Mr. Gallagher and his colleagues significantly increased the recovery value to Capmark’s creditors. Before joining Capmark, Mr. Gallagher was the Chief Credit Officer of RBS Greenwich Capital, the US fixed income investment banking business of the Royal Bank of Scotland, where he was responsible for all aspects of credit risk management. Earlier in his career, he was a Vice President at First Boston Corporation in that firm’s credit risk management department. Mr. Gallagher began his career at Chemical Bank, where he completed the bank’s credit training program and then worked as a loan officer in the middle market division and a credit officer in the financial institutions division.

Charles Garner

Mr. Garner is an accomplished business and legal professional, with over 30 years of experience in M&A, corporate finance and business management. He was actively involved in all aspects of the business plan of the Initial SPAC, including its formation and management and the consummation of its initial business combination, and he has played a similar role through the date hereof with the Second SPAC and the Fourth SPAC. In his capacity as a Director of IEA, he has also has worked closely with the management, the Board and the principal investors of that company since its merger with the Initial SPAC in order to create a strong foundation for its revenue growth and the significant growth in its equity value.

Mr. Garner began his career in 1987 as an attorney at Simpson Thacher & Bartlett, a leading international law firm, where he rose to become a partner in the corporate/banking group. Mr. Garner has served as Executive

Managing Director and Chief Operating Officer of Island Capital Group LLC, a real estate-focused merchant banking firm, where he played key roles in the formation of Emirates National Securitisation Corporation (a joint venture with various entities of the Government of Dubai to create a mortgage securitization market in Dubai) and Island Global Yachting (a leading owner and operator of luxury and megayacht marinas). Among other positions, Mr. Garner also has served as Interim CEO of a European industrial software company focused on the utilities industry. Mr. Garner has served as a director of IEA (with a short period of interruption) since March 2018 and has served as the Chair of various Special Committees of independent directors of IEA in the review of financing and related transactions that have led to the material increase in the equity and enterprise values of IEA over the past year. As was the case with the Initial SPAC, we believe that his experience will be particularly valuable to us in the negotiation, diligence and execution of our initial business combination.

Christopher Good

Mr. Good has served as our Chief Financial Officer since August 2021. Mr. Good joined M3 Partners, LP in 2015 where he served as an Associate from February until April of that year. Mr. Good served as a Senior Associate from April until December 2015. Mr. Good then served as Vice President from January 2016 until December 2016, and Director from January 2017 until December 2020. Mr. Good has been a Managing Director since January 2021. Prior to joining M3, Mr. Good served as a Private Equity Associate at Grey Mountain Partners, which focused on providing deep operational expertise to middle market companies, from 2013 to 2014. During his tenure there, Mr. Good was involved in the acquisition of middle-market industrial and distribution companies. Over his career, Mr. Good has served in the role of Interim Chief Financial Officer of a music entertainment company and a cloud-based “Infrastructure-as-a-Service” provider. Prior to Grey Mountain, Mr. Good served as an investment banker in the Financial Institutions Groups at Citigroup from 2011 to 2013 and RBC Capital Markets from 2010 to 2011. During his time at Citigroup and RBC, he advised leading private equity firms and companies in M&A advisory and capital markets transactions. Mr. Good earned his Bachelor of Science degree in Business Administration with a Finance Concentration from the University of North Carolina at Chapel Hill.

Kallie Steffes

Ms. Steffes serves as our Executive Vice President and also serves as an Executive Vice President of the Fourth SPAC. Ms. Steffes is a Senior Director of Private Credit Strategies at Brigade. Prior to joining Brigade in January 2021, Ms. Steffes was a founding partner of Chalk Point Capital LP from January 2019 to January 2021, where she focused on private special situation investments across a wide variety of industries. Prior to starting Chalk Point, from July 2009 to March 2018, Ms. Steffes was a Principal on the investment team at MHR Fund Management LLC, an approximately $5 billion private equity firm that invests in undervalued middle market companies and assets. Ms. Steffes started her career in as an Investment Banking Analyst at Deutsche Bank, from June 2005 to October 2005, and Morgan Stanley, from October 2005 to August 2006, after which she spent three years from August 2006 to July 2009 as an Analyst at Owl Creek Asset Management LP, a multi-billion dollar, value-oriented hedge fund in New York City. Ms. Steffes holds a BBA, with honors, from the University of Michigan Stephen M. Ross School of Business and was a full scholarship athlete and member of the University of Michigan Varsity Women’s Gymnastics team.

Frederick Arnold

Mr. Arnold is our Director nominee. Mr. Arnold has over 40 years of experience in investment banking, corporate management and board governance. Mr. Arnold has served as a member of the boards of directors of Lehman Brothers Holdings Inc. since 2012 (including serving as current Chairman of the Board from April 2014 – April 2015 and from January 2019 – present) and Navient Corporation (NASDAQ: NAVI) since August 2018. He also has served as a director of Valaris PLC (NYSE: VAL) from November 2019 – April 2021, The We Company (and as a member of the New Committee) from June 2020 – July 2020, Corporate Capital Trust II from 2015 – 2016, Corporate Capital Trust (NYSE: CCT) from 2011 – December 2018 (Chairman 2017-2018), various members of the family of funds advised by FS/KKR Advisor, LLC (including FS KKR Capital Corp. (NYSE: FSK), FS Investment Corp II, FS Investment Corp. III and FS Investment Corp. IV) from December 2018 – November 2019, Syncora Holdings Ltd. (OTC BB: SYCRF) from September 2016 – January 2020, and CIFC Corp. (NASDAQ: CIFC) from 2011 – 2014. From 2015 – 2017, Mr. Arnold served as Managing Director and Chief Financial Officer of Convergex Group, LLC. Prior to that, he served as Executive Vice President and Chief Financial Officer of Capmark Financial Group Inc. from 2009 – 2011 and as Executive Vice President, Finance, for Masonite International Inc. from 2006 – 2007. From 2000 – 2004, Mr. Arnold served in various executive capacities for Willis Group Holdings and its subsidiaries, including as EVP of Finance, Development and Administration of Willis NA, and Group Chief Administrative Officer and Group Executive Vice President, Strategic Development, for Willis Group Holdings. Mr. Arnold began his career in investment banking at Lehman Brothers in 1980 and spent the following twenty years as an international investment banker, primarily at Lehman Brothers and at Smith Barney, where he served as Managing Director and Head of European Corporate Finance. Mr. Arnold earned a B.A., summa cum laude, in Economics from Amherst College, a MA in Jurisprudence from Oxford University and a J.D. from Yale Law School.

Benjamin Fader-Rattner

Mr. Fader-Rattner is our Director nominee and is the Managing Member of Space Summit Capital LLC, a hedge fund which he founded in January 2021. Mr. Fader-Rattner has been serving as President and a director of Osiris Acquisition Corp., a publicly listed special purpose acquisition company, since May 2021, and also has been employed by Fortinbras SPAC Holdings, as a sponsor of Osiris, since March 2021. Previously, Mr. Fader-Rattner was a Managing Director at Canyon Partners, where he led investments across the capital structure in several industries including retail and consumer, from 2008 to July 2020. At Canyon, Mr. Fader-Rattner served on various ad hoc creditor steering committees across multiple industries including in retail and consumer companies such as Guitar Center, Boardriders, JC Penney and Red Lobster. Prior to Canyon, Mr. Fader-Rattner was an analyst at Glenview Capital in 2007, where he invested primarily in debt opportunities. Prior to Glenview, Mr. Fader-Rattner was an associate at The Carlyle Group from 2005 to 2007, where he focused on leveraged buyout transactions, and an analyst at Bear, Stearns & Co. Inc. from 2003 to 2005. Mr. Fader-Rattner received a B.S. in Economics, summa cum laude, from The Wharton School at the University of Pennsylvania.

Scott Malpass

Mr. Malpass is our Director nominee. Mr. Malpass is the managing member of Grafton Street LLC, an advisor to family offices on investment strategy, asset allocation and manager selection criteria. Prior to founding Grafton Street in July 2020, Mr. Malpass served as the Vice President and Chief Investment Officer for the University of Notre Dame beginning in 1988, where he was responsible for management of the University’s endowment over a 32-year period and supported its growth to approximately $12 billion. He began his career as an Associate at Irving Trust Company from 1986 – 1988. In addition, Mr. Malpass currently serves as a Professor at University of Notre Dame, where he has been a professor of Applied Investment Management since 1994 and of Global Portfolio Management since 2009. Mr. Malpass has served on the Board of Directors of The Vanguard Group since 2013, as the founder and chair of Catholic Investment Services since 2012, on the Board of Superintendence of The Institute for the Works of the Religion (more commonly known as the Vatican Bank) since March 2017 and on the board of directors of Paxos Trust Company since April 2021. Mr. Malpass has received numerous awards for his service and expertise from the University of Notre Dame, including the James E. Armstrong Award in 2000, the Honorary Monogram Award in 2006, the Mendoza College of Business MBA Alumnus of the Year award in 2011, and the Spirit of Holy Cross Award (from the founding religious order of the University) in 2016. He also has been recognized as Large Endowment Manager of the Year by Institutional Investor Magazine in 2011 and has received the Rodney H. Adams Endowment Award from the Nasional Association of College and University Business Officers in 2012, and the Lifetime Achievement Award from Chief Investment Officer magazine in 2014. Mr. Malpass earned a B.S. in Biological Sciences from the University of Notre Dame in 1984 and an M.B.A. in Finance from the University of Notre Dame in 1986.

Steven Vincent

Mr. Vincent is our Director nominee. Mr. Vincent is currently a Partner, Chief Operating Officer and Chief Legal Officer of Brigade Capital Management, LP, an approximately $30 billion diversified global investment management firm specializing in investment credit strategies. Mr. Vincent has been at Brigade Capital since February 2008. Mr. Vincent also serves as a Director of M3-Brigade Acquisition II Corp. since March 2021 and is a Director nominee of the Fourth SPAC. Prior to Brigade Capital, Mr. Vincent served as the Associate Director of Litigation and Regulatory Proceedings at Goldman Sachs from May 2002 to September 2008. Mr. Vincent also served as Senior Vice President and Senior Attorney at Lehman Brothers from October 1993 to April 2002. Mr. Vincent’s private practice experience includes having worked at Jones Day from September 1990 to September 1993; Anderson Kill P.C. from December 1984 to August 1990; and, Windels Marx from September 1983 to November 1984. Mr. Vincent has been a member of the Boston College Wall Street Executive Committee since 2009, is a former Trustee of the Gregorian University Foundation (2013 – 2020), is a former Trustee of Sacred Heart Academy (Hempstead, New York) (2011 – 2016) and is a former Trustee of Xavier High School from 1992 – 2001 (Chair 1998 – 2001). Mr. Vincent earned a B.A., magna cum laude, in Political Science from Boston College and a J.D. from Fordham University School of Law.

In addition to Mr. Perkal, Mr. Chaice, Ms. Steffes and Mr. Vincent, key members of the Brigade team include:

Donald E. Morgan III, Founder, Managing Partner and Chief Investment Officer of Brigade, has more than 27 years of experience as an investor and entrepreneur. Prior to forming Brigade, Mr. Morgan was a Senior Managing Director and Co-Head of Fixed Income at MacKay Shields, LLC. During his leadership, the firm’s high yield products ranked in the top 10% of their peer groups. At the same time, Mr. Morgan grew the firm’s high yield assets to $16 billion. Mr. Morgan joined its predecessor firm in 1997 and co-managed its high yield funds until 2000, when he became the Lead Portfolio Manager of the High Yield Division. Mr. Morgan began his career in money management, as a High Yield Analyst at Fidelity Management and Research Company. Mr. Morgan received a BS in Finance, magna cum laude, from New York University. Additionally, Mr. Morgan is a CFA charterholder.

Doug Pardon is the Portfolio Manager for Brigade’s High Yield and Opportunistic Credit strategies. Mr. Pardon is also Head of High Yield Research and sits on the firm’s Investment Committee. In addition, Mr. Pardon is responsible for recruiting new credit analysts, and training research staff members on the Brigade investment process. Mr. Pardon joined Brigade in early 2007 as a senior analyst covering the retail, gaming, and leisure sectors and was promoted to head the High Yield Research Team in 2012. Prior to joining Brigade, Mr. Pardon was a Vice President/Senior Analyst in the High Yield Group at Lehman Brothers Asset Management. His sectors of responsibility included the healthcare, gaming/lodging/leisure, retail, consumer products, food/drug/ tobacco and the services industries. Mr. Pardon also served as an Analyst in the Mergers and Acquisitions Group at Merrill Lynch & Co. Mr. Pardon received a BA in Finance with a minor in Accounting, magna cum laude, from the University of Notre Dame’s Mendoza College of Business.

Acquisition and Business Strategy

We will focus primarily on identifying attractive acquisition candidates with (a) strong business fundamentals under normalized circumstances, which are in need of additional capital or operational improvement as a result of the impact of the COVID-19 pandemic on their businesses or (b) operate in the renewable energy sector (or related products and services) and can benefit from our human and financial capital. We also anticipate that these target companies will have a strong sustainability component or opportunity, which will help drive incremental future growth and multiple expansion as investors and customers are demonstrating an increasing focus on sustainability as a key requirement for investment or purchases. However, our search for business combination targets may extend across the wider range of industry sectors and geographies in which we believe that we can create stockholder value. We believe that our investment and operating expertise across multiple industry verticals and across companies in all stages of their corporate evolution will give us a large, addressable universe of potential targets in order to enable us to maximize our chances of completing a business combination in a timely manner and to maximize stockholder returns following such acquisition.

We have elected to focus our search for an initial business combination target on businesses which are based in North America that have been impacted positively or negatively by the COVID-19 pandemic or are in the renewable energy sector (or related products or services). We believe that businesses which are fundamentally strong, but which have an acute need for additional capital and management support as a result of impacts of the COVID-19 pandemic offer a disproportionate opportunity for investment return. We also believe that the rapid growth of the renewable energy sector offers a rare opportunity to invest in strong companies at a relatively early stage of the expected growth. We anticipate that this should drive a disproportionate increase in stockholder value and offers us a significant opportunity to apply our human and financial capital to our initial acquisition target in order to capture this disproportionate increase in value for our stockholders.

Our experience and the broad rationale for our interest with respect to each of these sectors for investment focus is as follows:

• COVID-19 Impacts

In March 2020, the World Health Organization declared the COVID-19 virus to be a pandemic. At that same time, many consumers in the United States and elsewhere made significant changes to their daily habits in order to reduce the risk of infection and businesses were forced to react to the consumer trends. These changes had an immediate and material adverse impact upon corporate earnings and, by extension, upon the liquidity of businesses in a wide variety of sectors. While some of these changes are expected to be temporary in nature, others are expected to have long-term impacts that extend beyond the end of the pandemic. In order to adapt to this changing situation and offset the pandemic-related changes in consumer and business spending habits, many businesses have either taken on additional debt to support their operations during the pandemic period or require additional capital to do so. In other instances, businesses are benefiting from shifts in consumer trends and may require growth capital and management support to take advantage of tailwinds resulting from long-term, permanent changes in behavior.

As a result of the COVID-19 pandemic, many businesses which were strong only months ago are struggling today and require capital to bridge the pandemic period. Other businesses have already obtained the capital needed to survive through this period, but will be looking for opportunities to quickly de-leverage when the economic environment normalizes. Finally, many financial sponsors have been forced to delay exits from seasoned investments or invest additional capital in their portfolio companies, and will look for efficient exit strategies once the pandemic has subsided.

Conversely, certain businesses and market niches are benefiting from the structural shift in consumer behavior and the acceleration of certain trends that prior to COVID-19, were impacting industries at a slower pace. These businesses may benefit from growth capital and management support in order to react quickly to these disruptive trends in partnership with owners that bring the necessary financial resources and expertise to successfully take advantage of the underlying industry dynamics.

We believe that these effects of the COVID-19 pandemic will create a unique opportunity for our combined team to identify a strong business combination target as the pandemic subsides and companies seek to position themselves for future growth. While some companies which were strong at the start of the pandemic may find that sectoral changes will have long-term adverse impacts upon their financial performance, we believe that most affected companies will quickly recover. Moreover, those companies that come out of the pandemic with a strong balance sheet and sufficient liquidity will have the opportunity to supercharge their growth by consolidating the smaller companies in their sector.

The COVID-19 pandemic has not affected all industries equally, with the industrials and consumer discretionary sectors, among others, experiencing more than 30% sales declines during the first three quarters of 2020 when compared to 2019. Our combined team has deep experience in each of these sectors and has played key management or advisory roles with companies within these sectors.

We believe that this experience positions us well to source investment opportunities, conduct thorough diligence, negotiate a strong business combination, and help drive long-term growth following a business combination.

• Renewable Energy

In recent years, renewable energy has moved from a niche technology to a mainstream source of power generation in the United States – and this trend is projected to accelerate over the coming years. The U.S. Energy Information Administration reports that 120 trillion btu of solar and wind energy were consumed in the United States during 2000, while more than 3,775 trillion btu of solar and wind energy were consumed during 2020. As a result, more electricity is now generated from renewable sources in the United States than from coal or nuclear. This growth is expected to continue for the foreseeable future, with the U.S. Energy Information Administration reporting that energy production from renewables (including, among others, hydroelectric, biomass, solar and wind) is expected to double by 2050.

The growth of renewables as a leading source of power in the United States is no longer driven by tax incentives or government mandates, but rather is now driven by fundamental economics. Indeed, significant improvement in the efficiency of photovoltaic and wind turbine technologies has reduced the levelized cost of energy (defined as the lifetime cost of energy, including the cost of building and operating the generation source over its lifetime, divided by the energy production from that source) from wind and solar so that they are now the lowest of all technologies under many circumstances. At the same time, demand from commercial and consumer customers for “green” energy has grown dramatically, creating demand for additional generating capacity from renewable sources.

We believe that the rapid growth of the renewable energy sector in recent years and the expectation of continued rapid growth will offer a strong investment opportunity because this growth has created the need for increased investment in production, generation, transmission, storage, construction and related technologies for renewable energy and, similarly, increased need for growth capital. Additionally, many companies in the renewables sector have now grown to a scale where they would be attractive to public investors who can provide the needed growth capital and offer a potential exit for early funders. As such, we believe that the renewables sector provides us with the opportunity to achieve a favorable investment return for our investors and that the relationships and experience of our combined team will afford us the opportunity to identify such companies, negotiate a favorable business combination and support management in accelerating growth.

• Sustainability Component

As an adjunct to our investment thesis, we believe that a focus on companies with a strong commitment to sustainability or the opportunity to expand such commitment are likely to experience significant multiple expansion over the near term, creating the opportunity for a significantly enhanced investment return.

In recent years, ESG (environmental, social and governance) have increasingly become a factor in investment decisions for companies and consumers. The drive towards ESG as an investment consideration does not just reflect a desire to do good, but also is tied to high investment performance. Indeed, studies have shown that stocks of companies with a strong ESG focus have outperformed their less-sustainable peers over the past 25 years and that this disparity is growing.

Consumers are demanding products that are sourced and manufactured in a sustainable manner and businesses are investing heavily in creating and promoting their sustainability efforts. To capture this investment growth, companies are developing products with clear ESG objectives, embracing an ESG-driven culture across their organizations, and expanding their abilities to incorporate ESG data into investment decision processes. Similarly, the percentage of investors that apply ESG principles to their portfolios has increased dramatically in recent years.

The COVID-19 pandemic appears to be accelerating this trend, with reports indicating that the pandemic is driving increased consumer focus on sustainability and with the expectation that increased business investment in sustainability and responsible sourcing and production will follow. Recent studies have shown a strong consumer preference for including environmental and sustainability concerns in post-pandemic economic recovery plans and the products, services and operations of businesses in the post-pandemic era. Additionally, nearly half of U.S. consumers have indicated that they expect to adopt more sustainable behavior in the future. This suggests that sustainability should, in itself, be a source of earnings growth for the foreseeable future.

With the strong investment performance of ESG-focused companies over the past 20 years and the accelerated interest and investment in sustainability by businesses and consumers in the post-pandemic era, it is not surprising that recent studies have projected that approximately 200 new funds in the United States with an ESG investment mandate will launch by 2023 – more than doubling the activity from the previous three years – and it is projected that ESG-mandated assets could make up 50% of all managed assets (or over $34 trillion) in the United States by 2025.

We view sustainability as a key accelerant of investment performance and we expect that the allocation of more investment funds to businesses which can demonstrate clear sustainability initiatives will accelerate this trend and lead to multiple expansion for companies with a strong sustainability commitment. This means that a company with clear sustainability initiatives should see enhanced valuations when compared with competitors that lack such initiatives – and that such disparity should increase in the coming years. Accordingly, by focusing our investment efforts on companies with sustainability components or opportunities, we expect that we can drive enhanced returns for our investors.

Acquisition Criteria

Our management team is committed to efficiently and effectively identifying and conducting due diligence on appropriate acquisition targets in order to maximize our opportunity to consummate a business combination. Based upon the experience of our combined team, we have identified a variety of criteria and guidelines that we expect to apply when evaluating any potential acquisition. These include:

•

Underlying Fundamentals of the Target Business. The most important factor that we will evaluate in determining whether a target business meets our anticipated criteria is the underlying fundamentals of that target business, including: Its financial condition and historical results of operation; our expectations of projected performance; the industry in which it operates; its brand recognition and potential; the experience and skill of existing management and availability of additional personnel; any additional capital requirements; its competitive position; any barriers to entry for potential competitors in the relevant industry; the stage of development of its key existing and potential products, processes or services; existing distribution channels for its products and potential for expansion; the degree of current or potential market acceptance of the products, processes or services; any proprietary aspects of products and the extent of intellectual property or other protection for products or formulas; and industry leadership, sustainability of market share and attractiveness of market industries in which the business participates.

•

Impact of COVID-19 on the Target Business. The factors that we will evaluate relating to the impact on COVID-19 on the business include: The change in operating performance, both positive and negative, of the business between pre-COVID periods (i.e., periods before March 2020) and the present; the likely long-term impact of such changes on the business; the likelihood of a rapid and sustainable improvement in operating performance following the end of the pandemic for businesses that were negatively impacted; and the capital and other resources required for the operation of the business during the pandemic (including availability of capital in the event that the pandemic continues for long than currently anticipated or the recovery for that business takes longer than currently anticipated).

•

Sustainability Component and Opportunities for the Business. The factors that we will evaluate relating to the sustainability of the business and opportunity for enhancing such sustainability include: The practices, products and services of the business; the production methods for the products and services, including their relationship to a low-carbon, prosperous, equitable, healthy and safe society; the nature of revenue and the likelihood that current earnings are “borrowing” from future earnings; and overall contribution to equality and long-term benefit to society.

•

Other External Factors Affecting the Target Business. The other external factors affecting the target business that we expect to evaluate include: The impact of regulation on the business; the regulatory environment of the industry; and the specific competitive dynamics in the industry within which the company competes.

•

Anticipated Contribution That Our Combined Team and Capital Can Make to Growth of the Business. The factors that we will evaluate in determining the anticipated contribution that our combined team and capital can make to the growth of the target business include: The scope of experience and skills possessed by our combined team in the relevant business and industry; the need for additional capital or management support required by the target business; and the value of our expertise in strategy, management and operations to the business.

•

Opportunity for Superior Investment Return. The factors that we will evaluate in determining whether we are likely to obtain a superior return on our investment in the business include: the valuation at which our investment is made; the appropriateness of the business for public capital markets; the potential for growth from add-on acquisitions; the potential for profitable, organic long-term growth; and the costs associated with effecting the business combination.

We anticipate that we will find the greatest number of opportunities for our initial business combination among middle market companies with aggregate enterprise value of $1 billion or more, as determined in the sole discretion of our officers and directors according to reasonably accepted valuation standards and methodologies.

We believe that our investment results will be strongest when our expertise and resources can meaningfully contribute to the management and growth of the acquired business. This includes situations such as:

•

Established Companies Experiencing Dislocation. We may seek to acquire an established company operating in an industry undergoing dislocation or disruption. This may take the form of, among other things, supply and demand imbalances, new technology entrants, shifts in consumer behavior, cyclicality and legal or regulatory challenges, particularly if resulting from the effects of the COVID-19 pandemic.

Where such dislocation is temporary in nature, as we anticipate will prove to be the case with many industries experiencing the effects of the COVID-19 pandemic, we believe that it may provide an opportunity to acquire a company at an attractive multiple and invest in strengthening the long-term market position of the company over its competitors. Where such disruption is a more permanent trend, we believe that it may provide an opportunity to acquire a company in need of growth capital and management support in order to react quickly to these disruptive trends in partnership with owners that bring the necessary financial resources and expertise to successfully take advantage of the underlying industry dynamics. The history of our combined team in successfully managing companies during periods of dislocation makes this a criterion that we will particularly seek as we identify appropriate business combination targets.

•

Deleveraging Transaction. Our combined team’s extensive relationships with lenders and private equity firms, as well as their prior experience in making deleveraging investments, should position us well to source and execute a recapitalizing acquisition. We believe that high levels of the issuance of high yield debt and leveraged loans in recent years, particularly as companies have sought additional capital in response to the challenges of the COVID-19 pandemic, will lead to an increase in companies that will need to de-lever within the next two years. As opposed to distressed debt funds and investors, we believe we would be a preferred refinancing/de-leveraging solution to owners and management teams of these companies.

•

Value-Added Capital for Growth and/or Consolidation Opportunities. Events that create significant economic dislocation, such as the COVID-19 pandemic, historically have created unique opportunities for well-capitalized companies to drive disproportionate growth as they consolidate their industries. Over decades of combined investment experience, our combined team has developed significant expertise in successfully identifying and investing in companies that are achieving rapid and profitable organic growth and growth through strategic initiatives. Our combined team also has a long and successful track record in managing businesses of this nature. Through this experience, we have found that management teams vary in their ability to recognize growth opportunities and take advantage of them. It is our current intent to target companies whose management teams recognize the opportunities in their industry, but lack the capital to take advantage of those opportunities, or could benefit from our combined team’s years of business experience in order to most effectively take advantage of those opportunities.

•

Strategic or Operational Improvements. Our combined team has significant and successful experience in investing in, and working with, companies where there is an opportunity to effect meaningful operational improvements or derive meaningful benefit from a change in strategy. Members of our combined team have worked with such companies as investors, senior management, board members and consultants. We intend to tailor our approach to working with the target company’s management team to address the unique challenges and opportunities they face. Our combined team has the versatility and flexibility to allow us to provide strategic guidance as board members or to take on direct senior leadership roles to design and implement operational improvements or strategic change at the target company.

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“Partnership” Sale. We may seek to acquire one or more companies from a current owner, private equity or otherwise, who would like to retain a meaningful stake in the company to preserve and enhance potential upside. As a source of public equity capital, we believe that we will be well-positioned to provide liquidity to such an owner and expect that potential acquisition targets and partners would view the contribution to be made by our combined team as a positive factor in reviewing any acquisition proposal from us. We also could be an attractive financial and operating partner for a private equity firm that sees compelling acquisition opportunities, but may be already fully-invested.

•

Ownership Transition Transaction. In our experience, acquisition opportunities for good businesses periodically arise when the external needs of the current owner restrict further investment in the business. These restrictions can arise from changing corporate priorities, financial distress within the owner, contractual divestiture requirements applicable to private equity funds, or other factors. In situations of this nature, it is not unusual for the seller to seek to retain a meaningful stake in the business in order to preserve the opportunity for further appreciation. In the case of the Initial SPAC, the impending expiration of the relevant investment fund caused the owners of IEA to seek an exit from that investment and provided the opportunity for the Initial SPAC to successfully consummate its business combination. We expect to actively seek out opportunities to acquire businesses of this nature in which we believe that the underlying business fundamentals justify the investment cost and provide a strong opportunity to achieve superior investment returns. Moreover, we believe that our close relationships with private equity firms will provide us with access to investment opportunities of this nature.

•

Post-Restructured Companies. We may seek to acquire one or more companies which have recently exited the bankruptcy or restructuring process. These companies are often valued at a discount to their peers because they are often controlled by financial institutions and others (often the former creditors) who are “unnatural holders” of their equity and do not yet have the multi-year history of strong financial performance to demonstrate their long-term value. We believe that the extensive experience of our management team in the restructuring industry provides us with both the expertise and relationships to identify attractive opportunities to provide long-term value for our stockholders.

•

Complex or Out-of-Favor Businesses. The COVID-19 pandemic has transformed businesses that were highly valued only months ago into orphans, which are out of favor with investors and, as a result, have limited access to capital. Our management team believes that businesses that have situational complexity or operate in industries that have fallen out-of-favor with investors can provide attractive investment opportunities. Within a business, situational complexity can often arise from business, legal, regulatory or capital structure issues. Our combined team has a successful record of managing investments and operating improvements in complex or out-of-favor businesses by applying tailored solutions that drive value creation. Recognizing that capital today is becoming commoditized, we believe that it is the management skills of our combined team and our experience in managing complex situations that provide us with our greatest strategic advantage.

The criteria and situations described above are not intended to be exhaustive and our evaluation of any particular initial business combination may reflect other considerations, factors and criteria deemed relevant by our management in effecting the relevant transaction, consistent with our business objective and strategy. Additionally, our management team may prioritize the importance of those factors differently when evaluating different target businesses, based upon our experiences with investments and acquisitions in the relevant industry.

Acquisition Process

In implementing the strategy described above, we will undertake a disciplined approach to identifying, analyzing, negotiating, documenting and consummating any business combination and have developed investment policies and procedures that are intended to allow us to respond quickly to opportunities, while preserving the quality of our investment approval process.

Our team has proven experience in sourcing, diligencing and closing an initial business combination through a special purpose acquisition corporation, having successfully completed this process with the Initial SPAC. In that case, our team reviewed over 150 potential transactions before successfully negotiating the definitive merger agreement in November 2017 and closing the transaction in March 2018. Although we caution that no assurance can be given as to whether future transactions will achieve similar results, we are confident that our combined team has the skills, experience and relationships needed to successfully identify, negotiate, diligence and consummate our initial business combination in a timely manner.

Sourcing of Potential Acquisition Targets

Each member of our combined team will be tasked with the responsibility for identifying and introducing to us potential business combination targets in order to provide a steady flow of investment opportunities. Our combined team are all highly experienced in their fields and have been selected with the goal of ensuring that we have the contacts and expertise needed to source our initial business combination target and add-on acquisitions. Each of them has developed a broad network of contacts and corporate relationships and has committed to using those contacts and relationships to assist us in sourcing investment opportunities.

Our combined team has developed its network of contacts and relationships though personal experience in sourcing, acquiring, operating, developing, growing, financing and selling businesses, as well as executing transactions under varying economic and financial market conditions. Members of our combined team have served on the boards of directors of companies in a wide variety of industries, including, among others, industrial, healthcare services, and consumer discretionary companies. Through the professional experiences of our combined team, we have access to senior management of public and private companies, as well as to executives and senior leaders of commercial banks, investment banks, private equity funds and hedge funds, who either hold business combination targets within their portfolios or otherwise can introduce us to valuable investment contacts. In addition, key members of our combined team have long-standing and strong relationships with senior players in the restructuring industry (such as financial advisors, distressed debt traders and investors, lenders, accounting firms, law firms and others), which we believe will offer us access to attractive potential business combination opportunities that are not known to the wider market of investors, particularly as companies that were experiencing strong and sustainable growth only months ago have been forced by the COVID-19 pandemic to undertake financial or operational restructurings.

We are confident that these networks of contacts and relationships will be important sources of investment opportunities, both by making introductions to specific opportunities and by providing us with investment ideas and targets that we can investigate through our internal resources. We also anticipate that this network will provide our management team with introductions to opportunities which are proprietary or where a limited group of investors is invited to participate in the sale process.

Investment Process

In evaluating a prospective target business, we expect to conduct a thorough and extensive due diligence review, which will encompass, among other things, meetings with incumbent management and employees, document reviews and inspection of facilities, and review of financial and other information that is made available to us. We believe that our combined team is uniquely qualified to conduct a thorough diligence examination and understand the risks and opportunities inherent in the business of a particular company. In addition to the substantial management and operating experience of our combined team, key members of our combined team have extensive expertise in managing businesses in a wide variety of industries through financial and operational restructurings. Though this experience, we have built an expertise in quickly and efficiently identifying the risks, inefficiencies and opportunities for a business. We have also developed expertise in identifying management strengths and weaknesses, so that we can provide support where appropriate and otherwise make difficult, but often essential, management changes.

Our combined team also is well-qualified to undertake the financial analysis necessary to determine whether a particular business is an attractive business combination candidate. Members of our combined team have diverse professional backgrounds and qualifications, including experience as investment bankers, private equity investment professionals, credit and value investors, and restructuring advisors. Our combined team possesses valuable professional credentials and certifications, including certified turnaround professionals, chartered accountants, CPA’s, MBA’s and law degrees.

Our experience has shown us that successful acquisition transactions result not just from thorough diligence and attractive deal terms, but also from intangible factors, such as personal relationships and trust. Our combined team is well-versed in the art and science of negotiating investment and acquisition transactions, having been involved in a wide variety of such transactions during their careers. We also have found that trust which is built with the business management team during the diligence and negotiation stages of a transaction often provides the glue that binds the team together and allows difficult decisions to be made more easily after the transaction closes. Through our professional experience, we have learned how to delicately balance the conflicting goals of obtaining the best transaction terms for our investors and maintaining a strong relationship with the seller and the business management team. We believe that this, when coupled with our management experience, allows us to act more quickly and effectively to make the changes needed to improve management and operational efficiency of a business and build value.

Initial Business Combination

The NYSE rules provide that our initial business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the trust account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of our signing a definitive agreement in connection with our initial business combination. If our board is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm that is a member of the Financial Industry Regulatory Authority (“FINRA”), or a qualified independent accounting firm with respect to the satisfaction of such criteria.

We anticipate structuring our initial business combination so that the post-transaction company in which our public stockholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for us not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test. If the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors. In the event we seek to complete our initial business combination with a company that is affiliated with our sponsor, officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm which is a member of FINRA or a qualified independent accounting firm that our initial business combination is fair to our company from a financial point of view.

Members of our management team will directly or indirectly own common stock and warrants following this offering, and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination. For additional information regarding our executive officers’ and directors’ business affiliations and potential conflicts of interest, see “Management—Directors and Executive Officers” and “Management—Conflicts of Interest.”

Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to another entity, including to the Second SPAC and the Fourth SPAC, pursuant to which such officer or director is required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, and only present it to us if such entity rejects the opportunity. We do not believe, however, that the fiduciary duties or contractual obligations of our executive officers will materially affect our ability to complete our business combination. Our amended and restated certificate of incorporation provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor internal controls attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.0 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A common stock that is held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Our executive offices are located at 1700 Broadway, 19th Floor, New York, NY 10019 and our telephone number is (212) 202-2200.

THE OFFERING

In making your decision whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth under “Risk Factors”

Securities offered	26,100,000 units, at $10.00 per unit, each unit consisting of:

•	one share of Class A common stock; and

•	one-third of one redeemable public warrant.

NYSE symbols	Units: “MBSC.U”

Class A common stock: “MBSC”

Public Warrants: “MBSC WS”

Trading commencement and separation of Class A common stock and public warrants	The units will begin trading on or promptly after the date of this prospectus. The Class A common stock and public warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Cantor Fitzgerald & Co. informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the shares of Class A common stock and the public warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into shares of Class A common stock and public warrants.

Separate trading of the common stock and public warrants is prohibited until we have filed a Current Report on Form 8-K	In no event will the Class A common stock and public warrants be traded separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K promptly after the closing of this offering, which is anticipated to take place four business days from the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Units:

Number of units outstanding before this offering	0

Number of units outstanding after this offering	26,100,000(1)

Common stock:

Number outstanding before this offering	7,503,750 shares of Class B common stock(2)(3)

Number outstanding after this offering	32,625,000 shares common stock(1)(3)

Warrants:

Number outstanding before this offering	0

Number of private placement warrants to be sold in a private placement transaction simultaneously with this offering	7,266,667(4)

Number of warrants to be outstanding after this offering and the private placement	15,966,667(1)(4)

Exercisability	Each whole warrant is exercisable to purchase one share of our Class A common stock and only whole warrants are exercisable. We structured each unit to contain one-third of one redeemable public warrant, with each whole public warrant exercisable for one share of Class A common stock, as compared to units issued by some other similar blank check companies which contain whole public warrants exercisable for one whole share, in order to reduce the dilutive effect of the public warrants upon completion of an initial business combination, thus making us, we believe, a more attractive initial business combination partner for target businesses.

(1)	Assumes no exercise of the underwriter’s over-allotment option and the forfeiture by our sponsor of 978,750 founder shares.
(2)	This number includes up to 978,750 shares of Class B common stock that are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised.
(3)

Founder shares are currently classified as shares of Class B common stock, which shares will automatically convert into Class A common stock at the time of our initial business combination as described below adjacent to the caption “Founder shares conversion and anti-dilution rights” and in our amended and restated certificate of incorporation.

(4)

Our sponsor and Cantor have committed to purchase, simultaneously with the consummation of this offering, 7,266,667 private placement warrants, each exercisable to purchase one Class A common stock at $11.50 per share, subject to adjustment, at a price of $1.50 per warrant. Our sponsor has committed to purchase up to an additional 261,000 private placement warrants, depending on the extent to which the underwriters exercise their option to purchase additional units, at a price of $1.50 per private placement warrant, to add to the proceeds from this offering to be held in the trust account.

Exercise price	$11.50, subject to adjustments as described herein. Warrants may be exercised only for a whole number of shares of Class A common stock.

Exercise period	The warrants will become exercisable 30 days after the completion of our initial business combination, provided that we have an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the warrants and a current prospectus relating to them is available (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the public and private warrant agreements, as applicable). If and when the public warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have agreed that as soon as practicable, but in no event later than 30 business days after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC a post-effective amendment to the registration statement of which this prospectus forms a part or a new registration statement covering the shares of Class A common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed, as specified in the public warrant agreement, as applicable. If such post-effective or registration statement covering the shares of Class A common stock issuable upon exercise of the public warrants is not effective by the 60th business day after the closing of our initial business combination, warrant holders may, until such time as there is an effective, post-effective amendment or registration statement and during any period when we will have failed to maintain an effective registration statement, exercise public warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if our shares of Class A common stock are at the time of any exercise of a public warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their public warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

The warrants will expire at 5:00 p.m., New York City time, five years after the completion of our initial business combination or earlier (except as described herein with respect to the private placement warrants) upon redemption or liquidation. On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account.

Redemption of public warrants	Once the public warrants become exercisable, we may redeem the outstanding public warrants:

•	in whole and not in part;

•	at a price of $0.01 per public warrant;

•	upon a minimum of 30 days’ prior written notice of redemption, which we refer to as the 30-day redemption period; and

•

if, and only if, the last reported sale price of our Class A common stock has been at least $18.00 per share for any ten (10) trading days within a twenty (20) trading day period ending on the third trading day prior to the date on which the notice of redemption is given to the public warrant holders.

We will not redeem the public warrants unless a registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of Class A common stock is available throughout the 30-day redemption period, or we have elected to require the exercise of the public warrants on a “cashless basis as described below. If and when the public warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If we call the public warrants for redemption as described above, our management will have the option to require all holders that wish to exercise public warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their public warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of public warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A common stock issuable upon the exercise of our public warrants. In such event, each holder would pay the exercise price by surrendering the public warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the public warrants, multiplied by the excess of the “fair market value” (as defined below) over the exercise price of the public warrants by (y) the “fair market value”. The “fair market value” means the volume-weighted last reported sale price of the Class A common stock for the ten (10) trading days ending on the trading day prior to the date that notice of exercise of the public warrants is sent to the warrant agent from the holder of such public warrants or its securities broker or intermediary. Please see the section entitled “Description of Securities—Warrants—Public Stockholders’ Warrants” for additional information.

Founder shares	In April 2021, our sponsor purchased an aggregate of 11,500,000 founder shares for an aggregate purchase price of $25,000, or approximately $0.002 per share. On September 7, 2021, the Company effected a reverse stock split of 0.625 of a share of Class B common stock for each outstanding share of Class B common stock, resulting in our sponsor holding 7,187,500 founder shares. On October 21, 2021, the Company effected a stock dividend of .044 of a share of Class B common stock for each outstanding share of Class B common stock, resulting in our sponsor holding 7,503,750 founder shares.

The number of founder shares issued was determined based on the expectation that such founder shares would represent 20% of the outstanding shares upon completion of this offering. Prior to the initial investment in the company of $25,000 by the sponsor, we had no assets, tangible or intangible. The purchase price of the founder shares was determined by dividing the amount of cash contributed to us by the number of founder shares issued. If we increase or decrease the size of the offering pursuant to Rule 462(b) under the Securities Act, we will effect a stock split or stock dividend or share contribution back to capital, as applicable, immediately prior to the consummation of the offering in such amount as to maintain the ownership of our initial stockholders prior to this offering at 20% of our issued and outstanding shares of our common stock upon the consummation of this offering. Our initial stockholders will collectively own 20% of our issued and outstanding shares after this offering (assuming they do not purchase any units in this offering and assuming that the underwriters’ over-allotment is fully exercised). Up to 978,750 founder shares will be subject to forfeiture by our sponsor (or its permitted transferees) depending on the extent to which the underwriters’ over-allotment option is exercised.

The founder shares are identical to the shares of Class A common stock included in the units being sold in this offering, except that:

•

only holders of the founder shares have the right to vote on the election of directors prior to our initial business combination and holders of a majority of our founder shares may remove a member of the board of directors for any reason;

•	the founder shares are subject to certain transfer restrictions, as described in more detail below, and

•

our initial stockholders, officers, directors and director nominees have entered into letter agreements with us, pursuant to which they have agreed (i) to waive their redemption rights with respect to their founder shares and public shares in connection with the completion of our initial business combination and (ii) to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within the completion window (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our business combination within the prescribed time frame). If we submit our initial business combination to our public stockholders for a vote, our initial stockholders have agreed to vote their founder shares and any public shares purchased during or after this offering in favor of our initial business combination. As a result, we would need only 9,787,501 of the 26,100,000 public shares, or approximately 37.5% sold in this offering to be voted in favor of a transaction in order to have our initial business combination approved (assuming the over-allotment option is not exercised and they do not purchase shares in the offering or the aftermarket.)

•

the founder shares will be automatically convertible into our Class A common stock at the time of our initial business combination as described below adjacent to the caption “Founder shares conversion and anti-dilution rights” and in our amended and restated certificate of incorporation.

Transfer restrictions on founder shares	Our initial stockholders have agreed not to transfer, assign or sell any of their founder shares until the earlier to occur of: (A) one year after the completion of our initial business combination and (B) the date on which we complete a liquidation, merger, stock exchange or other similar transaction after our initial business combination that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property (except as described herein under “Principal Stockholders—Transfers of Founder Shares and Private Placement Warrants”). We refer to such transfer restrictions throughout this prospectus as the “lock-up.” Notwithstanding the foregoing, if the last sale price of our Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty (30) trading day period commencing at least 150 days after our initial business combination, then the lock-up will terminate.

Founder shares conversion and anti-dilution rights

The founder shares are designated as Class B common stock and will automatically convert into Class A common stock on the first business day following the consummation of our initial business combination at a ratio such that the number of shares of Class A common stock issuable upon conversion of all founder shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of (i) the total number of shares of common stock issued and outstanding upon completion of this offering, plus (ii) the sum of (a) the total number of shares of Class A common stock issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities (as defined herein) or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial business combination, excluding any shares of common stock or equity-linked securities exercisable for or convertible into shares of common stock issued, or to be issued, to any seller in the initial business combination (including the forward purchase shares) and any private placement warrants issued to our sponsor upon conversion of working capital loans, minus (b) the number of public shares redeemed by public stockholders in connection with our initial business combination. The term “equity-linked securities” refers to any debt or equity securities that are convertible, exercisable or exchangeable for our Class A common stock issued in a financing transaction in connection with our initial business combination, including, but not limited to, a private placement of equity or debt.

Election of directors; Voting rights	Prior to our initial business combination, only holders of our founder shares will have the right to vote on the election of directors. Holders of our public shares will not be entitled to vote on the election of directors during such time. In addition, prior to the completion of an initial business combination, holders of a majority of our founder shares may remove a member of the board of directors for any reason. These provisions of our amended and restated certificate of incorporation may only be amended by a resolution passed by a majority of our shares of Class B common stock. With respect to any other matter submitted to a vote of our stockholders, including any vote in connection with our initial business combination, except as required by law or the applicable rules of the NYSE then in effect, holders of our founder shares and holders of our public shares will vote together as a single class, with each share entitling the holder to one vote.

Our amended and restated certificate of incorporation will provide that our board of directors will be divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term.

Forward Purchase Agreement	In connection with the consummation of this offering, we expect to enter into a forward purchase agreement with our forward purchase affiliate which will provide for the purchase of up to $40,000,000 of shares of Class A common stock, subject to adjustment, for a purchase price of $10.00 per share, in a private placement to occur in connection with the closing of our initial business combination. The amount of forward purchase shares to be purchased by our forward purchase affiliate under the forward purchase agreement may be increased at our request at any time prior to our initial business combination, but only if agreed to by our sponsor in its sole discretion.

Our forward purchase affiliate will have the right to transfer a portion of its obligation to purchase the forward purchase shares to an affiliate, subject to compliance with applicable securities laws; provided, further, that no such transfer shall relieve the forward purchase affiliate of its obligations under the forward purchase agreement (including its obligation to purchase the forward purchase shares).

The forward purchase agreement will also provide that our forward purchase affiliate and any forward transferees will be entitled to certain registration rights with respect to their forward purchase shares.

Our forward purchase affiliate’s commitment to purchase securities pursuant to the forward purchase agreement is intended to provide us with a minimum funding level for our initial business combination. The proceeds from the sale of the forward purchase shares may be used as part of the consideration to the sellers in the initial business combination, expenses in connection with our initial business combination or for working capital in the post-transaction company. Subject to the closing conditions in the forward purchase agreement, the satisfaction of which shall be reasonably determined by the forward purchase affiliate in good faith, the purchase of the forward purchase shares will be a binding obligation of our forward purchase affiliate, regardless of whether any shares of Class A common stock are redeemed by our public stockholders in connection with our initial business combination. The closing conditions include: (i) our initial business combination being consummated substantially concurrently with, and immediately following, the purchase of the forward purchase shares; (ii) the forward purchase affiliate having capital commitments not subject to opt-out rights, subject to additional conditions in the forward purchase agreement; (iii) the ratio of enterprise value to the projected full fiscal year “adjusted EBITDA” (as defined below) of the target for the first fiscal year following entry into the definitive agreement related to the initial business combination is less than or equal to 15.00:1.00; (iv) our delivery to the forward purchase affiliate of a certificate evidencing our good standing as a Delaware corporation within five business days of the consummation of our initial business combination; (v) all representations and warranties made by us in the forward purchase agreement being true and correct in all material respects; (vi) our performing, satisfying and complying in all material respects with the covenants, agreements and conditions required by the forward purchase agreement; (vii) no order, writ, judgment, injunction, decree, determination, or award having been entered or threatened by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect or threatened, preventing the purchase by the forward purchase affiliate of the forward purchase shares; (viii) our having consummated a private investment in public equity (a “PIPE”) for the purchase of our shares of Class A common stock at a price of $10.00 per share or convertible PIPE securities, pursuant to which we shall have received net cash proceeds from third-party investors who are not affiliates of us or our sponsor in an aggregate amount of at least three times the total forward purchase of $40,000,000, or $120,000,000 (and, for the avoidance of doubt, if such third-party investment is made in the form of convertible PIPE securities, the forward purchase affiliate shall be entitled to elect to purchase such convertible PIPE securities in lieu of its purchase of the forward purchase shares in accordance with Section 1(a)(i) of the forward purchase agreement); and (ix) our having reimbursed the forward purchase affiliate for its costs and expenses incurred in connection with the preparation, execution and performance of the forward purchase agreement and the consummation of the transactions contemplated therein, including reasonable and documented out-of-pocket fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.

For the purposes of the “adjusted EBITDA” calculation referenced in closing condition (iii) above, “adjusted EBITDA” refers to, for any period, with respect to the target, the adjusted EBITDA measure presented to potential investors in the PIPE in connection with our initial business combination, which shall be reasonable and prepared in good faith at the time such calculations are made. This condition will have the effect of limiting the number of target enterprises we can consider for our initial business combination.

In connection with negotiating our initial business combination, we may seek to raise additional funds pursuant to the PIPE. If we raise additional funds pursuant to the PIPE, we will be permitted to sell forward purchase shares to the forward purchase affiliate through the forward purchase agreement in an amount equal to one-third of the size of the PIPE, subject to a maximum of $40,000,000, or such other amount as the forward purchase affiliate and we shall agree. In determining the size of any PIPE, the amount of forward purchase shares we intend to sell to the forward purchaser, or any other capital raise in connection with our initial business combination, we will take into account the purchase price of the potential target, the liquidity needs in connection with the transaction, including any repayment of indebtedness, the amount of fees and expenses with respect to the above, redemptions of our Class A common stock and market conditions at the time.

Private placement warrants

Our sponsor and Cantor have committed, pursuant to a written agreement, to purchase an aggregate of 7,266,667 private placement warrants, each exercisable to purchase one Class A common stock at $11.50 per share, subject to adjustment, at a price of $1.50 per private placement warrant, or $10,900,000 in the aggregate, in a private placement transaction that will close simultaneously with the closing of this offering. Of those 7,266,667 private placement warrants, our sponsor has agreed to purchase 5,526,667 private placement warrants and Cantor has agreed to purchase 1,740,000 private placement warrants. Our sponsor has committed to purchase up to an additional 261,000 private placement warrants, depending on the extent to which the underwriters exercise their option to purchase additional units, at a price of $1.50 per private placement warrant, to add to the proceeds from this offering to be held in the trust account. If we do not complete our initial business combination within the completion window, the private placement warrants will expire worthless. The private placement warrants will be non-redeemable and will be exercisable on a cashless basis (see “Description of Securities—Warrants—Private Placement Warrants”).

Transfer restrictions on private placement warrants	The private placement warrants (including the shares of Class A common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination, except as described herein under “Principal Stockholders—Transfers of Founder Shares and Private Placement Warrants.” Private placement warrants held by Cantor Fitzgerald & Co. or its designees or affiliates will be subject to the lock-up and registration rights limitations imposed by FINRA Rule 5110 and the underlying warrants may not be exercised after five years from the commencement of sales of this offering.

Expression of Interest	Cantor Fitzgerald Securities has informed us that it, its affiliates, or certain accounts over which it or its affiliates have discretionary authority have expressed an interest in purchasing up to 7.5% of the units to be sold in this offering. However, because indications of interest are not binding agreements or commitments to purchase and are simply expressions of intent, these entities may determine to purchase fewer or no units at all in the offering or may purchase more units than they indicate an interest in purchasing (although all such entities combined have indicated that they do not intend to purchase more than an aggregate of 9.99% of the units offered in this offering). In addition, the representative may allocate fewer or no units offered in this offering to any of these entities. The underwriters will receive the same underwriting discount on any units purchased by these entities as they will on any other units sold to the public in this offering. If any such entity purchases any units in this offering or otherwise in the open market, it has no obligation to (i) vote the underlying shares in favor of any business combination, (ii) refrain from exercising any redemption rights with respect to any shares underlying the units offered in this offering or (iii) hold any such units or underlying shares beyond the consummation of an initial business combination, if any. Any trading decisions made by any of the foregoing entities will be made by them based on market conditions at the time of the proposed sale or redemption. The representative’s affiliates will not receive any economic or other interest in our sponsor.

Proceeds to be held in trust account

Of the proceeds we will receive from this offering and the sale of the private placement warrants described in this prospectus, $263,610,000 ($10.10 per unit), or $303,151,500 ($10.10 per unit) if the underwriters’ over-allotment option is exercised in full, will be deposited into a segregated trust account at Morgan Stanley Wealth

Management with Continental Stock Transfer & Trust Company acting as trustee, and $3,070,000 will be used to pay expenses in connection with the closing of this offering and for working capital following this offering. The proceeds to be placed in the trust account include $11,745,000 (or $14,289,750 if the underwriters’ over-allotment option is exercised in full) in deferred underwriting commissions.

Except for the withdrawal of interest earned on the funds held in the trust account that may be released to us to fund working capital requirements, as well as amounts released to us to pay our franchise and income tax obligations, the proceeds from this offering and the sale of the private placement warrants will not be released from the trust account until the earliest of (a) the completion of our initial business combination, (b) the redemption of any public shares properly tendered in connection with a stockholder vote to amend our amended and restated certificate of incorporation (i) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the completion window, or (ii) which adversely affects the rights of holders of our Class A common stock, and (c) the redemption of our public shares if we are unable to complete our business combination within the completion window, subject to applicable law. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public stockholders.

Anticipated expenses and funding sources	Except as described above with respect to the payment of working capital and taxes, unless and until we complete our initial business combination, no proceeds held in the trust account will be available for our use. Assuming an interest rate of 0.02% per year, we expect the trust account to generate approximately $52,200 of interest annually. Unless and until we complete our initial business combination, we may pay our expenses only from:

•

the net proceeds of this offering and the sale of the private placement warrants not held in the trust account, which will be approximately $2,100,000 in working capital after the payment of approximately $970,000 in expenses relating to this offering; and

•

any loans or additional investments from our sponsor or an affiliate of our sponsor, members of our management team or their affiliates or other third parties, although they are under no obligation to advance funds or invest in us, and provided any such loans will not have any claim on the proceeds held in the trust account unless such proceeds are released to us upon completion of a business combination.

Transfer restrictions on private placement warrants

The private placement warrants (including the Class A common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination, except as described under “Principal Stockholders—Transfers of Founder Shares and Private Placement Warrants.”

Cashless exercise of private placement warrants	If holders of private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for the number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “sponsor fair market value” (as defined below) of the Class A common stock over the exercise price of the private placement warrants by (y) the “sponsor fair market value.” For purposes of this paragraph, “sponsor fair market value” means the volume-weighted average last reported sale price of the Class A common stock for the ten (10) trading days ending on the third trading day prior to the date on which the notice of exercise of the private placement warrants is sent to the warrant agent.

Conditions to completing our initial business combination

We will have up to 12 months from the closing of this offering to consummate an initial business combination. However, if we anticipate that we may not be able to consummate our initial business combination within 12 months, we may, by resolution of our board of directors if requested by our sponsor, extend the period of time we will have to consummate an initial business combination by an additional 3 months, up to four times, subject to the deposit of additional funds into the trust account. Our stockholders will not be entitled to vote on or redeem their shares in connection with any such extension. Pursuant to the terms of our amended and restated certificate of incorporation, in order to extend the period of time to consummate an initial business combination in such a manner, upon no less than five days’ advance notice prior to the applicable deadline, and additional $1,696,500 (or $1,950,975 if the underwriters’ over-allotment option is exercised in full) per extension and must be deposited into the trust account (which may be in part from working capital) on or prior to the date of the applicable deadline. Our sponsor is not obligated to extend the time for us to complete our initial business combination. In the event that we receive notice from our sponsor five days prior to the applicable deadline of its wish for us to effect an extension, we intend to issue a press release announcing such intention at least three days prior to the applicable deadline. In addition, we intend to issue a press release the day after the applicable deadline announcing whether or not the funds have been timely deposited. Our sponsor has the option to accelerate its extension request, subject to the deposit of the relevant amount of additional funds into the trust account. At any time following the closing of this offering and prior to the consummation of our initial business combination with the same effect of extending the time we will have to consummate an initial business combination by 3, 6, 9 or 12 months, as applicable. This structure is unlike the structure of similar blank check companies, which generally are only permitted to extend the time period to complete an initial business combination in connection with an amendment to their amended and restated certificate of incorporation.

In addition to our sponsor’s ability to extend our deadline to consummate an initial business combination by up to 12 months subject to the deposit of additional funds into the trust account as described above, we may also hold a stockholder vote at any time to amend our amended and restated certificate of incorporation to modify the amount of time we will have to consummate an initial business combination (as well as to modify the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within the time periods described herein or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity). As described herein, our sponsor, executive officers, directors and director nominees have agreed that they will not propose any such amendment unless we provide our public stockholders with the opportunity to redeem their public shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account not previously released to us to pay working capital expenses (which interest shall be net of taxes payable), divided by the number of then outstanding public shares, subject to the limitations described herein.

If we do not complete our initial business combination within the completion window, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account not previously released to us to pay working capital expenses (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, liquidate and dissolve, subject, in each case, to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination. NYSE rules provide that our initial business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the trust account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of our signing a definitive agreement in connection with our initial business combination.

If our board is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm which is a member of FINRA or a qualified independent accounting firm. We will complete our initial business combination only if the post-transaction company in which our public stockholders own shares will own or acquire 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for us not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test, provided that in the event that the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses.

Permitted purchases of public shares by our affiliates

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our initial stockholders, directors, executive officers, advisors or their affiliates may purchase public shares or public warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase public shares or public warrants in such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Subsequent to the consummation of this offering, we will adopt an insider trading policy which will require insiders to: (i) refrain from purchasing shares during certain blackout periods and when they are in possession of any material nonpublic information and (ii) clear all trades with our legal counsel prior to execution. We cannot currently determine whether our insiders will make such purchases pursuant to a Rule 10b5-1 plan, as it will be dependent upon several factors, including but not limited to, the timing and size of such purchases. Depending on such circumstances, our insiders may either make such purchases pursuant to a Rule 10b5-1 plan or determine that such a plan is not necessary.

We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Our initial stockholders, directors, executive officers, advisors or their affiliates will not make any purchases if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act.

Redemption rights for public stockholders upon completion of our initial business combination	We will provide our public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our working capital requirements as well as to pay our franchise and income taxes, divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.10 per public share. The per-share amount we will distribute to investors who properly redeem their public shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. There will be no redemption rights upon the completion of our initial business combination with respect to our public warrants. Our initial stockholders have entered into letter agreements with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and any public shares they may acquire during or after this offering in connection with the completion of our business combination. Prior to acquiring any securities from our initial stockholders, permitted transferees must enter into a written agreement with us agreeing to be bound by the same restriction.

Manner of conducting redemptions

We will provide our public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either (i) in connection with a stockholder meeting called to approve the business combination or (ii) by means of a tender offer. The decision as to whether we will seek stockholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek stockholder approval under the law or stock exchange listing requirement. Asset acquisitions and stock purchases would not typically require stockholder approval while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our outstanding common stock or seek to amend our amended and restated certificate of incorporation would require stockholder approval. We intend to conduct redemptions without a stockholder vote pursuant to the tender offer rules of the SEC unless stockholder approval is required by law or stock exchange listing requirement or we choose to seek stockholder approval for business or other legal reasons. If a stockholder vote is not required and we do not decide to hold a stockholder vote for business or other legal reasons, we will, pursuant to our amended and restated certificate of incorporation:

•	conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and

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file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies. Although we are not required to do so, we currently intend to comply with the substantive and procedural requirements of Regulation 14A in connection with any stockholder vote even if we are not able to maintain our NYSE listing or Exchange Act registration.

Upon the public announcement of our business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we or our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase shares of our Class A common stock in the open market, in order to comply with Rule 14e-5 under the Exchange Act. In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public stockholders not tendering more than a specified number of public shares, which number will be based on the requirement in our amended and restated certificate of incorporation that we may not redeem public shares in an amount that would cause our Class A common stock to become a “penny stock” as such term is defined in Rule 3a51-1 of the Exchange Act or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. If public stockholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete the initial business combination.

If, however, stockholder approval of the transaction is required by law or stock exchange listing requirement, or we decide to obtain stockholder approval for business or other legal reasons, we will:

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conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and

•	file proxy materials with the SEC.

If we seek stockholder approval, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. In such case, our initial stockholders have agreed to vote their founder shares and any public shares purchased during or after this offering in favor of our initial business combination. Each public stockholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction.

Our amended and restated certificate of incorporation provides that in no event will we redeem our public shares in an amount that would cause our Class A common stock to become a “penny stock” as such term is defined in Rule 3a51-1 of the Exchange Act. Redemptions of our public shares may also be subject to a higher net tangible asset test or cash requirement pursuant to an agreement relating to our initial business combination. For example, the proposed business combination may require: (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all shares of Class A common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, and any such condition is not waived, we will not complete the business combination or redeem any shares, and all shares of Class A common stock submitted for redemption will be returned to the holders thereof.

Limitation on redemption rights of stockholders holding more than 15% of the shares sold in this offering if we hold stockholder vote

Notwithstanding the foregoing redemption rights, if we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering. We believe the restriction described above will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights against a business combination if such holder’s shares are not purchased by us or our management at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem to no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to complete our business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our stockholders’ ability to vote all of their shares (including all shares held by those stockholders that hold 15% or more of the shares sold in this offering) for or against our business combination.

Redemption Rights in connection with proposed amendments to our certificate of incorporation

Some other blank check companies have a provision in their charter which prohibits the amendment of certain charter provisions. Our amended and restated certificate of incorporation provides that any of its provisions related to pre-business combination activity (including the requirement to deposit proceeds of this offering and the private placement of warrants into the trust account and not release such amounts except in specified circumstances, and to provide redemption rights to public stockholders as described herein) may be amended if approved by holders of 65% of our common stock, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of 65% of our common stock. In all other instances, our amended and restated certificate of incorporation may be amended by holders of a majority of our common stock, subject to applicable provisions of the DGCL or applicable stock exchange rules. Our initial stockholders, who will collectively beneficially own up to 20.0% of our common stock upon the closing of this offering (assuming they do not purchase any units in this offering and assuming that the underwriters’ over-allotment is fully exercised), will participate in any vote to amend our amended and restated certificate of incorporation and/or trust agreement and will have the discretion to vote in any manner they choose. Our sponsor, executive officers, directors and director nominees have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated certificate of incorporation that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the completion window, unless we provide our public stockholders with the opportunity to redeem their shares of Class A common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable and working capital released to us), divided by the number of then outstanding public shares. Our initial stockholders have entered into letter agreements with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and public shares in connection with the completion of our initial business combination.

Release of funds in trust account on closing of our initial business combination	On the completion of our initial business combination, all amounts held in the trust account will be released to us. We will use these funds to pay amounts due to any public stockholders who exercise their redemption rights as described above under “Redemption rights for public stockholders upon completion of our initial business combination,” to pay the underwriters their deferred underwriting commissions, to pay all or a portion of the consideration payable to the target or owners of the target of our initial business combination and to pay other expenses associated with our initial business combination. If our initial business combination is paid for using stock or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

Redemption of public shares and distribution and liquidation if no initial business combination

Our sponsor, executive officers, directors and director nominees have agreed that we will have only the completion window to complete our initial business combination. If we are unable to complete our initial business combination within the completion window, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our working capital requirements as well as to pay our franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our public warrants, which will expire worthless if we fail to complete our business combination within the 24-month time period.

Our initial stockholders have entered into a letter agreement with us pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within the completion window. However, if our initial stockholders acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the completion window. The underwriters have agreed to waive their rights to their deferred underwriting commission held in the trust account in the event we do not complete our initial business combination within the completion window and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our public shares.

Our sponsor, executive officers, directors and director nominees have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated certificate of incorporation that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the completion window, unless we provide our public stockholders with the opportunity to redeem their shares of Class A common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable), divided by the number of then outstanding public shares. Prior to acquiring any securities from our initial stockholders, permitted transferees must enter into a written agreement with us agreeing to be bound by the same restriction. However, our amended and restated certificate of incorporation provides that we may not redeem our public shares in an amount that would cause our Class A common stock to become a “penny stock” as such term is defined in Rule 3a51-1 of the Exchange Act.

Indemnification

Our sponsor has agreed that it will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.10 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes and working capital, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and our sponsor may not be able to satisfy those obligations. We have not asked our sponsor to reserve for such eventuality. We believe the likelihood of our sponsor having to indemnify the trust account is limited because we will endeavor to have all vendors and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account.

Limited payments to insiders	There will be no finder’s fees, reimbursements or cash payments payable by us to our sponsor, officers or directors, or our or their affiliates, for services rendered to us prior to or in connection with the completion of our initial business combination, other than the following payments, none of which will be made from the proceeds of this offering and the sale of the private placement warrants held in the trust account prior to the completion of our initial business combination:

•	Repayment of up to $250,000 in loans, and any additional advances, made to us by our sponsor to cover offering-related and organizational expenses;

•	Reimbursement for any out-of-pocket expenses related to our or our sponsor’s organization or identifying, investigating, analyzing and completing an initial business combination; and

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Repayment of loans which may be made by our sponsor or an affiliate of our sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination. Up to $1,500,000 of such loans may be convertible into warrants of the post business combination entity at a price of $1.50 per warrant at the option of the lender. The warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period. Except for the foregoing, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans; and

In addition, we may pay to one or more of our directors a transaction or similar fee in connection with the sourcing of our initial business combination or the consummation thereof, to the extent that a similar fee would customarily be paid to an unaffiliated third party for providing similar services.

Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers or directors, or our or their affiliates.

Audit Committee	We have established and will maintain an audit committee which will be composed of a majority of independent directors and, within one year, will be composed of at least three independent directors to, among other things, monitor compliance with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see the section entitled “Management—Committees of the Board of Directors—Audit Committee.”

RISKS

We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business—Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.” You should carefully consider these and the other risks set forth in the section of this prospectus entitled “Risk Factors”.

Such risks include, but are not limited to:

•	We are a newly formed company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

•	Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

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Our public stockholders may not be afforded an opportunity to vote on our proposed business combination, which means we may complete our initial business combination even though a majority of our public stockholders do not support such a combination.

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If we seek stockholder approval of our initial business combination, our initial stockholders have agreed to vote in favor of such initial business combination, regardless of how our public stockholders vote.

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Your only opportunity to affect the investment decision regarding a potential business combination will be limited to the exercise of your right to redeem your shares from us for cash, unless we seek stockholder approval of the business combination.

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The ability of our public stockholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

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The ability of our stockholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure.

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The ability of our stockholders to exercise redemption rights with respect to a large number of our shares could increase the probability that our initial business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your stock.

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The requirement that we complete our initial business combination within the prescribed time frame may give potential target businesses leverage over us in negotiating a business combination and may decrease our ability to conduct due diligence on potential business combination targets as we approach our dissolution deadline, which could undermine our ability to complete our business combination on terms that would produce value for our stockholders.

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We may not be able to complete our initial business combination within the prescribed time frame, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate.

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Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by the recent novel coronavirus (“COVID-19”) outbreak.

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As the number of special purpose acquisition companies evaluating targets increases, attractive targets may become scarcer and there may be more competition for attractive targets. This could increase the cost of our initial business combination and could even result in our inability to find a target or to consummate an initial business combination.

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If we seek stockholder approval of our initial business combination, our sponsor, directors, executive officers, advisors and their affiliates may elect to purchase shares from public stockholders, which may influence a vote on a proposed business combination and reduce the public “float” of our Class A common stock.

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If a public stockholder fails to receive notice of our offer to redeem our public shares in connection with our business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

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You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares or warrants, potentially at a loss.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

As of June 30, 2021
Balance Sheet Data:
Working capital (deficit)	$(168,524)
Total assets	$190,374
Total liabilities	$168,524
Stockholder’s equity	$21,850

If no business combination is completed within the completion window, the proceeds then on deposit in the trust account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), will be used to fund the redemption of our public shares. Our initial stockholders have entered into a letter agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within the completion window.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Relating to Our Search for, and Consummation of or Inability to Consummate, an Initial Business Combination

Our public stockholders may not be afforded an opportunity to vote on our proposed business combination, which means we may complete our initial business combination even though a majority of our public stockholders do not support such a combination.

We may not hold a stockholder vote to approve our initial business combination unless the business combination would require stockholder approval under applicable state law or the rules of the NYSE or if we decide to hold a stockholder vote for business or other reasons. For instance, the NYSE rules currently allow us to engage in a tender offer in lieu of a stockholder meeting but would still require us to obtain stockholder approval if we were seeking to issue more than 20% of our outstanding shares to a target business as consideration in any business combination. Therefore, if we were structuring a business combination that required us to issue more than 20% of our outstanding shares, we would seek stockholder approval of such business combination. However, except as required by law, the decision as to whether we will seek stockholder approval of a proposed business combination or will allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors, such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. Accordingly, we may consummate our initial business combination even if holders of a majority of the outstanding shares of our Class A common stock do not approve of the business combination we consummate. Please see the section entitled “Proposed Business—Stockholders May Not Have the Ability to Approve Our Initial Business Combination” for additional information.

In evaluating a prospective target business for our initial business combination, our management will rely on the availability of all of the funds from the sale of the forward purchase shares to be used as part of the consideration to the sellers in the initial business combination. If the sale of the forward purchase shares, which is subject to certain closing conditions, does not close, we may lack sufficient funds to consummate our initial business combination.

In connection with the consummation of this offering, we expect to enter into a forward purchase agreement with an affiliate of our sponsor, which will provide for the purchase of up to $40,000,000 shares of Class A common stock, subject to adjustment, for a purchase price of $10.00 per share, in a private placement to occur in connection with the closing of our initial business combination. The amount of forward purchase shares to be purchased by our forward purchase affiliate under the forward purchase agreement may be increased at our request at any time prior to our initial business combination, but only if agreed to by our forward purchase affiliate in its sole discretion. There can be no assurances that our forward purchase affiliate will agree to any increase in the number of forward purchase shares that we may request and we should not assume that any funds to be provided thereby will be available. The proceeds from the sale of forward purchase shares may be used as part of the consideration to the sellers in our initial business combination, expenses in connection with our initial business combination or for working capital in the post-transaction company. However, if we are not able to enter into the forward purchase agreement or the sale of the forward purchase shares, which is subject to certain closing conditions, does not close, we may lack sufficient funds to consummate our initial business combination. The obligations under the forward purchase agreement will not depend on whether any public stockholders elect to redeem their shares in connection with our initial business combination.

The forward purchase agreement will also contain customary closing conditions, the fulfillment of which is a condition for our forward purchase affiliate to purchase the forward purchase shares and the satisfaction of which shall be reasonably determined by the forward purchase affiliate in good faith, including that our initial business combination must be consummated substantially concurrently with, and immediately following, the purchase of forward purchase shares. In the event of any such failure to fund, any obligation is so terminated or any such condition is not satisfied and not waived, we may not be able to obtain additional funds to account for such shortfall on terms favorable to us or at all. Any such shortfall would also reduce the amount of funds that we have available for working capital of the post-business combination company. The closing conditions include: (i) our initial business combination being consummated substantially concurrently with, and immediately following, the purchase of the forward purchase shares; (ii) the forward purchase affiliate having capital commitments not subject to opt-out rights, subject to additional conditions in the forward purchase agreement; (iii) the ratio of enterprise value to the projected full fiscal year “adjusted EBITDA” (as defined below) of the target for the first fiscal year following entry into the definitive agreement related to the initial business combination is less than or equal to 15.00:1.00; (iv) our delivery to the forward purchase affiliate of a certificate evidencing our good standing as a Delaware corporation within five business days of the consummation of our initial business combination; (v) all representations and warranties made by us in the forward purchase agreement being true and correct in all material respects; (vi) our performing, satisfying and complying in all material respects with the covenants, agreements and conditions required by the forward purchase agreement; (vii) no order, writ, judgment, injunction, decree, determination, or award having been entered or threatened by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect or threatened, preventing the purchase by the forward purchase affiliate of the forward purchase shares; (viii) our having consummated a private investment in public equity (a “PIPE”) for the purchase of our shares of Class A common stock at a price of $10.00 per share or convertible PIPE securities, pursuant to which we shall have received net cash proceeds from third-party investors who are not affiliates of us or our sponsor in an aggregate amount of at least three times the total forward purchase of $40,000,000, or $120,000,000 (and, for the avoidance of doubt, if such third-party investment is made in the form of convertible PIPE securities, the forward purchase affiliate shall be entitled to elect to purchase such convertible PIPE securities in lieu of its purchase of the forward purchase shares in accordance with Section 1(a)(i) of the forward purchase agreement); and (ix) our having reimbursed the forward purchase affiliate for its costs and expenses incurred in connection with the preparation, execution and performance of the forward purchase agreement and the consummation of the transactions contemplated therein, including reasonable and documented out-of-pocket fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.

Additionally, our forward purchase affiliate’s obligations to purchase the forward purchase shares will be subject to termination prior to the closing of the sale of such securities by mutual written consent of the Company and such party, or automatically: (i) if this offering is not consummated on or prior to December 31, 2021; (ii) if our initial business combination is not consummated within the completion window; or (iii) if we become subject to any voluntary or involuntary petition under the United States federal bankruptcy laws or any state insolvency law, in each case which is not withdrawn within sixty (60) days after being filed, or a receiver, fiscal agent or similar officer is appointed by a court for business or property of us, in each case which is not removed, withdrawn or terminated within sixty (60) days after such appointment.

For the purposes of the “adjusted EBITDA” calculation referenced in closing condition (iii) above, “adjusted EBITDA” refers to, for any period, with respect to the target, the adjusted EBITDA measure presented to potential investors in the PIPE in connection with our initial business combination, which shall be reasonable and prepared in good faith at the time such calculations are made. This condition will have the effect of limiting the number of target enterprises we can consider for our initial business combination.

In connection with negotiating our initial business combination, we may seek to raise additional funds pursuant to the PIPE. If we raise additional funds pursuant to the PIPE, we will be permitted to sell forward purchase shares to the forward purchase affiliate through the forward purchase agreement in an amount equal to one-third of the size of the PIPE, subject to a maximum of $40,000,000, or such other amount as the forward purchase affiliate and we shall agree. In determining the size of any PIPE, the amount of forward purchase shares we intend to sell to the forward purchaser, or any other capital raise in connection with our initial business combination, we will take into account the purchase price of the potential target, the liquidity needs in connection with the transaction, including any repayment of indebtedness, the amount of fees and expenses with respect to the above, redemptions of our Class A common stock and market conditions at the time.

If we seek stockholder approval of our initial business combination, our initial stockholders have agreed to vote in favor of such initial business combination, regardless of how our public stockholders vote.

Unlike many other blank check companies in which the initial stockholders agree to vote their founder shares in accordance with the majority of the votes cast by the public stockholders in connection with an initial business combination, our initial stockholders have agreed to vote their founder shares, as well as any public shares purchased during or after this offering, in favor of our initial business combination. Our initial stockholders will own 20.0% of our outstanding shares of common stock immediately following the completion of this offering assuming they do not purchase any units in this offering and assuming that the underwriters’ over-allotment is fully exercised. As a result, we would need only 9,787,501 of the 26,100,000 public shares, or approximately 37.5% sold in this offering to be voted in favor of our initial business combination in order to have such transaction approved (assuming the over-allotment option is not exercised). Accordingly, if we seek stockholder approval of our initial business combination, it is more likely that the necessary stockholder approval will be received than would be the case if our initial stockholders agreed to vote their founder shares in accordance with the majority of the votes cast by our public stockholders.

Your only opportunity to affect the investment decision regarding a potential business combination will be limited to the exercise of your right to redeem your shares from us for cash, unless we seek stockholder approval of the business combination.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Since our board of directors may complete a business combination without seeking stockholder approval (unless stockholder approval is required by law or stock exchange listing requirement, or we decide to obtain stockholder approval for business or other legal reasons), public stockholders may not have the right or opportunity to vote on the business combination, unless we seek such stockholder vote. Accordingly, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public stockholders in which we describe our initial business combination.

The ability of our public stockholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

We may seek to enter into a business combination transaction agreement with a prospective target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public stockholders exercise their redemption rights, we would not be able to meet such closing condition and, as a result, would not be able to proceed with the business combination. Furthermore, in no event will we redeem our public shares in an amount that would cause our Class A common stock to become a “penny stock” as such term is defined in Rule 3a51-1 of the Exchange Act or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets upon consummation of our initial business combination to be less than the minimum amount required such that our Class A common stock will not become a “penny stock” as such term is defined in Rule 3a51-1 of the Exchange Act or such greater amount necessary to satisfy a closing condition as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination. Prospective targets will be aware of these risks and, thus, may be reluctant to enter into a business combination transaction with us.

The ability of our stockholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure.

At the time we enter into an agreement for our initial business combination, we will not know how many stockholders may exercise their redemption rights, and therefore will need to structure the transaction based on our expectations as to the number of shares that will be submitted for redemption. If our business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, we will need to reserve a portion of the cash in the trust account to meet such requirements, or arrange for third party financing. In addition, if a larger number of shares are submitted for redemption than we initially expected, we may need to restructure the transaction to reserve a greater portion of the cash in the trust account or arrange for third party financing. Raising additional third party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure.

The ability of our stockholders to exercise redemption rights with respect to a large number of our shares could increase the probability that our initial business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your stock.

If our business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, the probability that our initial business combination would be unsuccessful is increased. If our initial business combination is unsuccessful, you would not receive your pro rata portion of the trust account until we liquidate the trust account. If you are in need of immediate liquidity, you could attempt to sell your stock in the open market; however, at such time our stock may trade at a discount to the pro rata amount per share in the trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with our redemption until we liquidate or you are able to sell your stock in the open market.

The requirement that we complete our initial business combination within the prescribed time frame may give potential target businesses leverage over us in negotiating a business combination and may decrease our ability to conduct due diligence on potential business combination targets as we approach our dissolution deadline, which could undermine our ability to complete our business combination on terms that would produce value for our stockholders.

Any potential target business with which we enter into negotiations concerning a business combination will be aware that we must complete our initial business combination within the completion window. Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete our initial business combination with that particular target business, we may be unable to complete our initial business combination with any target business. This risk will increase as we get closer to the time frame described above. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation.

We may not be able to complete our initial business combination within the prescribed time frame, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate.

Our sponsor, executive officers, directors and director nominees have agreed that we must complete our initial business combination within the completion window. We may not be able to find a suitable target business and complete our initial business combination within such time period. If we have not completed our initial business combination within such time period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our working capital requirements as well as to pay our franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

As the number of special purpose acquisition companies evaluating targets increases, attractive targets may become scarcer and there may be more competition for attractive targets. This could increase the cost of our initial business combination and could even result in our inability to find a target or to consummate an initial business combination.

In recent years, the number of special purpose acquisition companies that have been formed has increased substantially. Many potential targets for special purpose acquisition companies have already entered into an initial business combination, and there are still many special purpose acquisition companies preparing for an initial public offering, as well as many such companies currently in registration. As a result, at times, fewer attractive targets may be available to consummate an initial business combination.

In addition, because there are more special purpose acquisition companies seeking to enter into an initial business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause targets companies to demand improved financial terms. Attractive deals could also become scarcer for other reasons, such as economic or industry sector downturns, geopolitical tensions, or increases in the cost of additional capital needed to close business combinations or operate targets post-business combination. This could increase the cost of, delay or otherwise complicate or frustrate our ability to find and consummate an initial business combination, and may result in our inability to consummate an initial business combination on terms favorable to our investors altogether.

Unlike similar blank check companies, which generally are only permitted to extend the time period to complete an initial business combination in connection with an amendment to their amended and restated certificate of incorporation, our sponsor also has the right to extend the term we have to consummate our initial business combination to up to 24 months from the closing of this offering without providing our stockholders with a corresponding redemption right.

We will have until 12 months from the closing of this offering to consummate our initial business combination. However, unlike other similarly structured blank check companies, if we anticipate that we may not be able to consummate our initial business combination within 12 months, we may, by resolution of our board of directors if requested by our sponsor, extend the period of time we will have to consummate an initial business combination up to four times by an additional 3 months, subject to our sponsor depositing additional funds into the trust account. Our stockholders will not be entitled to vote on or redeem their shares in connection with any such extension. Pursuant to the terms of our amended and restated certificate of incorporation, in order to extend the period of time to consummate an initial business combination in such a manner, in connection with each extension, the sponsor must deposit (which may be in part from working capital) $1,696,500 (or $1,950,975 if the underwriters’ over-allotment option is exercised in full) into the trust account on or prior to the date of the applicable deadline. The deposit of the up to $1,696,500 (or up to $1,950,975 based on the extent to which the over-allotment option is exercised) may be accelerated at any time following the closing of this offering and prior to the consummation of our initial business combination with the same effect of extending the time we will have to consummate an initial business combination by 3, 6, 9 or 12 months, as applicable. This structure is unlike the structure of similar blank check companies, which generally are only permitted to extend the time period to complete an initial business combination in connection with an amendment to their amended and restated certificate of incorporation.

Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by the recent COVID-19 outbreak.

On March 11, 2020, the World Health Organization officially declared the outbreak of the COVID-19 a “pandemic.” A significant outbreak of COVID-19 and other infectious diseases could result in a widespread health crisis that could adversely affect the economies and financial markets worldwide, and the business of any potential target business with which we consummate a business combination could be materially and adversely affected. Furthermore, we may be unable to complete a business combination if continued concerns relating to COVID-19 restrict travel, limit the ability to have meetings with potential investors or the target company’s personnel, vendors and services providers are unavailable to negotiate and consummate a transaction in a timely manner. The extent to which COVID-19 impacts our search for a business combination will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extensive period of time, our ability to consummate a business combination, or the operations of a target business with which we ultimately consummate a business combination, may be materially adversely affected.

If we seek stockholder approval of our initial business combination, our sponsor, directors, executive officers, advisors and their affiliates may elect to purchase public shares or public warrants from public stockholders, which may influence a vote on a proposed business combination and reduce the public “float” of our Class A common stock or public warrants.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our sponsor, directors, executive officers, advisors or their affiliates may purchase public shares or public warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination, although they are under no obligation to do so. Such a purchase may include a contractual acknowledgement that such stockholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our sponsor, directors, executive officers, advisors or their affiliates purchase public shares or public warrants in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their public shares. The purpose of such purchases could be to vote such shares in favor of the business combination and thereby increase the likelihood of obtaining stockholder approval of the business combination or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our business combination, where it appears that such requirement would otherwise not be met. This may result in the completion of our business combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our Class A common stock and the number of beneficial holders of our securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

If a public stockholder fails to receive notice of our offer to redeem our public shares in connection with our business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

We will comply with the tender offer rules or proxy rules, as applicable, when conducting redemptions in connection with our business combination. Despite our compliance with these rules, if a public stockholder fails to receive our tender offer or proxy materials, as applicable, such stockholder may not become aware of the opportunity to redeem its shares. In addition, the tender offer documents or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will describe the various procedures that must be complied with in order to validly tender or redeem public shares. In the event that a public stockholder fails to comply with these procedures, its shares may not be redeemed. See “Proposed Business—Business Strategy—Tendering stock certificates in connection with a tender offer or redemption rights.”

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares or public warrants, potentially at a loss.

Our public stockholders will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) our completion of an initial business combination, and then only in connection with those shares of our Class A common stock that such stockholder properly elected to redeem, subject to the limitations described herein, and (ii) the redemption of our public shares if we are unable to complete an initial business combination within the completion window, subject to applicable law and as further described herein. In addition, if we are unable to complete an initial business combination within the completion window for any reason, compliance with Delaware law may require that we submit a plan of dissolution to our then-existing stockholders for approval prior to the distribution of the proceeds held in our trust account. In that case, public stockholders may be forced to wait beyond the completion window before they receive funds from our trust account. In no other circumstances will a public stockholder have any right or interest of any kind in the trust account. Accordingly, to liquidate your investment, you may be forced to sell your public shares or public warrants, potentially at a loss.

Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.10 per share, on our redemption, and our warrants will expire worthless.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources or more local industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering and the sale of the private placement warrants, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, if we are obligated to pay cash for the shares of Class A common stock redeemed and, in the event we seek stockholder approval of our business combination, we make purchases of our Class A common stock, this may potentially reduce the resources available to us for our initial business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.10 per share on the liquidation of our trust account and our warrants will expire worthless.

If the net proceeds of this offering and the sale of the private placement warrants not being held in the trust account are insufficient to allow us to operate for at least the completion window, we may be unable to complete our initial business combination.

The funds available to us outside of the trust account may not be sufficient to allow us to operate for at least the completion window, assuming that our initial business combination is not completed during that time. We believe that, upon the closing of this offering, the funds available to us outside of the trust account, will be sufficient to allow us to operate for at least the completion window; however, we cannot assure you that our estimate is accurate. Of the funds available to us, we could use a portion of the funds available to us to pay director and officer liability insurance premiums and fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.10 per share on the liquidation of our trust account and our warrants will expire worthless.

If the net proceeds of this offering and the sale of the private placement warrants not being held in the trust account are insufficient, it could limit the amount available to fund our search for a target business or businesses and complete our initial business combination and we will depend on loans from our sponsor or an affiliate of our sponsor or our management team to fund our search, to pay our taxes and to complete our business combination.

Of the net proceeds of this offering and the sale of the private placement warrants, only approximately $2,100,000 will be available to us initially outside the trust account to fund our working capital requirements, after offering expenses. In the event that our offering expenses exceed our estimate of $970,000, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $970,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount. If we are required to seek additional capital, we would need to borrow funds from our sponsor or an affiliate of our sponsor, our management team or other third parties to operate or may be forced to liquidate. Neither our sponsor, members of our management team nor any of their affiliates is under any obligation to advance funds to us in such circumstances. Any such advances would be repaid only from funds held outside the trust account or from funds released to us upon completion of our initial business combination. Up to $1,500,000 of such loans may be convertible into warrants of the post-business combination entity at a price of $1.50 per warrant at the option of the lender. The warrants would be identical to the private placement warrants. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. Consequently, our public stockholders may only receive approximately $10.10 per share on our redemption of our public shares, and our warrants will expire worthless.

Subsequent to our completion of our initial business combination, we may be required to subsequently take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will surface all material issues that may be present inside a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and would not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing. Accordingly, any stockholders who choose to remain stockholders following the business combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the tender offer materials or proxy statement relating to the business combination contained an actionable material misstatement or material omission.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.10 per share.

Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to complete our business combination within the prescribed time frame, or upon the exercise of a redemption right in connection with our business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per-share redemption amount received by public stockholders could be less than the $10.10 per share initially held in the trust account, due to claims of such creditors. Our sponsor has agreed that it will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.10 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third party claims. We have not independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and, therefore, our sponsor may not be able to satisfy those obligations. We have not asked our sponsor to reserve for such eventuality. We believe the likelihood of our sponsor having to indemnify the trust account is limited because we will endeavor to have all vendors and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account.

Our directors may decide not to enforce the indemnification obligations of our sponsor resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.

In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.10 per share or (ii) other than due to the failure to obtain such waiver, such lesser amount per share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public stockholders may be reduced below $10.10 per share.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

The securities in which we invest the funds held in the trust account could bear a negative rate of interest, which could reduce the value of the assets held in trust such that the per-share redemption amount received by public stockholders may be less than $10.10 per share.

The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations. While short-term U.S. government treasury obligations currently yield a positive rate of interest, they have briefly yielded negative interest rates in recent years. Central banks in Europe and Japan pursued interest rates below zero in recent years, and the Open Market Committee of the Federal Reserve has not ruled out the possibility that it may in the future adopt similar policies in the United States. In the event that we are unable to complete our initial business combination or make certain amendments to our amended and restated certificate of incorporation, our public stockholders are entitled to receive their pro-rata share of the proceeds held in the trust account, plus any interest income, net of taxes paid or payable (less, in the case we are unable to complete our initial business combination, $100,000 of interest). Negative interest rates could reduce the value of the assets held in trust such that the per-share redemption amount received by public stockholders may be less than $10.10 per share.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our business combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

•	restrictions on the nature of our investments, and

•	restrictions on the issuance of securities,

each of which may make it difficult for us to complete our business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. The proceeds held in the trust account may be invested by the trustee only in United States government treasury bills with a maturity of 180 days or less or in money market funds investing solely in United States Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act. Because the investment of the proceeds will be restricted to these instruments, we believe we will meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete a business combination. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.10 per share on the liquidation of our trust account and our warrants will expire worthless.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business and results of operations.

Because we are not limited to a particular industry or any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’s operations.

We intend to seek a business combination with an operating company which has been temporarily impacted by the COVID-19 pandemic and which has a strong sustainability component or opportunity, but are not required to do so and have not limited such operating company to a particular industry, except that we will not, under our amended and restated certificate of incorporation, be permitted to effectuate our business combination with another blank check company or similar company with nominal operations. Because we have not yet selected any specific target business with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we complete our business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or a development stage entity. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a potential business combination target. Accordingly, any stockholders who choose to remain stockholders following the business combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the tender offer materials or proxy statement relating to the business combination contained an actionable material misstatement or material omission.

We may seek investment opportunities in industries which may or may not be outside of our management’s area of expertise.

Although we intend to focus on identifying business combination candidates which have been temporarily impacted by the COVID-19 pandemic and have a strong sustainability component or opportunity, we are not limited to doing so and may consider a business combination which lacks such characteristics if we determine that such candidate offers an attractive investment opportunity for our company or we are unable to identify a suitable candidate which possesses such characteristics after having expended a reasonable amount of time and effort in an attempt to do so. Although our management will endeavor to evaluate the risks inherent in any particular business combination candidate, we cannot assure you that we will adequately ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a business combination candidate. Additionally, our management’s expertise may not be directly applicable to the evaluation or operation of the business combination candidate selected by us, and the information contained herein regarding the target characteristics for our business combination would not be relevant to an understanding of the business that we elect to acquire.

Although we have identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.

Although we have identified general criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have all of these positive attributes. If we complete our initial business combination with a target that does not meet some or all of these guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce a prospective business combination with a target that does not meet our general criteria and guidelines, a greater number of stockholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if stockholder approval of the transaction is required by law, or we decide to obtain stockholder approval for business or other legal reasons, it may be more difficult for us to attain stockholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.10 per share on the liquidation of our trust account and our warrants will expire worthless.

We may seek investment opportunities with a financially unstable business or an entity lacking an established record of revenue or earnings.

To the extent we complete our initial business combination with a financially unstable business or an entity lacking an established record of sales or earnings, including a company which has recently exited the bankruptcy or restructuring process, we may be affected by numerous risks inherent in the operations of the business with which we combine. These risks include volatile revenues or earnings and difficulties in obtaining and retaining key personnel. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we may not be able to properly ascertain or assess all of the significant risk factors and we may not have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business.

We are not required to obtain an opinion from an independent investment banking or accounting firm, and consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our company from a financial point of view.

Unless we complete our business combination with an affiliated entity, we are not required to obtain an opinion from an independent investment banking or accounting firm that the price we are paying is fair to our company from a financial point of view. If no opinion is obtained, our stockholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial business combination.

We may issue additional shares of common or preferred stock to complete our initial business combination or under an employee incentive plan after completion of our initial business combination, any one of which would dilute the interest of our stockholders and likely present other risks. We may also issue shares of Class A common stock upon the conversion of the Class B common stock at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions contained in our amended and restated certificate of incorporation. Any such issuances would dilute the interest of our stockholders and likely present other risks.

Our amended and restated certificate of incorporation will authorize the issuance of up to 551,000,000 shares of all classes of capital stock, consisting of two classes as follows: (i) 550,000,000 shares, each with a par value of $0.0001 per share, of common stock, with such class comprising two series of (a) 500,000,000 shares designated the Class A common stock and (b) 50,000,000 shares designated the Class B common stock; and (ii) 1,000,000 shares, each with a par value of $0.0001 per share, of preferred stock. Immediately after this offering, there will be 473,900,000 and 43,475,000 (assuming that the underwriters have not exercised their over- allotment option) authorized but unissued shares of Class A common stock and Class B common stock, respectively, available for issuance, which amount does not take into account shares reserved for issuance upon exercise of outstanding warrants or shares issuable upon conversion of Class B common stock or the forward purchase shares. Our Class B common stock is convertible into Class A common stock initially at a one-for-one ratio but subject to adjustment as set forth herein, including in certain circumstances in which we issue Class A common stock or equity-linked securities related to our initial business combination. Immediately after this offering, there will be no shares of preferred stock issued and outstanding.

We may issue a substantial number of additional shares of common or preferred stock to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue shares of Class A common stock upon conversion of the Class B common stock at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions contained in our amended and restated certificate of incorporation. However, our amended and restated certificate of incorporation provides, among other things, that prior to our initial business combination, we may not issue additional shares of capital stock that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination. These provisions of our amended and restated certificate of incorporation, like all provisions of our amended and restated certificate of incorporation, may be amended with a stockholder vote. The issuance of additional shares of common or preferred stock:

•	may significantly dilute the equity interest of investors in this offering;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded our common stock;

•

could cause a change in control if a substantial number of shares of common stock is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our units, Class A common stock and/or public warrants.

Resources could be wasted in researching acquisitions that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.10 per share on the liquidation of our trust account and our warrants will expire worthless.

We anticipate that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to complete our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.10 per share on the liquidation of our trust account and our warrants will expire worthless.

We may only be able to complete one business combination with the proceeds of this offering and the sale of the private placement warrants, which will cause us to be solely dependent on a single business which may have a limited number of products or services. This lack of diversification may negatively impact our operations and profitability.

The net proceeds from this offering and the private placement of units will provide us with $263,610,000 (or $303,151,500 if the underwriters’ over-allotment option is exercised in full) that we may use to complete our business combination (excluding up to $11,745,000 or up to approximately $14,289,750 if the over-allotment option is exercised in full, of deferred underwriting commissions being held in the trust account).

In addition, in connection with the consummation of this offering, we expect to enter into a forward purchase agreement with an affiliate of our sponsor, which will provide for the purchase of up to $40,000,000 of shares of Class A common stock, subject to adjustment, for a purchase price of $10.00 per share of Class A common stock, in a private placement to occur in connection with the closing of our initial business combination. The amount of forward purchase shares to be purchased by our forward purchase affiliate under the forward purchase agreement may be increased at our request at any time prior to our initial business combination, but only if agreed to by our forward purchase affiliate in its sole discretion. The forward purchase shares will be issued only in connection with the closing of the initial business combination. The proceeds from the sale of forward purchase shares may be used as part of the consideration to the sellers in our initial business combination, expenses in connection with our initial business combination or for working capital in the post-transaction company.

We may effectuate our business combination with a single target business or multiple target businesses simultaneously or within a short period of time. However, we may not be able to effectuate our business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By completing our initial business combination with only a single entity our lack of diversification may subject us to numerous economic, competitive and regulatory risks. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, property or asset, or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our business combination.

We may attempt to simultaneously complete business combinations with multiple prospective targets, which may hinder our ability to complete our business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete our initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We may attempt to complete our initial business combination with a private company about which little information is available, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

In pursuing our acquisition strategy, we may seek to effectuate our initial business combination with a privately held company. By definition, very little public information exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

Our management may not be able to maintain control of a target business after our initial business combination. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.

We may structure a business combination so that the post-transaction company in which our public stockholders own shares will own less than 100% of the equity interests or assets of a target business, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for us not to be required to register as an investment company under the Investment Company Act. We will not consider any transaction that does not meet such criteria. Even if the post-transaction company owns 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares of common stock in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% interest in the target. However, as a result of the issuance of a substantial number of new shares of common stock, our stockholders immediately prior to such transaction could own less than a majority of our outstanding shares of common stock subsequent to such transaction. In addition, other minority stockholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s stock than we initially acquired. Accordingly, this may make it more likely that our management will not be able to maintain our control of the target business.

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete a business combination with which a substantial majority of our stockholders do not agree.

Our amended and restated certificate of incorporation does not provide a specified maximum redemption threshold, except that in no event will we redeem our public shares in an amount that would cause our Class A common stock to become a “penny stock” as such term is defined in Rule 3a51-1 of the Exchange Act or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. As a result, we may be able to complete our business combination even though a substantial majority of our public stockholders do not agree with the transaction and have redeemed their shares or, if we seek stockholder approval of our initial business combination and do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to our sponsor, officers, directors, advisors or their affiliates. In the event the aggregate cash consideration we would be required to pay for all shares of Class A common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, and any such condition is not waived, we will not complete the business combination or redeem any shares, all shares of Class A common stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

In order to effectuate our initial business combination, blank check companies have, in the recent past, amended various provisions of their charters and modified governing instruments. We cannot assure you that we will not seek to amend our amended and restated certificate of incorporation or governing instruments in a manner that will make it easier for us to complete our initial business combination that our stockholders may not support.

In order to effectuate a business combination, blank check companies have, in the recent past, amended various provisions of their charters and modified governing instruments. For example, blank check companies have amended the definition of business combination, increased redemption thresholds and changed industry focus. We cannot assure you that we will not seek to amend our charter or governing instruments in order to effectuate our initial business combination.

The provisions of our amended and restated certificate of incorporation that relate to our pre-business combination activity (and corresponding provisions of the agreement governing the release of funds from our trust account) may be amended with the approval of holders of 65% of our common stock, which are lower thresholds than that of some other blank check companies. It may be easier for us, therefore, to amend our amended and restated certificate of incorporation to facilitate the completion of an initial business combination that some of our stockholders may not support.

Some other blank check companies have a provision in their charter which prohibits the amendment of certain of its provisions, including those which relate to a company’s pre-business combination activity, without approval by a certain percentage of the company’s stockholders. In those companies, amendment of these provisions requires approval by between 90% and 100% of the company’s public stockholders. Our amended and restated certificate of incorporation provides that any of its provisions related to pre-business combination activity (including the requirement to deposit proceeds of this offering and the private placement of warrants into the trust account and not release such amounts except in specified circumstances, and to provide redemption rights to public stockholders as described herein) may be amended if approved by holders of 65% of our common stock, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of 65% of our common stock. In addition, we may extend the time in which we must complete a business combination with the approval of holders of a majority of our voting stock that is voted at a meeting to consider such extension. In all other instances, our amended and restated certificate of incorporation may be amended by holders of a majority of our common stock, subject to applicable provisions of the DGCL or applicable stock exchange rules. Our initial stockholders, who will collectively beneficially own 20% of our common stock upon the closing of this offering (assuming they do not purchase any units in this offering and assuming that the underwriters’ over-allotment is fully exercised), will participate in any vote to amend our amended and restated certificate of incorporation and/or trust agreement and will have the discretion to vote in any manner they choose. As a result, we may be able to amend the provisions of our amended and restated certificate of incorporation which govern our pre-business combination behavior more easily than some other blank check companies, and this may increase our ability to complete a business combination with which you do not agree. Our stockholders may pursue remedies against us for any breach of our amended and restated certificate of incorporation.

Our sponsor, executive officers, directors and director nominees have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated certificate of incorporation that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the completion window, unless we provide our public stockholders with the opportunity to redeem their shares of Class A common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then outstanding public shares. These agreements are contained in letter agreements that we have entered into with our sponsor, executive officers, directors and director nominees. Prior to acquiring any securities from our initial stockholders, permitted transferees must enter into a written agreement with us agreeing to be bound by the same restriction. Our stockholders are not parties to, or third-party beneficiaries of, these agreements and, as a result, will not have the ability to pursue remedies against our sponsor, executive officers, directors or director nominees for any breach of these agreements. As a result, in the event of a breach, our stockholders would need to pursue a stockholder derivative action, subject to applicable law.

We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.

Although we have not yet selected any prospective target business, and thus cannot ascertain the capital requirements for our initial business combination, we anticipate that we will find the greatest number of opportunities for our initial business combination among companies with aggregate enterprise value of approximately $1 billion to $1.5 billion. If we are unable to use our capital stock in sufficient quantity in addition to the proceeds from this offering, the sale of the private placement warrants and the forward purchase securities, the acquisition of a target business with enterprise value within this range will require that we seek additional financing in excess of the net proceeds of this offering the sale of the private placement warrants. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.10 per share plus any pro rata interest earned on the funds held in the trust account and not previously released to us to pay our working capital requirements as well as franchise and income taxes on the liquidation of our trust account and our warrants will expire worthless. In addition, even if we do not need additional financing to complete our business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after our business combination. If we are unable to complete our initial business combination, our public stockholders may only receive approximately $10.10 per share on the liquidation of our trust account, and our warrants will expire worthless.

Risks Relating to Our Securities

The NYSE may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We have been approved to list our units on the NYSE on or promptly after the date of this prospectus and to list our Class A common stock and public warrants on or promptly after their date of separation. Although after giving effect to this offering we expect to meet, on a pro forma basis, the minimum initial listing standards set forth in the NYSE listing standards, we cannot assure you that our securities will be, or will continue to be, listed on the NYSE in the future or prior to our initial business combination. In order to continue listing our securities on the NYSE prior to our initial business combination, we must maintain certain financial, distribution and stock price levels. Generally, we must maintain a minimum number of holders of our securities (generally 300 round lot holders). Additionally, in connection with our initial business combination, we will be required to demonstrate compliance with the NYSE’s initial listing requirements, which are more rigorous than the NYSE’s continued listing requirements, in order to continue to maintain the listing of our securities on the NYSE. For instance, our stock price would generally be required to be at least $4.00 per share, our aggregate market value would be required to be at least $100,000,000, and the market value of our publicly-held shares would be required to be at least $80,000,000. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the NYSE delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity for our securities;

•

a determination that our Class A common stock is a “penny stock” which will require brokers trading in our Class A common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our units and eventually our Class A common stock and public warrants will be listed on the NYSE, our units, Class A common stock and public warrants will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the state of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on the NYSE, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.

You will not be entitled to protections normally afforded to investors of many other blank check companies.

Since the net proceeds of this offering and the sale of the private placement warrants are intended to be used to complete an initial business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, because we will have net tangible assets in excess of $5,000,000 upon the successful completion of this offering and the sale of the private placement warrants and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. In accordance with SEC penny stock rules, we will calculate net tangible assets as total assets less intangible assets and liabilities. We expect our net intangible assets following this offering to not be less than the minimum amount required such that our Class A common stock will not become a “penny stock” as such term is defined in Rule 3a51-1 of the Exchange Act, as our total assets will primarily consist of the $263,610,000 of proceeds in the trust account and our total liabilities will consist of deferred underwriting commissions and accrued offering costs and other payables. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete our business combination than do companies subject to Rule 419. Moreover, if this offering were subject to Rule 419, that rule would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our completion of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see “Proposed Business—Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

If we seek stockholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of stockholders are deemed to hold in excess of 15% of our Class A common stock, you will lose the ability to redeem all such shares in excess of 15% of our Class A common stock.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in this offering, which we refer to as the “Excess Shares.” However, we would not be restricting our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our business combination. Your inability to redeem the Excess Shares will reduce your influence over our ability to complete our business combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we complete our business combination. And as a result, you will continue to hold that number of shares exceeding 15% and, in order to dispose of such shares, would be required to sell your stock in open market transactions, potentially at a loss.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

Under the Delaware General Corporation Law, or DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within the completion window may be considered a liquidation distribution under Delaware law. If a corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to redeem our public shares as soon as reasonably possible following the 24th month from the closing of this offering in the event we do not complete our business combination and, therefore, we do not intend to comply with those procedures.

Because we will not be complying with Section 280, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the 10 years following our dissolution. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. If our plan of distribution complies with Section 281(b) of the DGCL, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would likely be barred after the third anniversary of the dissolution. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend beyond the third anniversary of such date. Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within the completion window is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution.

We do not currently intend to hold an annual meeting of stockholders until after our consummation of a business combination and you will not be entitled to any of the corporate protections provided by such a meeting.

We do not currently intend to hold an annual meeting of stockholders until after we consummate a business combination (unless required by the NYSE), and thus may not be in compliance with Section 211(b) of the DGCL, which requires an annual meeting of stockholders be held for the purposes of electing directors in accordance with a company’s bylaws unless such election is made by written consent in lieu of such a meeting. Therefore, if our stockholders want us to hold an annual meeting prior to our consummation of a business combination, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the DGCL.

Holders of shares of Class A common stock will not be entitled to vote on any election of directors we hold prior to our initial business combination and the consent of sponsor’s required for us to enter into a definitive agreement regarding our initial business combination.

Prior to our initial business combination, only holders of our founder shares will have the right to vote on the election of directors. Holders of our public shares will not be entitled to vote on the election of directors during such time. In addition, prior to the completion of an initial business combination, holders of a majority of our founder shares may remove a member of the board of directors for any reason and the consent of sponsor’s required for us to enter into a definitive agreement regarding our initial business combination. Accordingly, you may not have any say in the management of our company prior to the consummation of an initial business combination.

The grant of registration rights to our initial stockholders and holders of our private placement warrants may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our Class A common stock.

Pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, our initial stockholders and their permitted transferees can demand that we register the founder shares and holders of our private placement warrants and their permitted transferees can demand that we register the private placement warrants and the shares of Class A common stock issuable upon exercise of the private placement warrants. We will bear the cost of registering these securities. Pursuant to the forward purchase agreement, we will use our reasonable best efforts to file after closing of the initial business combination a registration statement with the SEC for a secondary offering of the forward purchase shares to maintain the effectiveness of such registration statement and assist with offerings. In addition, the forward purchase agreement provides for certain “piggy-back” registration rights to the holders of forward purchase shares to include their securities in other registration statements filed by us. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our Class A common stock. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the stockholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our Class A common stock that is expected when the securities owned by our initial stockholders, holders of our private placement warrants or our forward purchase shares, or their respective permitted transferees, are registered.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our stockholders’ investment in us.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt, we may choose to incur substantial debt to complete our business combination. We have agreed that we will not incur any indebtedness unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in or to the monies held in the trust account. As such, no issuance of debt will affect the per-share amount available for redemption from the trust account. Nevertheless, the incurrence of debt could have a variety of negative effects, including:

•	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•	our inability to pay dividends on our common stock;

•

using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•

limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

Our initial stockholders control a substantial interest in us and thus may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support.

Upon the closing of this offering, our initial stockholders will own 20.0% of our issued and outstanding shares of common stock (assuming they do not purchase any units in this offering and assuming that the underwriters’ over-allotment is fully exercised). Accordingly, they may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support, including amendments to our amended and restated certificate of incorporation. If our initial stockholders purchase any units in this offering or if our initial stockholders purchase any additional shares of common stock in the aftermarket or in privately negotiated transactions, this would increase their control. Neither our initial stockholders nor, to our knowledge, any of our officers or directors, have any current intention to purchase additional securities, other than as disclosed in this prospectus. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our Class A common stock. In addition, our board of directors, whose members were elected by our sponsor, is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. We may not hold an annual meeting of stockholders to elect new directors prior to the completion of our business combination, in which case all of the current directors will continue in office until at least the completion of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our initial stockholders, because of their ownership position, will have considerable influence regarding the outcome. In addition, prior to the completion of an initial business combination, holders of a majority of our founder shares may remove a member of the board of directors for any reason. Accordingly, our initial stockholders will continue to exert control at least until the completion of our business combination.

Unlike most other similarly structured blank check companies, our initial stockholders will receive additional shares of Class A common stock if we issue shares to consummate an initial business combination.

The founder shares will automatically convert into shares of Class A common stock on the first business day following the consummation of our initial business combination at a ratio such that the number of shares of Class A common stock issuable upon conversion of all founder shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of (i) the total number of shares of common stock issued and outstanding upon completion of this offering, plus (ii) the sum of (a) the total number of shares of Class A common stock issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial business combination, excluding any shares of common stock or equity-linked securities exercisable for or convertible into shares of common stock issued, or to be issued, to any seller in the initial business combination and any private placement warrants issued to our sponsor upon conversion of working capital loans, minus (b) the number of public shares redeemed by public stockholders in connection with our initial business combination. This is different than most other similarly structured blank check companies in which the initial stockholders will only be issued an aggregate of 20% of the total number of shares to be outstanding prior to the initial business combination.

Our sponsor paid an aggregate of $25,000, or approximately $0.003 per founder share, and, accordingly, you will experience immediate and substantial dilution from the purchase of our Class A common stock. In addition, you may face additional dilution as a result of the conversion of up to $1,500,000 in loans from our sponsor or an affiliate of our sponsor or our management into warrants.

The difference between the public offering price per share (allocating all of the unit purchase price to the Class A common stock and none to the public warrants) and the pro forma net tangible book value per share of our Class A common stock after this offering constitutes the dilution to you and the other investors in this offering. Our sponsor acquired the founder shares at a nominal price, significantly contributing to this dilution. Upon the closing of this offering, and assuming no value is ascribed to the public warrants, you and the other public stockholders will incur an immediate and substantial dilution of approximately 93.5% (or $9.35 per share, assuming no exercise of the underwriters’ over-allotment option), the difference between the pro forma net tangible book value per share of $0.65 and the initial offering price of $10.00 per unit. In addition, you may face additional dilution as a result of the conversion into warrants of up to $1,500,000 in loans from our sponsor or an affiliate of our sponsor or certain of our officers and directors in order to finance transaction costs in connection with an intended initial business combination.

The nominal purchase price paid by our sponsor for the founder shares may result in significant dilution to the implied value of your public shares upon the consummation of our initial business combination.

We are offering our units at an offering price of $10.00 per unit and the amount deposited in our trust account is initially anticipated to be $10.10 per public share, implying an initial value of $10.00 per public share. However, prior to this offering, our sponsor paid a nominal aggregate purchase price of $25,000 for the founder shares, or approximately $0.004 per share. As a result, the value of your public shares may be significantly diluted upon the consummation of our initial business combination, when the founder shares are converted into public shares. For example, the following table shows the dilutive effect of the founder shares on the implied value of the public shares upon the consummation of our initial business combination, assuming that our equity value at that time is $251,865,000, which is the amount in cash we would have for our initial business combination in the trust account after giving effect to the payment of $11,745,000 of deferred underwriting commissions, assuming the underwriters’ over-allotment option is not exercised, no interest is earned on the funds held in the trust account, and no public shares are redeemed in connection with our initial business combination, and without taking into account any other potential impacts on our valuation at such time, such as the trading price of our public shares, the business combination transaction costs, any equity issued or cash paid to the target’s equityholders or other third parties, or the target’s business itself, including its assets, liabilities, management and prospects, or the impact of our public and private warrants. At such valuation, each share of our common stock would have an implied value of $7.72 per share upon consummation of our initial business combination, which would be a 22.8% decrease as compared to the initial implied value per public share of $10.00 (the price per unit in this offering, assuming no value is ascribed to the public warrants).

Public shares	26,100,000
Founder shares	6,525,000
Total shares	32,625,000
Total funds in trust available for initial business combination (less deferred underwriting commissions)	$251,865,000
Initial implied value per public share	$10.00
Implied value per share upon consummation of initial business combination	$7.72

We may amend the terms of the public warrants in a manner that may be adverse to holders with the approval by the holders of at least 50% of the then outstanding public warrants.

Our public warrants will be issued in registered form under a public warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The public warrant agreement provides that the terms of the public warrants may be amended without the consent of any holder to cure any ambiguity or correct any mistake, including to conform the provisions of the public warrant agreement to the description of the terms of the public warrants and the public warrant agreement set forth in this prospectus, or to correct any defective provision contained therein, or to provide for the delivery of an “alternative issuance” (as defined in the public warrant agreement), but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any other modification or amendment to the terms of the public warrants. Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder if holders of at least 50% of the then outstanding public warrants approve of such amendment. Although our ability to amend the terms of the public warrants with the consent of at least 50% of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the public warrants, shorten the exercise period or decrease the number of shares of our Class A common stock purchasable upon exercise of a public warrant.

Our warrant agreements will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.

Our warrant agreements will provide that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the warrant agreements, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the warrant agreements will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants shall be deemed to have notice of and to have consented to the forum provisions in our warrant agreements. If any action, the subject matter of which is within the scope of the forum provisions of the warrant agreements, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Warrant holders who are unable to bring their claims in the judicial forum of their choosing may be required to incur additional costs in pursuit of actions which are subject to our choice-of-forum provision. Alternatively, if a court were to find these provisions of our warrant agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

We may redeem your unexpired public warrants prior to their exercise at a time that is disadvantageous to you, thereby making your public warrants worthless.

We have the ability to redeem outstanding public warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per public warrant, if among other things, the last reported sale price of the Class A common stock has been at least $18.00 per share for any ten (10) trading days within the twenty (20)-trading-day period ending on the third trading day prior to the date on which the notice of redemption is given to the to the public warrant holders. If and when the public warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the issued and outstanding public warrants could force you (i) to exercise your public warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your public warrants at the then-current market price when you might otherwise wish to hold your public warrants or (iii) to accept the nominal redemption price which, at the time the outstanding public warrants are called for redemption, is likely to be substantially less than the market value of your warrants.

Our management’s ability to require holders of our public warrants to exercise such public warrants on a cashless basis will cause holders to receive fewer Class A common stock upon their exercise of the public warrants than they would have received had they been able to exercise their public warrants for cash.

If we call our public warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise its public warrants (including any public warrants held by our sponsor, officers, directors or their permitted transferees) to do so on a “cashless basis.” If our management chooses to require holders to exercise their public warrants on a cashless basis, the number of Class A common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised their public warrants for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in us.

Our warrants may have an adverse effect on the market price of our Class A common stock and make it more difficult to effectuate our business combination.

We will be issuing public warrants to purchase 8,700,000 shares of our Class A common stock (or up to 10,005,000 shares of Class A common stock if the underwriters’ over-allotment option is exercised in full) as part of the units offered by this prospectus and, simultaneously with the closing of this offering, we will be issuing in a private placement transaction an aggregate of 7,266,667 warrants, each exercisable to purchase one share of Class A common stock at $11.50 per share. Our sponsor has committed to purchase up to an additional 261,000 private placement warrants, depending on the extent to which the underwriters exercise their option to purchase additional units, at a price of $1.50 per private placement warrant, to add to the proceeds from this offering to be held in the trust account. Warrants may be exercised only for a whole number of shares of Class A common stock. To the extent we issue shares of Class A common stock to effectuate a business transaction, the potential for the issuance of a substantial number of additional shares of Class A common stock upon exercise of these warrants could make us a less attractive acquisition vehicle to a target business. Such warrants, when exercised, will increase the number of issued and outstanding shares of our Class A common stock and reduce the value of the shares of Class A common stock issued to complete the business transaction. Therefore, our warrants may make it more difficult to effectuate a business transaction or increase the cost of acquiring the target business.

The private placement warrants are identical to the warrants sold as part of the units in this offering except that (i) they will not be redeemable by us, (ii) they (including the Class A common stock issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the sponsor until 30 days after the completion of our initial business combination and (iii) they may be exercised by the holders on a cashless basis.

The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our units properly reflects the value of such units than you would have in a typical offering of an operating company.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with representatives of the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets generally, and the amount the underwriters believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the Class A common stock and public warrants underlying the units, include:

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	a review of debt to equity ratios in leveraged transactions;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of this offering; and

•	other factors as were deemed relevant.

Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Stockholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Because we must furnish our stockholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.

The federal proxy rules require that a proxy statement with respect to a vote on a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, or GAAP, or international financing reporting standards, or IFRS, depending on the circumstances and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate our business combination, require substantial financial and management resources, and increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2022. Only in the event we are deemed to be a large accelerated filer or an accelerated filer will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. Further, for as long as we remain an emerging growth company, we will not be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target company with which we seek to complete our business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal control of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Provisions in our amended and restated certificate of incorporation and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our Class A common stock and could entrench management.

Our amended and restated certificate of incorporation contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include a staggered board of directors and the ability of the board of directors to designate the terms of and issue new series of preferred shares, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Risks Relating to Our Management Team

We are dependent upon our executive officers and directors and their departure could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals and, in particular, our executive officers and directors. We believe that our success depends on the continued service of our executive officers and directors, at least until we have completed our business combination. In addition, our executive officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or executive officers. The unexpected loss of the services of one or more of our directors or executive officers could have a detrimental effect on us.

Our ability to successfully effect our initial business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

Our ability to successfully effect our business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following our business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after our business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements and take time away from oversight of our operations.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel may be able to remain with the company after the completion of our business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the completion of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. However, we believe the ability of such individuals to remain with us after the completion of our business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. There is no certainty, however, that any of our key personnel will remain with us after the completion of our business combination. We cannot assure you that any of our key personnel will remain in senior management or advisory positions with us. The determination as to whether any of our key personnel will remain with us will be made at the time of our initial business combination.

We may have a limited ability to assess the management of a prospective target business and, as a result, may consummate our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.

When evaluating the desirability of effecting our initial business combination with a prospective target business, our ability to assess the target business’s management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the target’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted. Accordingly, any stockholders who choose to remain stockholders following the business combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the tender offer materials or proxy statement relating to the business combination contained an actionable material misstatement or material omission.

The officers and directors of an acquisition candidate may resign upon completion of our initial business combination. The departure of a potential business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business. The role of an acquisition candidate’s key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place.

Our executive officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.

Our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our business combination. Each of our executive officers is engaged in several other business endeavors for which he may be entitled to substantial compensation and our executive officers are not obligated to contribute any specific number of hours per week to our affairs. Our independent directors also serve as officers and board members for other entities. If our executive officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to complete our initial business combination. For a complete discussion of our executive officers’ and directors’ other business affairs, please see “Management—Directors and Executive Officers.”

Certain of our executive officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented to our company or to another entity.

Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses. Our executive officers and directors are, or may in the future become, affiliated with entities that are engaged in a similar business.

Our officers and directors also may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe certain fiduciary or contractual duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented to our company or to another entity. These conflicts may not be resolved in our favor and a potential target business may be presented to another entity prior to its presentation to us. Our amended and restated certificate of incorporation provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.

Members of our management team will directly or indirectly own common stock and warrants following this offering, and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

For a complete discussion of our executive officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see “Management—Directors and Executive Officers,” “Management—Conflicts of Interest” and “Certain Relationships and Related Party Transactions.”

Certain of our officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity or other transaction should be presented.

Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses. Our sponsor and officers and directors are, or may in the future become, affiliated with entities (such as operating companies or investment vehicles) that are engaged in a similar business. We do not have employment contracts with our officers and directors that will limit their ability to work at other businesses. In addition, our sponsor, officers and directors may participate in the formation of, or become an officer or director of, any other blank check company prior to completion of our initial business combination. As a result, our sponsor, officers or directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other blank check company with which they may become involved. In particular, our officers and directors have formed and are actively engaged in M3-Brigade Acquisition II Corp., a special purpose acquisition corporation that completed its initial public offering in March 2021. M3-Brigade Acquisition II Corp., like us, may pursue initial business combination targets in any businesses or industries and has until March 2023 to do so (absent an extension in accordance with its charter). Any such companies, including M3-Brigade Acquisition II Corp. may present additional conflicts of interest in pursuing an acquisition target. In addition, our directors and officers are also actively engaged in M3-Brigade Acquisition IV Corp., a special purpose acquisition corporation that is in the process of completing its initial public offering as of the date of this prospectus and may present additional conflicts of interest in pursuing an acquisition target.

As described in “Proposed Business—Sourcing of Potential Business Combination Targets” and “Management—Conflicts of Interest,” each of our officers and directors presently has, and any of them in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for one or more entities to which he or she has fiduciary, contractual or other obligations or duties, he or she will honor these obligations and duties to present such business combination opportunity to such entities first, and only present it to us if such entities reject the opportunity and he or she determines to present the opportunity to us (including as described in “Proposed Business—Sourcing of Potential Business Combination Targets”). These conflicts may not be resolved in our favor and a potential target business may be presented to another entity prior to its presentation to us. Our amended and restated certificate of incorporation will provide that we renounce our interest in any corporate opportunity offered to any director or officer unless (i) such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company, (ii) such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue and (iii) the director or officer is permitted to refer the opportunity to us without violating another legal obligation. Please see “Management—Directors and Executive Officers,” “Management—Conflicts of Interest” and “Certain Relationships and Related Party Transactions” for a discussion of our officers’ and directors’ business affiliations and potential conflicts of interest.

Our executive officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our directors, executive officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In fact, we may enter into a business combination with a target business that is affiliated with our sponsor, our directors or executive officers, although we do not intend to do so. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.

We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our executive officers, directors or existing holders which may raise potential conflicts of interest.

In light of the involvement of our sponsor, executive officers and directors with other entities, we may decide to acquire one or more businesses affiliated with our sponsor, executive officers and directors. Our directors also serve as officers and board members for other entities, including, without limitation, those described under “Management—Conflicts of Interest.” Such entities may compete with us for business combination opportunities. Our sponsor, officers and directors are not currently aware of any specific opportunities for us to complete our business combination with any entities with which they are affiliated, and there have been no preliminary discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for a business combination as set forth in “Proposed Business—Effecting our initial business combination—Selection of a target business and structuring of our initial business combination” and such transaction was approved by a majority of our disinterested directors. Despite our agreement to obtain an opinion from an independent investment banking firm regarding the fairness to our company from a financial point of view of a business combination with one or more domestic or international businesses affiliated with our executive officers, directors or existing holders, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public stockholders as they would be absent any conflicts of interest.

Since our sponsor, executive officers and directors will lose their entire investment in us if our business combination is not completed, a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.

As of the date of this prospectus, our sponsor, executive officers and directors beneficially own an aggregate of 7,503,750 founder shares, for which they paid an aggregate purchase price of $25,000. In addition, our sponsor and Cantor have committed, pursuant to a written agreement, to purchase 7,266,667 private placement warrants, each exercisable to purchase one Class A common stock at $11.50 per share, subject to adjustment, at a price of $1.50 per private placement warrant in a share of private placement transaction that will close simultaneously with the closing of this offering. Our sponsor has committed to purchase up to an additional 261,000 private placement warrants, depending on the extent to which the underwriters exercise their option to purchase additional units, at a price of $1.50 per private placement warrant, to add to the proceeds from this offering to be held in the trust account. All of these securities will be worthless if we do not complete an initial business combination.

The personal and financial interests of our executive officers and directors may influence their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following the initial business combination.

Since our sponsor, executive officers and directors will not be eligible to be reimbursed from the trust account for their out-of-pocket expenses if our business combination is not completed, a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.

At the closing of our initial business combination, our sponsor, executive officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred in connection with activities on our behalf. These financial interests of our sponsor, executive officers and directors may influence their motivation in identifying and selecting a target business combination and completing an initial business combination.

Our management team and our sponsor may make a profit on any initial business combination, even if any public stockholders who did not redeem their shares would experience a loss on that business combination. As a result, the economic interests of our management team and our sponsor may not fully align with the economic interests of public stockholders.

Like most SPACs, our structure may not fully align the economic interests of our sponsor and those persons, including our officers and directors, who have interests in our sponsor with the economic interests of our public stockholders. Upon the closing of this offering, assuming no exercise of the underwriters’ over-allotment option, our sponsor and Cantor will have invested in us an aggregate of $10,925,000, comprised of the $25,000 purchase price for the founder shares and the $10,900,000 purchase price for the private placement warrants. Assuming a trading price of $10.00 per share upon consummation of our initial business combination, the 6,525,000 founder shares would have an aggregate implied value of $65,250,000. Even if the trading price of our Class A common stock was as low as $1.27 per share, and the private placement warrants were worthless, the value of the founder shares would be equal to the sponsor’s initial investment in us. As a result, so long as we complete an initial business combination, our sponsor is likely to be able to recoup its investment in us and make a substantial profit on that investment, even if our public shares lose significant value. Accordingly, our sponsor and members of our management team who own interests in our sponsor may have incentives to pursue and consummate an initial business combination quickly, with a risky or not well established target business, and/or on transaction terms favorable to the equityholders of the target business, rather than continue to seek a more favorable business combination transaction that could result in an improved outcome for our public stockholders or liquidate and return all of the cash in the trust to the public stockholders. For the foregoing reasons, you should consider our sponsor’s and management team’s financial incentive to complete an initial business combination when evaluating whether to invest in this offering and/or redeem your shares prior to or in connection with an initial business combination.

Members of our management team and board of directors have significant experience as founders, board members, officers, executives or employees of other companies. Certain of those persons have been, may be, or may become, involved in litigation, investigations or other proceedings, including related to those companies or otherwise. The defense or prosecution of these matters could be time-consuming and could divert our management’s attention, and may have an adverse effect on us, which may impede our ability to consummate an initial business combination.

During the course of their careers, members of our management team and board of directors have had significant experience as founders, board members, officers, executives or employees of other companies. Although we are not currently aware of any pending litigation, as a result of their involvement and positions in these companies, certain of those persons have been, may be or may in the future become involved in litigation, investigations or other proceedings, including relating to the business affairs of such companies, transactions entered into by such companies, or otherwise. Individual members of our management team and board of directors also may become involved in litigation, investigations or other proceedings involving claims or allegations related to or as a result of their previous personal conduct, either in their capacity as a corporate officer or director or otherwise, and may be personally named in such actions and potentially subject to personal liability as a result of their previous individual conduct or otherwise. Any such liability may or may not be covered by insurance and/or indemnification, depending on the facts and circumstances. The defense or prosecution of these matters could be time-consuming. Any litigation, investigations or other proceedings and the potential outcomes of such actions may divert the attention and resources of our management team and board of directors away from identifying and selecting a target business or businesses for our initial business combination and may negatively affect our reputation, which may impede our ability to complete an initial business combination.

Risks Associated with Acquiring and Operating a Business in Foreign Countries

If we effect our initial business combination with a company located in North America but with operations or opportunities outside of North America, we would be subject to a variety of additional risks that may negatively impact our operations.

If we effect our initial business combination with a company located in North America but with operations or opportunities outside of North America, we would be subject to any special considerations or risks associated with companies operating in an international setting, including any of the following:

•	costs and difficulties inherent in managing cross-border business operations;

•	rules and regulations regarding currency redemption;

•	complex corporate withholding taxes on individuals;

•	laws governing the manner in which future business combinations may be effected;

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	longer payment cycles;

•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•	currency fluctuations and exchange controls;

•	rates of inflation;

•	challenges in collecting accounts receivable;

•	cultural and language differences;

•	employment regulations;

•	crime, strikes, riots, civil disturbances, terrorist attacks and wars; and

•	deterioration of political relations with the United States.

We may not be able to adequately address these additional risks. If we were unable to do so, our operations might suffer, which may adversely impact our results of operations and financial condition.

General Risk Factors

We are an independent company and neither M3 Partners nor Brigade owe any duties to investors, or any liability, for matters relating to us.

We were recently formed as an independent company. Although certain executives of M3 Partners and Brigade serve as our officers and directors and each of M3 Partners and Brigade have agreed to provide certain support to us without compensation, we are not controlled by or under common control with either M3 Partners or Brigade. None of M3 Partners, Brigade or any of their respective affiliates is an affiliate of ours and each disclaims responsibility for our activities. In the event that one or more stockholders might have claims against us, it is not anticipated that M3 Partners or Brigade would have any obligations or liability in respect of such claims.

We are a newly formed company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a recently formed company with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning a business combination and may be unable to complete our business combination. If we fail to complete our business combination, we will never generate any operating revenues.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

As of June 30, 2021, we had no cash and cash equivalents and a working capital deficiency of $168,524. Further, we have incurred and expect to continue to incur significant costs in pursuit of our acquisition plans. Management’s plans to address this need for capital through this offering are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our plans to raise capital and to consummate our initial business combination may not be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern.

We are an emerging growth company within the meaning of the Securities Act and, if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor internal controls attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our Class A common stock held by non-affiliates exceeds $700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Our amended and restated certificate of incorporation designate specific courts as the exclusive forum for certain litigation that may be initiated by the Company’s stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us.

Pursuant to our amended and restated certificate of incorporation, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware is the sole and exclusive forum for state law claims for (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, or other employees to us or our stockholders; (3) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or our certificate of incorporation or bylaws; (4) any action to interpret, apply, enforce or determine the validity of our certificate of incorporation or bylaws; or (5) any action asserting a claim governed by the internal affairs doctrine (the “Delaware Forum Provision”). The Delaware Forum Provision will not apply to any causes of action arising under the Securities Act or the Exchange Act. Our amended and restated certificate of incorporation further provides that unless we consent in writing to the selection of an alternative forum, the federal courts shall be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act (the “Federal Forum Provision”). In addition, our bylaws provide that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock is deemed to have notice of and consented to the Delaware Forum Provision and the Federal Forum Provision; provided, however, that stockholders cannot and will not be deemed to have waived our compliance with the U.S. federal securities laws and the rules and regulations thereunder.

The Delaware Forum Provision and the Federal Forum Provision in our bylaws may impose additional litigation costs on stockholders in pursuing any such claims. Additionally, these forum selection clauses may limit our stockholders’ ability to bring a claim in a judicial forum that they find favorable for disputes with us or our directors, officers or employees, which may discourage the filing of lawsuits against us and our directors, officers and employees, even though an action, if successful, might benefit our stockholders. In addition, while the Delaware Supreme Court ruled in March 2020 that federal forum selection provisions purporting to require claims under the Securities Act be brought in federal court are “facially valid” under Delaware law, there is uncertainty as to whether other courts will enforce our Federal Forum Provision. If the Federal Forum Provision is found to be unenforceable, we may incur additional costs associated with resolving such matters. The Federal Forum Provision may also impose additional litigation costs on stockholders who assert that the provision is not enforceable or invalid. The Court of Chancery of the State of Delaware and the United States District Court for the Southern District of New York may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments may be more or less favorable to us than to our stockholders.

There has been and may in the future be diversity in the capital structure, financial accounting policies, and resultant financial reporting by special purpose acquisition companies, which may impact the market price for our Class A common stock and our ability to complete a business combination.

On April 12, 2021, the staff of the SEC issued a statement related to warrants issued by special purpose acquisition companies (the “SEC Statement”), which resulted in the warrants issued by many special purpose acquisition companies being classified as liabilities rather than equity as previously reported. While we are accounting for our warrants as equity, further statements by the SEC relating to accepted accounting of special purpose acquisition companies could result in the correction of accounting errors in previously issued financial statements, restatements of previously issued audited financial statements, the filing of notices that previously issued financial statements may not be relied upon, and findings of material weaknesses and significant deficiencies in internal controls over financial reporting.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•	our ability to complete our initial business combination;

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•

our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;

•	the proceeds of the forward purchase securities being available to us;

•	our potential ability to obtain additional financing to complete our initial business combination;

•	our pool of prospective target businesses;

•	our ability to consummate an initial business combination due to the continued uncertainty resulting from the COVID-19 pandemic;

•	the ability of our officers and directors to generate a number of potential investment opportunities;

•	our public securities’ potential liquidity and trading;

•	the lack of a market for our securities;

•	the use of proceeds not held in the trust account or available to us from interest income on the trust account balance; or

•	our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors”. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We are offering 26,100,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering together with the funds we will receive from the sale of the private placement warrants will be used as set forth in the following table.

	Without Over-Allotment Option	Over-Allotment Option Exercised
Gross proceeds
Gross proceeds from units offered to public(1)	$261,000,000	$300,150,000
Gross proceeds from private placement warrants offered in the private placement	10,900,000	11,291,500

Total gross proceeds	$271,900,000	$311,441,500

Offering expenses(2)
Underwriting commissions (2.0% of gross proceeds from units offered to public, excluding deferred portion)(3)	$5,220,000	$5,220,000

Legal fees and expenses	500,000	500,000
Travel and roadshow	45,000	45,000
Printing and engraving expenses	40,000	40,000
Accounting fees and expenses	47,500	47,500
SEC/FINRA Expenses	140,963	140,963
NYSE listing and filing fees	85,000	85,000
Miscellaneous	111,537	111,537

Total offering expenses (other than underwriting commissions)	$970,000	$970,000

Proceeds after offering expenses	$265,710,000	$305,251,500
Held in trust account(3)	$263,610,000	$303,151,500

% of public offering size	101%	101%
Not held in trust account	$2,100,000	$2,100,000

The following table shows the use of the of net proceeds not held in the trust account(4).

	Amount	% of Total
Legal, accounting, due diligence, travel, and other expenses in connection with any business combination(5)	$450,000	21.4%
Legal and accounting fees related to regulatory reporting obligations	200,000	9.5%
Directors and officers insurance	1,100,000	52.4%
NYSE continued listing fees	150,000	7.1%
Other miscellaneous expenses (including franchise taxes)	200,000	9.5%

Total	$2,100,000	100.0%

(1)	Includes amounts payable to public stockholders who properly redeem their shares in connection with our successful completion of our initial business combination.
(2)

In addition, a portion of the offering expenses have been paid from the proceeds of a loan from our sponsor of up to $250,000 that we may draw down as described in this prospectus. This loan will be repaid upon completion of this offering out of the $970,000 of offering proceeds that has been allocated for the payment of offering expenses other than underwriting commissions. In the event that offering expenses are less than set forth in this table, any such amounts will be used for post-closing working capital expenses.

At June 30, 2021, founders of the Company had paid $165,374 of deferred offering fees on behalf of the Company. This will be repaid from the proceeds of the private placement warrants issued in connection with the Public Offering.

(3)

The underwriters have agreed to defer underwriting commissions equal to 4.5% of the gross proceeds of this offering. If the underwriters’ over-allotment option is exercised, then no additional underwriting commissions will be payable at the time of such exercise and 6.5% of the gross proceeds from the over-allotment (up to $2,544,750) will be deposited in the trust account as deferred underwriting commissions. Upon completion of our initial business combination, up to $11,745,000, which constitutes the underwriters’ deferred commissions (or up to $14,289,750 if the underwriters’ over-allotment option is exercised in full) will be paid to the underwriters from the funds held in the trust account, and the remaining funds will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs or for general corporate purposes, including payment of principal or interest on indebtedness incurred in connection with our initial business combination, to fund the purchases of other companies or for working capital. The underwriters will not be entitled to any interest accrued on the deferred underwriting discounts and commissions.

(4)

These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of such business combination. In the event we identify an acquisition target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses. The amount in the table above does not include interest available to us from the trust account to pay our taxes. Based on the current interest rate environment, we would expect approximately $52,200 per year to be available to us from interest earned on the funds held in the trust account over the completion window; however, we can provide no assurances regarding this amount. This estimate assumes an interest rate of 0.02% per annum based upon current yields of securities in which the trust account may be invested. We are also entitled to use funds from interest earned on the trust account for working capital purposes.

(5)	Includes estimated amounts that may also be used in connection with our business combination to fund a “no shop” provision and commitment fees for financing.

The rules of the NYSE provide that at least 90% of the gross proceeds from this offering and the private placement be deposited in a trust account. Of the net proceeds of this offering and the sale of the private placement warrants, $263,610,000 (or $303,151,500 if the underwriters’ over-allotment option is exercised in full), including up to $11,745,000 (or up to $14,289,750 if the underwriters’ over-allotment option is exercised in full) of deferred underwriting commissions, will be placed in a trust account with Continental Stock Transfer & Trust Company acting as trustee and will be invested only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. We will not be permitted to withdraw any of the principal or interest held in the trust account, except for the withdrawal of interest to pay taxes, until the earlier of (i) the completion of our initial business combination or (ii) the redemption of 100% of our public shares if we are unable to complete a business combination within the completion window (subject to the requirements of law).

The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete our business combination. If our initial business combination is paid for using stock or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our business combination, we may apply the balance of the cash released from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

We believe that amounts not held in trust will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that while we may begin preliminary due diligence of a target business in connection with an indication of interest, we intend to undertake in-depth due diligence, depending on the circumstances of the relevant prospective acquisition, only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of a business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. If we are required to seek additional capital, we could seek such additional capital through loans or additional investments from our sponsor or an affiliate of our sponsor, members of our management team or their affiliates, but such persons are not under any obligation to advance funds to, or invest in, us.

As of the date of this prospectus, our sponsor has loaned us $0 of up to $250,000 to be used for a portion of the expenses of this offering. This loan is non-interest bearing, unsecured and is due at the earlier of December 31, 2021 or the closing of this offering. This loan will be repaid upon the closing of this offering out of the $970,000 of offering proceeds that has been allocated to the payment of offering expenses.

In connection with the consummation of this offering, we expect to enter into a forward purchase agreement with an affiliate of our sponsor, which will provide for the purchase of up to $40,000,000 of shares of Class A common stock, subject to adjustment, for a purchase price of $10.00 per share, in a private placement to occur in connection with the closing of our initial business combination. The amount of forward purchase units to be purchased by an affiliate of our sponsor under the forward purchase agreement may be increased at our request at any time prior to our initial business combination, but only if agreed to by our forward purchase affiliate in its sole discretion. The obligations under the forward purchase agreement will not depend on whether any shares of Class A common stock are redeemed by our public stockholders. The forward purchase securities will be issued only in connection with the closing of the initial business combination. The proceeds from the sale of forward purchase securities may be used as part of the consideration to the sellers in our initial business combination, expenses in connection with our initial business combination or for working capital in the post-transaction company.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans would be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of such loans will be convertible into warrants of the post-business combination entity at a price of $1.50 per warrant at the option of the lender. The warrants would be identical to the private placement warrants. No written agreements exist with respect to such loans.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisors or their affiliates may also purchase shares in privately negotiated transactions either prior to or following the completion of our initial business combination. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.

We may not redeem our public shares in an amount that would cause our Class A common stock to become a “penny stock” as such term is defined in Rule 3a51-1 of the Exchange Act and the agreement for our business combination may require as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public stockholders exercise their redemption rights so that we cannot satisfy the net tangible asset requirement or any net worth or cash requirement, we would not proceed with the redemption of our public shares or the business combination, and instead may search for an alternate business combination.

A public stockholder will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) our completion of an initial business combination, and then only in connection with those shares of our Class A common stock that such stockholder properly elected to redeem, subject to the limitations described herein or (ii) the redemption of our public shares if we are unable to complete our business combination within the completion window, subject to applicable law and as further described herein and any limitations (including but not limited to cash requirements) created by the terms of the proposed business combination. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

Our initial stockholders have entered into a letter agreement with us pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and public shares in connection with the completion of our initial business combination. In addition, our initial stockholders have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our business combination within the prescribed time frame. However, if our sponsor or any of our officers, directors or affiliates acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time frame.

DIVIDEND POLICY

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time. In addition, our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future, except if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, in which case we will effect a stock split or stock dividend or other appropriate mechanism immediately prior to the consummation of the offering in such amount as to maintain the ownership of our stockholders prior to this offering at 20% of our issued and outstanding shares of our common stock upon the consummation of this offering. Further, if we incur any indebtedness in connection with our business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION

The difference between the public offering price per share of Class A common stock, assuming no value is attributed to the public warrants we are offering pursuant to this prospectus in or the private placement warrants, and the pro forma net tangible book value per share of our Class A common stock after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the private placement warrants, which would cause the actual dilution to the public stockholders to be higher, particularly where a cashless exercise is utilized. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of Class A common stock which may be redeemed for cash), by the number of outstanding shares of our Class A common stock.

At June 30, 2021, our net tangible book value was $(168,524), or approximately $(0.03) per share of Class B common stock. After giving effect to the sale of 26,100,000 shares of Class A common stock included in the units we are offering by this prospectus, the sale of the private placement warrants and the deduction of underwriting commissions and estimated expenses of this offering, our pro forma net tangible book value at June 30, 2021 would have been $5,000,007, or $0.65 per share, representing an immediate increase in net tangible book value (as decreased by the value of the approximately 24,986,843 shares of Class A common stock that, assuming no exercise of the underwriters’ over-allotment option, is the maximum number of shares of Class A common stock that may be redeemed for cash to effect a business combination) of $0.68 per share to our initial stockholders as of the date of this prospectus and an immediate dilution of $9.35 per share or 93.5% to our public stockholders not exercising their redemption rights. The dilution to new investors if the underwriter exercises the over-allotment option in full would be an immediate dilution of $9.44 per share or 94.4%.

In calculating the pro forma net tangible book value after this offering, we have given effect to the provision of our amended and restated certificate of incorporation that will provide that in no event will we redeem our public shares in an amount that would cause our Class A common stock to become a “penny stock” as such term is defined in Rule 3a51-1 of the Exchange Act. Accordingly, we have calculated pro forma net tangible book value in the table below assuming that holders of approximately 95.4% of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the amount in the trust account.

The following table illustrates the dilution to the public stockholders on a per-share basis, assuming no value is attributed to the public warrants or private placement warrants:

	Without Over Allotment	With Over Allotment
Public offering price	$10.00	$10.00
Net tangible book value before this offering	$(0.03)	$(0.02)
Increase attributable to public stockholders	$0.68	$0.58
Pro forma net tangible book value after this offering and the sale of the private placement warrants	$0.65	$0.56
Dilution to public stockholders	$9.35	$9.44

For purposes of presentation, we have reduced our pro forma net tangible book value after this offering (assuming no exercise of the underwriters’ over-allotment option) by $248,986,843 assuming holders of up to approximately 95.4% of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per-share redemption price equal to the amount in the trust account as set forth in our tender offer or proxy materials (initially anticipated to be the aggregate amount held in trust two days prior to the commencement of our tender offer or stockholders meeting, including interest earned on the funds held in the trust account and not previously released to us to pay our working capital requirements (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of shares of Class A common stock sold in this offering.

The following table sets forth information with respect to our initial stockholders and the public stockholders:

	Shares Purchased		Total Consideration		Average Price per Share
	Number	Percentage	Amount	Percentage
Initial Stockholders(1)	6,525,000	20.0%	$25,000	0.01%	$0.004
Public Stockholders	26,100,000	80.0%	261,000,000	99.99%	$10.000

	32,625,000	100.00%	$261,025,000	100.00%

(1)	Assumes the over-allotment option has not been exercised and the resulting forfeiture of 978,750 founder shares held by our sponsor has occurred.

Dilution

Our amended and restated certificate of incorporation will provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than the minimum amount required such that our Class A common stock will not become a “penny stock” as such term is defined in Rule 3a51-1 of the Exchange Act. Accordingly, we have calculated pro forma net tangible book value in the table below assuming that holders of approximately 95.4% of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the amount in th trust account.

The pro forma net tangible book value (subject to the assumption described above and assuming that the overallotment is not exercised) per share after the offering is calculated as follows, subject to the assumption described above:

Numerator:
Net tangible book value before this offering	$(168,524)
Proceeds from this offering and sale of the private placement units, net of expenses(1)	265,710,000
Offering costs accrued for and paid in advance, excluded from net tangible book value before this offering	190,374
Less: deferred underwriters’ commissions payable	(11,745,000)
Less: Assumed maximum proceeds available for redemption of common stock to effect a business combination(2)	(248,986,843)

$5,000,007

Denominator:
Shares of Class B common stock outstanding prior to this offering	6,525,000
Shares of Class A common stock included in the units offered	26,100,000
Less: Maximum common stock that may be redeemed to effect a business combination(2)	(24,898,684)

7,726,316

(1)	Expenses applied against gross proceeds include non-reimbursed offering expenses of $970,000 and underwriting commissions of $5,220,000 (excluding deferred underwriting fees). See “Use of Proceeds.”
(2)

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, executive officers, advisors or their affiliates may purchase public shares or public warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. In the event of any such purchases of our shares prior to the completion of our initial business combination, the number of shares of Class A common stock that may be redeemed will be reduced by the amount of any such purchases, increasing the pro forma net tangible book value per share. See “Proposed Business Effecting Our Initial Business Combination—Effecting Our Initial Business Combination—Permitted Purchases and Other Transactions with Respect to Our Securities.”

CAPITALIZATION

The following table sets forth our capitalization at June 30, 2021, and as adjusted to give effect to the filing of our amended and restated certificate of incorporation, the sale of our units in this offering and the private placement warrants and the application of the estimated net proceeds derived from the sale of such securities:

	As of June 30, 2021
	Actual	As Adjusted(1)(7)
Deferred underwriting commissions(2)	$—	$ 11,745,000
Class A common stock, subject to redemption, subject to redemption, $0.0001 par value per share, -0- and 24,898,684 shares subject to possible redemption, actual and adjusted, respectively(3)(4)	—	$236,615,890
Stockholders’ equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock:
Class B common stock, $0.0001 par value, 50,000,000 shares authorized; 7,187,500 shares issued and outstanding (actual); 50,000,000 shares authorized; 6,525,000 shares issued and outstanding (as adjusted)(5)	719	653
Additional paid-in capital(6)	24,281	17,373,456
Accumulated deficit	(3,150)	(3,150)

Total stockholders’ equity	21,850	17,370,959

Total capitalization	$21,850	$265,731,850

(1)

Includes the $10,900,000 we will receive from the sale of the private placement warrants. Assumes the over-allotment option has not been exercised and the resulting forfeiture of 978,750 founder shares held by our sponsor has occurred. On October 21, 2021, the Company effected a stock dividend of .044 of a share of Class B common stock for each outstanding share of Class C common stock, resulting in our sponsor holding 7,503,750 founder shares.

(2)	Deferred underwriting commissions “As Adjusted” reflects the $11,745,000 payable to the underwriters for deferred underwriting commissions to be placed in a trust account as described herein.
(3)

Upon the completion of our initial business combination, we will provide our stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination including interest earned on the funds held in the trust account and not previously released to us to pay our working capital requirements as well as to pay our franchise and income taxes, subject to the limitations described herein whereby our net tangible assets will not be less than the minimum amount required such that our Class A common stock will not become a “penny stock” as such term is defined in Rule 3a51-1 of the Exchange Act and any limitations (including, but not limited to, cash requirements) created by the terms of the proposed business combination.

(4)

The as adjusted amount is presented net of proceeds allocated to the public warrants and net of allocated transaction costs related to the offering. The Class A common stock contains redemption rights that make them redeemable by our public. Accordingly, the 978,750 shares are classified within temporary equity in accordance with the guidance provided in ASC 480-10-S99-3A and will be subsequently accredited at redemption value.

(5)	Actual share amount is prior to any forfeiture of founder shares by our sponsors and as adjusted amount assumes no exercise of the underwriters’ over-allotment option stockholders.
(6)

The as adjusted additional paid-in capital includes the excess of proceeds from the sale of the private placement warrants over their estimated fair value at issuance as a deemed capital contribution from our sponsor.

(7)

Our sponsor may loan us up to $250,000 under an unsecured promissory note to be used for a portion of the expenses of this offering. The “as adjusted” information gives effect to the repayment of any loans received from our sponsor out of the proceeds from this offering and the sale of the private placement warrants. As of June 30, 2021 we had not borrowed under the promissory note.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

Overview

We are a Delaware blank check corporation formed for the purpose of effecting a merger, consolidation, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with respect to identifying any business combination target. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the private placement warrants, our capital stock, debt, our forward purchase securities or a combination of cash, stock and debt.

The issuance of additional shares of our stock in a business combination:

•	may significantly dilute the equity interest of investors in this offering;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded our common stock;

•

could cause a change of control if a substantial number of shares of our common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•	may have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights of a person seeking to obtain control of us; and

•	may adversely affect prevailing market prices for our Class A common stock and/or public warrants.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•	our inability to pay dividends on our common stock;

•

using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•

limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

As indicated in the accompanying unaudited condensed financial statements, at June 30, 2021, we had no cash and deferred offering costs of $168,524. Further, we expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to raise capital or to complete our initial business combination will be successful. These factors among others raise substantial doubt about our ability to continue as a going concern.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

Our liquidity needs have been satisfied to date through receipt of $25,000 from the sale of the founder shares to our sponsor, as well as loans from our sponsor totaling $0 and advances made by our sponsor of $165,374 as of the date of this Prospectus. We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of approximately $970,000, underwriting commissions of $5,220,000 (excluding deferred underwriting commissions of $11,745,000 (or up to $14,289,750 if the underwriters’ over-allotment option is exercised in full)), and (ii) the sale of the private placement warrants for a purchase price of $10,900,000, will be $263,610,000 (or $303,151,500 if the underwriters’ over-allotment option is exercised in full). $261,000,000 (or $300,150,000 if the underwriters’ over-allotment option is exercised in full) will be held in the trust account, which includes up to $11,745,000 (or up to $14,289,750 if the underwriters’ over-allotment option is exercised in full) of deferred underwriting commissions. The remaining approximately $2,100,000 will not be held in the trust account. In the event that our offering expenses exceed our estimate of $970,000, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $970,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account (which interest shall be net of taxes payable and excluding deferred underwriting commissions), and the proceeds from the sale of the forward purchase securities, to complete our initial business combination. We may withdraw interest to pay our working capital requirements as well as to pay franchise and income taxes. We estimate our annual Delaware franchise tax obligations, based on the number of shares of our common stock authorized and outstanding after the completion of this offering, to be approximately $200,000. Our annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the trust account. We do not expect the interest earned on the amount in the trust account will be sufficient to pay our taxes. To the extent that our capital stock or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

Prior to the completion of our initial business combination, we will have available to us the approximately $2,100,000 of proceeds held outside the trust account. We will use these funds primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, structure, negotiate and complete a business combination, and to pay taxes to the extent the interest earned on the trust account is not sufficient to pay our taxes.

In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans will be convertible into warrants of the post-business combination entity at a price of $1.50 per warrant at the option of the lender. The warrants would be identical to the private placement warrants. No written agreements exist with respect to such loans.

We expect our primary liquidity requirements during that period to include approximately $1,100,000 for directors and officers insurance, $450,000 for legal, accounting, due diligence, travel and other expenses associated with structuring, negotiating and documenting successful business combinations; $200,000 for legal and accounting fees related to regulatory reporting requirements; $150,000 for NYSE and other regulatory fees; and approximately $200,000 for general working capital that will be used for miscellaneous expenses and reserves.

These amounts are estimates and may differ materially from our actual expenses. In addition, we could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our business combination. Moreover, we may need to obtain additional financing either to complete our business combination or because we become obligated to redeem a significant number of our public shares upon completion of our business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our business combination. In the current economic environment, it has become especially difficult to obtain acquisition financing. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. In addition, following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2022. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer would we be required to comply with the independent registered public accounting firm attestation requirement. Further, for as long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirement.

Prior to the closing of this offering, we have not completed an assessment, nor have our auditors tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for our business combination may have internal controls that need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;

•	reconciliation of accounts;

•	proper recording of expenses and liabilities in the period to which they relate;

•	evidence of internal review and approval of accounting transactions;

•	documentation of processes, assumptions and conclusions underlying significant estimates; and

•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expenses in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required by Section 404. The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Accounting Policy

In the audited financial statements as of April 12, 2021, the Company indicated that the warrants expected to be issued to public and private stockholders would be treated as a liability instrument. The Company based that decision on the terms of the unexecuted warrants and an evaluation of the accounting literature under FASB ASC Topic 815, Derivatives and Hedging (“ASC 815”) and ASC 480, Distinguishing Liabilities from Equity (“ASC 480”). We subsequently modified the unexecuted warrants removing certain characteristics which gave rise to the conclusion that the warrants would be treated as a liability. Accordingly, the Company expects that the warrants, when executed, will be treated as an equity instrument based upon a similar evaluation of the accounting literature under ASC 815 and ASC 480.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering and the sale of the private placement warrants held in the trust account will be invested in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Related Party Transactions

In April 2021, our sponsor purchased 11,500,000 founder shares for an aggregate purchase price of $25,000, or approximately $0.002 per share. On September 7, 2021, the Company effected a reverse stock split of 0.625 of a share of Class B common stock for each outstanding share of Class B common stock, resulting in our sponsor holding 7,187,500 founder shares. On October 21, 2021, the Company effected a stock dividend of .044 of a share of Class B common stock for each outstanding share of Class B common stock, resulting in our sponsor holding 7,503,750 founder shares. The number of founder shares issued was determined based on the expectation that such founder shares would represent 20% of the outstanding shares upon completion of this offering. If we increase or decrease the size of the offering pursuant to Rule 462(b) under the Securities Act, we will effect a stock split or stock dividend or share contribution back to capital, as applicable, immediately prior to the consummation of the offering in such amount as to maintain the ownership of our stockholders prior to this offering at 20% of our issued and outstanding shares of our common stock upon the consummation of this offering.

As of the date of this prospectus, our sponsor has loaned us $0 of up to $250,000 to be used for a portion of the expenses of this offering. This loan is non-interest bearing, unsecured and is due at the earlier of December 31, 2021 or the closing of this offering. This loan will be repaid upon the closing of this offering out of the $970,000 of offering proceeds that has been allocated to the payment of offering expenses.

At June 30, 2021, founders of the Company had paid $165,374 of deferred offering fees on behalf of the

Company. This will be repaid from the proceeds of the private placement warrants issued in connection with the Public Offering.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans will be convertible into warrants of the post-business combination entity at a price of $1.50 per warrant at the option of the lender. The warrants would be identical to the private placement warrants. Except for the foregoing, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans.

Our sponsor and Cantor have committed, pursuant to a written agreement, to purchase 7,266,667 private placement warrants at a price of $1.50 per warrant (a total of $10,900,000 in the aggregate) in a private placement that will close simultaneously with the closing of this offering. The purchase price of the private placement warrants will be added to the proceeds from this offering to be held in the trust account. Our sponsor has committed to purchase up to an additional 261,000 private placement warrants, depending on the extent to which the underwriters exercise their option to purchase additional units, at a price of $1.50 per private placement warrant, to add to the proceeds from this offering to be held in the trust account. If we do not complete a business combination within the completion window, the proceeds from the sale of the private placement warrants held in the trust account will be used to fund the redemption of our public shares (subject to the requirements of applicable law). There will be no redemption rights or liquidating distributions with respect to our founder shares or warrants, which will expire worthless. The private placement warrants are identical to the units being sold in this offering except the private placement warrants will be non-redeemable and exercisable on a cashless basis. Other than as stated above, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering. The private placement warrants held by Cantor Fitzgerald & Co. or its designees or affiliates will be subject to the lock-up and registration rights limitations imposed by FINRA Rule 5110 and the underlying warrants may not be exercised after five years from the commencement of sales of this offering.

In connection with the consummation of this offering, we expect to enter into a forward purchase agreement with an affiliate of our sponsor, which will provide for the purchase of up to $40,000,000 of shares, with each unit consisting of one share of Class A common stock, subject to adjustment, for a purchase price of $10.00 per share, in a private placement to occur in connection with the closing of our initial business combination. The amount of forward purchase units to be purchased by an affiliate of our sponsor under the forward purchase agreement may be increased at our request at any time prior to our initial business combination, but only if agreed to by our forward purchase affiliate in its sole discretion. The obligations under the forward purchase agreement will not depend on whether any shares of Class A common stock are redeemed by our public stockholders. The forward purchase securities will be issued only in connection with the closing of the initial business combination. The proceeds from the sale of forward purchase securities may be used as part of the consideration to the sellers in our initial business combination, expenses in connection with our initial business combination or for working capital in the post-transaction company. The forward purchase agreement will also allow the forward purchase affiliate to be excused from its purchase obligation if the ratio of enterprise value to the projected full fiscal year adjusted EBITDA of the target for the first fiscal year following entry into the definitive agreement related to the initial business combination is less than or equal to 15.00:1.00.

Our forward purchase affiliate will have the right to transfer a portion of its obligation to purchase the forward purchase securities to third parties.

The forward purchase agreement will also provide that our forward purchase affiliate and any forward transferees will be entitled to certain registration rights with respect to their forward purchase securities, including the Class A common stock underlying their forward purchase warrants. Our forward purchase affiliate’s commitment to purchase securities pursuant to the forward purchase agreement is intended to provide us with a minimum funding level for our initial business combination. The proceeds from the sale of the forward purchase securities may be used as part of the consideration to the sellers in the initial business combination, expenses in connection with our initial business combination or for working capital in the post-transaction company. Subject to the closing conditions in the forward purchase agreement, the satisfaction of which shall be reasonably determined by the forward purchase affiliate in good faith, the purchase of the forward purchase securities will be a binding obligation of our forward purchase affiliate, regardless of whether any shares of Class A common stock are redeemed by our public stockholders in connection with our initial business combination. The closing conditions include: (i) our initial business combination being consummated substantially concurrently with, and immediately following, the purchase of the forward purchase shares; (ii) the forward purchase affiliate having capital commitments not subject to opt-out rights, subject to additional conditions in the forward purchase agreement; (iii) the ratio of enterprise value to the projected full fiscal year “adjusted EBITDA” (as defined below) of the target for the first fiscal year following entry into the definitive agreement related to the initial business combination is less than or equal to 15.00:1.00; (iv) our delivery to the forward purchase affiliate of a certificate evidencing our good standing as a Delaware corporation within five business days of the consummation of our initial business combination; (v) all representations and warranties made by us in the forward purchase agreement being true and correct in all material respects; (vi) our performing, satisfying and complying in all material respects with the covenants, agreements and conditions required by the forward purchase agreement; (vii) no order, writ, judgment, injunction, decree, determination, or award having been entered or threatened by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect or threatened, preventing the purchase by the forward purchase affiliate of the forward purchase shares; (viii) our having consummated a PIPE for the purchase of our shares of Class A common stock at a price of $10.00 per share or convertible PIPE securities, pursuant to which we shall have received net cash proceeds from third-party investors who are not affiliates of us or our sponsor in an aggregate amount of at least three times the total forward purchase of $40,000,000, or $120,000,000 (and, for the avoidance of doubt, if such third-party investment is made in the form of convertible PIPE securities, the forward purchase affiliate shall be entitled to elect to purchase such convertible PIPE securities in lieu of its purchase of the forward purchase shares in accordance with Section 1(a)(i) of the forward purchase agreement); and (ix) our having reimbursed the forward purchase affiliate for its costs and expenses incurred in connection with the preparation, execution and performance of the forward purchase agreement and the consummation of the transactions contemplated therein, including reasonable and documented out-of-pocket fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.

For the purposes of the “adjusted EBITDA” calculation referenced in closing condition (iii) above, “adjusted EBITDA” refers to, for any period, with respect to the target, the adjusted EBITDA measure presented to potential investors in the PIPE in connection with our initial business combination, which shall be reasonable and prepared in good faith at the time such calculations are made. This condition will have the effect of limiting the number of target enterprises we can consider for our initial business combination.

In connection with negotiating our initial business combination, we may seek to raise additional funds pursuant to the PIPE. If we raise additional funds pursuant to the PIPE, we will be permitted to sell forward purchase shares to the forward purchase affiliate through the forward purchase agreement in an amount equal to one-third of the size of the PIPE, subject to a maximum of $40,000,000, or such other amount as the forward purchase affiliate and we shall agree. In determining the size of any PIPE, the amount of forward purchase shares we intend to sell to the forward purchaser, or any other capital raise in connection with our initial business combination, we will take into account the purchase price of the potential target, the liquidity needs in connection with the transaction, including any repayment of indebtedness, the amount of fees and expenses with respect to the above, redemptions of our Class A common stock and market conditions at the time.

Pursuant to a registration and stockholder rights agreement we will enter into with our initial stockholders and initial purchasers of the private placement warrants on or prior to the closing of this offering, we may be required to register certain securities for sale under the Securities Act. These holders are entitled under the registration and stockholder rights agreement to make up to three demands that we register certain of our securities held by them for sale under the Securities Act and to have the securities covered thereby registered for resale pursuant to Rule 415 under the Securities Act. In addition, these holders have the right to include their securities in other registration statements filed by us. We will bear the costs and expenses of filing any such registration statements. In addition, the registration and stockholder rights agreement will provide that, upon consummation of our initial business combination, our sponsor will be entitled to nominate one person for election to our board of directors. See “Certain Relationships and Related Party Transactions.”

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of June 30, 2021, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company”, we choose to rely on such exemptions we may not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements

(auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our initial public offering or until we are no longer an “emerging growth company,” whichever is earlier.

PROPOSED BUSINESS

Introduction

We are a newly organized blank check company incorporated in March 2021 as a Delaware corporation and were formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with respect to identifying any business combination target.

We are led by the team that organized the Initial SPAC, the Second SPAC and the Fourth SPAC. Members of our team managed the Initial SPAC through an initial business combination in March 2018 to create IEA and one of our Executive Vice Presidents continues to serve on its board of directors. IEA is a leading engineering, procurement and construction company which specializes in renewable energy infrastructure. The Second SPAC completed its initial public offering on March 8, 2021 and has entered into a merger agreement with Syniverse Technologies LLC in a transaction that is set to value the combined entity at $2.85 billion. The Fourth SPAC currently expects to complete its initial public offering after the completion of this offering.

We were formed as an independent company by executives of M3 Partners and Brigade. M3 Partners is a leading financial advisory firm which provides advisory services to companies at inflection points in their growth trajectories. Brigade is a leading global investment advisor that was founded in 2006 to specialize in credit-focused investment strategies and has approximately $30 billion in assets under management. M3 Partners and Brigade have agreed to provide support to us in our pursuit of a successful initial business combination. The team at M3 Partners has successfully completed hundreds of engagements in which it has assisted stockholders, creditors and companies in maximizing the value of businesses and assets held by them. Brigade brings a track record of over 14 years of deep fundamental credit research driven by a disciplined investment process which has been proven over numerous market cycles.

The investment rationale behind the Initial SPAC’s business combination with IEA was premised on building upon IEA’s earnings from the growing market for renewable energy construction to diversify and expand the company beyond its traditional wind turbine construction business. Since the consummation of its initial business combination in March 2018, IEA has consummated two acquisitions. The first of these acquisitions was consummated in September 2018, pursuant to which IEA acquired Consolidated Construction Solutions I LLC, which is the parent company of American Civil Contractors (“ACC”) and Saiia (collectively, the “ACC Companies”), in an all-cash transaction for approximately $145 million. ACC provides heavy and light civil infrastructure services for public and private projects, including high-altitude road and bridge construction, complex bridge rehabilitation and specialty paving, as well as highly specialized engagements for the mining, energy, and waste management industries. ACC’s wholly-owned subsidiary, Saiia, specializes in environmental remediation and industrial maintenance in the power generation, mining and mineral, and pulp and power end-markets. The second acquisition was consummated in October 2018, with the purchase of William Charles Construction Group, including Ragnar Benson (“William Charles”), for aggregate consideration of approximately $90 million. William Charles is a market leader in engineering and construction solutions for the rail and heavy civil industries and in environmental remediation. These transactions were significant milestones for IEA in achieving its long-term business plan and, coupled with IEA’s organic growth, have led to an increase in revenue from approximately $780 million in 2018 (the year during which its merger with the Initial SPAC was consummated) to approximately $1.8 billion in 2020.

Market Opportunity

We intend to focus our efforts on seeking and consummating an initial business combination with a company that has an enterprise value of at least $1 billion, although a target entity with a smaller or larger enterprise value may be considered. While we may pursue an acquisition opportunity in any business industry or sector and in any geographic region, we expect to focus on businesses or companies which are based in North America and have been impacted positively or negatively by the COVID-19 pandemic or businesses in the renewable energy sector (or related products or services). With the extensive experience of our combined team in addressing both businesses under stress, as well as companies in the renewable energy space, we believe this focus will take advantage of both the team’s expertise and experience and the current macro trends and investment opportunities. Because we believe that businesses which have a strong sustainability commitment or opportunity will experience multiple expansion relative to those without such a commitment or opportunity for the foreseeable future, we also are focused on ensuring that our target company meets this criteria. We expect to identify business combination targets through a variety of sources and in all ranges of the corporate evolution.

We intend to target companies which either (a) have strong business fundamentals under normalized circumstances, but which are in need of additional capital or operational improvement as a result of the impact of the COVID-19 pandemic on their businesses or (b) operate in the renewable energy sector (or related products and services) and can benefit from our human and financial capital. We also anticipate that the strong sustainability component attributable to the renewables sector will help drive incremental future growth and multiple expansion as investors and customers are demonstrating an increasing focus on sustainability as a key requirement for investment or purchases. The members of our combined team have proven experience and track records in identifying, acquiring, improving and growing businesses that have strong underlying fundamentals, but are undervalued due to company-specific issues, industry dislocation, a need for additional capital, or other exogenous factors that are fundamentally temporary in nature. They also have proven experience and track records in the renewable energy sector.

We believe that the experience, capabilities, relationships and track record of our combined team will make us an attractive partner for potential target businesses, enhance our ability to complete a successful business combination and, thereafter, improve the performance of the business in order to create value for investors.

Each of M3 Partners and Brigade will provide (a) introductions to key management of companies and investors with which it has relationships and other potential sources of business combination targets, (b) assistance with diligence of potential business combination targets and the negotiation of a business combination transaction, and (c) support for our efforts to obtain replacement capital for tendering stockholders in the de-SPAC process. We believe that the broad experience of our combined team will enable us to explore a wide range of potential acquisition targets meeting our target characteristics. We are confident that this team has the skills, experience and relationships needed to source and execute our initial business combination at a favorable valuation and then create value in businesses that we acquire.

Brigade manages portfolios that are invested in approximately 400 private investments firm-wide across a wide variety of industries including telecommunications, healthcare, industrials, leisure & gaming, and technology, among others. Donald E. Morgan III, Brigade’s Founder, Managing Partner and Chief Investment Officer, leads a global team of more than 100 employees, including approximately 50 investment professionals that are highly skilled in evaluating, structuring and executing investments and bring deep, specialized industry knowledge. This investment team includes more than 30 sector-focused credit research analysts. This deep sector focused research team allows Brigade to thoroughly cover all relevant industries. In addition, the Brigade credit analysts are responsible for the entire capital structure within their coverage area with the majority of the analysts covering their specific sectors for over 10 years, leading to strong relationships with leading management teams. The Brigade team also has extensive experience investing in companies both facing challenges, as well as companies in high growth sectors, and bring a deep rolodex of relationships with leading turnaround, restructuring, capital markets, M&A and legal relationships. Brigade has dedicated investment team members to assist with structuring highly complex investments including a senior credit attorney embedded on the investment team.

In addition to leveraging the contacts and relationships held by our combined team to identify attractive acquisition opportunities, we will also benefit from the long-standing relationships held by the management, directors, and advisors of each of M3 Partners and Brigade with owners of private and public companies, private equity funds, investment bankers, attorneys, and accountants. Certain key members of the M3 Partners and Brigade team will be active members of our combined team and the remainder of the professionals of M3 Partners and Brigade will be available to us to provide specific expertise on an as-needed basis. Each of M3 Partners and Brigade receives a regular stream of investment opportunities in the ordinary course of its business. These opportunities will be made available to us prior to their review by M3 Partners for its own account and Brigade has agreed (subject to certain exceptions, including compliance with its fiduciary duties to others) to provide to us referrals or make introductions to potential targets for a business combination prior to making such referrals and introductions available to any other special purpose acquisition company.

Our Team

Our executive team is comprised of the key members of the management team for the Initial SPAC, the Second SPAC and the Fourth SPAC, as well as new members from Brigade. As with the Initial SPAC, the Second SPAC and the Fourth SPAC, they are supported by a team of executives, directors and other advisors who blend traditional principal investment and M&A expertise, management and operational expertise, and deep experience in financial, strategic and operational enhancement.

Mohsin Y. Meghji

Mohsin Y. Meghji serves as our Executive Chairman of the Board of Directors. Mr. Meghji was the principal sponsor of each of the Initial SPAC, the Second SPAC and the Fourth SPAC and also serves as Executive Chairman of the Board of Directors of the Fourth SPAC. Mr. Meghji also serves as the Managing Partner of M3 Partners and is a nationally recognized U.S. turnaround professional with a track record of building value across a wide range of sectors, including power, energy and industrials. M3 Partners is a merchant banking, investment and restructuring advisory firm founded by Mr. Meghji which provides operational, strategic and financial advisory solutions to support complex businesses at inflection points in their growth trajectory. Mr. Meghji has more than 30 years of advisory and management experience in building value in companies that are facing financial, operational or strategic inflection points and transitions. He has accomplished this through both operating management and financial advisory roles, often in partnership with some of the world’s leading financial institutions, private equity firms and hedge fund investors.

Mr. Meghji has led the repositioning of, and driven value creation at, numerous businesses over the past two decades in an operating management or financial advisory capacity. Mr. Meghji’s most recent corporate management role was at Springleaf Holdings, LLC (NYSE:LEAF) (“Springleaf”), a subprime consumer finance company (now known as OneMain Holdings, Inc.; NYSE:OMF), where he served as Executive Vice President and Head of Strategy and as Chief Executive Officer of its captive insurance companies, Merit Life Insurance Co. and Yosemite Insurance Company. These insurance companies provided life, property and casualty insurance coverage to Springleaf’s customers. Springleaf was created in late-2010 when American International Group, Inc. sold 80% of its subsidiary, American General Finance Inc., to affiliates of Fortress Investment Group LLC. At the time of the sale, American General Finance Inc. provided consumer loans, retail financing and mortgages to more than one million families through more than 1,100 branches located across the United States, Puerto Rico, the Virgin Islands and the United Kingdom. After multiple years of operating losses, Springleaf turned profitable in 2013 as a result of the strategic, management and operational improvements implemented by its new ownership and management team, evidencing a significant turnaround in its performance. Springleaf went public in October 2013 at a $1.95 billion valuation. As part of its senior management team and Head of Strategy for the company, Mr. Meghji played a key role in this successful transition.

Mr. Meghji also served as Chairman and Chief Executive Officer of the Initial SPAC, where he led the business combination with IEA, which specializes in renewable energy infrastructure, with a particular focus on construction of utility-scale wind farms and solar farms in the US, as well as growing market share in heavy civil contracting. Mr. Meghji, together with our Executive Vice President, Charles Garner, led the sourcing, negotiation and merger of that company with the Initial SPAC. Mr. Meghji then served as Chairman of the Board from the consummation of such merger in March 2018 through January 2020.

Mr. Meghji’s management and restructuring expertise will be supplemented by the investment expertise of William Gallagher, Managing Director of M3 Partners, and Mr. Garner, Managing Director and General Counsel of M3 Partners, each of whom serves as one of our Executive Vice Presidents. Messrs. Meghji and Garner were the key members of the leadership team for the Initial SPAC from its inception. From Brigade, Matthew Perkal, Senior Portfolio Manager—Private Credit and Restructuring, will also sit on the management team as Chief Executive Officer and his expertise will be supplemented by the investment expertise of Chris Chaice, Senior Attorney – Private Credit and Restructuring, and Kallie Steffes, Senior Director of Private Credit Strategies, each of whom serves as one of our Executive Vice Presidents.

Matthew Perkal

Mr. Perkal serves as our Chief Executive Officer and also serves as the Chief Executive Officer of the Fourth SPAC. Since 2010, Mr. Perkal has led Brigade’s industry coverage for various sectors including retail, consumer, gaming and lodging, and has structured and led many of the firm’s successful deals in the private credit space including Barney’s and Sears. Mr. Perkal has also served on Guitar Center Inc.’s board of directors since December 2020 and on The One Love Foundation’s New York Board since August 2018. Prior to joining Brigade, Mr. Perkal worked at Deutsche Bank as an Analyst in the Leveraged Finance Group from 2008-2010. In that capacity, Mr. Perkal also spent time on the Leveraged Debt Capital Markets Desk, selling both bank and bond deals. Mr. Perkal received a BS in Economics with a concentration in Finance and Accounting from the University of Pennsylvania’s Wharton School of Business.

Chris Chaice

Mr. Chaice serves as our Executive Vice President and also serves as an Executive Vice President of the Fourth SPAC. Since November 2012, Mr. Chaice has advised the Brigade investment team with respect to structuring investments, restructurings, bond and bank debt covenants, and litigations. Mr. Chaice served as a Senior Credit Attorney from November 2012 until January 2021. Mr. Chaice has held the title of Senior Attorney, Private Credit and Restructuring since January 2021. Prior to joining Brigade, from July 2008 to October 2012, Mr. Chaice worked at Covenant Review, a fixed-income research firm, where he analyzed debt covenants, complex capital structures, and bankruptcy issues. Additionally, from August 2006 to May 2008, Mr. Chaice worked as an Analyst at Southpaw Asset Management, where he analyzed event-driven investment opportunities relating to bankruptcies, restructurings, liquidations and litigation. Prior to Southpaw, Mr. Chaice practiced law at Cahill Gordon & Reindel from September 1999 to September 2005, and at Willkie Farr & Gallagher from September 2005 to August 2006, where he specialized in capital markets transactions, primarily representing underwriters of high yield bonds and leveraged loans. Mr. Chaice received a BA in Political Science from Syracuse University and a law degree, cum laude, from New York University School of Law.

William Gallagher

Mr. Gallagher has served as our Executive Vice President since April 2021 and is a Managing Director of M-III Partners, LP. Mr. Gallagher also has served as Executive Vice President of M3-Brigade Acquisition II Corp. from its inception in December 2020 and as Executive Vice President of M3-Brigade Acquisition IV Corp. from its inception. Mr. Gallagher has more than 35 years of experience in finance, investment and credit analysis. Prior to joining M3 Partners in October 2018, he served as the Chief Executive Officer at WMIH Corp (NASDAQ:WMIH), a public acquisition corporation which was the successor to Washington Mutual, Inc., from May 2015 to July 2018. At WMIH, Mr. Gallagher’s responsibilities included reviewing, vetting and analyzing a large number of potential target companies from a variety of different sectors and industry groups. Ultimately, WMIH acquired Nationstar Mortgage Holdings (NYSE symbol NSM) to form Mr. Cooper Group (NASDAQ:COOP). Prior to WMIH, Mr. Gallagher was CEO and Chief Risk Officer at Capmark Financial Group, formerly known as GMAC Commercial Mortgage (from March 2009 to May 2015), where he was retained to manage its financial restructuring following the global economic crisis and was responsible for the management of the company’s day-to-day affairs, the restructuring of both the company and its assets (including its $12 billion commercial loan portfolio), its bankruptcy process, and its winding down and distribution of assets to creditors and other stakeholders. Capmark was a highly successful restructuring as Mr. Gallagher and his colleagues significantly increased the recovery value to Capmark’s creditors. Before joining Capmark, Mr. Gallagher was the Chief Credit Officer of RBS Greenwich Capital, the US fixed income investment banking business of the Royal Bank of Scotland, where he was responsible for all aspects of credit risk management. Earlier in his career, he was a Vice President at First Boston Corporation in that firm’s credit risk management department. Mr. Gallagher began his career at Chemical Bank, where he completed the bank’s credit training program and then worked as a loan officer in the middle market division and a credit officer in the financial institutions division.

Charles Garner

Mr. Garner is an accomplished business and legal professional, with over 30 years of experience in M&A, corporate finance and business management. He was actively involved in all aspects of the business plan of the Initial SPAC, including its formation and management and the consummation of its initial business combination, and has played a similar role through the date hereof with the Second SPAC and the Fourth SPAC. In his capacity as a Director of IEA, he has also has worked closely with the management, the Board and the principal investors of that company since its merger with the Initial SPAC in order to create a strong foundation for its revenue growth and the significant growth in its equity value.

Mr. Garner began his career in 1987 as an attorney at Simpson Thacher & Bartlett, a leading international law firm, where he rose to become a partner in the corporate/banking group. Mr. Garner has served as Executive Managing Director and Chief Operating Officer of Island Capital Group LLC, a real estate-focused merchant banking firm, where he played key roles in the formation of Emirates National Securitisation Corporation (a joint venture with various entities of the Government of Dubai to create a mortgage securitization market in Dubai) and Island Global Yachting (a leading owner and operator of luxury and megayacht marinas). Among other positions, Mr. Garner also has served as Interim CEO of a European industrial software company focused on the utilities industry. Mr. Garner has served as a director of IEA (with a short period of interruption) since March 2018 and has served as the Chair of various Special Committees of independent directors of IEA in the review of financing and related transactions that have led to the material increase in the equity and enterprise values of IEA over the past year. As was the case with the Initial SPAC, we believe that his experience will be particularly valuable to us in the negotiation, diligence and execution of our initial business combination.

Christopher Good

Mr. Good has served as our Chief Financial Officer since August 2021. Mr. Good joined M3 Partners, LP in 2015 where he served as an Associate from February until April of that year. Mr. Good served as a Senior Associate from April until December 2015. Mr. Good then served as Vice President from January 2016 until December 2016, and Director from January 2017 until December 2020. Mr. Good has been a Managing Director since January 2021. Prior to joining M3, Mr. Good served as a Private Equity Associate at Grey Mountain Partners, which focused on providing deep operational expertise to middle market companies, from 2013 to 2014. During his tenure there, Mr. Good was involved in the acquisition of middle-market industrial and distribution companies. Over his career, Mr. Good has served in the role of Interim Chief Financial Officer of a music entertainment company and a cloud-based “Infrastructure-as-a-Service” provider. Prior to Grey Mountain, Mr. Good served as an investment banker in the Financial Institutions Groups at Citigroup from 2011 to 2013 and RBC Capital Markets from 2010 to 2011. During his time at Citigroup and RBC, he advised leading private equity firms and companies in M&A advisory and capital markets transactions. Mr. Good earned his Bachelor of Science degree in Business Administration with a Finance Concentration from the University of North Carolina at Chapel Hill.

Kallie Steffes

Ms. Steffes serves as our Executive Vice President and also serves as an Executive Vice President of the Fourth SPAC. Ms. Steffes is a Senior Director of Private Credit Strategies at Brigade. Prior to joining Brigade in January 2021, Ms. Steffes was a founding partner of Chalk Point Capital LP from January 2019 to January 2021, where she focused on private special situation investments across a wide variety of industries. Prior to starting Chalk

Point, from July 2009 to March 2018, Ms. Steffes was a Principal on the investment team at MHR Fund Management LLC, an approximately $5 billion private equity firm that invests in undervalued middle market companies and assets. Ms. Steffes started her career in as an Investment Banking Analyst at Deutsche Bank, from June 2005 to October 2005, and Morgan Stanley, from October 2005 to August 2006, after which she spent three years from August 2006 to July 2009 as an Analyst at Owl Creek Asset Management LP, a multi-billion dollar, value-oriented hedge fund in New York City. Ms. Steffes holds a BBA, with honors, from the University of Michigan Stephen M. Ross School of Business and was a full scholarship athlete and member of the University of Michigan Varsity Women’s Gymnastics team.

Frederick Arnold

Mr. Arnold is our Director nominee. Mr. Arnold has over 40 years of experience in investment banking, corporate management and board governance. Mr. Arnold has served as a member of the boards of directors of Lehman Brothers Holdings Inc. since 2012 (including serving as current Chairman of the Board from April 2014 – April 2015 and from January 2019 – present) and Navient Corporation (NASDAQ: NAVI) since August 2018. He also has served as a director of Valaris PLC (NYSE: VAL) from November 2019 – April 2021, The We Company (and as a member of the New Committee) from June 2020 – July 2020, Corporate Capital Trust II from 2015 – 2016, Corporate Capital Trust (NYSE: CCT) from 2011 – December 2018 (Chairman 2017 – 2018), various members of the family of funds advised by FS/KKR Advisor, LLC (including FS KKR Capital Corp. (NYSE: FSK), FS Investment Corp II, FS Investment Corp. III and FS Investment Corp. IV) from December 2018 – November 2019, Syncora Holdings Ltd. (OTC BB: SYCRF) from September 2016 – January 2020, and CIFC Corp. (NASDAQ: CIFC) from 2011 – 2014. From 2015 – 2017, Mr. Arnold served as Managing Director and Chief Financial Officer of Convergex Group, LLC. Prior to that, he served as Executive Vice President and Chief Financial Officer of Capmark Financial Group Inc. from 2009 – 2011 and as Executive Vice President, Finance, for Masonite International Inc. from 2006 – 2007. From 2000 – 2004, Mr. Arnold served in various executive capacities for Willis Group Holdings and its subsidiaries, including as EVP of Finance, Development and Administration of Willis NA, and Group Chief Administrative Officer and Group Executive Vice President, Strategic Development, for Willis Group Holdings. Mr. Arnold began his career in investment banking at Lehman Brothers in 1980 and spent the following twenty years as an international investment banker, primarily at Lehman Brothers and at Smith Barney, where he served as Managing Director and Head of European Corporate Finance. Mr. Arnold earned a B.A. summa cum laude, in Economics from Amherst College, a MA in Jurisprudence from Oxford University and a J.D. from Yale Law School.

Benjamin Fader-Rattner

Mr. Fader-Rattner is our Director nominee and is the Managing Member of Space Summit Capital LLC, a hedge fund which he founded in January 2021. Mr. Fader-Rattner has been serving as President and a director of Osiris Acquisition Corp., a publicly listed special purpose acquisition company, since May 2021, and also has been employed by Fortinbras SPAC Holdings, as a sponsor of Osiris, since March 2021. Previously, Mr. Fader-Rattner was a Managing Director at Canyon Partners, where he led investments across the capital structure in several industries including retail and consumer, from 2008 to July 2020. At Canyon, Mr. Fader-Rattner served on various ad hoc creditor steering committees across multiple industries including in retail and consumer companies such as Guitar Center, Boardriders, JC Penney and Red Lobster. Prior to Canyon, Mr. Fader-Rattner was an analyst at Glenview Capital in 2007, where he invested primarily in debt opportunities. Prior to Glenview, Mr. Fader-Rattner was an associate at The Carlyle Group from 2005 to 2007, where he focused on leveraged buyout transactions, and an analyst at Bear, Stearns & Co. Inc. from 2003 to 2005. Mr. Fader-Rattner received a B.S. in Economics, summa cum laude, from The Wharton School at the University of Pennsylvania.

Scott Malpass

Mr. Malpass is our Director nominee. Mr. Malpass is the managing member of Grafton Street LLC, an advisor to family offices on investment strategy, asset allocation and manager selection criteria. Prior to founding Grafton Street in July 2020, Mr. Malpass served as the Vice President and Chief Investment Officer for the University of Notre Dame beginning in 1988, where he was responsible for management of the University’s endowment over a

32-year period and supported its growth to approximately $12 billion. He began his career as an Associate at Irving Trust Company from 1986 – 1988. In addition, Mr. Malpass currently serves as a Professor at University of Notre Dame, where he has been a professor of Applied Investment Management since 1994 and of Global Portfolio Management since 2009. Mr. Malpass has served on the Board of Directors of The Vanguard Group since 2013, as the founder and chair of Catholic Investment Services since 2012, on the Board of Superintendence of The Institute for the Works of the Religion (more commonly known as the Vatican Bank) since March 2017 and on the board of directors of Paxos Trust Company since April 2021. Mr. Malpass has received numerous awards for his service and expertise from the University of Notre Dame, including the James E. Armstrong Award in 2000, the Honorary Monogram Award in 2006, the Mendoza College of Business MBA Alumnus of the Year award in 2011, and the Spirit of Holy Cross Award (from the founding religious order of the University) in 2016. He also has been recognized as Large Endowment Manager of the Year by Institutional Investor Magazine in 2011 and has received the Rodney H. Adams Endowment Award from the Nasional Association of College and University Business Officers in 2012, and the Lifetime Achievement Award from Chief Investment Officer magazine in 2014. Mr. Malpass earned a B.S. in Biological Sciences from the University of Notre Dame in 1984 and an M.B.A. in Finance from the University of Notre Dame in 1986.

Steven Vincent

Mr. Vincent is our Director nominee. Mr. Vincent is currently a Partner, Chief Operating Officer and Chief Legal Officer of Brigade Capital Management, LP, an approximately $30 billion diversified global investment management firm specializing in investment credit strategies. Mr. Vincent has been at Brigade Capital since February 2008. Mr. Vincent also serves as a Director of M3-Brigade Acquisition II Corp. since March 2021 and is a Director nominee of M3-Brigade Acquisition IV Corp. Prior to Brigade Capital, Mr. Vincent served as the Associate Director of Litigation and Regulatory Proceedings at Goldman Sachs from May 2002 to September 2008. Mr. Vincent also served as Senior Vice President and Senior Attorney at Lehman Brothers from October 1993 to April 2002. Mr. Vincent’s private practice experience includes having worked at Jones Day from September 1990 to September 1993; Anderson Kill P.C. from December 1984 to August 1990; and, Windels Marx from September 1983 to November 1984. Mr. Vincent has been a member of the Boston College Wall Street Executive Committee since 2009, is a former Trustee of the Gregorian University Foundation (2013 – 2020), is a former Trustee of Sacred Heart Academy (Hempstead, New York) (2011 – 2016) and is a former Trustee of Xavier High School from 1992 – 2001 (Chair 1998 – 2001). Mr. Vincent earned a B.A., magna cum laude, in Political Science from Boston College and a J.D. from Fordham University School of Law.

In addition to Mr. Perkal, Mr. Chaice, Ms. Steffes and Mr. Vincent, key members of the Brigade team include:

Donald E. Morgan III, Founder, Managing Partner and Chief Investment Officer of Brigade, has more than 27 years of experience as an investor and entrepreneur. Prior to forming Brigade, Mr. Morgan was a Senior Managing Director and Co-Head of Fixed Income at MacKay Shields, LLC. During his leadership, the firm’s high yield products ranked in the top 10% of their peer groups. At the same time, Mr. Morgan grew the firm’s high yield assets to $16 billion. Mr. Morgan joined its predecessor firm in 1997 and co-managed its high yield funds until 2000, when he became the Lead Portfolio Manager of the High Yield Division. Mr. Morgan began his career in money management, as a High Yield Analyst at Fidelity Management and Research Company. Mr. Morgan received a BS in Finance, magna cum laude, from New York University. Additionally, Mr. Morgan is a CFA charterholder.

Doug Pardon is the Portfolio Manager for Brigade’s High Yield and Opportunistic Credit strategies. Mr. Pardon is also Head of High Yield Research and sits on the firm’s Investment Committee. In addition, Mr. Pardon is responsible for recruiting new credit analysts, and training research staff members on the Brigade investment process. Mr. Pardon joined Brigade in early 2007 as a senior analyst covering the retail, gaming, and leisure sectors and was promoted to head the High Yield Research Team in 2012. Prior to joining Brigade, Mr. Pardon was a Vice President/Senior Analyst in the High Yield Group at Lehman Brothers Asset Management. His

sectors of responsibility included the healthcare, gaming/lodging/leisure, retail, consumer products, food/drug/ tobacco and the services industries. Mr. Pardon also served as an Analyst in the Mergers and Acquisitions Group at Merrill Lynch & Co. Mr. Pardon received a BA in Finance with a minor in Accounting, magna cum laude, from the University of Notre Dame’s Mendoza College of Business.

Acquisition and Business Strategy

We will focus primarily on identifying attractive acquisition candidates with (a) strong business fundamentals under normalized circumstances, but which are in need of additional capital or operational improvement as a result of the impact of the COVID-19 pandemic on their business or (b) operate in the renewable energy sector (or related products and services) and can benefit from our human and financial capital. We also anticipate that these target companies will have a strong sustainability component or opportunity, which will help drive incremental future growth and multiple expansion as investors and customers a demonstrating an increasing focus on sustainability as a key requirement for investment or purchases. However, our search for business combination targets may extend across the wider range of industry sectors and geographies in which we believe that we can create stockholder value. We believe that our investment and operating expertise across multiple industry verticals and across companies in all stages of their corporate evolution will give us a large, addressable universe of potential targets in order to enable us to maximize our chances of completing a business combination in a timely manner and to maximize stockholder returns following such acquisition.

We have elected to focus our search for an initial business combination target on businesses which are based in North America that have been impacted by the COVID-19 pandemic or are in the renewable energy sector (or related products or services). We believe that businesses which are fundamentally strong, but which have an acute need for additional capital and management support as a result of impacts of the COVID-19 pandemic offer a disproportionate opportunity for investment return. We also believe that the rapid growth of the renewable energy sector offers a rare opportunity to invest in strong companies at a relatively early stage of the expected growth. We anticipate that this should drive a disproportionate increase in stockholder value and offers us a significant opportunity to apply our human and financial capital to our initial acquisition target in order to capture this disproportionate increase in value for our stockholders.

Our experience and the broad rationale for our interest with respect to each of these sectors for investment focus is as follows:

COVID-19 Impacts

In March 2020, the World Health Organization declared the COVID-19 virus to be a pandemic. At that same time, many consumers in the United States and elsewhere made significant changes to their daily habits in order to reduce the risk of infection and businesses were forced to react to the consumer trends. These changes had an immediate and material adverse impact upon corporate earnings and, by extension, upon the liquidity of businesses in a wide variety of sectors. While some of these changes are expected to be temporary in nature, others are expected to have long-term impacts that extend beyond the end of the pandemic. In order to adapt to this changing situation and offset the pandemic-related changes in consumer and business spending habits, many businesses have either taken on additional debt to support their operations during the pandemic period or require additional capital to do so. In other instances, businesses are benefiting from shifts in consumer trends and may require growth capital and management support to take advantage of tailwinds resulting from long-term, permanent changes in behavior.

As a result of the COVID-19 pandemic, many businesses which were strong only months ago are struggling today and require capital to bridge the pandemic period. Other businesses have already obtained the capital needed to survive through this period, but will be looking for opportunities to quickly de-leverage when the economic environment normalizes. Finally, many financial sponsors have been forced to delay exits from seasoned investments or invest additional capital in their portfolio companies, and will look for efficient exit strategies once the pandemic has subsided.

Conversely, certain businesses and market niches are benefiting from the structural shift in consumer behavior and the acceleration of certain trends that, prior to COVID-19, were impacting industries at a slower pace. These businesses may benefit from growth capital and management support in order to react quickly to these disruptive trends in partnership with owners that bring the necessary financial resources and expertise to successfully take advantage of the underlying industry dynamics.

We believe that these effects of the COVID-19 pandemic will create a unique opportunity for our combined team to identify a strong business combination target as the pandemic subsides and companies seek to position themselves for future growth. While some companies which were strong at the start of the pandemic may find that sectoral changes will have long-term adverse impacts upon their financial performance, we believe that most affected companies will quickly recover. Moreover, those companies that come out of the pandemic with a strong balance sheet and sufficient liquidity will have the opportunity to supercharge their growth by consolidating the smaller companies in their sector.

The COVID-19 pandemic has not affected all industries equally, with the industrials and consumer discretionary sectors, among others, experiencing more than 30% sales declines during the first three quarters of 2020 when compared to 2019. Our combined team has deep experience in each of these sectors and has played key management or advisory roles with companies within these sectors.

We believe that this experience positions us well to source investment opportunities, conduct thorough diligence, negotiate a strong business combination, and help drive long-term growth following a business combination.

Renewable Energy

In recent years, renewable energy has moved from a niche technology to a mainstream source of power generation in the United States—and this trend is projected to accelerate over the coming years. The U.S. Energy Information Administration reports that 120 trillion btu of solar and wind energy were consumed in the United States during 2000, while more than 3,775 trillion btu of solar and wind energy were consumed during 2020. As a result, more electricity is now generated from renewable sources in the United States than from coal or nuclear. This growth is expected to continue for the foreseeable future, with the U.S. Energy Information Administration reporting that energy production from renewables (including, among others, hydroelectric, biomass, solar and wind) is expected to double by 2050.

The growth of renewables as a leading source of power in the United States is no longer driven by tax incentives or government mandates, but rather is now driven by fundamental economics. Indeed, significant improvement in the efficiency of photovoltaic and wind turbine technologies has reduced the levelized cost of energy (defined as the lifetime cost of energy, including the cost of building and operating the generation source over its lifetime, divided by the energy production from that source) from wind and solar so that they are now the lowest of all technologies under many circumstances. At the same time, demand from commercial and consumer customers for “green” energy has grown dramatically, creating demand for additional generating capacity from renewable sources.

We believe that the rapid growth of the renewable energy sector in recent years and the expectation of continued rapid growth will offer a strong investment opportunity because this growth has created the need for increased investment in production, generation, transmission, storage, construction and related technologies for renewable energy and, similarly, increased need for growth capital. Additionally, many companies in the renewables sector have now grown to a scale where they would be attractive to public investors who can provide the needed growth capital and offer a potential exit for early funders. As such, we believe that the renewables sector provides us with the opportunity to achieve a favorable investment return for our investors and that the relationships and experience of our combined team will afford us the opportunity to identify such companies, negotiate a favorable business combination and support management in accelerating growth.

Sustainability Component

As an adjunct to our investment thesis, we believe that a focus on companies with a strong commitment to sustainability or the opportunity to expand such commitment are likely to experience significant multiple expansion over the near term, creating the opportunity for a significantly enhanced investment return.

In recent years, ESG (environmental, social and governance) have increasingly become a factor in investment decisions for companies and consumers. The drive towards ESG as an investment consideration does not just reflect a desire to do good, but also is tied to high investment performance. Indeed, studies have shown that stocks of companies with a strong ESG focus have outperformed their less-sustainable peers over the past 25 years and that this disparity is growing.

Consumers are demanding products that are sourced and manufactured in a sustainable manner and businesses are investing heavily in creating and promoting their sustainability efforts. To capture this investment growth, companies are developing products with clear ESG objectives, embracing an ESG-driven culture across their organizations, and expanding their abilities to incorporate ESG data into investment decision processes.

Similarly, the percentage of investors that apply ESG principles to their portfolios has increased dramatically in recent years.

The COVID-19 pandemic appears to be accelerating this trend, with reports indicating that the pandemic is driving increased consumer focus on sustainability and with the expectation that increased business investment in sustainability and responsible sourcing and production will follow. Recent studies have shown a strong consumer preference for including environmental and sustainability concerns in post-pandemic economic recovery plans and the products, services and operations of businesses in the post-pandemic era. Additionally, nearly half of U.S. consumers have indicated that they expect to adopt more sustainable behavior in the future. This suggests that sustainability should, in itself, be a source of earnings growth for the foreseeable future.

With the strong investment performance of ESG-focused companies over the past 20 years and the accelerated interest and investment in sustainability by businesses and consumers in the post-pandemic era, it is not surprising that recent studies have projected that approximately 200 new funds in the United States with an ESG investment mandate will launch by 2023—more than doubling the activity from the previous three years—and it is projected that ESG-mandated assets could make up 50% of all managed assets (or over $34 trillion) in the United States by 2025.

We view sustainability as a key accelerant of investment performance and we expect that the allocation of more investment funds to businesses which can demonstrate clear sustainability initiatives will accelerate this trend and lead to multiple expansion for companies with a strong sustainability commitment. This means that a company with clear sustainability initiatives should see enhanced valuations when compared with competitors that lack such initiatives—and that such disparity should increase in the coming years. Accordingly, by focusing our investment efforts on companies with sustainability components or opportunities, we expect that we can drive enhanced returns for our investors.

Acquisition Criteria

Our management team is committed to efficiently and effectively identifying and conducting due diligence on appropriate acquisition targets in order to maximize our opportunity to consummate a business combination. Based upon the experience of our combined team, we have identified a variety of criteria and guidelines that we expect to apply when evaluating any potential acquisition. These include:

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Underlying Fundamentals of the Target Business. The most important factor that we will evaluate in determining whether a target business meets our anticipated criteria is the underlying fundamentals of that target business, including: Its financial condition and historical results of operation; our expectations of projected performance; the industry in which it operates; its brand recognition and potential; the experience and skill of existing management and availability of additional personnel; any additional capital requirements; its competitive position; any barriers to entry for potential competitors in the relevant industry; the stage of development of its key existing and potential products, processes or services; existing distribution channels for its products and potential for expansion; the degree of current or potential market acceptance of the products, processes or services; any proprietary aspects of products and the extent of intellectual property or other protection for products or formulas; and industry leadership, sustainability of market share and attractiveness of market industries in which the business participates.

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Impact of COVID-19 on the Target Business. The factors that we will evaluate relating to the impact on COVID-19 on the business include: The change in operating performance, both positive and negative, of the business between pre-COVID periods (i.e., periods before March 2020) and the present; the likely long-term impact of such changes on the business; the likelihood of a rapid and sustainable improvement in operating performance following the end of the pandemic for businesses that were negatively impacted; and the capital and other resources required for the operation of the business during the pandemic (including availability of capital in the event that the pandemic continues for long than currently anticipated or the recovery for that business takes longer than currently anticipated).

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Sustainability Component and Opportunities for the Business. The factors that we will evaluate relating to the sustainability of the business and opportunity for enhancing such sustainability include: The practices, products and services of the business; the production methods for the products and services, including their relationship to a low-carbon, prosperous, equitable, healthy and safe society; the nature of revenue and the likelihood that current earnings are “borrowing” from future earnings; and overall contribution to equality and long-term benefit to society.

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Other External Factors Affecting the Target Business. The other external factors affecting the target business that we expect to evaluate include: The impact of regulation on the business; the regulatory environment of the industry; and the specific competitive dynamics in the industry within which the company competes.

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Anticipated Contribution That Our Combined Team and Capital Can Make to Growth of the Business. The factors that we will evaluate in determining the anticipated contribution that our combined team and capital can make to the growth of the target business include: The scope of experience and skills possessed by our combined team in the relevant business and industry; the need for additional capital or management support required by the target business; and the value of our expertise in strategy, management and operations to the business.

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Opportunity for Superior Investment Return. The factors that we will evaluate in determining whether we are likely to obtain a superior return on our investment in the business include: the valuation at which our investment is made; the appropriateness of the business for public capital markets; the potential for growth from add-on acquisitions; the potential for profitable, organic long-term growth; and the costs associated with effecting the business combination.

We anticipate that we will find the greatest number of opportunities for our initial business combination among middle market companies with aggregate enterprise value of $1 billion or more, as determined in the sole discretion of our officers and directors according to reasonably accepted valuation standards and methodologies.

We believe that our investment results will be strongest when our expertise and resources can meaningfully contribute to the management and growth of the acquired business. This includes situations such as:

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Established Companies Experiencing Dislocation. We may seek to acquire an established company operating in an industry undergoing dislocation or disruption. This may take the form of, among other things, supply and demand imbalances, new technology entrants, shifts in consumer behavior, cyclicality and legal or regulatory challenges, particularly if resulting from the effects of the COVID-19 pandemic. Where such dislocation is temporary in nature, as we anticipate will prove to be the case with many industries experiencing the effects of the COVID-19 pandemic, we believe that it may provide an opportunity to acquire a company at an attractive multiple and invest in strengthening the long-term market position of the company over its competitors. Where such disruption is a more permanent trend, we believe that it may provide an opportunity to acquire a company in need of growth capital and management support in order to react quickly to these disruptive trends in partnership with owners that bring the necessary financial resources and expertise to successfully take advantage of the underlying industry dynamics. The history of our combined team in successfully managing companies during periods of dislocation makes this a criterion that we will particularly seek as we identify appropriate business combination targets.

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Deleveraging Transaction. Our combined team’s extensive relationships with lenders and private equity firms, as well as their prior experience in making deleveraging investments, should position us well to source and execute a recapitalizing acquisition. We believe that high levels of the issuance of high yield debt and leveraged loans in recent years, particularly as companies have sought additional capital in response to the challenges of the COVID-19 pandemic, will lead to an increase in companies that will need to de-level within the next two years. As opposed to distressed debt funds and investors, we believe we would be a preferred refinancing/de-leveraging solution to owners and management teams of these companies.

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Value-Added Capital for Growth and/or Consolidation Opportunities. Events that create significant economic dislocation, such as the COVID-19 pandemic, historically have created unique opportunities for well-capitalized companies to drive disproportionate growth as they consolidate their industries. Over decades of combined investment experience, our combined team has developed significant expertise in successfully identifying and investing in companies that are achieving rapid and profitable organic growth and growth through strategic initiatives. Our combined team also has a long and successful track record in managing businesses of this nature. Through this experience, we have found that management teams vary in their ability to recognize growth opportunities and take advantage of them. It is our current intent to target companies whose management teams recognize the opportunities in their industry, but lack the capital to take advantage of those opportunities, or could benefit from our combined team’s years of business experience in order to most effectively take advantage of those opportunities.

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Strategic or Operational Improvements. Our combined team has significant and successful experience in investing in, and working with, companies where there is an opportunity to effect meaningful operational improvements or derive meaningful benefit from a change in strategy. Members of our combined team have worked with such companies as investors, senior management, board members and consultants. We intend to tailor our approach to working with the target company’s management team to address the unique challenges and opportunities they face. Our combined team has the versatility and flexibility to allow us to provide strategic guidance as board members or to take on direct senior leadership roles to design and implement operational improvements or strategic change at the target company.

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“Partnership” Sale. We may seek to acquire one or more companies from a current owner, private equity or otherwise, who would like to retain a meaningful stake in the company to preserve and enhance potential upside. As a source of public equity capital, we believe that we will be well- positioned to provide liquidity to such an owner and expect that potential acquisition targets and partners would view the contribution to be made by our combined team as a positive factor in reviewing any acquisition proposal from us. We also could be an attractive financial and operating partner for a private equity firm that sees compelling acquisition opportunities, but may be already fully-invested.

•	Ownership Transition Transaction. In our experience, acquisition opportunities for good businesses periodically arise when the external needs of the current owner restrict further investment in the business. These restrictions can arise from changing corporate priorities, financial distress within the owner, contractual divestiture requirements applicable to private equity funds, or other factors. In situations of this nature, it is not unusual for the seller to seek to retain a meaningful stake in the business in order to preserve the opportunity for further appreciation. In the case of the Initial SPAC, the impending expiration of the relevant investment fund caused the owners of IEA to seek an exit from that investment and provided the opportunity for the Initial SPAC. to successfully consummate its business combination. We expect to actively seek out opportunities to acquire businesses of this nature in which we believe that the underlying business fundamentals justify the investment cost and provide a strong opportunity to achieve superior investment returns. Moreover, we believe that our close relationships with private equity firms will provide us with access to investment opportunities of this nature.

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Post-Restructured Companies. We may seek to acquire one or more companies which have recently exited the bankruptcy or restructuring process. These companies are often valued at a discount to their peers because they are often controlled by financial institutions and others (often the former creditors) who are “unnatural holders” of their equity and do not yet have the multi-year history of strong financial performance to demonstrate their long-term value. We believe that the extensive experience of our management team in the restructuring industry provides us with both the expertise and relationships to identify attractive opportunities to provide long-term value for our stockholders.

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Complex or Out-of-Favor Businesses. The COVID-19 pandemic has transformed businesses that were highly valued only months ago into orphans, which are out of favor with investors and, as a result, have limited access to capital. Our management team believes that businesses that have situational complexity or operate in industries that have fallen out-of-favor with investors can provide attractive investment opportunities. Within a business, situational complexity can often arise from business, legal, regulatory or capital structure issues. Our combined team has a successful record of managing investments and operating improvements in complex or out-of-favor businesses by applying tailored solutions that drive value creation. Recognizing that capital today is becoming commoditized, we believe that it is the management skills of our combined team and our experience in managing complex situations that provide us with our greatest strategic advantage.

The criteria and situations described above are not intended to be exhaustive and our evaluation of any particular initial business combination may reflect other considerations, factors and criteria deemed relevant by our management in effecting the relevant transaction, consistent with our business objective and strategy. Additionally, our management team may prioritize the importance of those factors differently when evaluating different target businesses, based upon our experiences with investments and acquisitions in the relevant industry.

Acquisition Process

In implementing the strategy described above, we will undertake a disciplined approach to identifying, analyzing, negotiating, documenting and consummating any business combination and have developed investment policies and procedures that are intended to allow us to respond quickly to opportunities, while preserving the quality of our investment approval process.

Our team has proven experience in sourcing, diligencing and closing an initial business combination through a special purpose acquisition corporation, having successfully completed this process with the Initial SPAC. In that case, our team reviewed over 150 potential transactions before successfully negotiating the definitive merger agreement in November 2017 and closing the transaction in March 2018. Although we caution that no assurance can be given as to whether future transactions will achieve similar results, we are confident that our combined team has the skills, experience and relationships needed to successfully identify, negotiate, diligence and consummate our initial business combination in a timely manner.

Sourcing of Potential Acquisition Targets

Each member of our combined team will be tasked with the responsibility for identifying and introducing to us potential business combination targets in order to provide a steady flow of investment opportunities. Our combined team are all highly experienced in their fields and have been selected with the goal of ensuring that we have the contacts and expertise needed to source our initial business combination target and add-on acquisitions. Each of them has developed a broad network of contacts and corporate relationships and has committed to using those contacts and relationships to assist us in sourcing investment opportunities.

Our combined team has developed its network of contacts and relationships though personal experience in sourcing, acquiring, operating, developing, growing, financing and selling businesses, as well as executing transactions under varying economic and financial market conditions. Members of our combined team have served on the boards of directors of companies in a wide variety of industries, including, among others, industrial, healthcare services, and consumer discretionary companies. Through the professional experiences of our combined team, we have access to senior management of public and private companies, as well as to executives and senior leaders of commercial banks, investment banks, private equity funds and hedge funds, who either hold business combination targets within their portfolios or otherwise can introduce us to valuable investment contacts. In addition, key members of our combined team have long-standing and strong relationships with senior players in the restructuring industry (such as financial advisors, distressed debt traders and investors, lenders, accounting firms, law firms and others), which we believe will offer us access to attractive potential business combination opportunities that are not known to the wider market of investors, particularly as companies that were experiencing strong and sustainable growth only months ago have been forced by the COVID-19 pandemic to undertake financial or operational restructurings.

We are confident that these networks of contacts and relationships will be important sources of investment opportunities, both by making introductions to specific opportunities and by providing us with investment ideas and targets that we can investigate through our internal resources. We also anticipate that this network will provide our management team with introductions to opportunities which are proprietary or where a limited group of investors is invited to participate in the sale process.

Investment Process

In evaluating a prospective target business, we expect to conduct a thorough and extensive due diligence review, which will encompass, among other things, meetings with incumbent management and employees, document reviews and inspection of facilities, and review of financial and other information that is made available to us. We believe that our combined team is uniquely qualified to conduct a thorough diligence examination and understand the risks and opportunities inherent in the business of a particular company. In addition to the substantial management and operating experience of our combined team, key members of our combined team have extensive expertise in managing businesses in a wide variety of industries through financial and operational restructurings. Though this experience, we have built an expertise in quickly and efficiently identifying the risks, inefficiencies and opportunities for a business. We have also developed expertise in identifying management strengths and weaknesses, so that we can provide support where appropriate and otherwise make difficult, but often essential, management changes.

Our combined team also is well-qualified to undertake the financial analysis necessary to determine whether a particular business is an attractive business combination candidate. Members of our combined team have a diverse professional backgrounds and qualifications, including experience as investment bankers, private equity investment professionals, credit and value investors, and restructuring advisors. Our combined team possesses valuable professional credentials and certifications, including certified turnaround professionals, chartered accountants, CPA’s, MBA’s and law degrees.

Our experience has shown us that successful acquisition transactions result not just from thorough diligence and attractive deal terms, but also from intangible factors, such as personal relationships and trust. Our combined team is well-versed in the art and science of negotiating investment and acquisition transactions, having been involved in a wide variety of such transactions during their careers. We also have found that trust which is built with the business management team during the diligence and negotiation stages of a transaction often provides the glue that binds the team together and allows difficult decisions to be made more easily after the transaction closes. Through our professional experience, we have learned how to delicately balance the conflicting goals of obtaining the best transaction terms for our investors and maintaining a strong relationship with the seller and the business management team. We believe that this, when coupled with our management experience, allows us to act more quickly and effectively to make the changes needed to improve management and operational efficiency of a business and build value.

Our Forward Purchase Agreement and Committed Capital

We believe our forward purchase agreement will enhance our ability to complete an initial business combination due to the certainty of funds we bring to a transaction, assuming we meet the closing conditions in the forward purchase agreement. In connection with the consummation of this offering, we expect to enter into a forward purchase agreement with our forward purchase affiliate, which will provide for the purchase of up to $40,000,000 of shares of Class A common stock, subject to adjustment, for a purchase price of $10.00 per share of Class A common stock, in a private placement to occur in connection with the closing of our initial business combination. The commitment forward purchase shares to be purchased by our forward purchase affiliate under the forward purchase agreement may be increased at our request at any time prior to our initial business combination, but only if agreed to by our forward purchase affiliate in its sole discretion. The obligations under the forward purchase agreement will not depend on whether any shares of Class A common stock are redeemed by our public stockholders. The amount of forward purchase shares sold pursuant to the forward purchase agreement will be determined by us at our sole discretion, up to the committed amount. The forward purchase agreement will also contain customary closing conditions, the fulfillment of which is a condition for our forward purchase affiliate to purchase the forward purchase shares and the satisfaction of which shall be reasonably determined by the forward purchase affiliate in good faith, including that our initial business combination must be consummated substantially concurrently with, and immediately following, the purchase of forward purchase shares. In the event of any such failure to fund, any obligation is so terminated or any such condition is not satisfied and not waived, we may not be able to obtain additional funds to account for such shortfall on terms favorable to us or at all. Any such shortfall would also reduce the amount of funds that we have available for working capital of the post-business combination company. The closing conditions include: (i) our initial business combination being consummated substantially concurrently with, and immediately following, the purchase of the forward purchase shares; (ii) the forward purchase affiliate having capital commitments not subject to opt-out rights, subject to additional conditions in the forward purchase agreement; (iii) the ratio of enterprise value to the projected full fiscal year “adjusted EBITDA” (as defined below) of the target for the first fiscal year following entry into the definitive agreement related to the initial business combination is less than or equal to 15.00:1.00; (iv) our delivery to the forward purchase affiliate of a certificate evidencing our good standing as a Delaware corporation within five business days of the consummation of our initial business combination; (v) all representations and warranties made by us in the forward purchase agreement being true and correct in all material respects; (vi) our performing, satisfying and complying in all material respects with the covenants, agreements and conditions required by the forward purchase agreement; (vii) no order, writ, judgment, injunction, decree, determination, or award having been entered or threatened by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect or threatened, preventing the purchase by the forward purchase affiliate of the forward purchase shares; (viii) our having consummated a private investment in public equity (a “PIPE”) for the purchase of our shares of Class A common stock at a price of $10.00 per share or convertible PIPE securities, pursuant to which we shall have received net cash proceeds from third-party investors who are not affiliates of us or our sponsor in an aggregate amount of at least three times the total forward purchase of $40,000,000, or $120,000,000 (and, for the avoidance of doubt, if such third-party investment is made in the form of convertible PIPE securities, the forward purchase affiliate shall be entitled to elect to purchase such convertible PIPE securities in lieu of its purchase of the forward purchase shares in accordance with Section 1(a)(i) of the forward purchase agreement); and (ix) our having reimbursed the forward purchase affiliate for its costs and expenses incurred in connection with the preparation, execution and performance of the forward purchase agreement and the consummation of the transactions contemplated therein, including reasonable and documented out-of-pocket fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.

For the purposes of the “adjusted EBITDA” calculation referenced in closing condition (iii) above, “adjusted EBITDA” refers to, for any period, with respect to the target, the adjusted EBITDA measure presented to potential investors in the PIPE in connection with our initial business combination, which shall be reasonable and prepared in good faith at the time such calculations are made. This condition will have the effect of limiting the number of target enterprises we can consider for our initial business combination.

In connection with negotiating our initial business combination, we may seek to raise additional funds pursuant to the PIPE. If we raise additional funds pursuant to the PIPE, we will be permitted to sell forward purchase shares to the forward purchase affiliate through the forward purchase agreement in an amount equal to one-third of the size of the PIPE, subject to a maximum of $40,000,000, or such other amount as the forward purchase affiliate and we shall agree. In determining the size of any PIPE, the amount of forward purchase shares we intend to sell to the forward purchaser, or any other capital raise in connection with our initial business combination, we will take into account the purchase price of the potential target, the liquidity needs in connection with the transaction, including any repayment of indebtedness, the amount of fees and expenses with respect to the above, redemptions of our Class A common stock and market conditions at the time.

The terms of the forward purchase shares will generally be identical to the terms of the Class A common stock being issued in this offering, except that the forward purchase shares will have certain registration rights, as described in this prospectus.

We believe our committed capital makes us more attractive to both asset owners and management teams of potential business combination targets. We also believe our ability to complete our initial business combination will be enhanced by the certainty we bring through the significant forward purchase agreement, along with the ability of our sponsor to invest additional capital, through its managed funds and accounts, both initially and over time. We will look to be both opportunistic and flexible in structuring a capital solution that will be the most effective in executing a business combination. This flexibility includes our ability to seek additional purchases beyond the commitment of our forward purchase affiliate, depending on the potential targets and financing terms available to us in the market on the terms of the forward purchase agreement or on terms otherwise acceptable to us. We reserve the right to add additional forward purchase investors at a later date but do not have any additional forward purchase investors as of the date of this prospectus.

Initial Business Combination

We will have up to 12 months from the closing of this offering to consummate an initial business combination. However, if we anticipate that we may not be able to consummate our initial business combination within 12 months, we may, by resolution of our board of directors if requested by our sponsor, extend the period of time we will have to consummate an initial business combination by an additional 3 months, up to four times, subject to the deposit of additional funds into the trust account. Our stockholders will not be entitled to vote on or redeem their shares in connection with any such extension. Pursuant to the terms of our amended and restated certificate of incorporation, in order to extend the period of time to consummate an initial business combination in such a manner, upon no less than five days’ advance notice prior to the applicable deadline, and in connection with each extension, an additional $1,696,500, or $1,950,975 if the underwriters’ over-allotment option is exercised in full, must be deposited into the trust account (which may be in part from working capital) on or prior to the date of the applicable deadline. Our sponsor is not obligated to extend the time for us to complete our initial business combination. In the event that we receive notice from our sponsor five days prior to the applicable deadline of its wish for us to effect an extension, we intend to issue a press release announcing such intention at least three days prior to the applicable deadline. In addition, we intend to issue a press release the day after the applicable deadline announcing whether or not the funds have been timely deposited. Our sponsor has the option to accelerate its extension request, subject to the deposit of the relevant amount of additional funds into the trust account at any time following the closing of this offering and prior to the consummation of our initial business combination with the same effect of extending the time we will have to consummate an initial business combination by 3, 6, 9 or 12 months, as applicable. This structure is unlike the structure of similar blank check companies, which generally are only permitted to extend the time period to complete an initial business combination in connection with an amendment to their amended and restated certificate of incorporation.

In addition to our sponsor’s ability to extend our deadline to consummate an initial business combination by up to 12 months subject to the deposit of additional funds into the trust account as described above, we may also hold a stockholder vote at any time to amend our amended and restated certificate of incorporation to modify the amount of time we will have to consummate an initial business combination (as well as to modify the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within the time periods described herein or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity). As described herein, our sponsor, executive officers, directors and director nominees have agreed that they will not propose any such amendment unless we provide our public stockholders with the opportunity to redeem their public shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account not previously released to us to pay working capital expenses (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then outstanding public shares, subject to the limitations described herein.

If we do not complete our initial business combination within the completion window, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account not previously released to us to pay working capital expenses (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable).

The NYSE rules provide that our initial business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the trust account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of our signing a definitive agreement in connection with our initial business combination. If our board is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm that is a member of FINRA, or a qualified independent accounting firm with respect to the satisfaction of such criteria.

We anticipate structuring our initial business combination so that the post-transaction company in which our public stockholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for us not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test. If the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors. In the event we seek to complete our initial business combination with a company that is affiliated with our sponsor, officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm which is a member of FINRA or a qualified independent accounting firm that our initial business combination is fair to our company from a financial point of view.

Members of our combined team will directly or indirectly own common stock and warrants following this offering, and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination. For additional information regarding our executive officers’ and directors’ business affiliations and potential conflicts of interest, see “Management—Directors and Executive Officers” and “Management—Conflicts of Interest.”

Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to another entity, including to the Second SPAC and the Fourth SPAC, pursuant to which such officer or director is required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, and only present it to us if such entity rejects the opportunity. We do not believe, however, that the fiduciary duties or contractual obligations of our executive officers will materially affect our ability to complete our business combination. Our amended and restated certificate of incorporation provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.

Status as a Public Company

We believe our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their shares of stock in the target business for shares of our stock or for a combination of shares of our stock and cash, allowing us to tailor the consideration to the specific needs of the sellers. Although there are various costs and obligations associated with being a public company, we believe target businesses will find this process a more certain and cost-effective method to becoming a public company than the typical initial public offering. In a typical initial public offering, there are additional expenses incurred in marketing, road show and public reporting efforts that may not be present to the same extent in connection with a business combination with us.

Furthermore, once a proposed business combination is completed, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions, which could prevent the offering from occurring. Once public, we believe the target business would then have greater access to capital and an additional means of providing management incentives consistent with stockholders’ interests. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

We are an “emerging growth company,” as defined in the JOBS Act. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.0 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A common stock that is held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Financial Position

With funds available for a business combination initially in the amount of $251,865,000 assuming no redemptions and after payment of up to $11,745,000 of deferred underwriting fees (or $288,861,750 after payment of $14,289,750 of deferred underwriting fees if the underwriters’ over-allotment option is exercised in full), we offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt ratio. Because we are able to complete our business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third party financing and there can be no assurance it will be available to us.

Effecting our Initial Business Combination

General

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the private placement warrants, forward purchase securities, our capital stock, debt or a combination of these as the consideration to be paid in our initial business combination. We may seek to complete our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses.

If our initial business combination is paid for using stock or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our business combination or used for redemptions of purchases of our Class A common stock, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions with respect to identifying any business combination target. From the period commencing with our formation through the date of this prospectus, there have been no communications or discussions between any of our officers, directors or our sponsor and any of their potential contacts or relationships regarding a potential initial business combination. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

We may seek to raise additional funds through a private offering of debt or equity securities in connection with the completion of our initial business combination, and we may effectuate our initial business combination using the proceeds of such offering rather than using the amounts held in the trust account. Subject to compliance with applicable securities laws, we would complete such financing only simultaneously with the completion of our business combination. In the case of an initial business combination funded with assets other than the trust account assets, our tender offer documents or proxy materials disclosing the business combination would disclose the terms of the financing and, only if required by law, we would seek stockholder approval of such financing. There are no prohibitions on our ability to raise funds privately or through loans in connection with our initial business combination. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise.

Origination and Sourcing of Target Business Opportunities

We believe our combined team’s extensive investment and transaction experience, along with relationships with intermediaries and companies, will provide us with a substantial number of potential business combination targets. Over the course of their careers, the members of our combined team have developed a broad network of contacts and corporate relationships around the world. This network has been developed over the course of approximately 30 years, in the case of our Chairman and Chief Executive Officer.

We expect that the combined team’s network of existing contacts and relationships will be able to deliver a flow of potential platform and add-on acquisition opportunities which are proprietary or where a limited group of established, credentialed buyers have been invited to participate in the sale process. In addition, we anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment market participants, private equity funds and large business enterprises seeking to divest non-core assets or divisions.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, executive officers or directors, or making the acquisition through a joint venture or other form of shared ownership with our sponsor, executive officers or directors. In the event we seek to complete an initial business combination with a target that is affiliated with our sponsor, executive officers or directors, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm which is a member of FINRA or a qualified independent accounting firm that such an initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.

As more fully discussed in “Management—Conflicts of Interest,” if any of our executive officers becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. Certain of our executive officers currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us. Our amended and restated certificate of incorporation provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.

We anticipate that target business candidates will also be brought to our attention from various unaffiliated sources, including investment bankers, private investment funds and other intermediaries. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses in which they think we may be interested on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. In addition, we expect to receive a number of proprietary deal flow opportunities that would not otherwise necessarily be available to us as a result of the track record and business relationships of our officers and directors.

Selection of a target business and structuring of our initial business combination

The NYSE rules provide that our initial business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the trust account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of our signing a definitive agreement in connection with our initial business combination. The fair market value of the target or targets will be determined by our board of directors based upon one or more standards generally accepted by the financial community, such as discounted cash flow valuation or value of comparable businesses. If our board is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from independent investment banking firm that is a member of FINRA or a qualified independent accounting firm with respect to the satisfaction of such criteria.

In any case, we will only complete an initial business combination in which we own or acquire 50% or more of the outstanding voting securities of the target or otherwise acquire a controlling interest in the target sufficient for us not to be required to register as an investment company under the Investment Company Act. If we own or acquire less than 100% of the equity interests or assets of a target business or businesses, the portion of such business or businesses that are owned or acquired by the post-transaction company is what will be valued for purposes of the 80% of net assets test. There is no basis for investors in this offering to evaluate the possible merits or risks of any target business with which we may ultimately complete our business combination.

To the extent we effect our business combination with a company or business that may be financially unstable or in its early stages of development or growth we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which our business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.

Lack of business diversification

For an indefinite period of time after the completion of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By completing our business combination with only a single entity, our lack of diversification may:

•

subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination, and

•	cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited ability to evaluate the target’s management team

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting our business combination with that business, our assessment of the target business’s management may not prove to be correct. In addition, the future management may not have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our directors will remain associated in some capacity with us following our business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to our business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business.

We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that the additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Stockholders may not have the ability to approve our initial business combination

We may conduct redemptions without a stockholder vote pursuant to the tender offer rules of the SEC. However, we will seek stockholder approval if it is required by law or applicable stock exchange rule, or we may decide to seek stockholder approval for business or other legal reasons. Presented in the table below is a graphic explanation of the types of initial business combinations we may consider and whether stockholder approval is currently required under Delaware law for each such transaction.

Type of Transaction	Whether Stockholder Approval is Required
Purchase of assets	No
Purchase of stock of target not involving a merger with the company	No
Merger of target into a subsidiary of the company	No
Merger of the company with a target	Yes

Under the NYSE’s listing rules, stockholder approval would be required for our initial business combination if, for example:

•	we issue Class A common stock that will be equal to or in excess of 20% of the number of shares of our Class A common stock then outstanding;

•

any of our directors, officers or substantial security holders (as defined by the NYSE rules) has a 5% or greater interest, directly or indirectly, in the target business or assets to be acquired and if the number of shares of common stock to be issued, or if the number of shares of common stock into which the securities may be convertible or exercisable, exceeds either (a) 1% of the number of shares of common stock or 1% of the voting power outstanding before the issuance in the case of any of our directors or officers (b) 5% of the number of shares of common stock or 5% of the voting power outstanding before the issuance in the case of any substantial security holders; or

•	the issuance or potential issuance of common stock will result in our undergoing a change of control.

Permitted purchases of our securities

In the event we seek stockholder approval of our business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisors or their affiliates may purchase public shares or public warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase public shares or public warrants in such transactions. They will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. Such a purchase may include a contractual acknowledgement that such stockholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. Subsequent to the consummation of this offering, we will adopt an insider trading policy which will require insiders to: (i) refrain from purchasing shares during certain blackout periods and when they are in possession of any material nonpublic information and (ii) clear all trades with our legal counsel prior to execution. We cannot currently determine whether our insiders will make such purchases pursuant to a Rule 10b5-1 plan, as it will be dependent upon several factors, including but not limited to, the timing and size of such purchases. Depending on such circumstances, our insiders may either make such purchases pursuant to a Rule 10b5-1 plan or determine that such a plan is not necessary.

In the event that our sponsor, directors, officers, advisors or their affiliates purchase public shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.

The purpose of such purchases would be to (i) vote such shares in favor of the business combination and thereby increase the likelihood of obtaining stockholder approval of the business combination or (ii) satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our business combination, where it appears that such requirement would otherwise not be met. This may result in the completion of our business combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our common stock may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Our sponsor, officers, directors and/or their affiliates anticipate that they may identify the stockholders with whom our sponsor, officers, directors or their affiliates may pursue privately negotiated purchases by either the stockholders contacting us directly or by our receipt of redemption requests submitted by stockholders following our mailing of proxy materials in connection with our initial business combination. To the extent that our sponsor, officers, directors, advisors or their affiliates enter into a private purchase, they would identify and contact only potential selling stockholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against the business combination. Our sponsor, officers, directors, advisors or their affiliates will only purchase shares if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws.

Any purchases by our sponsor, officers, directors and/or their affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. Our sponsor, officers, directors and/or their affiliates will not make purchases of common stock if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act.

Redemption rights for public stockholders upon completion of our initial business combination

We will provide our public stockholders with the opportunity to redeem all or a portion of their shares of Class A common stock upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination, including interest (which interest shall be net of taxes payable), divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $10.10 per public share. The per-share amount we will distribute to investors who properly redeem their public shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. Our initial stockholders have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and any public shares they may hold in connection with the completion of our business combination.

Manner of Conducting Redemptions

We will provide our public stockholders with the opportunity to redeem all or a portion of their shares of Class A common stock upon the completion of our initial business combination either (i) in connection with a stockholder meeting called to approve the business combination or (ii) by means of a tender offer. The decision as to whether we will seek stockholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek stockholder approval under the law or stock exchange listing requirement. Asset acquisitions and stock purchases would not typically require stockholder approval while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our outstanding common stock or seek to amend our amended and restated certificate of incorporation would require stockholder approval. We intend to conduct redemptions without a stockholder vote pursuant to the tender offer rules of the SEC unless stockholder approval is required by law or stock exchange listing requirement or we choose to seek stockholder approval for business or other legal reasons.

If a stockholder vote is not required and we do not decide to hold a stockholder vote for business or other legal reasons, we will, pursuant to our amended and restated certificate of incorporation:

•	conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and

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file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies. Although we are not required to do so, we currently intend to comply with the substantive and procedural requirements of Regulation 14A in connection with any stockholder vote even if we are not able to maintain our NYSE listing or Exchange Act registration.

Upon the public announcement of our business combination, we or our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase shares of our Class A common stock in the open market if we elect to redeem our public shares through a tender offer, to comply with Rule 14e-5 under the Exchange Act.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public stockholders not tendering more than a specified number of public shares which are not purchased by our sponsor, which number will be based on the requirement that we may not redeem public shares in an amount that would cause our Class A common stock to become a “penny stock” as such term is defined in Rule 3a51-1 of the Exchange Act or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. If public stockholders tender more shares than we have offered to purchase, and we do not waive such maximum or amend our offer, we will withdraw the tender offer and not complete the initial business combination.

If, however, stockholder approval of the transaction is required by law or stock exchange listing requirement, or we decide to obtain stockholder approval for business or other legal reasons, we will, pursuant to our amended and restated certificate of incorporation:

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conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and

•	file proxy materials with the SEC.

•

In the event that we seek stockholder approval of our initial business combination, we will distribute proxy materials and, in connection therewith, provide our public stockholders with the redemption rights described above upon completion of the initial business combination.

If we seek stockholder approval, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. In such case, our initial stockholders have agreed to vote their founder shares and any public shares purchased during or after this offering in favor of our initial business combination. As a result, we would need only 9,787,501 of the 26,100,000 public shares, or approximately 37.5%, sold in this offering to be voted in favor of our initial business combination in order to have such transaction approved (assuming the over-allotment option is not exercised). Each public stockholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction. In addition, our initial stockholders have entered into a letter agreement with us pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and public shares in connection with the completion of a business combination.

Our amended and restated certificate of incorporation provides that in no event will we redeem our public shares in an amount that would cause our net tangible assets upon consummation of our initial business combination to be less than the minimum amount required such that our Class A common stock will not become a “penny stock” as such term is defined in Rule 3a51-1 of the Exchange Act. Redemptions of our public shares may also be subject to a higher net tangible asset test or cash requirement pursuant to an agreement relating to our initial business combination. For example, the proposed business combination may require: (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all shares of Class A common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, and any such condition is not waived, we will not complete the business combination or redeem any shares, and all shares of Class A common stock submitted for redemption will be returned to the holders thereof.

Limitation on redemption upon completion of our initial business combination if we seek stockholder approval

Notwithstanding the foregoing, if we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to Excess Shares. We believe this restriction will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against a proposed business combination as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us or our management at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to complete our business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our business combination.

Tendering stock certificates in connection with redemption rights

We may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent up to two business days prior to the vote on the proposal to approve the business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, in each case up to two business days prior to the initially scheduled vote to approve the business combination. The proxy materials that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public stockholders to satisfy such delivery requirements, which will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. Accordingly, a public stockholder would have from the time we send out our tender offer materials up to two days prior to the vote on the business combination to tender its shares if it wishes to seek to exercise its redemption rights. Given the relatively short period in which to exercise redemption rights, it is advisable for stockholders to use electronic delivery of their public shares.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $35.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

The foregoing is different from the procedures used by many blank check companies. In order to perfect redemption rights in connection with their business combinations, many blank check companies would distribute proxy materials for the stockholders’ vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his or her redemption rights. After the business combination was approved, the company would contact such stockholder to arrange for him or her to deliver his or her certificate to verify ownership. As a result, the stockholder then had an “option window” after the completion of the business combination during which he or she could monitor the price of the company’s stock in the market. If the price rose above the redemption price, he or she could sell his or her shares in the open market before actually delivering his or her shares to the company for cancellation. As a result, the redemption rights, to which stockholders were aware they needed to commit before the stockholder meeting, would become “option” rights surviving past the completion of the business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming holder’s election to redeem is irrevocable once the business combination is approved.

Any request to redeem such shares, once made, may be withdrawn at any time up to two business days prior to the vote on the proposal to approve the business combination, unless otherwise agreed to by us. Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of our business combination.

If our initial business combination is not approved or completed for any reason, then our public stockholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.

If our initial proposed business combination is not completed, we may continue to try to complete a business combination with a different target until the end of the completion window.

Redemption of Public Shares and Liquidation if No Business Combination

Our sponsor, executive officers, directors and director nominees have agreed that we will have only the completion window to complete our initial business combination. If we are unable to complete our initial business combination within the completion window, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our public warrants, which will expire worthless if we fail to complete our business combination within the completion window.

Our initial stockholders have entered into a letter agreement with us pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within the completion window. However, if our initial stockholders acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the completion window.

Our sponsor, executive officers, directors and director nominees have agreed, pursuant to a written letter agreement with us, that they will not propose any amendment to our amended and restated certificate of incorporation that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the completion window, unless we provide our public stockholders with the opportunity to redeem their shares of Class A common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable), divided by the number of then outstanding public shares. However, our certificate of incorporation provides that we may not redeem our public shares in an amount that would cause our Class A common stock to become a “penny stock” as such term is defined in Rule 3a51-1 of the Exchange Act. Prior to acquiring any securities from our initial stockholders, permitted transferees must enter into a written agreement with us agreeing to be bound by the same restriction.

We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the approximately $2,100,000 of proceeds held outside the trust account, although we cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the trust account not required to pay taxes, we may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

If we were to expend all of the net proceeds of this offering and the sale of private placement warrants, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by stockholders upon our dissolution would be approximately $10.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public stockholders. We cannot assure you that the actual per-share redemption amount received by stockholders will not be substantially less than $10.00. Under Section 281(b) of the DGCL, our plan of dissolution must provide for all claims against us to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.

Although we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. In order to protect the amounts held in the trust account, our sponsor has agreed that it will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.10 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets other than due to the failure to obtain such waiver, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, then our sponsor will not be responsible to the extent of any liability for such third-party claims. We cannot assure you, however, that our sponsor would be able to satisfy those obligations. None of our other officers will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the trust account are reduced below (i) $10.10 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets other than due to the failure to obtain such waiver, in each case net of the amount of interest which may be withdrawn to pay taxes, and our sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be substantially less than $10.10 per share.

We will seek to reduce the possibility that our sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Our sponsor will also not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to approximately $2,100,000 from the proceeds of this offering and the sale of the private placement warrants with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $100,000). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received funds from our trust account could be liable for claims made by creditors. In the event that our offering expenses exceed our estimate of $970,000, we may fund such excess with funds from the funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $970,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our business combination within the completion window may be considered a liquidation distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60- day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.

Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our business combination within the completion window, is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution. If we are unable to complete our business combination within the completion window, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Accordingly, it is our intention to redeem our public shares as soon as reasonably possible following the end of our completion window, and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date.

Because we will not be complying with Section 280, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account.

As a result of this obligation, the claims that could be made against us are significantly limited and the likelihood that any claim that would result in any liability extending to the trust account is remote. Further, our sponsor may be liable only to the extent necessary to ensure that the amounts in the trust account are not reduced below (i) $10.10 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets other than due to the failure to obtain such waiver, in each case net of the amount of interest withdrawn to pay taxes and less any per-share amounts distributed from our trust account to our public stockholders in the event we are unable to complete our business combination within the completion window and will not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third-party claims.

If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $10.10 per share to our public stockholders. Additionally, if we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/ creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, our board may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public stockholders will be entitled to receive funds from the trust account only in the event of the redemption of our public shares if we do not complete our business combination within the completion window or if they redeem their respective shares for cash upon the completion of the initial business combination. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. In the event we seek stockholder approval in connection with our initial business combination, a stockholder’s voting in connection with the business combination alone will not result in a stockholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such stockholder must have also exercised its redemption rights described above.

Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of our initial business combination. If we seek to amend any provisions of our amended and restated certificate of incorporation relating to stockholders’ rights or pre-business combination activity, we will provide dissenting public stockholders with the opportunity to redeem their public shares in connection with any such vote. Our initial stockholders have agreed to waive any redemption rights with respect to their founder shares and public shares in connection with the completion of our initial business combination. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

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prior to the consummation of our initial business combination, we shall either (1) seek stockholder approval of our initial business combination at a meeting called for such purpose at which stockholders may seek to redeem their shares, regardless of whether they vote for or against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable), or (2) provide our stockholders with the opportunity to tender their shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable), in each case subject to the limitations described herein;

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we will consummate our initial business combination only if we have net tangible assets upon consummation of our initial business combination of not less than the minimum amount required such that our Class A common stock will not become a “penny stock” as such term is defined in Rule 3a51-1 of the Exchange Act and, solely if we seek stockholder approval, a majority of the outstanding shares of common stock voted are voted in favor of the business combination;

•	if our initial business combination is not consummated within the completion window, then our existence will terminate and we will distribute all amounts in the trust account; and

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prior to our initial business combination, we may not issue additional shares of capital stock that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination.

These provisions cannot be amended without the approval of holders of 65% of our common stock provided that we may extend the time in which we must complete a business combination with the approval of holders of a majority of our voting stock that is voted at a meeting to consider such extension. In the event we seek stockholder approval in connection with our initial business combination, our amended and restated certificate of incorporation provides that we may consummate our initial business combination only if approved by a majority of the shares of common stock voted by our stockholders at a duly held stockholders meeting.

Comparison of redemption or purchase prices in connection with our initial business combination and if we fail to complete our business combination.

The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the completion of our initial business combination and if we are unable to complete our business combination within the completion window.

	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by our Affiliates	Redemptions if we fail to Complete an Initial Business Combination
Calculation of redemption price	Redemptions at the time of our initial business combination may be made pursuant to a tender offer or in connection with a stockholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a stockholder vote. In either case, our public stockholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination (which is initially anticipated to be $10.10 per share), including interest (which interest shall be net of	If we seek stockholder approval of our initial business combination, our sponsor, directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following completion of our initial business combination. Such purchases will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. None of the funds in the trust account will be used to purchase shares in such transactions.	If we are unable to complete our business combination within the completion window, we will redeem all public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account (which is initially anticipated to be $10.10 per share), including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable) divided by the number of then outstanding public shares.

	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by our Affiliates	Redemptions if we fail to Complete an Initial Business Combination taxes payable), divided by the number of then outstanding public shares, subject to the limitation that no redemptions will take place if all of the redemptions would cause our net tangible assets upon consummation of our initial business combination to be less than the minimum amount required such that our Class A common stock will not become a “penny stock” as such term is defined in Rule 3a51-1 of the Exchange Act and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination.

Impact to remaining stockholders	The redemptions in connection with our initial business combination will reduce the book value per share for our remaining stockholders, who will bear the burden of the deferred underwriting commissions and interest withdrawn in order to pay taxes (to the extent not paid from amounts accrued as interest on the funds held in the trust account).	If the permitted purchases described above are made, there will be no impact to our remaining stockholders because the purchase price would not be paid by us.	The redemption of our public shares if we fail to complete our business combination will reduce the book value per share for the shares held by our initial stockholders and our sponsor, who will be our only remaining stockholders after such redemptions.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$263,610,000 of the net proceeds of this offering and the sale of the private placement warrants will be deposited into a trust account located in the United States with Continental Stock Transfer & Trust Company acting as trustee.	Approximately $224,200,305 of the offering proceeds, representing the gross proceeds of this offering less allowable underwriting commissions, expenses and company deductions under Rule 419, would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker- dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds	$263,610,000 of the net offering proceeds and the sale of the private placement warrants held in trust will be invested only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Receipt of interest on escrowed funds	Interest on proceeds from the trust account to be paid to stockholders is reduced by (i) any taxes paid or Interest on funds in escrow account would be held for the sole benefit of investors, unless and payable and (ii) in the event of our liquidation for failure to complete our initial business combination within the allotted time, up to $100,000 of net interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.	Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our completion of a business combination.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Limitation on fair value or net assets of target business	The NYSE rules provide that our initial business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the trust account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of our signing a definitive agreement in connection with our initial business combination.	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.

Trading of securities issued	The units will begin trading on or promptly after the date of this prospectus. The Class A common stock and public warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Cantor Fitzgerald & Co. informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. We will file the Current Report on Form 8-K promptly after the closing of this offering, which is anticipated to take place four business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the over- allotment option.	No trading of the units or the underlying Class A common stock and public warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants	The warrants cannot be exercised until 30 days after the completion of our initial business combination.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Election to remain an investor	We will provide our public stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest, which interest shall be net of taxes payable and working capital released to us, upon the completion of our initial business combination, subject to the limitations described herein. We may not be required by law to hold a stockholder vote. If we are not required by law and do not otherwise decide to hold a stockholder vote, we will, pursuant to our amended and restated certificate of incorporation, conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, we hold a stockholder vote, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek stockholder approval, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. Additionally, each public stockholder may elect to redeem its public share irrespective of whether it votes for or against the proposed transaction.	A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a stockholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Business combination deadline	If we are unable to complete an initial business combination within the completion window, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable and working capital released to us and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.	If an acquisition has not been completed within the completion window, funds held in the trust or escrow account are returned to investors.

Release of funds	Except for the withdrawal of interest to pay taxes, none of the funds held in trust (including the interest on such funds) will be released from the trust account until the earlier of (i) the completion of our initial business combination or (ii) the redemption of 100% of our public shares if we are unable to complete a business combination within the required time frame (subject to the requirements of applicable law).	The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

Competition

In identifying, evaluating and selecting a target business for our business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, our obligation to pay cash in connection with our public stockholders who exercise their redemption rights may reduce the resources available to us for our initial business combination and our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Either of these factors may place us at a competitive disadvantage in successfully negotiating an initial business combination.

Facilities

We currently maintain our executive offices at 1700 Broadway, New York, NY 10019. The cost for our use of this space is paid by our sponsor, which also provides us with utilities, secretarial support and administrative services. We consider our current office space adequate for our current operations.

Human Capital Management

We currently have seven executive officers, consisting of Mr. Meghji, Mr. Perkal, Mr. Chaice, Mr. Gallagher, Mr. Garner, Mr. Good and Ms. Steffes. Members of our management team are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time that Mr. Meghji or any other members of our management will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the current stage of the business combination process, but we expect that he will devote a substantial portion of his professional time to our affairs.

Periodic Reporting and Financial Information

We will register our units, Class A common stock and public warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public auditors.

We will provide stockholders with audited financial statements of the prospective target business as part of the tender offer materials or proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with GAAP. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with GAAP or that the potential target business will be able to prepare its financial statements in accordance with GAAP. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not-believe that this limitation will be material.

We will be required to evaluate our internal control procedures for the fiscal year ending December 31, 2022 as required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer will we be required to have our internal control procedures audited. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Prior to the date of this prospectus, we filed a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our business transaction.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.0 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A common stock that is held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding in the 12 months preceding the date of this prospectus.

MANAGEMENT

Directors and Executive Officers

Our directors, officers and director nominees are as follows:

Name	Age	Title
Mohsin Y. Meghji	56	Executive Chairman of the Board of Directors
Matthew Perkal	35	Chief Executive Officer
Chris Chaice	50	Executive Vice President
William Gallagher	62	Executive Vice President
Charles Garner	58	Executive Vice President and Secretary
Christopher Good	33	Chief Financial Officer
Kallie Steffes	38	Executive Vice President
Frederick Arnold	67	Director Nominee
Benjamin Fader-Rattner	40	Director Nominee
Scott Malpass	59	Director Nominee
Steven Vincent	64	Director Nominee

Mohsin Y. Meghji, our Executive Chairman of the Board of Directors since April 2021, has also been the Managing Partner of M-III Partners, LP (or its predecessor, M-III Partners, LLC) since February 2014. Mr. Meghji also serves as Chairman and Chief Executive Officer of M3-Brigade Acquisition II Corp. from its inception in December 2020, Executive Chairman of the Board of Directors of M3-Brigade Acquisition IV Corp. from its inception in April 2021 and has served as Chairman and Chief Executive Officer of M III Acquisition Corp. (NASDAQ:MIII) from its inception in August 2015 through the consummation of its initial business combination in March 2018 to create Infrastructure and Energy Alternatives, Inc. Mr. Meghji served as Chairman of the Board of Directors of that company (NASDAQ:IEA) from the consummation of such initial business combination through January 2020. His career of more than 30 years has focused primarily identifying the financial, operational and strategic changes needed to maximize value in companies at inflection points in their growth trajectories and working with the relevant constituencies to implement those changes. He has accomplished this through management and advisory roles in partnership with some of the world’s leading financial institutions, private equity funds and hedge funds. Mr. Meghji’s most recent corporate role was as Executive Vice President and Head of Strategy at Springleaf, as well as Chief Executive Officer of its captive insurance companies, from January 2012 to February 2014. Springleaf was listed on the NYSE in late 2013. Prior to Springleaf, Mr. Meghji served as a Senior Managing Director at C-III Capital Partners, LLC, a real-estate focused merchant banking firm, from October to December 2011. Mr. Meghji co-founded Loughlin Meghji + Company, a privately-held financial advisory firm which became one of the leading restructuring boutiques in the U.S. Mr. Meghji was a Principal and Managing Director of Loughlin Meghji + Company from February 2002 to October 2011. Earlier in his career, Mr. Meghji was with Arthur Andersen & Co. from 1987 to 2002 in the firm’s London, Toronto and New York offices, including as a Partner in the Global Corporate Finance group from 2001 to 2002. In his capacity as a restructuring and financial advisory professional, Mr. Meghji has periodically served as Chief Restructuring Officer (or in an analogous position) of companies which elected to utilize bankruptcy proceedings as a part of their financial restructuring process and, as such, he served as an executive officer of various companies which filed bankruptcy petitions under federal law, including, without limitation, Pappas Telecasting in 2008, Capmark Finance, Inc. in 2009, Medical Staffing Network in 2010, Real Alloy Intermediate Holding, LLC in 2017, Sears Holdings Corporation in 2018, Barneys Inc. in 2019, Sanchez Energy Corporation in 2020, and Sable Permian Resources, LLC in 2020. In that same capacity, Mr. Meghji also has periodically served as an independent director of companies, some of which similarly elected to utilize bankruptcy proceedings, including Mariner Health Care Inc. from 2002 to 2004, Cascade Timberlands, LLC from 2004 to 2005, MS Resorts from January 2011 through February 2013, Philadelphia Energy Solutions Refining and Marketing LLC from August 2017 through March 2018, Toys ’r Us from September 2017 through September 2018, Full Beauty Brands from August 2018 through February 2019, and Intelsat Envision Holdings from May 2020 through the present. He is a director of the Equity Group International Foundation, which provides funding for underprivileged high-potential students in Kenya. Previously, he served on the Board of HealthRight International from 2004 to 2012 and the Children’s Museum of Manhattan from 2013 to 2018. Mr. Meghji is a graduate of the Schulich School of Business, York University, Canada and has taken executive courses at the INSEAD School of Business in France. He has previously qualified as a U.K. and Canadian Chartered Accountant as well as a U.S. Certified Turnaround Professional. Mr. Meghji is well-qualified to serve on our board of directors due to his extensive experience in turnaround situations, business, finance and operations.

Matthew Perkal serves as our Chief Executive Officer and also serves as the Chief Executive Officer of the Fourth SPAC. Since 2010, Mr. Perkal has led Brigade’s industry coverage for various sectors including retail, consumer, gaming and lodging, and has structured and led many of the firm’s successful deals in the private credit space including Barney’s and Sears. Mr. Perkal has also served on Guitar Center Inc.’s board of directors since December 2020 and on The One Love Foundation’s New York Board since August 2018. Prior to joining Brigade, Mr. Perkal worked at Deutsche Bank as an Analyst in the Leveraged Finance Group from 2008-2010. In that capacity, Mr. Perkal also spent time on the Leveraged Debt Capital Markets Desk, selling both bank and bond deals. Mr. Perkal received a BS in Economics with a concentration in Finance and Accounting from the University of Pennsylvania’s Wharton School of Business.

Chris Chaice, our Executive Vice President since April 2021, has advised the Brigade investment team since November 2012 with respect to structuring investments, restructurings, bond and bank debt covenants, and litigations. Mr. Chaice also serves as an Executive Vice President of the Fourth SPAC. Mr. Chaice served as a Senior Credit Attorney from November 2012 until January 2021. Mr. Chaice has held the title of Senior Attorney, Private Credit and Restructuring since January 2021. Prior to joining Brigade, from July 2008 to October 2012, Mr. Chaice worked at Covenant Review, a fixed-income research firm, where he analyzed debt covenants, complex capital structures, and bankruptcy issues. Additionally, from August 2006 to May 2008, Mr. Chaice worked as an Analyst at Southpaw Asset Management, where he analyzed event-driven investment opportunities relating to bankruptcies, restructurings, liquidations and litigation. Prior to Southpaw, Mr. Chaice practiced law at Cahill Gordon & Reindel from September 1999 to September 2005, and at Willkie Farr & Gallagher from September 2005 to August 2006, where he specialized in capital markets transactions, primarily representing underwriters of high yield bonds and leveraged loans. Mr. Chaice received a BA in Political Science from Syracuse University and a law degree, cum laude, from New York University School of Law.

William Gallagher, our Executive Vice President since April 2021, is a Managing Director of M-III Partners, LP. Mr. Gallagher also has served as Executive Vice President of M3-Brigade Acquisition II Corp. from its inception in December 2020 and as Executive Vice President of M3-Brigade Acquisition IV Corp. from its inception in April 2021. Mr. Gallagher has more than 35 years of experience in finance, investment and financial restructurings. He brings deep expertise in credit analysis and has long-term management experience in the financial services industry. Prior to joining M3 Partners in October 2018, Mr. Gallagher was the Chief Executive Officer at WMIH Corp (NASDAQ:WMIH), a public acquisition corporation which was the successor to Washington Mutual, Inc., from May 2015 to July 2018. He was recruited to WMIH to oversee its acquisition strategy and manage its day-to-day affairs and his responsibilities included reviewing, vetting and analyzing a large number of potential target companies from a variety of different sectors and industry groups. Ultimately, WMIH acquired Nationstar Mortgage Holdings (NYSE symbol NSM) to form Mr. Cooper Group (NASDAQ:COOP). Mr. Gallagher departed from WMIH upon the closing of the acquisition of Nationstar as his job at WMIH was completed. Prior to WMIH, Mr. Gallagher was CEO and Chief Risk Officer at Capmark Financial Group, formerly known as GMAC Commercial Mortgage, from March 2009 to May 2015. Mr. Gallagher was retained by Capmark to manage its financial restructuring following the global economic crisis. Capmark was a highly successful restructuring as Mr. Gallagher and his colleagues significantly increased the recovery value to Capmark’s creditors. Before joining Capmark, he was the Chief Credit Officer of RBS Greenwich Capital from 1989 to 2009, the US fixed income investment banking business of the Royal Bank of Scotland, where he was responsible for all aspects of credit risk management. While at RBS Greenwich, Mr. Gallagher was responsible for a wide variety of US corporations and buy-side companies, including corporate borrowers and debt issuers, financial institutions, industrial companies with captive finance businesses, and a variety of US corporations who traded various securities with or through RBS Greenwich. Earlier in his career, Mr. Gallagher was a Vice President at First Boston Corporation in that firm’s credit risk management department from 1985 to 1989. He began his career at Chemical Bank, where he completed the bank’s credit training program and then worked as a loan officer in the middle market division and a credit officer in the financial institutions division from 1981 to 1984. Mr. Gallagher has a B.S. in business administration from Syracuse University and an MBA from New York University.

Charles Garner, our Executive Vice President and Secretary since April 2021, is Managing Director and General Counsel of M-III Partners, LP. He also serves as Executive Vice President and Secretary of M3-Brigade Acquisition II Corp. since its inception in December 2020 and as Executive Vice President and Secretary of M3-Brigade Acquisition IV Corp. from its inception in April 2021. Mr. Garner has over 30 years of legal and management experience across a range of industries. Prior to joining M3 Partners in May 2015, Mr. Garner served as Managing Member of Long Mountain Advisors LLC, a privately-held financial advisory firm since April 2014 and also was Of Counsel to Duval & Stachenfeld, a boutique real estate-focused law firm, from May 2011 to May 2014. Mr. Garner began his career in 1987 at Simpson Thacher & Bartlett, a premier international law firm, where he rose to be a Partner in the corporate/banking department. From 2000 to 2002, Mr. Garner served as an executive at IDT Corporation, a publicly-traded telecommunications company (NYSE:IDT), where he held a series of roles of increasing responsibility culminating with his appointment as Executive Vice President of IDT Corporation and Chief Executive Officer of its IDT Ventures division. He also served as Interim Chief Executive Officer of Winstar Communications following its purchase by IDT out of bankruptcy in 2001. Mr. Garner served as Executive Managing Director of Island Capital Group LLC, a privately-held real estate-focused merchant banking firm, from 2004 to 2010, where he also served as President of Island Global Yachting, a controlled affiliate of Island Capital which is the leading developer, owner and operator of luxury and megayacht marinas, from 2007 to 2010. Mr. Garner has also served as an advisor to, and held interim executive management roles with, Ferranti Computer Systems, a Belgian industrial software company, and Citynet Telecommunications, a telecom infrastructure provider. Mr. Garner has served as a director of Infrastructure & Energy Alternatives, Inc., a leading engineering, procurement and construction company with a focus on renewable energy, since from March 2018 through May 2019 and from September 2018 to the present. Mr. Garner earned a J.D. from New York University School of Law and a B.A. in Urban Studies and Political Science from the University of Pennsylvania.

Christopher Good, our Chief Financial Officer since August 2021, joined M3 Partners, LP in 2015 where he served as an Associate from February until April of that year. Mr. Good served as a Senior Associate from April until December 2015. Mr. Good then served as Vice President from January 2016 until December 2016, and Director from January 2017 until December 2020. Mr. Good has been a Managing Director since January 2021. Prior to joining M3, Mr. Good served as a Private Equity Associate at Grey Mountain Partners, which focused on providing deep operational expertise to middle market companies, from 2013 to 2014. During his tenure there, Mr. Good was involved in the acquisition of middle-market industrial and distribution companies. Over his career, Mr. Good has served in the role of Interim Chief Financial Officer of a music entertainment company and a cloud-based “Infrastructure-as-a-Service” provider. Prior to Grey Mountain, Mr. Good served as an investment banker in the Financial Institutions Groups at Citigroup from 2011 to 2013 and RBC Capital Markets from 2010 to 2011. During his time at Citigroup and RBC, he advised leading private equity firms and companies in M&A advisory and capital markets transactions. Mr. Good earned his Bachelor of Science degree in Business Administration with a Finance Concentration from the University of North Carolina at Chapel Hill.

Kallie Steffes, our Executive Vice President since April 2021, is a Senior Director of Private Credit Strategies at Brigade. Ms. Steffes also serves as an Executive Vice President of the Fourth SPAC. Prior to joining Brigade in 2021, Ms. Steffes was a founding partner of Chalk Point Capital LP where, from January 2019 to January 2021, she focused on private special situation investments across a wide variety of industries. Prior to starting Chalk Point, from July 2009 to March 2018, Ms. Steffes was a Principal on the investment team at MHR Fund Management LLC, an approximately $5 billion private equity firm that invests in undervalued middle market companies and assets. Ms. Steffes started her career in as an Investment Banking Analyst at Deutsche Bank, from

June 2005 to October 2005, and Morgan Stanley, from October 2005 to August 2006, after which she spent three years from August 2006 to July 2009 as an Analyst at Owl Creek Asset Management LP, a multi-billion dollar, value-oriented hedge fund in New York City. Ms. Steffes holds a BBA, with honors, from the University of Michigan Stephen M. Ross School of Business and was a full scholarship athlete and member of the University of Michigan Varsity Women’s Gymnastics team.

Frederick Arnold is our Director nominee. Mr. Arnold has over 40 years of experience in investment banking, corporate management and board governance. Mr. Arnold has served as a member of the boards of directors of Lehman Brothers Holdings Inc. since 2012 (including serving as current Chairman of the Board from April 2014 – April 2015 and from January 2019 – present) and Navient Corporation (NASDAQ: NAVI) since August 2018. He also has served as a director of Valaris PLC (NYSE: VAL) from November 2019 – April 2021, The We Company (and as a member of the New Committee) from June 2020 – July 2020, Corporate Capital Trust II from 2015 – 2016, Corporate Capital Trust (NYSE: CCT) from 2011 – December 2018 (Chairman 2017-2018), various members of the family of funds advised by FS/KKR Advisor, LLC (including FS KKR Capital Corp. (NYSE: FSK), FS Investment Corp II, FS Investment Corp. III and FS Investment Corp. IV) from December 2018 – November 2019, Syncora Holdings Ltd. (OTC BB: SYCRF) from September 2016 – January 2020, and CIFC Corp. (NASDAQ: CIFC) from 2011 – 2014. From 2015 – 2017, Mr. Arnold served as Managing Director and Chief Financial Officer of Convergex Group, LLC. Prior to that, he served as Executive Vice President and Chief Financial Officer of Capmark Financial Group Inc. from 2009 – 2011 and as Executive Vice President, Finance, for Masonite International Inc. from 2006 – 2007. From 2000 – 2004, Mr. Arnold served in various executive capacities for Willis Group Holdings and its subsidiaries, including as EVP of Finance, Development and Administration of Willis NA, and Group Chief Administrative Officer and Group Executive Vice President, Strategic Development, for Willis Group Holdings. Mr. Arnold began his career in investment banking at Lehman Brothers in 1980 and spent the following twenty years as an international investment banker, primarily at Lehman Brothers and at Smith Barney, where he served as Managing Director and Head of European Corporate Finance. Mr. Arnold earned a B.A., summa cum laude, in Economics from Amherst College, a MA in Jurisprudence from Oxford University and a J.D. from Yale Law School.

Benjamin Fader-Rattner is our Director nominee and is the Managing Member of Space Summit Capital LLC, a hedge fund which he founded in January 2021. Mr. Fader-Rattner has been serving as President and a director of Osiris Acquisition Corp., a publicly listed special purpose acquisition company, since May 2021, and also has been employed by Fortinbras SPAC Holdings, as a sponsor of Osiris, since March 2021. Previously, Mr. Fader-Rattner was a Managing Director at Canyon Partners, where he led investments across the capital structure in several industries including retail and consumer, from 2008 to July 2020. At Canyon, Mr. Fader-Rattner served on various ad hoc creditor steering committees across multiple industries including in retail and consumer companies such as Guitar Center, Boardriders, JC Penney and Red Lobster. Prior to Canyon, Mr. Fader-Rattner was an analyst at Glenview Capital in 2007, where he invested primarily in debt opportunities. Prior to Glenview, Mr. Fader-Rattner was an associate at The Carlyle Group from 2005 to 2007, where he focused on leveraged buyout transactions, and an analyst at Bear, Stearns & Co. Inc. from 2003 to 2005. Mr. Fader-Rattner received a B.S. in Economics, summa cum laude, from The Wharton School at the University of Pennsylvania.

Scott Malpass is our Director nominee. Mr. Malpass is the managing member of Grafton Street LLC, an advisor to family offices on investment strategy, asset allocation and manager selection criteria. Prior to founding Grafton Street in July 2020, Mr. Malpass served as the Vice President and Chief Investment Officer for the University of Notre Dame beginning in 1988, where he was responsible for management of the University’s endowment over a 32-year period and supported its growth to approximately $12 billion. He began his career as an Associate at Irving Trust Company from 1986 – 1988. In addition, Mr. Malpass currently serves as a Professor at University of Notre Dame, where he has been a professor of Applied Investment Management since 1994 and of Global Portfolio Management since 2009. Mr. Malpass has served on the Board of Directors of The Vanguard Group since 2013, as the founder and chair of Catholic Investment Services since 2012, on the Board of Superintendence of The Institute for the Works of the Religion (more commonly known as the Vatican Bank) since March 2017 and on the board of directors of Paxos Trust Company since April 2021. Mr. Malpass has received numerous awards for his service and expertise from the University of Notre Dame, including the James E. Armstrong Award in 2000, the Honorary

Monogram Award in 2006, the Mendoza College of Business MBA Alumnus of the Year award in 2011, and the Spirit of Holy Cross Award (from the founding religious order of the University) in 2016. He also has been recognized as Large Endowment Manager of the Year by Institutional Investor Magazine in 2011 and has received the Rodney H. Adams Endowment Award from the Nasional Association of College and University Business Officers in 2012, and the Lifetime Achievement Award from Chief Investment Officer magazine in 2014. Mr. Malpass earned a B.S. in Biological Sciences from the University of Notre Dame in 1984 and an M.B.A. in Finance from the University of Notre Dame in 1986.

Steven Vincent is our Director nominee and is also a Director nominee of the Fourth SPAC. Mr. Vincent is currently a Partner, Chief Operating Officer and Chief Legal Officer of Brigade Capital Management, LP, an approximately $30 billion diversified global investment management firm specializing in investment credit strategies. Mr. Vincent has been at Brigade Capital since February 2008. Mr. Vincent also serves as a Director of M3-Brigade Acquisition II Corp. since March 2021. Prior to Brigade Capital, Mr. Vincent served as the Associate Director of Litigation and Regulatory Proceedings at Goldman Sachs from May 2002 to September 2008. Mr. Vincent also served as Senior Vice President and Senior Attorney at Lehman Brothers from October 1993 to April 2002. Mr. Vincent’s private practice experience includes having worked at Jones Day from September 1990 to September 1993; Anderson Kill P.C. from December 1984 to August 1990; and, Windels Marx from September 1983 to November 1984. Mr. Vincent has been a member of the Boston College Wall Street Executive Committee since 2009, is a former Trustee of the Gregorian University Foundation (2013 – 2020), is a former Trustee of Sacred Heart Academy (Hempstead, New York) (2011 – 2016) and is a former Trustee of Xavier High School from 1992 – 2001 (Chair 1998 – 2001). Mr. Vincent earned a B.A., magna cum laude, in Political Science from Boston College and a J.D. from Fordham University School of Law.

Number and Terms of Office of Officers and Directors

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. The term of office of the first class of directors, consisting of Mr. Fader-Rattner will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Mr. Arnold and Mr. Malpass will expire at the second annual meeting of stockholders. The term of office of the third class of directors, consisting of Mr. Meghji and Mr. Vincent will expire at the third annual meeting of stockholders. We do not currently intend to hold an annual meeting of stockholders until after we consummate our initial business combination.

Prior to the completion of an initial business combination, any vacancy on the board of directors may be filled by a nominee chosen by holders of a majority of our founder shares. In addition, prior to the completion of an initial business combination, holders of a majority of our founder shares may remove a member of the board of directors for any reason.

Our officers are elected by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. Our bylaws provide that our officers may consist of a Chief Executive Officer, Chief Financial Officer, Vice Presidents, Secretary, Assistant Secretaries, Treasurer and such other offices as may be determined by the board of directors.

Director Independence

The NYSE listing standards require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Our board of directors has determined that each of Mr. Fader-Rattner, Mr. Arnold and Mr. Malpass are “independent directors” as defined in the NYSE listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Executive Officer and Director Compensation

None of our executive officers, directors or director nominees has received any cash compensation for services rendered to us. Our sponsor, executive officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our independent directors will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates.

After the completion of our initial business combination, directors or members of our combined team who remain with us may be paid consulting, management or other fees from the combined company. All of these fees will be fully disclosed to stockholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our stockholders in connection with a proposed business combination. It is unlikely the amount of such compensation will be known at the time, because the directors of the post-combination business will be responsible for determining executive and director compensation. Any compensation to be paid to our officers will be determined by a compensation committee constituted solely of independent directors.

We do not intend to take any action to ensure that members of our combined team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with us after the initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.

Committees of the Board of Directors

Upon the effectiveness of the registration statement of which this prospectus forms a part, our board of directors will have three standing committees: an audit committee, a compensation committee and a nominating committee. Subject to phase-in rules and a limited exception, the rules of the NYSE and Rule 10A of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Subject to phase-in rules and a limited exception, the rules of the NYSE require that the compensation and nominating and corporate governance committees of a listed company be comprised solely of independent directors. The charter of each committee will be available on our website.

Audit Committee

Subject to phase-in rules and a limited exception, the NYSE listing standards and applicable SEC rules require that the audit committee of a listed company be comprised solely of independent directors. We have established an audit committee of the board of directors, which currently consists of Mr. Arnold, Mr. Fader-Rattner and Mr. Malpass, each of whom meets the independent director standard under the NYSE’s listing standards and under Rule 10A-3(b)(1) of the Exchange Act. Mr. Arnold will serve as chairman of the audit committee, is financially literate and our board of directors has determined that Mr. Arnold qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

Responsibilities of the audit committee include:

•	the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

•

pre-approving all audit and non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•	reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

•	setting clear hiring policies for employees or former employees of the independent auditors;

•	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•

obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or

•

investigation by governmental or professional authorities, within, the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•

reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a compensation committee of the board of directors. We are utilizing the phase-in provisions of Rule 303A of the NYSE rules, which allows us to have one independent member on the committee at the time of listing. The members of our compensation committee will be Mr. Meghji, who will serve as chairman of the compensation committee, and Mr. Fader-Rattner. Our board of directors has determined that Mr. Fader-Rattner is independent. We will adopt a compensation committee charter, which will detail the principal functions of the compensation committee, including:

•

reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation in executive session at which the Chief Executive Officer is not present;

•	reviewing and approving the compensation of all of our other executive officers;

•	reviewing our executive compensation policies and plans;

•	implementing and administering our incentive compensation equity-based remuneration plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

•	producing a report on executive compensation to be included in our annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter will also provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by the NYSE and the SEC.

Nominating Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a nominating committee of the board of directors. We are utilizing the phase-in provisions of Rule 303A of the NYSE rules, which allows us to have one independent member on the committee at the time of listing. The members of our nominating committee will be Mr. Vincent, Mr. Arnold and Mr. Malpass. Mr. Vincent will serve as chairman of the nominating committee. Our board of directors has determined that each of Mr. Arnold and Mr. Malpass is independent.

The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, stockholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which will be specified a charter to be adopted by us, generally provide that persons to be nominated:

•	should have demonstrated notable or significant achievements in business, education or public service;

•

should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee does not distinguish among nominees recommended by stockholders and other persons.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, and in the past year has not served, as a member of the compensation committee of any entity that has one or more executive officers serving on our board of directors.

Code of Ethics

We have adopted a Code of Ethics applicable to our directors, officers and employees. A copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.

Corporate Governance Guidelines

Our board of directors will adopt corporate governance guidelines in accordance with the corporate governance rules of the NYSE that serve as a flexible framework within which our board of directors and its committees operate. These guidelines will cover a number of areas including board membership criteria and director qualifications, director responsibilities, board agenda, roles of the chairman of the board, chief executive officer and presiding director, meetings of independent directors, committee responsibilities and assignments, board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning. A copy of our corporate governance guidelines will be posted on our website.

Conflicts of Interest

Certain of our executive officers and directors presently have, and any of them in the future may have additional, fiduciary or contractual obligations to another entity pursuant to which such officer or director is required to present a business combination opportunity to such entity, including to other blank check companies which they may become officers and directors of. Accordingly, if any of the above executive officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, and only present it to us if such entity rejects the opportunity. We do not believe, however, that the fiduciary duties or contractual obligations of our executive officers or directors will materially affect our ability to complete our business combination. Our amended and restated certificate of incorporation provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.

Our executive officers, directors and director nominees may become involved with subsequent blank check companies similar to our company. Potential investors should also be aware of the following other potential conflicts of interest:

•

None of our officers or directors is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

•

In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented to our company or to another entity. For a complete description of our management’s other affiliations, see “—Directors and Executive Officers.”

•

Our initial stockholders have agreed to waive their redemption rights with respect to their founder shares and public shares in connection with the consummation of our initial business combination. Additionally, our initial stockholders have agreed to waive their redemption rights with respect to their founder shares if we fail to consummate our initial business combination within the completion window. If we do not complete our initial business combination within such applicable time period, the proceeds of the sale of the private placement warrants will be used to fund the redemption of our public shares. There will be no redemption rights or liquidating distributions with respect to our founder shares or warrants, which will expire worthless. With certain limited exceptions, the founder shares will not be transferable, assignable or salable by our initial stockholders until the earlier of (1) one year after the completion of our initial business combination and (2) the date on which we consummate a liquidation, merger, capital stock exchange, reorganization, or other similar transaction after our initial business combination that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. Notwithstanding the foregoing, if the last sale price of our Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any

30-trading day period commencing at least 150 days after our initial business combination, or if we consummate a transaction after our initial business combination which results in our stockholders having the right to exchange their shares for cash, securities or other property, the founder shares will be released from the lock-up. With certain limited exceptions, the private placement warrants will not be transferable, assignable or salable by the purchasers until 30 days after the completion of our initial business combination. Since our sponsor and officers and directors may directly or indirectly own common stock and warrants following this offering, our officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

•

Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

•

Our sponsor, officers or directors may have a conflict of interest with respect to evaluating a business combination and financing arrangements as we may obtain loans from our sponsor or an affiliate of our sponsor or any of our officers or directors to finance transaction costs in connection with an intended initial business combination. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.50 per warrant at the option of the lender. Such warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period. Except for the foregoing, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans.

The conflicts described above may not be resolved in our favor.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Furthermore, our amended and restated certificate of incorporation provides that the doctrine of corporate opportunity will not apply with respect to any of our officers or directors in circumstances where the application of the doctrine would conflict with any fiduciary duties or contractual obligations they may have. Our amended and restated certificate of incorporation provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.

Below is a table summarizing the entities to which our executive officers, directors and director nominees currently have fiduciary duties or contractual obligations:

Individual	Entity	Entity’s Business	Affiliation	Nature of Conflict
Mohsin Y. Meghji	M-III Partners, LP	Financial Advisory Services	Managing Partner	Mr. Meghji owes a fiduciary duty to M-III Partners, LP as Managing Partner and an officer thereof. M-III Partners, LP has agreed that it will present to us any investment opportunity available to it prior to review of such opportunity by it and that it will not pursue any such opportunity unless we have elected not to pursue it.

	M3-Brigade Acquisition II Corp.	Blank Check Company	Chairman of the Board of Directors and Chief Executive Officer	Mr. Meghji owes a fiduciary duty to M3-Brigade Acquisition II Corp. as an officer and director thereof.

	M3-Brigade Acquisition IV Corp.	Blank Check Company	Executive Chairman of the Board of Directors	Mr. Meghji owes a fiduciary duty to M3-Brigade Acquisition IV Corp. as an officer and director thereof.

Matthew Perkal	Brigade Capital Management, LP	Investments	Senior Portfolio Manager – Private Credit And Restructuring	Mr. Perkal owes a fiduciary duty to Brigade Capital Management, LP as an officer thereof.

	M3-Brigade Acquisition II Corp.	Blank Check Company	Executive Vice President and Head of Mergers and Acquisitions	Mr. Perkal owes a fiduciary duty to M3-Brigade Acquisition II Corp. as an officer thereof.

	M3-Brigade Acquisition IV Corp.	Blank Check Company	Chief Executive Officer	Mr. Perkal owes a fiduciary duty to M3-Brigade Acquisition IV Corp. as an officer thereof.

Chris Chaice	Brigade Capital Management, LP	Investments	Partner and Senior Attorney	Mr. Chaice owes a fiduciary duty to Brigade Capital Management, LP as an officer thereof.

	M3-Brigade Acquisition IV Corp.	Blank Check Company	Executive Vice President	Mr. Chaice owes a fiduciary duty to M3-Brigade Acquisition IV Corp. as an officer thereof.

William Gallagher	M-III Partners, LP	Financial Advisory Services	Managing Director	Mr. Gallagher owes a fiduciary duty to M-III Partners, LP as an officer thereof. M-III Partners, LP has agreed that it will present to us any investment opportunity available to it prior to review of such opportunity by it and that it will not pursue any such opportunity unless we have elected not to pursue it.

	M3-Brigade Acquisition II Corp.	Blank Check Company	Executive Vice President	Mr. Gallagher owes a fiduciary duty to M3-Brigade Acquisition II Corp. as an officer thereof.

	M3-Brigade Acquisition IV Corp.	Blank Check Company	Executive Vice President	Mr. Gallagher owes a fiduciary duty to M3-Brigade Acquisition IV Corp. as an officer thereof.

Charles H. F. Garner	M-III Partners, LP	Financial Advisory Services	Managing Director	Mr. Garner owes a fiduciary duty to M-III Partners, LP as an officer thereof. M-III Partners, LP has agreed that it will present to us any investment opportunity available to it prior to review of such opportunity by it and that it will not pursue any such opportunity unless we have elected not to pursue it.

	M3-Brigade Acquisition II Corp.	Blank Check Company	Executive Vice President and Secretary	Mr. Garner owes a fiduciary duty to M3-Brigade Acquisition II Corp. as an officer thereof.

	M3-Brigade Acquisition IV Corp.	Blank Check Company	Executive Vice President and Secretary	Mr. Garner owes a fiduciary duty to M3-Brigade Acquisition IV Corp. as an officer thereof.

Christopher Good	M-III Partners, LP	Financial Advisory Services	Founder	Mr. Good owes a fiduciary duty to M-III Partners, LP as an officer thereof. M-III Partners, LP has agreed that it will present to us any investment opportunity available to it prior to review of such opportunity by it and that it will not pursue any such opportunity unless we have elected not to pursue it.

Kallie Steffes	Brigade Capital Management, LP	Investments	Senior Director	Ms. Steffes owes a fiduciary duty to Brigade Capital Management, LP as a director thereof.

	M3-Brigade Acquisition IV Corp.	Blank Check Company	Executive Vice President	Ms. Steffes owes a fiduciary duty to M3-Brigade Acquisition IV Corp. as an officer thereof.

Frederick Arnold	Lehman Brothers Holdings Inc.	Investments	Director and Current Chairman of the Board	Mr. Arnold owes a fiduciary duty to Lehman Brothers Holdings Inc. as a director thereof.

	Navient Corporation	Financial Services	Director	Mr. Arnold owes a fiduciary duty to Navient Corporation as a director thereof.

Benjamin Fader-Rattner	Osiris Acquisition Corp.	Blank Check Company	President	Mr. Fader- Rattner owes a fiduciary duty to Osiris Acquisition Corp. as an officer thereof.

	Space Summit Capital LLC	Financial Services	Managing Member	Mr. Fader- Rattner owes a fiduciary duty to Space Summit Capital LLC as an officer thereof.

	Fortinbras SPAC Holdings	Blank Check Company	Employee	Mr. Fader- Rattner owes a fiduciary duty to Fortinbras SPAC Holdings as an employee thereof.

Scott Malpass	The Vanguard Group	Investments	Director	Mr. Malpass owes a fiduciary duty to The Vanguard Group as a director thereof.

	Catholic Investment Services	Investments	Founder and Chair	Mr. Malpass owes a fiduciary duty to Catholic Investment Services as an officer thereof.

	The Institute for the Works of the Religion	Financial Services	Director	Mr. Malpass owes a fiduciary duty to The Institute for the Works of the Religion as a director thereof.

	Paxos Trust Company	Financial Services	Director	Mr. Malpass owes a fiduciary duty to Paxos Trust Company as a director thereof.

Steven Vincent	Brigade Capital Management	Investments	Partner & Chief Operating Officer	Mr. Vincent owes a fiduciary duty to Brigade Capital Management, LP as an officer thereof.

	M3-Brigade Acquisition II Corp.	Blank Check Company	Director	Mr. Vincent owes a fiduciary duty to M3-Brigade Acquisition II Corp. as a director thereof.

	M3-Brigade Acquisition IV Corp.	Blank Check Company	Director	Mr. Vincent owes a fiduciary duty to M3-Brigade Acquisition IV Corp. as a director thereof.

Accordingly, if any of the above executive officers, directors or director nominees becomes aware of a business combination opportunity which is suitable for any of the above entities to which he or she has current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, and only present it to us if such entity rejects the opportunity. We do not believe, however, that any of the foregoing fiduciary duties or contractual obligations will materially affect our ability to complete our business combination. Our independent directors will not be obligated to present any business combination opportunities to us. Our amended and restated certificate of incorporation provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors. In the event we seek to complete our initial business combination with such a company, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm which is a member of FINRA or a qualified independent accounting firm that such an initial business combination is fair to our company from a financial point of view.

In the event that we submit our initial business combination to our public stockholders for a vote, our initial stockholders have agreed to vote their founder shares and any public shares purchased during or after the offering in favor of our initial business combination and our officers and directors have also agreed to vote any public shares purchased during or after the offering in favor of our initial business combination. As a result, we would need only 9,787,501 of the 26,100,000 public shares, or approximately 37.5%, sold in this offering to be voted in favor of our initial business combination in order to have such transaction approved (assuming the over-allotment option is not exercised).

Limitation on Liability and Indemnification of Officers and Directors

Our amended and restated certificate of incorporation provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, except to the extent such exemption from liability or limitation thereof is not permitted by the DGCL.

We will enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated certificate of incorporation. Our bylaws also permit us to maintain insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions and, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our executive officers, directors and director nominees that beneficially owns shares of our common stock; and

•	all our executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the private placement warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

The post-offering ownership percentage column below assumes that the underwriters do not exercise their over-allotment option, that our sponsor forfeits 978,750 founder shares, that our sponsor and Cantor purchase the 7,266,667 private placement warrants and that there are 32,625,000 shares of our common stock issued and outstanding after this offering.

	Number of Shares Beneficially Owned		Approximate Percentage of Outstanding Common Stock
Name and Address of Beneficial Owner(1)			Before Offering	After Offering
M3-Brigade Sponsor III LP(2)(3)	7,503,750	(4)	100%	20.0%
Mohsin Meghji(2)(3)	7,503,750	(4)	100%	20.0%
Matthew Perkal(5)	—		—	—
Chris Chaice(5)	—		—	—
William Gallagher(5)	—		—	—
Charles Garner(5)	—		—	—
Christopher Good	—		—	—
Kallie Steffes(5)	—		—	—
Frederick Arnold(5)	—		—	—
Benjamin Fader-Rattner(5)	—		—	—
Scott Malpass(5)	—		—	—
Steven Vincent(5)	—		—	—
All directors and executive officers as a group (11 individuals)	7,503,750		100.0%	20.0%

*	Less than one percent.
(1)	Unless otherwise noted, the business address of each of the following entities or individuals is 1700 Broadway, 19th Floor, New York, NY 10019.
(2)

M3-Brigade Sponsor III LP is the record holder of the shares reported herein. The general partner of M3-Brigade Sponsor III LP is M3-Brigade Acquisition Partners III Corp. Mohsin Meghji is the sole director of M3-Brigade Acquisition Partners III Corp. Mr. Meghji may be deemed to have beneficial ownership of the common stock held directly by M3-Brigade Sponsor III LP.

(3)	Consists of 7,503,750 founder shares.
(4)	Includes up to 978,750 founder shares that will be surrendered to us for no consideration by our sponsor depending on the extent to which the underwriter’s over-allotment option is exercised.
(5)	Does not include any shares owned by this individual as a result of his or her membership interest in our sponsor.

Immediately after this offering, our initial stockholders will beneficially own 20.0% of the then issued and outstanding shares of our common stock (assuming they do not purchase any units in this offering and assuming that the underwriters’ over-allotment is not exercised). If we increase or decrease the size of the offering pursuant to Rule 462(b) under the Securities Act, we will effect a stock dividend or a share contribution back to capital, as applicable, immediately prior to the consummation of the offering in such amount as to maintain the ownership of our stockholders prior to this offering at 20% of our issued and outstanding shares of our common stock upon the consummation of this offering. Because of this ownership block, our initial stockholders may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors, amendments to our amended and restated certificate of incorporation and approval of significant corporate transactions other than approval of our initial business combination.

The founder shares are identical to the shares of Class A common stock included in the units being sold in this offering. However, the holders have agreed (A) to vote any shares owned by them in favor of any proposed business combination and (B) not to redeem any shares in connection with a tender offer or stockholder vote to approve a proposed initial business combination.

Our sponsor and Cantor have committed, pursuant to a written agreement, to purchase 7,266,667 private placement warrants at a price of $1.50 per warrant (a total of $10,900,000 in the aggregate) in a private placement that will close simultaneously with the closing of this offering. Of those 7,266,667 private placement warrants, our sponsor has agreed to purchase 5,526,667 private placement warrants and Cantor has agreed to purchase 1,740,000 private placement warrants. The purchase price of the private placement warrants will be added to the proceeds from this offering to be held in the trust account. Our sponsor has committed to purchase up to an additional 261,000 private placement warrants, depending on the extent to which the underwriters exercise their option to purchase additional units, at a price of $1.50 per private placement warrant, to add to the proceeds from this offering to be held in the trust account. If we do not complete a business combination within the completion window, the proceeds from the sale of the private placement warrants held in the trust account will be used to fund the redemption of our public shares (subject to the requirements of applicable law). There will be no redemption rights or liquidating distributions with respect to our founder shares or warrants, which will expire worthless. The private placement warrants are identical to the units being sold in this offering except the private placement warrants will be non-redeemable and exercisable on a cashless basis.

In connection with the consummation of this offering, we expect to enter into a forward purchase agreement with our forward purchase affiliate, which will provide for the purchase of up to $40,000,000 of shares of Class A common stock, subject to adjustment, for a purchase price of $10.00 per share of Class A common stock, in a private placement to occur in connection with the closing of our initial business combination. The amount of forward purchase shares to be purchased by our forward purchase affiliate under the forward purchase agreement may be increased at our request at any time prior to our initial business combination, but only if agreed to by the affiliate of our sponsor in its sole discretion. The obligations under the forward purchase agreement will not depend on whether any shares of Class A common stock are redeemed by our public stockholders. The forward purchase securities will be issued only in connection with the closing of the initial business combination. The proceeds from the sale of forward purchase securities may be used as part of the consideration to the sellers in our initial business combination, expenses in connection with our initial business combination or for working capital in the post-transaction company. The forward purchase agreement will also contain customary closing conditions, the fulfillment of which is a condition for our forward purchase affiliate to purchase the forward purchase shares and the satisfaction of which shall be reasonably determined by the forward purchase affiliate in good faith, including that our initial business combination must be consummated substantially concurrently with, and immediately following, the purchase of forward purchase shares. In the event of any such failure to fund, any obligation is so terminated or any such condition is not satisfied and not waived, we may not be able to obtain additional funds to account for such shortfall on terms favorable to us or at all. Any such shortfall would also reduce the amount of funds that we have available for working capital of the post-business combination company. The closing conditions include: (i) our initial business combination being consummated substantially concurrently with, and immediately following, the purchase of the forward purchase shares; (ii) the forward purchase affiliate having capital commitments not subject to opt-out rights, subject to additional conditions in the forward purchase agreement; (iii) the ratio of enterprise value to the projected full fiscal year “adjusted EBITDA” (as defined below) of the target for the first fiscal year following entry into the definitive agreement related to the initial business combination is less than or equal to 15.00:1.00; (iv) our delivery to the forward purchase affiliate of a certificate evidencing our good standing as a Delaware corporation within five business days of the consummation of our initial business combination; (v) all representations and warranties made by us in the forward purchase agreement being true and correct in all material respects; (vi) our performing, satisfying and complying in all material respects with the covenants, agreements and conditions required by the forward purchase agreement; (vii) no order, writ, judgment, injunction, decree, determination, or award having been entered or threatened by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect or threatened, preventing the purchase by the forward purchase affiliate of the forward purchase shares; (viii) our having consummated a private investment in public equity (a “PIPE”) for the purchase of our shares of Class A common stock at a price of $10.00 per share or convertible PIPE securities, pursuant to which we shall have received net cash proceeds from third-party investors who are not affiliates of us or our sponsor in an aggregate amount of at least three times the total forward purchase of $40,000,000, or $120,000,000 (and, for the avoidance of doubt, if such third-party investment is made in the form of convertible PIPE securities, the forward purchase affiliate shall be entitled to elect to purchase such convertible PIPE securities in lieu of its purchase of the forward purchase shares in accordance with Section 1(a)(i) of the forward purchase agreement); and (ix) our having reimbursed the forward purchase affiliate for its costs and expenses incurred in connection with the preparation, execution and performance of the forward purchase agreement and the consummation of the transactions contemplated therein, including reasonable and documented out-of-pocket fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.

For the purposes of the “adjusted EBITDA” calculation referenced in closing condition (iii) above, “adjusted EBITDA” refers to, for any period, with respect to the target, the adjusted EBITDA measure presented to potential investors in the PIPE in connection with our initial business combination, which shall be reasonable and prepared in good faith at the time such calculations are made. This condition will have the effect of limiting the number of target enterprises we can consider for our initial business combination.

In connection with negotiating our initial business combination, we may seek to raise additional funds pursuant to the PIPE. If we raise additional funds pursuant to the PIPE, we will be permitted to sell forward purchase shares to the forward purchase affiliate through the forward purchase agreement in an amount equal to one-third of the size of the PIPE, subject to a maximum of $40,000,000, or such other amount as the forward purchase affiliate and we shall agree. In determining the size of any PIPE, the amount of forward purchase shares we intend to sell to the forward purchaser, or any other capital raise in connection with our initial business combination, we will take into account the purchase price of the potential target, the liquidity needs in connection with the transaction, including any repayment of indebtedness, the amount of fees and expenses with respect to the above, redemptions of our Class A common stock and market conditions at the time.

Our sponsor and our executive officers are deemed to be our “promoters” as such term is defined under the federal securities laws.

Transfers of Founder Shares and Private Placement Warrants

The founder shares, private placement warrants and securities contained therein are each subject to transfer restrictions pursuant to lock-up provisions in the letter agreements with us to be entered into by our initial stockholders. Those lock-up provisions provide that such securities are not transferable or salable (i) in the case of the founder shares, until the earlier of (A) one year after the completion of our initial business combination or earlier if, subsequent to our business combination, the last sale price of the Class A common stock (x) equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date following the completion of our initial business combination on which we complete a liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property and (ii) in the case of the private placement warrants and the securities contained therein, until 30 days after the completion of our initial business combination, except in each case (a) to our officers or directors, any affiliates or family members of any of our officers or directors, any members of our sponsor, or any affiliates of our sponsor or any of its members; (b) in the case of an individual, by gift to a member of one of the members of the individual’s immediate family or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with any forward purchase agreement or in connection with the consummation of a business combination at prices no greater than the price at which the shares were originally purchased; (f) in the event of our liquidation prior to our completion of our initial business combination; (g) by virtue of the laws of Delaware or our sponsor’s limited liability company agreement; or (h) in the event of our completion of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our completion of our initial business combination; provided, however, that in the case of clauses (a) through (e) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.

The forward purchase securities may be transferred or assigned, at any time and from time to time, in whole or in part, to one or more third parties, provided that upon such transfer the forward transferees assume the rights and obligations of our forward purchase affiliate under the forward purchase agreement.

Registration and Stockholder Rights

The holders of the founder shares and private placement warrants will have registration rights to require us to register a sale of any of our securities held by them pursuant to a registration and stockholder rights agreement to be signed prior to or on the effective date of this offering. These holders will be entitled to make up to three demands, excluding short form registration demands, that we register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include such securities in other registration statements filed by us and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. We will bear the costs and expenses of filing any such registration statements. In addition, the registration and stockholder rights agreement will provide that, upon consummation of our initial business combination, our sponsor will be entitled to nominate three persons for election to our board of directors.

Pursuant to the forward purchase agreement, we will agree to use our reasonable best efforts (i) to file within 30 days after the closing of the initial business combination a registration statement with the SEC for a secondary offering of the forward purchase shares, (ii) to cause such registration statement to be declared effective promptly thereafter but in no event later than 60 days after the initial filing, (iii) to maintain the effectiveness of such registration statement until the earliest of (A) the date on which our sponsor or its assignees cease to hold the securities covered thereby and (B) the date all of the securities covered thereby can be sold publicly without restriction or limitation under Rule 144 under the Securities Act and (iv) after such registration statement is declared effective, cause us to conduct firm commitment underwritten offerings, subject to certain limitations. In addition, the forward purchase agreement will provide for certain “piggy-back” registration rights to the holders of forward purchase securities to include their securities in other registration statements filed by us.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In April 2021, our sponsor purchased an aggregate 11,500,000 founder shares for an aggregate purchase price of $25,000, or approximately $0.002 per share. On September 7, 2021, the Company effected a reverse stock split of 0.625 of a share of Class B common stock for each outstanding share of Class B common stock, resulting in our sponsor holding 7,187,500 founder shares. On October 21, 2021, the Company effected a stock dividend of .044 of a share of Class B common stock for each outstanding share of Class B common stock, resulting in our sponsor holding 7,503,750 founder shares. The number of founder shares issued was determined based on the expectation that such founder shares would represent 20% of the outstanding shares upon completion of this offering. Such calculation assumes that our underwriters will exercise their over-allotment option and, if they do not, then our sponsor will forfeit 937,500 of such founder shares. If we increase or decrease the size of the offering pursuant to Rule 462(b) under the Securities Act, we will effect a stock split or stock dividend or share contribution back to capital, as applicable, immediately prior to the consummation of the offering in such amount as to maintain the ownership of our stockholders prior to this offering at 20% of our issued and outstanding shares of our common stock upon the consummation of this offering.

Our sponsor and Cantor have committed, pursuant to a written agreement, to purchase 7,266,667 private placement warrants at a price of $1.50 per private placement warrant (a total of $10,900,000 in the aggregate) in a private placement transaction that will close simultaneously with the closing of this offering. Of those 7,266,667 private placement warrants, our sponsor has agreed to purchase 5,526,667 private placement warrants and Cantor has agreed to purchase 1,740,000 private placement warrants. The purchase price of the private placement warrants will be added to the proceeds from this offering to be held in the trust account. Our sponsor has committed to purchase up to an additional 261,000 private placement warrants, depending on the extent to which the underwriters exercise their option to purchase additional units, at a price of $1.50 per private placement warrant, to add to the proceeds from this offering to be held in the trust account. If we do not complete a business combination within the completion window, the proceeds from the sale of the private placement warrants held in the trust account will be used to fund the redemption of our public shares (subject to the requirements of applicable law). There will be no redemption rights or liquidating distributions with respect to our founder shares or warrants, which will expire worthless. The private placement warrants are identical to the units being sold in this offering except the private placement warrants will be non-redeemable and exercisable on a cashless basis.

In connection with the consummation of this offering, we expect to enter into a forward purchase agreement with our forward purchase affiliate, which will provide for the purchase of up to $40,000,000 of shares of Class A common stock, subject to adjustment, for a purchase price of $10.00 per share of Class A common stock, in a private placement to occur in connection with the closing of our initial business combination. The amount of forward purchase shares to be purchased by our forward purchase affiliate under the forward purchase agreement may be increased at our request at any time prior to our initial business combination, but only if agreed to by our forward purchase affiliate in its sole discretion. Additionally, our forward purchase affiliate’s and any forward transferee’s obligations to purchase the forward purchase shares will be subject to termination prior to the closing of the sale of such securities by mutual written consent of the Company and such party, or automatically: (i) if this offering is not consummated on or prior to December 31, 2021; (ii) if our initial business combination is not consummated within the completion window; or (iii) if we become subject to any voluntary or involuntary petition under the United States federal bankruptcy laws or any state insolvency law, in each case which is not withdrawn within sixty (60) days after being filed, or a receiver, fiscal agent or similar officer is appointed by a court for business or property of us, in each case which is not removed, withdrawn or terminated within sixty (60) days after such appointment. The forward purchase agreement will also contain customary closing conditions, the fulfillment of which is a condition for our forward purchase affiliate to purchase the forward purchase shares, including that our initial business combination must be consummated substantially concurrently with, and immediately following, the purchase of forward purchase shares. In the event of any such failure to fund, any obligation is so terminated or any such condition is not satisfied and not waived, we may not be able to obtain additional funds to account for such shortfall on terms favorable to us or at all. Any such shortfall would also reduce the amount of funds that we have available for working capital of the post-business combination company. The obligations under the forward purchase agreement will not depend on whether any shares of Class A common stock are redeemed by our public stockholders. The forward purchase securities will be issued only in connection with the closing of the initial business combination. The proceeds from the sale of forward purchase securities may be used as part of the consideration to the sellers in our initial business combination, expenses in connection with our initial business combination or for working capital in the post-transaction company.

Our forward purchase affiliate will have the right to transfer a portion of its obligation to purchase the forward purchase securities to an affiliate, subject to compliance with applicable securities laws; provided, further, that no such transfer shall relieve the forward purchase affiliate of its obligations under the forward purchase agreement (including its obligation to purchase the forward purchase shares). The forward purchase agreement will also provide that our forward purchase affiliate and any forward transferees will be entitled to certain registration rights with respect to their forward purchase securities. Our forward purchase affiliate’s commitment to purchase securities pursuant to the forward purchase agreement is intended to provide us with a minimum funding level for our initial business combination. The proceeds from the sale of the forward purchase securities may be used as part of the consideration to the sellers in the initial business combination, expenses in connection with our initial business combination or for working capital in the post-transaction company. Subject to the closing conditions in the forward purchase agreement, the satisfaction of which shall be reasonably determined by the forward purchase affiliate in good faith, the purchase of the forward purchase securities will be a binding obligation of our forward purchase affiliate, regardless of whether any shares of Class A common stock are redeemed by our public stockholders in connection with our initial business combination. The closing conditions include: (i) our initial business combination being consummated substantially concurrently with, and immediately following, the purchase of the forward purchase shares; (ii) the forward purchase affiliate having capital commitments not subject to opt-out rights, subject to additional conditions in the forward purchase agreement; (iii) the ratio of enterprise value to the projected full fiscal year “adjusted EBITDA” (as defined below) of the target for the first fiscal year following entry into the definitive agreement related to the initial business combination is less than or equal to 15.00:1.00; (iv) our delivery to the forward purchase affiliate of a certificate evidencing our good standing as a Delaware corporation within five business days of the consummation of our initial business combination; (v) all representations and warranties made by us in the forward purchase agreement being true and correct in all material respects; (vi) our performing, satisfying and complying in all material respects with the covenants, agreements and conditions required by the forward purchase agreement; (vii) no order, writ, judgment, injunction, decree, determination, or award having been entered or threatened by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect or threatened, preventing the purchase by the forward purchase affiliate of the forward purchase shares; (viii) our having consummated a PIPE for the purchase of our shares of Class A common stock at a price of $10.00 per share or convertible PIPE securities, pursuant to which we shall have received net cash proceeds from third-party investors who are not affiliates of us or our sponsor in an aggregate amount of at least three times the total forward purchase of $40,000,000, or $120,000,000 (and, for the avoidance of doubt, if such third-party investment is made in the form of convertible PIPE securities, the forward purchase affiliate shall be entitled to elect to purchase such convertible PIPE securities in lieu of its purchase of the forward purchase shares in accordance with Section 1(a)(i) of the forward purchase agreement); and (ix) our having reimbursed the forward purchase affiliate for its costs and expenses incurred in connection with the preparation, execution and performance of the forward purchase agreement and the consummation of the transactions contemplated therein, including reasonable and documented out-of-pocket fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.

For the purposes of the “adjusted EBITDA” calculation referenced in closing condition (iii) above, “adjusted EBITDA” refers to, for any period, with respect to the target, the adjusted EBITDA measure presented to potential investors in the PIPE in connection with our initial business combination, which shall be reasonable and prepared in good faith at the time such calculations are made. This condition will have the effect of limiting the number of target enterprises we can consider for our initial business combination.

In connection with negotiating our initial business combination, we may seek to raise additional funds pursuant to the PIPE. If we raise additional funds pursuant to the PIPE, we will be permitted to sell forward purchase shares to the forward purchase affiliate through the forward purchase agreement in an amount equal to one-third of the size of the PIPE, subject to a maximum of $40,000,000, or such other amount as the forward purchase affiliate and we shall agree. In determining the size of any PIPE, the amount of forward purchase shares we intend to sell to the forward purchaser, or any other capital raise in connection with our initial business combination, we will take into account the purchase price of the potential target, the liquidity needs in connection with the transaction, including any repayment of indebtedness, the amount of fees and expenses with respect to the above, redemptions of our Class A common stock and market conditions at the time.

As more fully discussed in “Management—Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has then current fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. Certain of our executive officers and directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us.

Our sponsor, executive officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

As of the date of this prospectus, our sponsor has loaned us $0, to be used for a portion of the expenses of this offering. This loan is non-interest bearing, unsecured and is due at the earlier of December 31, 2021 or the closing of this offering. These advances and loan will be repaid upon the closing of this offering out of the $970,000 of offering proceeds that has been allocated to the payment of offering expenses. The value of our sponsor’s interest in this transaction corresponds to the principal amount outstanding under any such loan.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or our forward purchase affiliate or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans will be convertible into warrants of the post-business combination entity at a price of $1.50 per warrant at the option of the lender. The warrants would be identical to the private placement warrants. Except for the foregoing, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans.

After our initial business combination, members of our combined team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our stockholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a stockholder meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

We have entered into a registration and stockholder rights agreement with respect to the founder shares and private placement warrants, which is described under the heading “Principal Stockholders—Registration Rights.”

Related Party Transactions Policy

We have not yet adopted a formal policy for the review, approval or ratification of related party transactions. Accordingly, the transactions discussed above were not reviewed, approved or ratified in accordance with any such policy.

Prior to the consummation of this offering, we will adopt a code of ethics requiring us to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by our board of directors (or the appropriate committee of our board) or as disclosed in our public filings with the SEC. Under our code of ethics, conflict of interest situations will include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving the company. A form of the code of ethics that we plan to adopt prior to the consummation of this offering is filed as an exhibit to the registration statement of which this prospectus is a part.

In addition, our audit committee, pursuant to a written charter that we will adopt prior to the consummation of this offering, will be responsible for reviewing and approving related party transactions to the extent that we enter into such transactions. An affirmative vote of a majority of the members of the audit committee present at a meeting at which a quorum is present will be required in order to approve a related party transaction. A majority of the members of the entire audit committee will constitute a quorum. Without a meeting, the unanimous written consent of all of the members of the audit committee will be required to approve a related party transaction. A form of the audit committee charter that we plan to adopt prior to the consummation of this offering is filed as an exhibit to the registration statement of which this prospectus is a part. We also require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

•

To further minimize conflicts of interest, we will not consummate an initial business combination with an entity that is affiliated with any of our sponsor, officers or directors unless we, or a committee of independent directors, have obtained an opinion from an independent investment banking firm which is a member of FINRA or an independent accounting firm that our initial business combination is fair to our company from a financial point of view. Furthermore, no finder’s fees, reimbursements or cash payments will be made to our sponsor, officers or directors, or our or their affiliates, for services rendered to us prior to or in connection with the completion of our initial business combination, other than the following payments, none of which will be made from the proceeds of this offering held in the trust account prior to the completion of our initial business combination;

•	Repayment of up to an aggregate of $250,000 in loans made to us by our sponsor to cover offering-related and organizational expenses;

•	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination;

•

Repayment of loans which may be made by our sponsor or an affiliate of our sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination. Up to $1,500,000 of such loans may be convertible into warrants of the post business combination entity at a price of 1.00 per warrant at the option of the lender. The warrants would be identical to the private placement warrants, including as to an exercise price, exercisability and excise period. Except for the foregoing, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans; and

In addition, we may pay to one or more of our directors a transaction or similar fee in connection with the sourcing of our initial business combination or the consummation thereof, to the extent that a similar fee would customarily be paid to an unaffiliated third party for providing similar services.

The foregoing payments will be made from the proceeds of the sale of private placement warrants that will not be held in the trust account or from the funds available to us from interest earned on the trust account balance.

Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers or directors, or our or their affiliates.

DESCRIPTION OF SECURITIES

Pursuant to our amended and restated certificate of incorporation, our authorized capital stock will consist of 500,000,000 shares of Class A common stock, $0.0001 par value, 50,000,000 shares of Class B common stock $0.0001 par value and 1,000,000 shares of undesignated preferred stock, $0.0001 par value. The following description summarizes the material terms of our capital stock. Because it is only a summary, it may not contain all the information that is important to you.

Units

Each unit has an offering price of $10.00 and consists of one whole share of Class A common stock and one-third of one redeemable public warrant. Each whole public warrant entitles the holder thereof to purchase one share of our Class A common stock at a price of $11.50 per share, subject to adjustment as described in this prospectus. Pursuant to the public warrant agreement, a public warrant holder may exercise its public warrants only for a whole number of shares of Class A common stock. This means that only a whole public warrant may be exercised at any given time by a public warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least three units, you will not be able to receive or trade a whole warrant.

The Class A common stock and public warrants will begin separate trading on the 52nd day following the closing of this offering unless Cantor Fitzgerald & Co. informs us of its decision (based upon, among other things, its assessment of the relative strengths of the securities markets and small capitalization and blank check companies in general, and the trading pattern of, and demand for, our securities in particular) to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the shares of Class A common stock and the public warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into shares of Class A common stock and public warrants.

In no event will the Class A common stock and public warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering and the sale of the private placement warrants. We will file a Current Report on Form 8-K promptly after the closing of this offering which will include this audited balance sheet, which is anticipated to take place four business days after the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Common Stock

Prior to the date of this prospectus, there were 7,503,750 shares of our Class B common stock outstanding. Our initial stockholders will own 20.0% of our issued and outstanding shares after this offering (assuming our initial stockholders do not purchase any units in this offering and assuming that the underwriters’ over-allotment is fully exercised). Our sponsor and Cantor have committed to purchase 7,266,667 private placement warrants in a private placement that will occur simultaneously with the closing of this offering. Our sponsor has committed to purchase up to an additional 261,000 private placement warrants, depending on the extent to which the underwriters exercise their option to purchase additional units, at a price of $1.50 per private placement warrant, to add to the proceeds from this offering to be held in the trust account.

Upon the closing of this offering, 32,625,000 shares of our common stock will be outstanding (assuming no exercise of the underwriters’ over-allotment option and the corresponding forfeiture of 978,750 founder shares by our sponsor), consisting of:

•	26,100,000 shares of Class A common stock underlying the units being offered in this offering; and

•	6,525,000 shares of Class B common stock held by our sponsor.

If we increase or decrease the size of this offering, we will effect a stock split or stock dividend or share contribution back to capital or other appropriate mechanism, as applicable, with respect to our Class B common stock immediately prior to the consummation of this offering in such amount as to maintain the ownership of founder shares by our initial stockholders prior to this offering at 20% of our issued and outstanding shares of our common stock upon the consummation of this offering. The authorized Class A common stock and preferred stock may be increased by a vote of the majority of all common stock voting together.

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Unless specified in our amended and restated certificate of incorporation or bylaws, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of our shares of common stock that are voted is required to approve any such matter voted on by our stockholders. Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor. Prior to our initial business combination, only holders of our founder shares will have the right to vote on the election of directors. Holders of our public shares will not be entitled to vote on the election of directors during such time. In addition, prior to the completion of an initial business combination, holders of a majority of our founder shares may remove a member of the board of directors for any reason.

Because our amended and restated certificate of incorporation will authorize the issuance of up to 500,000,000 shares of Class A common stock, if we were to enter into a business combination, we will likely (depending on the terms of such a business combination) be required to increase the number of shares of Class A common stock which we are authorized to issue at the same time as our stockholders vote on the business combination to the extent we seek stockholder approval in connection with our business combination.

In accordance with the NYSE corporate governance requirements, we are not required to hold an annual meeting until one year after our first fiscal year end following our listing on the NYSE. Under Section 211(b) of the DGCL, we are, however, required to hold an annual meeting of stockholders for the purposes of electing directors in accordance with our bylaws unless such election is made by written consent in lieu of such a meeting. We may not hold an annual meeting of stockholders to elect new directors prior to the consummation of our initial business combination, and thus we may not be in compliance with Section 211(b) of the DGCL, which requires an annual meeting. Therefore, if our stockholders want us to hold an annual meeting prior to the consummation of our initial business combination, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the DGCL.

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. Prior to the completion of an initial business combination, any vacancy on the board of directors may be filled by a nominee chosen by holders of a majority of our founder shares. In addition, prior to the completion of an initial business combination, holders of a majority of our founder shares may remove a member of the board of directors for any reason.

We will provide our public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest (which interest shall be net of taxes payable and working capital released to us), divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $10.10 per public share. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. Our initial stockholders have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and public shares in connection with the completion of our business combination. Unlike many blank check companies that hold stockholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon completion of such initial business combinations even when a vote is not required by law, if a stockholder vote is not required by law and we do not decide to hold a stockholder vote for business or other legal reasons, we will, pursuant to our amended and restated certificate of incorporation, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing our initial business combination. Our amended and restated certificate of incorporation requires these tender offer documents to contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, a stockholder approval of the transaction is required by law, or we decide to obtain stockholder approval for business or other legal reasons, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek stockholder approval, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. However, the participation of our sponsor, officers, directors, advisors or their affiliates in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of our business combination even if a majority of our public stockholders vote, or indicate their intention to vote, against such business combination. For purposes of seeking approval of the majority of our outstanding shares of common stock, non-votes will have no effect on the approval of our business combination once a quorum is obtained. Our bylaws will require that we give at least 10 days prior notice of any such meeting, if required, at which a vote shall be taken to approve our business combination.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to Excess Shares.

However, we would not be restricting our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our business combination. Our stockholders’ inability to redeem the Excess Shares will reduce their influence over our ability to complete our business combination, and such stockholders could suffer a material loss in their investment if they sell such Excess Shares on the open market. Additionally, such stockholders will not receive redemption distributions with respect to the Excess Shares if we complete the business combination. And, as a result, such stockholders will continue to hold that number of shares exceeding 15% and, in order to dispose such shares would be required to sell their stock in open market transactions, potentially at a loss.

If we seek stockholder approval in connection with our business combination, our initial stockholders have agreed to vote their founder shares and any public shares purchased during or after this offering in favor of our initial business combination. As a result, we would need only 9,787,501 of the 26,100,000 public shares, or approximately 37.5%, sold in this offering to be voted in favor of our initial business combination in order to have such transaction approved (assuming the over-allotment option is not exercised). Additionally, each public stockholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction (subject to the limitation described in the preceding paragraph).

Pursuant to our amended and restated certificate of incorporation, if we are unable to complete our business combination within the completion window, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, subject to lawfully available funds therefor, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Our initial stockholders have entered into a letter agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our business combination within the completion window. However, if our initial stockholders acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our business combination within the prescribed time period.

In the event of a liquidation, dissolution or winding up of the company after a business combination, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the common stock, except that we will provide our public stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), upon the completion of our initial business combination, subject to the limitations described herein.

Founder Shares

The founder shares are identical to the shares of Class A common stock included in the units being sold in this offering, and holders of founder shares have the same stockholder rights as public stockholders, except that (i) the founder shares are subject to certain transfer restrictions, as described in more detail below, (ii) our initial stockholders have entered into a letter agreement with us, pursuant to which they have agreed (A) to waive their redemption rights with respect to their founder shares and public shares in connection with the completion of our business combination, (B) to waive their redemption rights with respect to their founder shares and any public shares held by them in connection with a stockholder vote to approve an amendment to our amended and restated certificate of incorporation that would affect the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within the completion window and (C) to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our business combination within the completion window, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our business combination within such time period, (iii) the founder shares are shares of our Class B common stock that will automatically convert into shares of our Class A common stock at the time of our initial business combination on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described herein and (iv) the founder shares are subject to registration rights. If we submit our business combination to our public stockholders for a vote, our initial stockholders have agreed to vote their founder shares and any public shares purchased during or after this offering in favor of our initial business combination. As a result, we would need only 9,787,501 of the 26,100,000 public shares, or approximately 37.5%, sold in this offering to be voted in favor of our initial business combination in order to have such transaction approved (assuming the over-allotment option is not exercised).

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of our initial business combination on a one-for-one basis (subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like), and subject to further adjustment as provided herein. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in this offering and related to the closing of the business combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon completion of this offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the business combination.

With certain limited exceptions, the founder shares are not transferable, assignable or salable (except to our officers and directors and other persons or entities affiliated with our sponsor, each of whom will be subject to the same transfer restrictions) until, with respect to the founder shares, the earlier of one year after the completion of our initial business combination or earlier if, (x) subsequent to our business combination, the last sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date following the completion of our initial business combination on which we complete a liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. Up to 978,750 founder shares will be subject to forfeiture by our sponsor (or its permitted transferees) on a pro rata basis depending on the exercise of the over-allotment option.

The founder shares are identical to the shares of Class A common stock included in the units being sold in this offering. However, the holders have agreed (A) to vote any shares owned by them in favor of any proposed business combination and (B) not to redeem any shares in connection with a stockholder vote to approve a proposed initial business combination.

Prior to our initial business combination, only holders of our founder shares will have the right to vote on the election of directors. Holders of our public shares will not be entitled to vote on the election of directors during such time. In addition, prior to the completion of an initial business combination, holders of a majority of our founder shares may remove a member of the board of directors for any reason. These provisions of our amended and restated certificate of incorporation may only be amended by a majority of our Class B common stock. With respect to any other matter submitted to a vote of our stockholders, including any vote in connection with our initial business combination, except as required by law, holders of our founder shares and holders of our public shares will vote together as a single class, with each share entitling the holder to one vote.

Preferred Stock

Our amended and restated certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in this offering.

Warrants

Public Stockholders’ Warrants

Each whole public warrant entitles the registered holder to purchase one whole share of our Class A common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of our initial business combination.

Pursuant to the public warrant agreement, a public warrant holder may exercise its public warrants only for a whole number of shares of Class A common stock. This means that only a whole public warrant may be exercised at any given time by a public warrant holder. No fractional public warrants will be issued upon separation of the units, and only whole public warrants will trade. Accordingly, unless you purchase at least three units, you will not be able to receive or trade a whole public warrant. The public warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a public warrant and will have no obligation to settle such public warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the public warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No public warrant will be exercisable and we will not be obligated to issue shares of Class A common stock upon exercise of a public warrant unless Class A common stock issuable upon such public warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the public warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a public warrant, the holder of such public warrant will not be entitled to exercise such public warrant and such public warrant may have no value and expire worthless. In no event will we be required to net cash settle any public warrant. In the event that a registration statement is not effective for the exercised public warrants, the purchaser of a unit containing such public warrant will have paid the full purchase price for the unit solely for the share of Class A common stock underlying such unit.

We have agreed that as soon as practicable, but in no event later than twenty (20) business days after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC a post-effective amendment to the registration statement of which, this prospectus forms a part or a new registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the public warrants. We will use our commercially reasonable efforts to cause the same to become effective and to maintain the effectiveness of such post-effective amendment or registration statement, and a current prospectus relating thereto, until the expiration or redemption of the public warrants in accordance with the provisions of the public warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the sixtieth (60th) business day after the closing of our initial business combination, warrant holders may, until such time as there is an effective, post-effective amendment or registration statement and during any other period when we will have failed to maintain an effective registration statement, exercise public warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if our shares of Class A common stock are at the time of any exercise of a public warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their public warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering each such warrant for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the public warrants, multiplied by the excess of the “fair market value” (as defined below) less the exercise price of the public warrants by (y) the “fair market value.” The “fair market value” as used in this paragraph shall mean the volume-weighted average last reported sale price of the Class A common stock for the ten (10) day period ending on the trading day prior to the date that notice of exercise is received by the warrant agent from the holder of such public warrants.

Redemption of public warrants

Once the public warrants become exercisable, we may call the public warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per public warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each public warrant holder; and

•

if, and only if, the last reported sale price of the Class A common stock has been at least $18.00 per share for any ten (10) trading days within a twenty (20) trading day period ending on the third trading day prior to the date on which notice of redemption is given to the public warrant holders.

If and when the public warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the public warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the public warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Class A common stock may fall below the $18.00 redemption trigger price as well as the $11.50 public warrant exercise price (for whole shares) after the redemption notice is issued.

Redemption Procedures

A holder of a public warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such public warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Class A common stock outstanding immediately after giving effect to such exercise.

Anti-Dilution Adjustments

If the number of outstanding shares of Class A common stock is increased by a stock dividend payable in shares of Class A common stock, or by a split-up of shares of Class A common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A common stock issuable on exercise of each public warrant will be increased in proportion to such increase in the outstanding shares of Class A common stock. A rights offering to holders of Class A common stock entitling holders to purchase shares of Class A common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A common stock equal to the product of (i) the number of shares of Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A common stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Class A common stock paid in such rights offering divided by (y) the “historical fair market value.” For these purposes the rights offering is for securities convertible into or exercisable for Class A common stock, in determining the price payable for Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion. For the purposes of this paragraph, “historical fair market value” means the volume-weighted average last reported sale price of the shares of Class A common stock during the ten trading day period ending on the trading day prior to the first date on which the Class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights. Notwithstanding anything to the contrary, no shares of Class A common stock shall be issued at less than their par value.

In addition, if we, at any time while the public warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A common stock on account of such shares of Class A common stock (or other shares of our capital stock into which the public warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends of which are dividends up to $0.50 per share per year, (c) to satisfy the redemption rights of the holders of Class A common stock in connection with a proposed initial business combination, (d) as a result of the repurchase of shares of Class A common stock by the company if the proposed initial business combination is presented to the stockholders of the company for approval, or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the public warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A common stock in respect of such event. No other adjustments will be required to be made including for issuing Class A common stock at below market price and/or exercise price.

If the number of outstanding shares of our Class A common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A common stock issuable on exercise of each public warrant will be decreased in proportion to such decrease in outstanding shares of Class A common stock.

Whenever the number of shares of Class A common stock purchasable upon the exercise of the public warrants is adjusted, as described above, the public warrant exercise price will be adjusted by multiplying the public warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A common stock purchasable upon the exercise of the public warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the issued and outstanding shares of Class A common stock (other than those described above or that solely affects the par value of such shares of Class A common stock), or in the case of any merger or consolidation of us with or into another entity or conversion of the Company into another type of entity (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the public warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the public warrants and in lieu of the shares of our Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the public warrants would have received if such holder had exercised their public warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer shall have been made to and accepted by us (other than a tender, exchange or redemption offer made by us in connection with redemption rights held by our stockholders as provided for in our amended and restated certificate of incorporation or as a result of the redemption of the shares of Class A common stock by us if a proposed initial business combination is presented to our stockholders for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) securities representing more than 50% of the aggregate voting power, including the power to vote on the election of our directors, of our issued and outstanding equity securities, and (for the avoidance of doubt) such tender offer results in a change of control of us, the holder of a public warrant shall be entitled to receive as the alternative issuance, the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such public warrant holder had exercised the public warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the shares of Class A common stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the public warrant agreement. Additionally, if less than 70% of the consideration receivable by the holders of Class A common stock in such a transaction is payable in the form of Class A common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the public warrant properly exercises the public warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the public warrant agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the public warrant agreement) of the public warrant. The purpose of such exercise price reduction is to provide additional value to holders of the public warrants when an extraordinary transaction occurs during the exercise period of the public warrants pursuant to which the holders of the public warrants otherwise do not receive the full potential value of the public warrants.

The public warrants will be issued in registered form under the public warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the public warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the public warrants. The public warrant agreement provides that the terms of the public warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the public warrants and the public warrant agreement as set forth in this prospectus, (ii) adding or changing any provisions with respect to matters or questions arising under the public warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the warrants and (iii) providing for the delivery of an “alternative issuance” (as defined in the public warrant agreement), provided that the approval by the holders of at least 50% of the then-outstanding public warrants is required to make any other modification or amendment, including any modification or amendment to increase the exercise price of the public warrants or shorten the exercise period. The public warrant agreement provides that we may not increase the number of shares of Class A common stock issuable upon exercise of the public warrants, extend the duration of the exercise period of the public warrants or otherwise make the terms of the public warrants more favorable to the public warrant holders without taking the same action with respect to the private placement warrants. You should review a copy of the public warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the public warrants to cure any ambiguity or correct any mistake, including to conform the provisions of the public warrant agreement to the description of the terms of the public warrants and the public warrant agreement set forth in this prospectus, or to correct any defective provision, and providing for the delivery of an “alternative issuance” (as defined in the public warrant agreement), but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any other modification or amendment, including any modification or amendment to increase the exercise price of the public warrants or shorten the exercise period. A change affecting the terms of the private placement warrants will require the approval of holders of at least 50% of the private placement warrants.

The public warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The public warrant holders do not have the rights or privileges of holders of Class A common stock and any voting rights until they exercise their public warrants and receive shares of Class A common stock. After the issuance of shares of Class A common stock upon exercise of the public warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Public warrants may be exercised only for a whole number of shares of Class A common stock. No fractional shares will be issued upon exercise of the public warrants. If, upon exercise of the public warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Class A common stock to be issued to the public warrant holder. As a result, public warrant holders not purchasing an even number of public warrants must sell any odd number of public warrants in order to obtain full value from the fractional interest that will not be issued.

Private Placement Warrants

The private placement warrants (including the Class A common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except, among other limited exceptions as described under “Principal Stockholders—Transfers of Founder Shares and Private Placement Warrants,” to our officers and directors and other persons or entities affiliated with the sponsor) and they will not be redeemable by us. Otherwise, the private placement warrants have terms and provisions that are identical to those of the public warrants being sold as part of the units in this offering.

If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “sponsor fair market value” (as defined below) of the Class A common stock over the exercise price of the private placement warrants by (y) the “sponsor fair market value.” For purposes of this paragraph, the “sponsor fair market value” means the volume-weighted average last reported sale price of the Class A common stock of the ten trading days ending on the third trading day prior to the date on which the notice of exercise of the private placement warrants is sent to the warrant agent. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their public warrants and sell the shares of Class A common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise the private placement warrants on a cashless basis is appropriate.

In order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.50 per warrant at the option of the lender. Such warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period. Except for the foregoing, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans.

The private warrant agreement provides that we may not increase the number of shares of Class A common stock issuable upon exercise of the private warrants, extend the duration of the exercise period of the private warrants or otherwise make the terms of the private warrants more favorable to the private warrant holders without taking the same action with respect to the public warrants. You should review a copy of the private warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the private warrants.

Forward Purchase Securities

In connection with the consummation of this offering, we expect to enter into a forward purchase agreement with our forward purchase affiliate, which will provide for the purchase of up to $40,000,000 of shares of Class A common stock, subject to adjustment, for a purchase price of $10.00 per share of Class A common stock, in a private placement to occur in connection with the closing of our initial business combination. The amount of forward purchase shares to be purchased by our forward purchase affiliate under the forward purchase agreement may be increased at our request at any time prior to our initial business combination, but only if agreed to by our forward purchase affiliate in its sole discretion. The forward purchase agreement will also contain customary closing conditions, the fulfillment of which is a condition for our forward purchase affiliate to purchase the forward purchase shares and the satisfaction of which shall be reasonably determined by the forward purchase affiliate in good faith, including that our initial business combination must be consummated substantially concurrently with, and immediately following, the purchase of forward purchase shares. In the event of any such failure to fund, any obligation is so terminated or any such condition is not satisfied and not waived, we may not be able to obtain additional funds to account for such shortfall on terms favorable to us or at all. Any such shortfall would also reduce the amount of funds that we have available for working capital of the post-business combination company. The closing conditions include: (i) our initial business combination being consummated substantially concurrently with, and immediately following, the purchase of the forward purchase shares; (ii) the forward purchase affiliate having capital commitments not subject to opt-out rights, subject to additional conditions in the forward purchase agreement; (iii) the ratio of enterprise value to the projected full fiscal year “adjusted EBITDA” (as defined below) of the target for the first fiscal year following entry into the definitive agreement related to the initial business combination is less than or equal to 15.00:1.00; (iv) our delivery to the forward purchase affiliate of a certificate evidencing our good standing as a Delaware corporation within five business days of the consummation of our initial business combination; (v) all representations and warranties made by us in the forward purchase agreement being true and correct in all material respects; (vi) our performing, satisfying and complying in all material respects with the covenants, agreements and conditions required by the forward purchase agreement; (vii) no order, writ, judgment, injunction, decree, determination, or award having been entered or threatened by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect or threatened, preventing the purchase by the forward purchase affiliate of the forward purchase shares; (viii) our having consummated a private investment in public equity (a “PIPE”) for the purchase of our shares of Class A common stock at a price of $10.00 per share or convertible PIPE securities, pursuant to which we shall have received net cash proceeds from third-party investors who are not affiliates of us or our sponsor in an aggregate amount of at least three times the total forward purchase of $40,000,000, or $120,000,000 (and, for the avoidance of doubt, if such third-party investment is made in the form of convertible PIPE securities, the forward purchase affiliate shall be entitled to elect to purchase such convertible PIPE securities in lieu of its purchase of the forward purchase shares in accordance with Section 1(a)(i) of the forward purchase agreement); and (ix) our having reimbursed the forward purchase affiliate for its costs and expenses incurred in connection with the preparation, execution and performance of the forward purchase agreement and the consummation of the transactions contemplated therein, including reasonable and documented out-of-pocket fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.

For the purposes of the “adjusted EBITDA” calculation referenced in closing condition (iii) above, “adjusted EBITDA” refers to, for any period, with respect to the target, the adjusted EBITDA measure presented to potential investors in the PIPE in connection with our initial business combination, which shall be reasonable and prepared in good faith at the time such calculations are made. This condition will have the effect of limiting the number of target enterprises we can consider for our initial business combination.

In connection with negotiating our initial business combination, we may seek to raise additional funds pursuant to the PIPE. If we raise additional funds pursuant to the PIPE, we will be permitted to sell forward purchase shares to the forward purchase affiliate through the forward purchase agreement in an amount equal to one-third of the size of the PIPE, subject to a maximum of $40,000,000, or such other amount as the forward purchase affiliate and we shall agree. In determining the size of any PIPE, the amount of forward purchase shares we intend to sell to the forward purchaser, or any other capital raise in connection with our initial business combination, we will take into account the purchase price of the potential target, the liquidity needs in connection with the transaction, including any repayment of indebtedness, the amount of fees and expenses with respect to the above, redemptions of our Class A common stock and market conditions at the time.

Additionally, our forward purchase affiliate’s and any forward transferee’s obligations to purchase the forward purchase shares will be subject to termination prior to the closing of the sale of such securities by mutual written consent of the Company and such party, or automatically: (i) if this offering is not consummated on or prior to December 31, 2021; (ii) if our initial business combination is not consummated within the completion window; or (iii) if we become subject to any voluntary or involuntary petition under the United States federal bankruptcy laws or any state insolvency law, in each case which is not withdrawn within sixty (60) days after being filed, or a receiver, fiscal agent or similar officer is appointed by a court for business or property of us, in each case which is not removed, withdrawn or terminated within sixty (60) days after such appointment. The forward purchase agreement will also contain customary closing conditions, the fulfillment of which is a condition for our forward purchase affiliate to purchase the forward purchase shares, including that our initial business combination must be consummated substantially concurrently with, and immediately following, the purchase of forward purchase shares. In the event of any such failure to fund, any obligation is so terminated or any such condition is not satisfied and not waived, we may not be able to obtain additional funds to account for such shortfall on terms favorable to us or at all. Any such shortfall would also reduce the amount of funds that we have available for working capital of the post-business combination company. The obligations under the forward purchase agreement will not depend on whether any shares of Class A common stock are redeemed by our public stockholders. The forward purchase securities will be issued only in connection with the closing of the initial business combination. The proceeds from the sale of forward purchase securities may be used as part of the consideration to the sellers in our initial business combination, expenses in connection with our initial business combination or for working capital in the post-transaction company.

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any cash dividends subsequent to a business combination will be within the discretion of our board of directors at such time. In addition, our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future, except if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, in which case we will effect a stock split or stock dividend immediately prior to the consummation of the offering in such amount as to maintain the ownership of our stockholders prior to this offering at 20% of our issued and outstanding shares of our common stock upon the consummation of this offering. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent and Warrant Agent

The transfer agent for our common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Our Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the completion of our initial business combination. These provisions cannot be amended without the approval of the holders of at least 65% of our common stock and then only if we allow dissenting holders the opportunity to redeem their pro-rata interest from the trust account. Our initial stockholders, who will collectively beneficially own 20.0% of our common stock upon the closing of this offering (assuming they do not purchase any units in this offering and assuming that the underwriters’

over-allotment is fully exercised), will participate in any vote to amend our amended and restated certificate of incorporation and will have the discretion to vote in any manner they choose. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

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if we are unable to complete our initial business combination within the completion window, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, subject to lawfully available funds therefor, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law;

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prior to our initial business combination, we may not issue additional shares of capital stock that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination;

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although we do not intend to enter into a business combination with a target business that is affiliated with our sponsor, our directors or our executive officers, we are not prohibited from doing so. In the event we enter into such a transaction, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm which is a member of FINRA or a qualified independent accounting firm that such a business combination is fair to our company from a financial point of view;

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if a stockholder vote on our initial business combination is not required by law and we do not decide to hold a stockholder vote for business or other legal reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act;

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our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of our assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the income earned on the trust account) at the time of the agreement to enter into the initial business combination;

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if our stockholders approve an amendment to our amended and restated certificate of incorporation that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our business combination within the completion window, we will provide our public stockholders with the opportunity to redeem all or a portion of their shares of Class A common stock upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable), divided by the number of then outstanding public shares; and

•	we will not effectuate our initial business combination with another blank check company or a similar company with nominal operations.

In addition, our amended and restated certificate of incorporation provides that under no circumstances will we redeem our public shares in an amount that would cause our net tangible assets upon consummation of our initial business combination to be less than the minimum amount required such that our Class A common stock will not become a “penny stock” as such term is defined in Rule 3a51-1 of the Exchange Act.

Certain Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and Bylaws

We have opted out of Section 203 of the DGCL. However, our amended and restated certificate of incorporation contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:

•	prior to such time, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

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at or subsequent to that time, the business combination is approved by our board of directors and by the affirmative vote of holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or certain other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock.

Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. This provision may encourage companies interested in acquiring our company to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Our amended and restated certificate of incorporation provides that the Sponsor, Brigade Capital Management, LP and their respective affiliates, any of their respective direct or indirect transferees of at least 15% of our outstanding common stock, and any group as to which such persons are party to, do not constitute “interested stockholders” for purposes of this provision.

Exclusive Forum for Certain Lawsuits

Our amended and restated certificate of incorporation will require, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of the State of Delaware, the stockholder bringing such suit will be deemed to have consented to service of process on such stockholder’s counsel. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provisions may have the effect of discouraging lawsuits against our directors and officers.

In addition, our amended and restated certificate of incorporation will provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act against us or our directors, officers, other employees or agents. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors, officers, other employees or stockholders, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.

Notwithstanding the foregoing, our amended and restated certificate of incorporation will provide that the exclusive forum provision will not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us and may have the effect of discouraging lawsuits against our directors and officers. Any person or entity purchasing or otherwise acquiring any interest in any shares of our capital stock shall be deemed to have notice of and to have consented to the forum provisions in our amended and restated certificate of incorporation. If any action the subject matter of which is within the scope of the forum provisions is filed in a court other than a court located within the State of Delaware (a “foreign action”) in the name of any stockholder, such stockholder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such stockholder in any such enforcement action by service upon such stockholder’s counsel in the foreign action as agent for such stockholder.

Special Meeting of Stockholders

Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our CEO or by our chairman.

Advance Notice Requirements For Stockholder Proposals and Director Nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the secretary to our principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the scheduled date of the annual meeting of stockholders. If our annual meeting is called for a date that is not within 45 days before or after such anniversary date, a stockholder’s notice will need to be received not earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which we first publicly announce the date of the annual meeting. Our bylaws also specify certain requirements as to the form and content of a stockholder’s notice for an annual meeting. Specifically, a stockholder’s notice must include: (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class or series and number of shares of our capital stock owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made, (iv) a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (v) any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business and (vi) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before such meeting. These notice requirements will be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified us of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 of the Exchange Act, and such stockholder has complied with the requirements of such rule for inclusion of such proposal in the proxy statement we prepare to solicit proxies for such annual meeting. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. The foregoing provisions may limit our stockholders’ ability to bring matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Action by Written Consent

Subsequent to the consummation of the offering, any action required or permitted to be taken by our common stockholders must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders other than with respect to our Class B common stock.

Classified Board of Directors

Our board of directors will initially be divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. Our amended and restated certificate of incorporation will provide that the authorized number of directors may be changed only by resolution of the board of directors. Prior to our initial business combination, only holders of our founder shares will have the right to vote on the election of directors. Holders of our public shares will not be entitled to vote on the election of directors during such time. In addition, prior to the completion of an initial business combination, holders of a majority of our founder shares may remove a member of the board of directors for any reason. These provisions of our amended and restated certificate of incorporation may only be amended by a resolution passed by a majority of our shares of Class B common stock. With respect to any other matter submitted to a vote of our stockholders, including any vote in connection with our initial business combination, except as required by law or the applicable rules of NYSE then in effect, holders of our founder shares and holders of our public shares will vote together as a single class, with each share entitling the holder to one vote. Any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

Class B Common Stock Consent Right

For so long as any shares of Class B common stock remain outstanding, we may not, without the prior vote or written consent of the holders of a majority of the shares of Class B common stock then outstanding, voting separately as a single class, amend, alter or repeal any provision our certificate of incorporation, whether by merger, consolidation or otherwise, if such amendment, alteration or repeal of would alter or change the powers, preferences or relative, participating, optional or other or special rights of the Class B common stock. Any action required or permitted to be taken at any meeting of the holders of Class B common stock may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding Class B common stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Class B common stock were present and voted.

Securities Eligible for Future Sale

Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option) we will have 32,625,000 (or 37,518,750 if the underwriters’ over-allotment option is exercised in full) shares of common stock outstanding. Of these shares, the 26,100,000 shares (or 30,015,000 shares if the over-allotment option is exercised in full) sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 6,525,000 (or 7,503,750 if the underwriters’ over-allotment option is exercised in full) shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

Upon the closing of the sale of the forward purchase shares, all of the 40,000,000 forward purchase shares will be restricted securities under Rule 144.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

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1% of the total number of shares of common stock then outstanding, which will equal 261,000 shares immediately after this offering (or 300,150 if the underwriters exercise their over-allotment option in full); or

•	the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

•	Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

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the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial stockholders will be able to sell their founder shares pursuant to Rule 144 without registration one year after we have completed our initial business combination.

Registration Rights

The holders of the founder shares and private placement warrants and any warrants that may be issued upon conversion of working capital loans (and any Class A common stock issuable upon the exercise of the private placement warrants and warrants that may be issued upon conversion of working capital loans) will be entitled to registration rights pursuant to a registration and stockholder rights agreement to be signed prior to or on the effective date of this offering. The holders of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. We will bear the expenses incurred in connection with the filing of any such registration statements.

Pursuant to the forward purchase agreement, we will agree to use our reasonable best efforts (i) to file within 30 days after the closing of the initial business combination a registration statement with the SEC for a secondary offering of the forward purchase shares and the forward purchase warrants (and underlying Class A common stock), (ii) to cause such registration statement to be declared effective promptly thereafter but in no event later than 60 days after the initial filing, (iii) to maintain the effectiveness of such registration statement until the earliest of (A) the date on which our sponsor or its assignees cease to hold the securities covered thereby and (B) the date all of the securities covered thereby can be sold publicly without restriction or limitation under Rule 144 under the Securities Act and (iv) after such registration statement is declared effective, cause us to conduct firm commitment underwritten offerings, subject to certain limitations. In addition, the forward purchase agreement will provide for certain “piggy-back” registration rights to the holders of forward purchase securities to include their securities in other registration statements filed by us.

In addition, pursuant to the registration and stockholder rights agreement, our sponsor, upon consummation of an initial business combination, will be entitled to nominate one person for election to our board of directors.

Listing of Securities

We have been approved to list our units, Class A common stock and warrants on the NYSE under the symbols “MBSC.U”, “MBSC” and “MBSC WS”, respectively. We expect that our units will be listed on the NYSE on or promptly after the effective date of the registration statement. Following the first date that the shares of our Class A common stock and warrants are eligible to trade separately, we anticipate that the shares of our Class A common stock and public warrants will be listed separately and as a unit on the NYSE.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our units, shares of Class A common stock and public warrants, which we refer to collectively as our securities. Because the components of a unit are separable at the option of the holder, the holder of a unit generally should be treated, for U.S. federal income tax purposes, as the owner of the underlying Class A common stock and public warrant components of the unit, as the case may be. As a result, the discussion below with respect to actual holders of Class A common stock and public warrants should also apply to holders of units (as the deemed owners of the underlying Class A common stock and one-third of one public warrant). This discussion applies only to securities that are held as a capital asset for U.S. federal income tax purposes and is applicable only to holders who purchased units in this offering.

This discussion does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, such as:

•	our founders or initial stockholders;

•	financial institutions;

•	insurance companies;

•	dealers or traders subject to a mark to market method of accounting with respect to the securities;

•	regulated investment companies and real estate investment trusts;

•	expatriates or former long-term residents of the U.S.;

•	persons holding the securities as part of a “straddle,” hedge, integrated transaction or similar transaction;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	governments or agencies and their controlled entities or instrumentalities;

•	persons subject to anti-inversion rules;

•	persons required to accelerate the recognition of any item of gross income as a result of Section 451(b) of the Code (as defined below);

•	former citizens or residents of the United States;

•	persons that actually or constructively own five percent or more of the total combined voting power or value of our shares;

•	S-corporations;

•	partnerships or other pass through entities for U.S. federal income tax purposes and any beneficial owners of such entities; and

•	tax exempt entities.

If you are a partnership (or an entity or arrangement treated as a partnership) for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners will generally depend on the status of the partners and the activities of the partners and the partnership. Holders of securities that are partnerships or partners in such partnerships are urged to consult their tax advisors regarding the particular U.S. federal income tax consequences applicable to them.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations and other applicable authorities as of the date hereof, changes to any of which or new interpretations thereof subsequent to the date of this prospectus may affect the tax consequences described herein. We have not sought any, nor do we intend to seek, a ruling from the U.S. Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with our statements and conclusions or that a court would sustain any challenge by the IRS in the event of litigation. This discussion does not address any aspect of state, local or non U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS.

Personal Holding Company Status

We would be subject to a second level of U.S. federal income tax on a portion of our income if we are determined to be a personal holding company, or PHC, for U.S. federal income tax purposes. A U.S. corporation generally will be classified as a PHC for U.S. federal income tax purposes in a given taxable year if (i) at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations, pension funds and charitable trusts) own or are deemed to own (pursuant to certain constructive ownership rules), directly or indirectly, more than 50% of the stock of the corporation by value and (ii) at least 60% of the corporation’s adjusted ordinary gross income, as determined for U.S. federal income tax purposes, for such taxable year consists of PHC income (which includes, among other things, dividends, interest, certain royalties, annuities and, under certain circumstances, rents).

Depending on the date and size of our initial business combination, at least 60% of our adjusted ordinary gross income may consist of PHC income as discussed above. In addition, depending on the concentration of our stock in the hands of individuals, including the members of our sponsor and certain tax-exempt organizations, pension funds and charitable trusts, it is possible that more than 50% of our stock will be owned or deemed owned (pursuant to the constructive ownership rules) by such persons during the last half of a taxable year. Thus, no assurance can be given that we will not be a PHC following this offering or in the future. If we are or were to become a PHC in a given taxable year, we would be subject to an additional PHC tax, currently 20%, on our undistributed PHC income, which generally includes our taxable income, subject to certain adjustments. The PHC requirements may apply to us in the taxable year of the offering and/or future taxable years.

Allocation of Purchase Price and Characterization of a Unit

No statutory, administrative or judicial authority directly addresses the treatment of a unit or instruments similar to a unit for U.S. federal income tax purposes, and therefore, that treatment is not entirely clear. The acquisition of a unit should be treated for U.S. federal income tax purposes as the acquisition of one share of our Class A common stock and one-third of one public warrant, with each whole public warrant exercisable to acquire one share of our Class A common stock. We intend to treat the acquisition of a unit in this manner and, by purchasing a unit, you will agree to adopt such treatment for tax purposes (in the absence of an administrative determination or judicial ruling to the contrary). For U.S. federal income tax purposes, each holder of a unit must allocate the purchase price paid by such holder for such unit between the one share of our Class A common stock and the one-third of one public warrant based on the relative fair market value of each at the time of issuance. Under U.S. federal income tax law, each investor must make its own determination of such value based on all the relevant facts and circumstances. Therefore, we strongly urge each investor to consult its tax advisor regarding the determination of value for these purposes. The price allocated to each share of our Class A common stock and one-third of one public warrant should constitute the holder’s initial tax basis in such share and one-third of one public warrant, respectively. Any disposition of a unit should be treated for U.S. federal income tax purposes as a disposition of the share of our Class A common stock and one-third of one public warrant comprising the unit, and the amount realized on the disposition should be allocated between the share of our Class A common stock and one-third of one public warrant based on their respective relative fair market values at the time of disposition. Neither the separation of the share of our Class A common stock and the one-third of one public warrant constituting a unit nor the combination of thirds of public warrants into a single public warrant should be a taxable event for U.S. federal income tax purposes.

The foregoing treatment of the shares of our Class A common stock and warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its tax advisor regarding the tax consequences of an investment in a unit (including alternative characterizations of a unit). The balance of this discussion assumes that the characterization of the units described above is respected for U.S. federal income tax purposes.

U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our units, shares of common stock or warrants who or that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust, if (i) a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons (as defined in the Code) has the authority to control all of its substantial decisions, or (ii) a valid election is in place under applicable U.S. Treasury regulations to treat such trust as a domestic trust.

Taxation of Distributions. If we pay cash distributions to U.S. holders of shares of our Class A common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our Class A common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Class A common stock and will be treated as described under “U.S. holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants” below.

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder generally will constitute “qualified dividends” that will be subject to tax at the preferential tax rate accorded to long-term capital gains. It is unclear whether the redemption rights with respect to the Class A common stock described in this prospectus may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants. Upon a sale or other taxable disposition of our Class A common stock or warrants which, in general, would include a redemption of Class A common stock or public warrants that is treated as a sale of such securities, as described below, and including as a result of a dissolution and liquidation in the event we do not consummate an initial business combination within the required time period, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the Class A common stock or warrants so disposed of. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the Class A common stock or warrants so disposed of exceeds one year. It is unclear, however, whether the redemption rights with respect to the Class A common stock described in this prospectus may suspend the running of the applicable holding period for this purpose. If the running of the holding period for the shares of Class A common stock is suspended, then non-corporate U.S. holders may not be able to satisfy the one-year holding period requirement for long-term capital gain treatment, in which case any gain on a sale or taxable disposition of the shares or public warrants would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the Class A common stock or public warrants are held as part of units at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the Class A common stock or the warrants based upon the then fair market values of the Class A common stock and the public warrants included in the units) and (ii) the U.S. holder’s adjusted tax basis in its Class A common stock or warrants so disposed of. A U.S. holder’s adjusted tax basis in its Class A common stock or warrants generally will equal the U.S. holder’s acquisition cost (that is, as discussed above, for public warrants, the portion of the purchase price of a unit allocated to a share of Class A common stock or one-third of one warrant or, as discussed below, the U.S. holder’s initial basis for Class A common stock received upon exercise of warrants) less, in the case of a share of Class A common stock, any prior distributions treated as a return of capital. See “—Exercise, Lapse or Redemption of a Warrant” below for a discussion regarding a U.S. holder’s tax basis in shares of Class A common stock acquired pursuant to the exercise of a warrant.

Redemption of Common Stock. In the event that a U.S. holder’s Class A common stock is redeemed pursuant to the redemption provisions described in this prospectus under “Description of Securities—Common Stock” or if we purchase a U.S. holder’s Class A common stock in an open market transaction, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as sale of the Class A common stock under Section 302 of the Code. If the redemption qualifies as a sale of Class A common stock, the U.S. holder will be treated as described under “U.S. holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants” above. If the redemption does not qualify as a sale of Class A common stock, the U.S. holder will be treated as receiving a corporate distribution with the tax consequences described above under “U.S. holders—Taxation of Distributions”. Whether a redemption qualifies for sale treatment will depend largely on the total number of shares of our stock treated as held by the U.S. holder (including any stock constructively owned by the U.S. holder as a result of owning warrants) relative to all of our shares outstanding both before and after the redemption. The redemption of Class A common stock generally will be treated as a sale of the Class A common stock (rather than as a corporate distribution) if the redemption (i) is “substantially disproportionate” with respect to the U.S. holder, (ii) results in a “complete termination” of the

U.S. holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. holder takes into account not only stock actually owned by the U.S. holder, but also shares of our stock that are constructively owned by it. A U.S. holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. holder has an interest or that have an interest in such U.S. holder, as well as any stock the U.S. holder has a right to acquire by exercise of an option, which would generally include Class A common stock which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately following the redemption of Class A common stock must, among other requirements, be less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately before the redemption. Prior to our initial business combination, the Class A common stock may not be treated as voting stock for this purpose and, consequently, this substantially disproportionate test may not be applicable. There will be a complete termination of a U.S. holder’s interest if either (i) all of the shares of our stock actually and constructively owned by the U.S. holder are redeemed or (ii) all of the shares of our stock actually owned by the U.S. holder are redeemed and the U.S. holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. holder does not constructively own any other stock. The redemption of the Class A common stock will not be essentially equivalent to a dividend if the redemption results in a “meaningful reduction” of the U.S. holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. holder are urged to consult with its own tax advisors as to the tax consequences of a redemption, including the application of the constructive ownership rules described above.

If none of the foregoing tests is satisfied, then the redemption will be treated as a corporate distribution and the tax effects will be as described under “U.S. holders—Taxation of Distributions,” above. After the application of those rules, any remaining tax basis of the U.S. holder in the redeemed Class A common stock will be added to the U.S. holder’s adjusted tax basis in its remaining stock, or, if it has none, to the U.S. holder’s adjusted tax basis in its warrants or possibly in other stock constructively owned by it.

Exercise, Lapse or Redemption of a Warrant. Except as discussed below with respect to the cashless exercise of a warrant, a U.S. holder generally will not recognize taxable gain or loss from the acquisition of Class A common stock upon exercise of a warrant for cash. The U.S. holder’s tax basis in the share of our Class A common stock received upon exercise of the warrant generally will be an amount equal to the sum of the U.S. holder’s initial investment in the warrant (i.e., the portion of the U.S. holder’s purchase price for a unit that is allocated to the warrant, as described above under “Allocation of Purchase Price and Characterization of a Unit”) and the exercise price. It is unclear whether the U.S. holder’s holding period for the Class A common stock received upon exercise of the warrants will begin on the date following the date of exercise or possibly on date of exercise of the warrants; in either case, the holding period will not include the period during which the U.S. holder held the warrants. If a warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder’s basis in the Class A common stock received generally should equal the holder’s basis in the warrant exercised therefor. If the cashless exercise were treated as not being a gain realization event (and not a recapitalization), it is unclear whether a U.S. holder’s holding period in the Class A common stock would be treated as commencing on the date following the date of exercise or on the date of exercise of the warrant; in either case, the holding period would not include the period during which the U.S. holder held the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the Class A common stock would include the holding period of the warrant exercised therefor.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder could be deemed to have surrendered warrants with an aggregate fair market value equal to the exercise price for the total number of warrants to be exercised. The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the warrants deemed surrendered and the U.S. holder’s adjusted tax basis in such warrants. In this case, a U.S. holder’s tax basis in the Class A common stock received would equal the sum of the U.S. holder’s tax basis in the warrants exercised (i.e., the portion of the U.S. holder’s purchase price for the unit that is allocated to the warrant, as described above under “Allocation of Purchase Price and Characterization of a Unit”) and the exercise price of such warrants. It is unclear whether a U.S. holder’s holding period for the Class A common stock would commence on the date following the date of exercise or on the date of exercise of the warrant; in either case, the holding period would not include the period during which the U.S. holder held the warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. holder’s holding period would commence with respect to the shares of Class A common stock received, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders are urged to consult their tax advisors regarding the tax consequences of a cashless exercise.

If we redeem warrants for cash pursuant to the redemption provisions described in the section of this prospectus entitled “Description of Securities—Warrants—Public Stockholders’ Warrants” or if we purchase warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. holder, taxed as described above under “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Stock and Warrants.”

Possible Constructive Distributions. The terms of each warrant provide for an adjustment to the number of shares of Class A common stock for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities—Warrants—Public Stockholders’ Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. holders of the warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment to the number of such shares or to such exercise price increases the warrant holders’ proportionate interest in our assets or earnings and profits as a result of a distribution of cash or other property, such as other securities, to the holders of shares of our Class A common stock, or as a result of the issuance of a stock dividend to U.S. holders of shares of our Class A common stock, in each case which is taxable to the U.S. holders of such shares as described under “U.S. holders—Taxation of Distributions” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest resulting from the adjustment. Generally, a U.S. holder’s adjusted tax basis in its warrant would be increased to the extent any such constructive distribution is treated as a dividend.

Information Reporting and Backup Withholding. In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our units, shares of Class A common stock and warrants, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non U.S. Holders

This section applies to you if you are a “Non U.S. holder.” A Non U.S. holder is a beneficial owner of our units, shares of Class A common stock and warrants who or that is an individual, corporation, estate or trust for U.S. federal income tax purposes and is not a U.S. holder.

Taxation of Distributions. In general, any distributions (including constructive distributions, as described below) we make to a Non-U.S. holder of shares of our Class A common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). In the case of any constructive dividend described below in “— Non-U.S. Holders —Possible Constructive Distributions,” it is possible that this tax would be withheld from any amount owed to a Non-U.S. holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from warrants or other property subsequently paid or credited to such holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our Class A common stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Class A common stock, which will be treated as described under “Non-U.S. holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “Non-U.S. holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

Dividends we pay to a non-U.S. holder that are effectively connected with such non- U .S. holder’s conduct of a trade or business within the United States (or if a tax treaty applies are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder) will generally not be subject to U.S. withholding tax, provided such non-U.S. holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. holder that is a corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

Exercise, Lapse or Redemption of a Warrant. The U.S. federal income tax treatment of a Non-U.S. holder’s exercise of a warrant, or the lapse of a warrant held by a Non-U.S. holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. holder, as described under “U.S. holders—Exercise, Lapse or Redemption of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described below in “Non-U.S. holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants.”

The U.S. federal income tax treatment for a Non-U.S. holder of a redemption of warrants for cash described in the section of this prospectus entitled “Description of Securities — Warrants —Public Stockholders’ Warrants” (or if we purchase warrants in an open market transaction) would be similar to that described below in “Non-U.S. Holders —Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants.”

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants. A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Class A common stock, which would include a dissolution and liquidation in the event we do not complete an initial business combination within the required time period, or warrants (including an expiration or redemption of our warrants), in each case without regard to whether those securities were held as part of a unit, unless:

•

the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder);

•	the Non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•

we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our Class A common stock, and, in the case where shares of our Class A common stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively (including through ownership of warrants), more than 5% of our Class A common stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our Class A common stock. There can be no assurance that our Class A common stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower treaty rate). Gain described in the second bullet point above will be subject to a 30% U.S. federal income tax rate.

If the third bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of our Class A common stock or warrants will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Class A common stock or warrants from such holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. We cannot determine whether we will be a U.S. real property holding corporation in the future until we complete an initial business combination. We will be classified as a U.S. real property holding corporation if the fair market value of our “U.S. real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes.

Redemption of Common Stock. The characterization for U.S. federal income tax purposes of the redemption of a Non-U.S. holder’s Class A common stock pursuant to the redemption provisions described in this prospectus under “Description of Securities—Common Stock” generally will correspond to the U.S. federal income tax characterization of such a redemption of a U.S. holder’s common stock, as described under “U.S. holders—Redemption of Common Stock” above, and the consequences of the redemption to the Non-U.S. holder generally will be as described above under “Non-U.S. holders—Taxation of Distributions” and “Non-U.S. holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants,” as applicable. Because it may not be certain at the time a non-U.S. holder is redeemed whether such non-U.S. holder’s redemption will be treated as a sale of shares or a distribution constituting a dividend, and because such determination will depend in part on a non-U.S. holder’s particular circumstances, we or the applicable withholding agent may not be able to determine whether (or to what extent) a non-U.S. holder is treated as receiving a dividend for U.S. federal income tax purposes. Therefore, we or the applicable withholding agent may withhold tax at a rate of 30% on the gross amount of any consideration paid to a non-U.S. holder in redemption of such non-U.S. holder’s Class A common stock unless special procedures are available to non-U.S. holders to certify that they are entitled to exemptions from, or reductions in, such withholding tax. However, there can be no assurance that such special certification procedures will be available. A non-U.S. holder generally may obtain a refund of any such excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their own tax advisors regarding the application of the foregoing rules in light of their particular facts and circumstances.

Possible Constructive Distributions. The terms of each warrant provide for an adjustment to the number of Class A shares of Class A common stock for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus entitled “Description of Securities —Warrants —Public Stockholders’ Warrants.” The character of such an adjustment generally will correspond to the U.S. federal income tax characterization of such an adjustment described under “—U.S. Holders —Possible Constructive Distributions,” and the consequences of a taxable adjustment to a Non-U.S. holder generally will be as described above under “—Taxation of Distributions.”

Information Reporting and Backup Withholding. Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our units, shares of Class A common stock and warrants. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid the backup withholding as well.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. holder may be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the Internal Revenue Service. All holders should consult their tax advisors regarding the application of information reporting and backup withholding to them.

FATCA Withholding Taxes. Section 1471 through 1474 of the Code and Treasury regulations and administrative guidance promulgated thereunder (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% on payments of dividends (including constructive dividends) on our Class A common stock or warrants to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other Non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). Dividends and, subject to the proposed Treasury regulations discussed below, proceeds from sales or other disposition in respect of our units held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions generally will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of the Treasury. The IRS has issued proposed regulations (on which taxpayers may rely until final regulations are issued) that would generally not apply these withholding requirements to gross proceeds from sales or other disposition proceeds from our units, shares of Class A common stock and warrants. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Prospective investors are urged to consult their tax advisers regarding the effects of FATCA on their investment in our securities.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated October 21, 2021, we have agreed to sell to the underwriters named below, for whom Cantor Fitzgerald & Co. is acting as representative, the following respective numbers of units:

Underwriter	Number of Units

Cantor Fitzgerald & Co.	26,100,000

Total	26,100,000

The underwriting agreement provides that the underwriters are obligated to purchase all the units in the offering if any are purchased, other than those units covered by the over-allotment option described below.

We have granted to the underwriters a 45-day option to purchase on a pro rata basis up to 3,915,000 additional units at the initial public offering price, less the underwriting discounts and commissions. The option may be exercised only to cover any over-allotments of units.

We have been advised by the underwriters that they propose to offer the units to the public at the initial offering price set forth on the cover page of this prospectus. The underwriters may allow dealers concessions not in excess of $0.12 per unit and the dealers may re-allow a concession not in excess of $0.12 per unit to other dealers. After the initial offering of the units, the representative may change the offering price and other selling terms. The offering of the units by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. Sales of any units outside the United States may be made by affiliates of the underwriters.

The following table summarizes the compensation and estimated expenses we will pay:

	Per Unit(1)		Total(1)
	Without Over-allotment	With Over-allotment	Without Over-allotment	With Over-allotment
Underwriting Discounts and Commissions paid by us	$0.65	$0.65	$16,965,000	$19,509,750

(1)

$0.20 per unit sold in the base offering, or $5,220,000 in the aggregate, is payable upon the closing of this offering. Includes $0.45 per unit, or $11,745,000 in the aggregate, payable to the representative of the underwriters for deferred underwriting commissions to be placed in a trust account located in the United States and released to Cantor Fitzgerald & Co. for its own account only upon the completion of an initial business combination. If the underwriter’s over-allotment option is exercised, then no additional underwriting commissions will be payable at the time of such exercise and 6.5% of the gross proceeds from the over-allotment (up to $2,544,750 relating to the over-allotment or $14,289,750 in the aggregate) will be deposited in the trust account as deferred underwriting commissions. The deferred commissions will be released to the representative of the underwriters only on completion of an initial business combination. Does not include certain fees and expenses payable to the underwriters in connection with this offering.

We estimate that our out-of-pocket expenses for this offering will be approximately $970,000. We have agreed to reimburse the underwriters for certain of its out-of-pocket costs for this offering, including legal fees related to the review by FINRA, up to $15,000, and the expenses of investigations and background checks of our principals up to a maximum of $4,000 per principal (in the case of a U.S. jurisdiction) or $5,000 per principal (in the case of non-U.S. jurisdiction), or $50,000 in the aggregate for investigations and background checks.

We, our sponsor and our officers and directors have agreed that, for a period of 180 days from the date of this prospectus, we will not, without the prior written consent of Cantor Fitzgerald & Co., offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any units, warrants, shares of common stock or any other securities convertible into, or exercisable, or exchangeable for, shares of common stock; provided, however, that we may (1) issue and sell the private placement warrants, (2) issue and sell the additional units to cover our underwriters’ over-allotment option (if any), (3) register with the SEC pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, the resale of the private placement warrants and the shares of Class A common stock issuable upon exercise of the warrants and the founder shares, and (4) issue securities in connection with our initial business combination. Cantor Fitzgerald & Co., in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice.

Our initial stockholders have agreed not to transfer, assign or sell any founder shares held by them until one year after the date of the consummation of our initial business combination or earlier if, subsequent to our initial business combination, (i) the last sale price of our Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination or (ii) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property (except with respect to permitted transferees as described herein under “Principal Stockholders—Transfers of Founder Shares and Private Placement Warrants”). Any permitted transferees would be subject to the same restrictions and other agreements of our initial stockholders with respect to any founder shares.

The private placement warrants (including the shares of Class A common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except with respect to permitted transferees as described herein under “Principal Stockholders—Transfers of Founder Shares and Private Placement Warrants”).

Cantor Fitzgerald & Co. has committed to purchase 1,740,000 private placement warrants, each exercisable to purchase one Class A common stock at $11.50 per share, subject to adjustment, at a price of $1.50 per private placement warrant, or $2,610,000 in the aggregate, in a private placement transaction that will close simultaneously with the closing of this offering. The private placement warrants have been deemed compensation by FINRA and the private placement warrants and underlying common stock are therefore subject to the lock-up restrictions imposed by FINRA Rule 5110(e) pursuant to which these securities will not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the commencement of sales of this offering except as permitted under FINRA Rule 5110(e)(2) including to any member participating in the offering and the officers or partners, registered persons or affiliates thereof. In addition, for as long as the private placement warrants are held by Cantor, other underwriters or their designees or affiliates, they may not be exercised after five years from the commencement of sales of this offering. We have granted Cantor or its designees or affiliates certain registration rights relating to these securities. The underwriters may not exercise its demand and “piggyback” registration rights after five and seven years after the commencement of sales of this offering and may not exercise its demand rights on more than one occasion.

We have agreed to indemnify the underwriters against certain liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in that respect.

We have been approved to list our units on the NYSE under the symbol “MBSC.U” and, once the shares of Class A common stock and public warrants begin separate trading, to have our shares of Class A common stock and public warrants listed on the NYSE under the symbols “MBSC” and “MBSC WS,” respectively.

Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the units was determined by negotiations between us and the representative.

The determination of our per unit offering price was more arbitrary than would typically be the case if we were an operating company. Among the factors considered in determining initial public offering price were the history and prospects of companies whose principal business is the acquisition of other companies, prior offerings of those companies, our management, our capital structure, and currently prevailing general conditions in equity securities markets, including current market valuations of publicly traded companies considered comparable to our company. We cannot assure you, however, that the price at which the units, shares of Class A common stock or public warrants will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, shares of Class A common stock or public warrants will develop and continue after this offering.

If we do not complete our initial business combination within the completion window, the underwriters have agreed that: (i) they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account; and (ii) that the deferred underwriting discounts and commissions will be distributed on a pro rata basis, together with any accrued interest thereon (which interest shall be net of taxes payable and up to $100,000 to pay dissolution expenses) to the public stockholders.

Cantor Fitzgerald Securities has informed us that it, its affiliates, or certain accounts over which it or its affiliates have discretionary authority have expressed an interest in purchasing up to 7.5% of the units to be sold in this offering. However, because indications of interest are not binding agreements or commitments to purchase and are simply expressions of intent, these entities may determine to purchase fewer or no units at all in the offering or may purchase more units than they indicate an interest in purchasing (although all such entities combined have indicated that they do not intend to purchase more than an aggregate of 9.99% of the units offered in this offering). In addition, the representative may allocate fewer or no units offered in this offering to any of these entities. The underwriters will receive the same underwriting discount on any units purchased by these entities as they will on any other units sold to the public in this offering. If any such entity purchases any units in this offering or otherwise in the open market, it has no obligation to (i) vote the underlying shares in favor of any business combination, (ii) refrain from exercising any redemption rights with respect to any shares underlying the units offered in this offering or (iii) hold any such units or underlying shares beyond the consummation of an initial business combination, if any. Any trading decisions made by any of the foregoing entities will be made by them based on market conditions at the time of the proposed sale or redemption. The representative’s affiliates will not receive any economic or other interest in our sponsor.

The underwriters pursuant to Regulation M under the Securities Exchange Act of 1934, as amended, may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the units at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional units in this offering. The underwriters may close out any covered short position by either exercising the overallotment option or purchasing our securities in the open market or from market participants. In determining the source of units to close out the covered short position, the underwriters will consider, among other things, the price of units available for purchase in the market as compared to the price at which they may purchase units through the overallotment option.

“Naked” short sales are sales in excess of the option to purchase additional units. The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of securities on behalf of the underwriters for the purpose of fixing or maintaining the price of the securities. A syndicate covering transaction is the bid for or the purchase of securities on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As a result, the price of our securities may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the securities originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we, nor any of the underwriters, make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our securities. The underwriters are not obligated to engage in these activities and, if commenced, may end any of these activities at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the units as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the units, that you will be able to sell any of the units held by you at a particular time or that the prices that you receive when you sell will be favorable.

We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering and have no present intent to do so. However, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date that is 60 days from the date of this prospectus, unless such payment would not be deemed underwriters’ compensation in connection with this offering and we may pay the underwriters of this offering or any entity with which they are affiliated a finder’s fee or other compensation for services rendered to us in connection with the completion of a business combination.

Some of the underwriters and their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates, including in connection with acting in an advisory capacity or as a potential financing source in conjunction with our potential acquisition of a company. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

A prospectus in electronic format may be made available on the web sites maintained by one or more of the underwriters, or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representative may agree to allocate a number of units to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations.

The units are offered for sale in those jurisdictions in the United States, Europe, Asia and elsewhere where it is lawful to make such offers.

Each of the underwriters has represented and agreed that it has not offered, sold or delivered and will not offer, sell or deliver any of the units directly or indirectly, or distribute this prospectus or any other offering material relating to the units, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on us except as set forth in the underwriting agreement.

Selling Restrictions

Canada

This prospectus constitutes an “exempt offering document” as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the securities. No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus or on the merits of the securities and any representation to the contrary is an offence.

Canadian investors are advised that this prospectus has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”). Pursuant to section 3A.3 of NI 33-105, this prospectus is exempt from the requirement that the issuer and the underwriter(s) provide investors with certain conflicts of interest disclosure pertaining to “connected issuer” and/or “related issuer” relationships that may exist between the issuer and the underwriter(s) as would otherwise be required pursuant to subsection 2.1(1) of NI 33-105.

Resale Restrictions

The offer and sale of the securities in Canada is being made on a private placement basis only and is exempt from the requirement that the issuer prepares and files a prospectus under applicable Canadian securities laws. Any resale of the securities acquired by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, pursuant to a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the securities outside of Canada.

Representations of Purchasers

Each Canadian investor who purchases the securities will be deemed to have represented to the issuer and the underwriter(s) that the investor (i) is purchasing the securities as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws, for investment only and not with a view to resale or redistribution; (ii) is an “accredited investor” as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) is a “permitted client” as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Taxation and Eligibility for Investment

Any discussion of taxation and related matters contained in this prospectus does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the securities and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the securities or with respect to the eligibility of the securities for investment by such investor under relevant Canadian federal and provincial legislation and regulations.

Rights of Action for Damages or Rescission

Securities legislation in certain of the Canadian jurisdictions provides certain purchasers of securities pursuant to an offering memorandum (such as this prospectus), including where the distribution involves an “eligible foreign security” as such term is defined in Ontario Securities Commission Rule 45-501 Ontario Prospectus and Registration Exemptions and in Multilateral Instrument 45-107 Listing Representation and Statutory Rights of Action Disclosure Exemptions, as applicable, with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where the offering memorandum, or other offering document that constitutes an offering memorandum, and any amendment thereto, contains a “misrepresentation” as defined under applicable Canadian securities laws. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed under, and are subject to limitations and defences under, applicable Canadian securities legislation. In addition, these remedies are in addition to and without derogation from any other right or remedy available at law to the investor.

Language of Documents

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur Canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

Australia

This document does not constitute a prospectus, product disclosure statement or other disclosure document under the Australia’s Corporations Act 2001 (Cth) (the “Corporations Act”) of Australia. This document has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this document in Australia:

You confirm and warrant that you are either:

•	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

•

a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made; or

•	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance.

You warrant and agree that you will not offer any of the shares issued to you pursuant to this document for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

European Economic Area

In relation to each member state of the European Economic Area (each a “Member State”), no securities have been offered or will be offered pursuant to the offer described herein in that Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that the securities may be offered to the public in that Member State at any time:

(i)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(ii)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(iii)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in a Member State who acquires any securities in the offer or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the issuer and the underwriters that it is a qualified investor within the meaning of the Prospectus Regulation.

In the case of any securities being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed to and with the issuer and the underwriters that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Member State to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale. Neither the issuer nor the underwriters have authorised, nor do they authorise, the making of any offer of securities through any financial intermediary, other than offers made by the underwriters which constitute the final placement of securities contemplated in this document.

The issuer and the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase, or subscribe for, any securities and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

In Member States, this document is being distributed only to, and is directed only at, persons who are “qualified investors” within the meaning of Article 2(e) of the Prospectus Regulation (“Qualified Investors”). This document must not be acted on or relied on in any Member State by persons who are not Qualified Investors. Any investment or investment activity to which this document relates is available in any Member State only to Qualified Investors and will be engaged in only with such persons.

Hong Kong

No securities have been, may be or will be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the

“SFO”) and any rules made thereunder; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding UP and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”), or which do not constitute an offer to the public within the meaning of the C(WUMP)O. No document, invitation or advertisement relating to the securities has been issued or may be issued or will be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

This document has not been and will not be registered with the Registrar of Companies in Hong Kong. Accordingly, this document may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this document and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948 of Japan, as amended) (the “FIEA”), and the Initial Purchaser will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means, unless otherwise provided herein, any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This document has not been and will not be lodged or registered with the Monetary Authority of Singapore. Accordingly, this document and any other document or material in connection with the offer or sale, or the invitation for subscription or purchase of the securities may not be issued, circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person as defined under Section 275(2) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA and where (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018 , or (iii) otherwise pursuant to, and in accordance with the conditions of any other applicable provision of the SFA. In the event that you are not an investor falling within any of the categories set out above, please return this document immediately. You may not forward or circulate this document to any other person in Singapore.

No offer is made to you with a view to the securities being subsequently offered for sale to any other party. There are on-sale restrictions that may be applicable to investors who acquire securities. As such, investors are advised to acquaint themselves with the provisions of the SFA relating to resale restrictions and comply accordingly.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor as defined under Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable within six months after that corporation or that trust has acquired the securities under Section 275 of the SFA except:

•

to an institutional investor under Section 274 of the SFA or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

•	where no consideration is given for the transfer;

•	where the transfer is by operation of law;

•	as specified in Section 276(7) of the SFA; or

•	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the issuer or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, or FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

United Kingdom

In relation to the United Kingdom, no securities have been offered or will be offered pursuant to the offer described herein to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which has been approved by the UK Financial Conduct Authority, except that the securities may be offered to the public in the United Kingdom at any time:

(i)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(ii)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(iii)	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (as amended) (the “FSMA”),

provided that no such offer of the securities shall require the issuer or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

Each person in the United Kingdom who acquires any securities in the offer or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the issuer and the underwriters that it is a qualified investor within the meaning of the UK Prospectus Regulation.

In the case of any securities being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed to and with the issuer and the underwriters that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in the United Kingdom to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale. Neither the issuer nor the underwriters have authorised, nor do they authorise, the making of any offer of securities through any financial intermediary, other than offers made by the underwriters which constitute the final placement of securities contemplated in this document.

The issuer and the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of United Kingdom law by virtue of the European Union (Withdrawal) Act 2018.

In the United Kingdom, this document is being distributed only to, and is directed only at, persons who are “qualified investors” within the meaning of Article 2(e) of the UK Prospectus Regulation who are also: (i) persons who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”); (ii) persons falling within Article 49(2) of the Order; or (iii) persons to whom it may otherwise lawfully be communicated (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. Any investment or investment activity to which this document relates is available in the United Kingdom only to relevant persons and will be engaged in only with such persons.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) may only be communicated or caused to be communicated in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply. All applicable provisions of the FSMA and the Order must be complied with in respect of anything done by any person in relation to the securities in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York, is acting as counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered in this prospectus. Certain legal matters in connection with this offering will be passed upon for the underwriters by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The financial statements of M3-Brigade Acquisition III Corp as of April 12, 2021 and for the period from March 25, 2021 (inception) through April 12, 2021 included in this Prospectus and in the Registration Statement have been so included in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, appearing elsewhere herein and in the Registration Statement, given on the authority of said firm as experts in auditing and accounting. The report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

M3-BRIGADE ACQUISITION III CORP.

M3-BRIGADE ACQUISITION III CORP.

BALANCE SHEET (unaudited)

JUNE 30, 2021

ASSETS
Deferred offering costs	$190,374

Total Assets	$190,374

LIABILITIES AND STOCKHOLDER’S EQUITY
Accrued expenses	$3,150
Due to affiliate	165,374

Total liabilities	$168,524

Stockholder’s Equity:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—

Class A common stock; $0.0001 par value, 500,000,000 shares authorized; none issued and outstanding	—

Class B common stock; $0.0001 par value, 50,000,000 shares authorized; 7,187,500 issued and outstanding(1)	719
Additional paid in capital	24,281
Accumulated deficit	(3,150)

Total Stockholder’s Equity	21,850

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$190,374

(1)	Includes an aggregate of up to 937,500 shares of our Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 5).

The accompanying notes are an integral part of these financial statements.

M3-BRIGADE ACQUISITION III CORP.

STATEMENT OF OPERATIONS (unaudited)

FOR THE PERIOD FROM MARCH 25, 2021 (INCEPTION) THROUGH JUNE 30, 2021

Formation and operating costs	$3,150
Loss from Operations	(3,150)

Net Loss	$(3,150)

Weighted average number of common shares outstanding - basic and diluted(1)	6,250,000

Net loss per common share - basic and diluted	$0.00

(1)	Excludes an aggregate of up to 937,500 shares of our Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 5).

The accompanying notes are an integral part of these financial statements.

M3-BRIGADE ACQUISITION III CORP.

STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY (UNAUDITED)

FOR THE PERIOD FROM MARCH 25, 2021 (INCEPTION) THROUGH JUNE 30, 2021

	Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholder’s Equity
	Shares	Amount
Balance - March 25, 2021 (inception)	—	$—	$—	$—	$—
Sale of shares of Class B common stock to initial stockholders (1)	7,187,500	$719	$24,281	$—	$25,000
Net loss	—	—	—	(3,150)	(3,150)

Balance - June 30, 2021	7,187,500	$719	$24,281	$(3,150)	$21,850

(1)	Includes an aggregate of up to 937,500 shares of our Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 5).

The accompanying notes are an integral part of these financial statements.

M3-BRIGADE ACQUISITION III CORP.

STATEMENT OF CASH FLOWS (unaudited)

FOR THE PERIOD FROM MARCH 25, 2021 (INCEPTION) THROUGH JUNE 30, 2021

Cash Flows from Operating Activities:
Net loss	$(3,150)
Adjustment to reconcile net loss to net cash used in operating activities:
Accrued expenses	3,150

Net cash used in operating activities	—

Net Change in Cash	—
Cash - Beginning of period	—

Cash - End of period	$—

Supplemental disclosure of cash flow information:
Non-cash financing transactions:

Deferred offering costs paid by Sponsor in exchange for issuance of Class B common shares	$25,000

Deferred offering costs paid by related party	$165,374

The accompanying notes are an integral part of these financial statements.

M3-BRIGADE ACQUISITION III CORP.

NOTES TO UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS

NOTE 1—DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Organization and General:

M3-Brigade Acquisition III Corp. (the “Company”) was incorporated in Delaware on March 25, 2021. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the “Securities Act,” as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

At June 30, 2021, the Company had not commenced any operations. All activity for the period from March 25, 2021 (inception) through June 30, 2021 relates to the Company’s formation and the proposed initial public offering (“Proposed Offering”) described below. The Company will not generate any operating revenues until after completion of its initial business combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Proposed Offering. The Company has selected December 31st as its fiscal year end. All dollar amounts are rounded to the nearest whole dollar (except per share amounts).

Reverse Stock Split

On April 12, 2021, the Sponsor purchased 11,500,000 shares of Class B common stock (the “Founder Shares”) for $25,000, or approximately $0.002 per share. On September 7, 2021, the Company effected a reverse stock split of 0.625 of a share of Class B common stock for each outstanding share of Class B common stock, resulting in our sponsor holding 7,187,500 founder shares. Class B common stock, additional paid-in-capital, and per share amount for all periods have been retrospectively reclassified to reflect the reverse stock split.

Sponsor and Proposed Financing:

The Company’s sponsor is M3-Brigade Sponsor III LP, a Delaware limited partnership (the “Sponsor”). The Company intends to finance a Business Combination with proceeds from a $250,000,000 public offering (the “Proposed Offering”—Note 3) and a $10,570,000 private placement (Note 4). Upon the closing of the Proposed Offering and the private placement, $252,500,000 (or $290,375,000 if the underwriter’s over-allotment option is exercised in full—Note 3) will be held in the Trust Account (discussed below).

The Trust Account:

The Trust Account will be invested only in U.S. government treasury bills with a maturity of one hundred and eighty (180) days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940 which invest only in direct U.S. government obligations. Funds will remain in the Trust Account until the earlier of (i) the consummation of its first Business Combination or (ii) the distribution of the Trust Account as described below. The remaining proceeds outside the Trust Account may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company’s amended and restated certificate of incorporation will provide that, other than the withdrawal of interest to pay taxes or working capital expenses, if any, none of the funds held in trust will be released until the earlier of: (i) the completion of the Business Combination; or (ii) the redemption of 100% of the shares of Class A common stock included in the Units being sold in the Proposed Offering if the Company is unable to complete a Business Combination within 12 months from the closing of this offering, unless the Sponsor elects to

M3-BRIGADE ACQUISITION III CORP.

NOTES TO UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS

exercise its option to extend the period of time the Company has to complete an initial business combination and additional funds are deposited into the trust account (which may be in part from working capital) in order to in connection with each extension, which can take place up to four times, each by an additional 3 months (for a total of up to 24 months to complete an initial business combination from the closing of this offering), or such other time period in which the Company must consummate an initial business combination pursuant to an amendment to its amended and restated certificate of incorporation (the “Completion Window”) (subject to the requirements of law).

Business Combination:

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Offering, although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating a Business Combination with (or acquisition of) a Target Business. As used herein, “Target Business” must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the trust account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of our signing a definitive agreement in connection with the Company’s initial business combination. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination.

The Company, after signing a definitive agreement for a Business Combination, will either (i) seek stockholder approval of the Business Combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their shares, regardless of whether they vote for or against the Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest but less taxes payable, or (ii) provide stockholders with the opportunity to sell their shares to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to commencement of the tender offer, including interest but less taxes payable. The decision as to whether the Company will seek stockholder approval of the Business Combination or will allow stockholders to sell their shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval unless a vote is required by NYSE rules. If the Company seeks stockholder approval, it will complete its Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the Business Combination. However, in no event will the Company redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001. In such case, the Company would not proceed with the redemption of its public shares and the related Business Combination, and instead may search for an alternate Business Combination.

All of the public shares contain a redemption feature which allows for the redemption of such public shares in connection with the Company’s liquidation, if there is a stockholder vote or tender offer in connection with the Company’s Business Combination and in connection with certain amendments to the Company’s amended and restated certificate of incorporation. In accordance with the rules of the U.S. Securities and Exchange Commission (the “SEC”) and its guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of a company require common stock subject to redemption to be classified outside of permanent equity. Given that the public shares will be issued with other freestanding instruments (i.e., public warrants), the initial carrying value of Class A common stock classified as temporary equity will be the allocated proceeds determined in accordance with ASC 470-20. The Class A common stock is subject to ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, the Company has the option to either (i) accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the

M3-BRIGADE ACQUISITION III CORP.

NOTES TO UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS

earliest redemption date of the instrument or (ii) recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company has elected to recognize the changes immediately. The accretion or remeasurement will be treated as a deemed dividend (i.e., a reduction to retained earnings, or in absence of retained earnings, additional paid-in capital). The Public Shares are redeemable and will be classified as such on the balance sheet until such date that a redemption event takes place.

If the Company holds a stockholder vote or there is a tender offer for shares in connection with a Business Combination, and a Business Combination is consummated, a public stockholder will have the right to redeem its shares for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest but less taxes payable. In addition, it is a requirement in our amended and restated certificate of incorporation that we may not redeem public shares in an amount that would cause our net tangible assets upon consummation of our initial business combination to be less than $5,000,001. The shares of common stock subject to redemption will be classified as temporary equity upon the completion of the Proposed Public Offering and subsequently accreted to redemption value, in accordance with Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the issued and outstanding shares voted are voted in favor of the Business Combination. The amount in the Trust Account is initially anticipated to be $10.10 per public common share ($252,500,000 held in the Trust Account divided by 25,000,000 public common shares).

If the Company does not complete a Business Combination within the Completion Window, it shall (i) cease all operations except for the purposes of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the public shares of common stock for a per share pro rata portion of the Trust Account, including interest, but less taxes payable (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable) and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of the Company’s net assets to its remaining stockholders, as part of its plan of dissolution and liquidation. The initial stockholders have entered into letter agreements with us, pursuant to which they have waived their rights to participate in any redemption with respect to their initial shares; however, if the initial stockholders or any of the Company’s officers, directors or affiliates acquire shares of Class A common stock in or after the Proposed Offering, they will be entitled to a pro rata share of the Trust Account upon the Company’s redemption or liquidation in the event the Company does not complete a Business Combination within the required time period.

In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Proposed Offering.

Going Concern Consideration:

At June 30, 2021, the Company had $0 of cash and a working capital deficit of $168,524. The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of time within one year after the date that the financial statements are issued. Management plans to address this uncertainty through the Proposed Public Offering as discussed in Note 3. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful within the Combination Window. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

M3-BRIGADE ACQUISITION III CORP.

NOTES TO UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS

Risks and Uncertainties:

Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, close of the Proposed Public Offering and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation:

The financial statements of the Company are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America. The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for the interim financial information. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, such statements include all adjustments (consisting only of normal recurring items) which are considered necessary for a fair presentation of the unaudited condensed financial statements of the Company as of June 30, 2021 and for the period from inception through June 30, 2021. The results of operations for the period ended June 30, 2021 are not necessarily indicative of the operating results for the full year ending December 31, 2021 or any other period. These unaudited condensed financial statements should be read in conjunction with the audited financial statements and related disclosures included elsewhere in this registration statement.

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

Net Loss Per Common Share:

Net loss per common share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding during the period, plus to the extent dilutive the incremental number of shares of common stock to settle warrants, as calculated using the treasury stock method. Weighted average shares were reduced for the effect of an aggregate of 937,500 shares of common stock that are subject to forfeiture if the over-allotment option is not exercised by the underwriters (see Notes 5 and 6). At June 30, 2021, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company under the treasury stock method. As a result, diluted loss per common share is the same as basic loss per common share for the period.

Concentration of Credit Risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times, may exceed the Federal depository insurance coverage of

$250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

M3-BRIGADE ACQUISITION III CORP.

NOTES TO UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS

Financial Instruments:

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurement,” approximates the carrying amounts represented in the balance sheet. FASB ASC Topic 820, Fair value Measurement, defines fair value as the amount that would be received to sell an asset of paid to transfer a liability, in an orderly transaction between market participants. Fair value measurements are classified on a three-tier hierarchy as follows: Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable. In many cases, a valuation technique used to measure fair value includes inputs from multiple levels of the fair value hierarchy described above. The lowest level of significant input determines the placement of the entire fair value measurement in the hierarchy. The fair value of the Company’s assets and liabilities, which qualify as financial instruments approximates the carrying amounts represented in the balance sheet, primarily due to its short-term nature.

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Deferred Offering Costs:

The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (SAB) Topic 5A—“Expenses of Offering”. Deferred offering costs as of June 30, 2021 of approximately $25,000 consist principally of cost incurred in connection with formation and preparation for the Proposed Offering. These costs, together with the underwriter discount, will be charged to capital upon completion of the Proposed Offering or charged to operations if the Proposed Offering is not completed.

Income Taxes:

The Company follows the asset and liability method of accounting for income taxes under FASB ASC, 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of June 30, 2021. The Company recognizes accrued

M3-BRIGADE ACQUISITION III CORP.

NOTES TO UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS

interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at June 30, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

Derivative Financial Instruments:

The Company accounts for derivative financial instruments in accordance with FASB ASC Topic 815, Derivatives and Hedging (“ASC 815”). For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value upon issuance and remeasured at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative financial instruments is evaluated at the end of each reporting period. There were no derivative financial instruments as of June 30, 2021.

On May 11, 2021 and in subsequent amendments, we described in our registration statement and included as an exhibit a draft, unexecuted warrant agreement providing for the terms of the private placement warrants and public warrants we expect to issue in connection with this offering. We expected to account for those warrants in our financial statements as liabilities pursuant to ASC 815 and and ASC 480, Distinguishing Liabilities from Equity (“ASC 480”). On September 8, 2021, we filed an amendment to our registration statement and included as an exhibit thereto a draft, unexecuted private placement warrant agreement and a draft, unexecuted public warrant agreement which included revised terms for the private placement warrants and the public warrants we propose to issue in connection with the offering. Due to the revised terms, including (i) the separation of the private placement warrants and the public warrants into two agreements pursuant to which the settlement amounts for each warrant are not dependent upon the characteristics of the holder thereto, (ii) clarification of certain provisions with respect to tender offers and exchange offers such that they only apply under a change of control and (iii) certain other changes to the redemption provisions, we now expect to account for both the private placement warrants and the public warrants, when such warrant agreements are executed, as equity instruments.

NOTE 3—PUBLIC OFFERING

Pursuant to the Proposed Offering, the Company intends to offer for sale up to 25,000,000 units at a price of $10.00 per unit (the “Units”). Each Unit consists of one share of the Company’s Class A common stock, $0.0001 par value and one-third of one redeemable common stock purchase warrant (the “Warrants”). Under the terms of a proposed warrant agreement, the Company has agreed to use its best efforts to file a new registration statement under the Securities Act, following the completion of the Company’s initial Business Combination. Three warrants entitle the holder to purchase one share of Class A common stock at a price of $11.50. No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number the number of shares of common stock to be issued to the warrant holder. Each Warrant will become exercisable 30 days after the completion of the Company’s initial Business Combination and will expire five years after the completion of the Company’s initial Business Combination or earlier upon redemption or liquidation. However, if the Company does not complete its initial Business Combination on or prior to the Completion Window, the Warrants will expire at the end of such period. If the Company is unable to deliver registered shares of common stock to the holder upon exercise of Warrants issued in connection with the

M3-BRIGADE ACQUISITION III CORP.

NOTES TO UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS

25,000,000 public units during the exercise period, there will be no net cash settlement of these Warrants and the Warrants will expire worthless, unless they may be exercised on a cashless basis in the circumstances described in the warrant agreement. Once the warrants become exercisable, the Company may redeem the outstanding warrants in whole and not in part at a price of $0.01 per warrant upon a minimum of 30 days’ prior written notice of redemption, only in the event that the volume-weighted average last reported sale price of the Company’s shares of Class A common stock equals or exceeds $18.00 per share for any ten (10) trading days within the twenty (20)-trading day period ending on the third trading day before the Company sends the notice of redemption to the warrant holders.

If a tender offer, exchange or redemption offer shall have been made to and accepted by the holders of the Class A common stock and upon completion of such offer, the offeror owns beneficially more than 50% of the outstanding shares of Class A Common Stock, the holder of the warrant shall be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant had been exercised, accepted such offer and all of the Class A Common Stock held by such holder had been purchased pursuant to the offer. If less than 70% of the consideration receivable by the holders of the Class A common stock in the applicable event is payable in the form of common equity in the successor entity that is listed on a national securities exchange or is quoted in an established over-the-counter market, and if the holder of the warrant properly exercises the warrant within thirty days following the public disclosure of the consummation of the applicable event by the Company, the warrant price shall be reduced by an amount equal to the difference (but in no event less than zero) of (i) the warrant price in effect prior to such reduction minus (ii) (A) the Per Share Consideration (as defined in the warrant agreement) minus (B) the value of the warrant based on the Black-Scholes Warrant Value for a Capped American Call on Bloomberg Financial Markets. The Company expects to grant the underwriters a 45-day option to purchase up to 3,750,000 additional Units to cover any over-allotment, at the initial public offering price less the underwriting discounts and commissions. The warrants that would be issued in connection with 3,750,000 over-allotment units are identical to the public warrants and have no net cash settlement provisions.

The Company expects to pay an underwriting discount of 2.0% of the per Unit offering price to the underwriters at the closing of the Proposed Offering, with an additional fee (the “Deferred Discount”) of 4.5% of the gross offering proceeds payable upon the Company’s completion of a Business Combination. If the underwriters’ over- allotment option is exercised, then no additional underwriting commissions will be payable at the time of such exercise and 6.5% of the gross proceeds from the over-allotment (up to $2,437,500 relating to the over-allotment, or $13,687,500 in the aggregate) will be deposited in the trust account as Deferred Discount. The Deferred Discount will become payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes its initial Business Combination.

NOTE 4—RELATED PARTY TRANSACTIONS

Founder Shares

On April 12, 2021, the Sponsor purchased 11,500,000 shares of Class B common stock (the “Founder Shares”) for $25,000, or approximately $0.002 per share. On September 7, 2021, the Company effected a reverse stock split of 0.625 of a share of Class B common stock for each outstanding share of Class B common stock, resulting in our sponsor holding 7,187,500 founder shares. The Founder Shares are identical to the Class A common stock included in the Units being sold in the Proposed Offering except that the Founder Shares are subject to certain transfer restrictions, as described in more detail below. Each Founder Share is automatically convertible to a share of Class A common stock on a one-for-one basis at the time of the Company’s initial business combination. The Sponsor has agreed to forfeit up to 937,500 Founder Shares to the extent that the over-allotment option is not exercised in full by the underwriters. The forfeiture will be adjusted to the extent that the over-allotment option is

M3-BRIGADE ACQUISITION III CORP.

NOTES TO UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS

not exercised in full by the underwriters so that the initial stockholders will own 20% of the Company’s issued and outstanding shares after the Proposed Offering. If the Company increases or decreases the size of the offering pursuant to Rule 462(b) under the Securities Act, the Company will effect a stock dividend or share contribution back to capital, as applicable, immediately prior to the consummation of the Proposed Offering in such amount as to maintain the ownership of the Company’s stockholders prior to the Proposed Offering at 20% of the Company’s issued and outstanding shares of the Company’s common stock upon the consummation of the Proposed Offering.

The Company’s initial stockholders have agreed not to transfer, assign or sell any of their Founder Shares until the earlier of (A) one year after the completion of the Company’s initial Business Combination, or earlier if, subsequent to the Company’s initial Business Combination, the last sale price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination or (B) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction after the initial Business Combination that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property (the “Lock Up Period”).

Private Placement Warrants

The Sponsor and Cantor Fitzgerald & Co. (“Cantor”) have agreed to purchase from the Company an aggregate of 7,046,667 private placement warrants (at a price of $1.50 per warrant (a purchase price of $10,570,000), in a private placement that will occur simultaneously with the completion of the Proposed Offering (the “Private Placement Warrant”). Of those 7,046,667 private placement warrants, our sponsor has agreed to purchase 5,380,000 private placement warrants and Cantor has agreed to purchase 1,666,667 private placement warrants. Under the terms of a proposed warrant agreement, the Company has agreed to use its best efforts to file a new registration statement under the Securities Act, following the completion of the Company’s initial Business Combination. These warrants entitle the holder to purchase one share of Class A common stock at a price of $11.50. No fractional shares will be issued upon exercise of the warrants. The purchase price of the Private Placement Warrants will be added to the proceeds from the Proposed Offering to be held in the Trust Account pending completion of the Company’s initial Business Combination. The Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of the initial Business Combination and the Private Placement Warrants will be non-redeemable so long as they are held by the Sponsor or its permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the warrants included in the Units being sold in the Proposed Offering. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the Warrants being sold as part of the Units in the Proposed Offering and have no net cash settlement provisions. The Company expects to classify the warrants within a component of stockholder’s equity.

If the Company does not complete a Business Combination, then the proceeds will be part of the liquidating distribution to the public stockholders and the Warrants issued to the Sponsor will expire worthless.

Registration Rights

The Company’s initial stockholders and holders of the Private Placement Warrants will be entitled to registration rights pursuant to a registration rights agreement to be signed on or before the date of the prospectus for the Proposed Offering. The Company’s initial stockholders and holders of the Private Placement Warrants will be

M3-BRIGADE ACQUISITION III CORP.

NOTES TO UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS

entitled to make up to three demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. The Company will bear the expenses incurred in connection with the filing of any such registration statements. The registration rights agreement does not provide for any penalties associated with delays in registering the securities.

Related Party Loans

As of June 30, 2021, the Company’s Sponsor has agreed to loan the Company an aggregate of $250,000 against the issuance of an unsecured promissory note (the “Note”) to cover expenses related to this Proposed Offering. This loan is non-interest bearing and payable on the earlier of December 31, 2021 or the completion of the Proposed Offering. No amounts were outstanding under this agreement at June 30, 2021.

Due to affiliates

At June 30, 2021, founders of the Company had paid $165,374 of deferred offering fees on behalf of the Company. The Company intends to repay the advance with the proceeds of the private placement warrants issued in connection with our initial public offering.

NOTE 5—STOCKHOLDER’S EQUITY

Common Stock

The authorized common stock of the Company includes up to 500,000,000 Class A shares and 50,000,000 Class B shares. Upon completion of the Proposed Offering, the Company may (depending on the terms of the Business Combination) be required to increase the number of shares of common stock which it is authorized to issue at the same time as its stockholders vote on the Business Combination to the extent the Company seeks stockholder approval in connection with its Business Combination. Holders of the Company’s common stock are entitled to one vote for each share of common stock. At June 30, 2021, there were 7,187,500 shares of Class B common stock issued and outstanding.

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. At June 30, 2021, there were no shares of preferred stock issued and outstanding.

Warrants

Public Stockholders’ Warrants

Each whole warrant entitles the registered holder to purchase one whole share of Class A common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of the initial business combination.

Pursuant to the warrant agreement, a warrantholder may exercise its warrants only for a whole number of shares of Class A common stock. This means that only a whole warrant may be exercised at any given time by a warrantholder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The warrants will expire five years after the completion of an initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

M3-BRIGADE ACQUISITION III CORP.

NOTES TO UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS

The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act. With respect to the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations described below with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will the Company be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Class A common stock underlying such unit.

The Company has agreed that as soon as practicable, but in no event later than thirty (30) business days after the closing of an initial business combination, it will use commercially reasonable efforts to file with the SEC a post- effective amendment to the registration statement of which, the prospectus forms a part or a new registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the warrants. The Company will use commercially reasonable efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration or redemption of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the ninetieth (90th) business day after the closing of its initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when it will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if shares of Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company does so elect, will not be required to file or maintain in effect a registration statement. In the event the Company does not so elect, it will use commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering each such warrant for that number of shares of Class A common stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied the excess of the “fair market value” less the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the volume weighted average last reported sale price of the shares of Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to holders of the public warrants. The Company expects to classify the warrants within a component of stockholder’s equity.

Redemption of public warrants

Once the warrants become exercisable, the Company may call the warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per public warrant;

•	upon not less than 30 days’ prior written notice of redemption to each public warrant holder, which the Company refers to as the 30-day redemption period; and

M3-BRIGADE ACQUISITION III CORP.

NOTES TO UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS

•

if, and only if, the reported last sale price of the Class A common stock equals or exceeds $18.00 per share for any 10 trading days within a 20-trading day period ending on the third trading day prior to the date the Company sends to the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, it may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

The Company has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and the Company issues a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Class A common stock may fall below the $18.00 redemption trigger price as well as the $11.50 warrant exercise price (for whole shares) after the redemption notice is issued.

Redemption Procedures

A holder of a warrant may notify the Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Class A common stock outstanding immediately after giving effect to such exercise.

Anti-Dilution Adjustments

If the number of outstanding shares of Class A common stock is increased by a stock dividend payable in shares of Class A common stock, or by a split-up of shares of Class A common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Class A common stock. A rights offering to holders of Class A common stock entitling holders to purchase shares of Class A common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A common stock equal to the product of (i) the number of shares of Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A common stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Class A common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A common stock, in determining the price payable for Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of Class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if the Company, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A common stock on account of such shares of Class A common stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends of which are dividends up to $0.50 per share per year, (c) to satisfy the redemption rights of the holders of Class A common stock in connection with a proposed initial business combination, (d) as a result of the repurchase of shares of Class A common stock by the

M3-BRIGADE ACQUISITION III CORP.

NOTES TO UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS

company if the proposed initial business combination is presented to the stockholders of the company for approval, or (e) in connection with the redemption of our public shares upon our failure to complete an initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A common stock in respect of such event. No other adjustments will be required to be made including for issuing Class A common stock at below market price and/or exercise price.

If the number of outstanding shares of our Class A common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Class A common stock.

Whenever the number of shares of Class A common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the issued and outstanding shares of Class A common stock (other than those described above or that solely affects the par value of such shares of Class A common stock), or in the case of any merger or consolidation of us with or into another entity or conversion of the Company into another type of entity (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the public warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the public warrants and in lieu of the shares of our Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the public warrants would have received if such holder had exercised their public warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer shall have been made to and accepted by us (other than a tender, exchange or redemption offer made by us in connection with redemption rights held by our stockholders as provided for in our amended and restated certificate of incorporation or as a result of the redemption of the shares of Class A common stock by us if a proposed initial business combination is presented to our stockholders for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) securities representing more than 50% of the aggregate voting power, including the power to vote on the election of our directors, of our issued and outstanding equity securities, and (for the avoidance of doubt) such tender offer results in a change of

M3-BRIGADE ACQUISITION III CORP.

NOTES TO UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS

control of us, the holder of a public warrant shall be entitled to receive as the alternative issuance, the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such public warrant holder had exercised the public warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the shares of Class A common stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the public warrant agreement. Additionally, if less than 70% of the consideration receivable by the holders of Class A common stock in such a transaction is payable in the form of Class A common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the public warrant properly exercises the public warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the public warrant agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the public warrant agreement) of the public warrant. The purpose of such exercise price reduction is to provide additional value to holders of the public warrants when an extraordinary transaction occurs during the exercise period of the public warrants pursuant to which the holders of the public warrants otherwise do not receive the full potential value of the public warrants.

The warrant agreements provide that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in this prospectus, or to correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants. A change affecting the terms of the private placement warrants will require the approval of holders of at least 50% of the private placement warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A common stock or any voting rights until they exercise their warrants and receive shares of Class A common stock. After the issuance of shares of Class A common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Warrants may be exercised only for a whole number of shares of Class A common stock. No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number the number of shares of Class A common stock to be issued to the warrant holder. As a result, warrant holders not purchasing a number of warrants which is divisible by three must sell any excess number of warrants in order to obtain full value from the fractional interest that will not be issued.

Private Placement Warrants

The private placement warrants (including the Class A common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of an initial business combination.

If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of Class A common stock equal to the

M3-BRIGADE ACQUISITION III CORP.

NOTES TO UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS

quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “sponsor fair market value” (defined below) by (y) the sponsor fair market value. The “sponsor fair market value” shall mean the average last reported sale price of the Class A common stock for the ten (10) trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

In order to finance transaction costs in connection with an intended initial business combination, the sponsor or an affiliate of the sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan funds as may be required. If the Company completes our initial business combination, it would repay such loaned amounts out of the proceeds of the trust account released to it. In the event that our initial business combination does not close, the Company may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from its trust account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.50 per warrant at the option of the lender. Such warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period. Except for the foregoing, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans.

NOTE 6—SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to September 8, 2021, the date that the financial statements were available to be issued. Other than the reverse stock split discussed in Note 1, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholder and Board of Directors of

M3-Brigade Acquisition III Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of M3-Brigade Acquisition III Corp. (the “Company”) as of April 12, 2021, the related statements of operations, changes in stockholder’s equity and cash flows for the period from March 25, 2021 (inception) through April 12, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of April 12, 2021, and the results of its operations and its cash flows for the period from March 25, 2021 (inception) through April 12, 2021, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph — Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company’s ability to execute its business plan is dependent upon its completion of the proposed initial public offering described in Note 3 to the financial statements. The Company had a working capital deficiency as of April 12, 2021 and lacks the financial resources it needs to sustain operations for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Notes 1 and 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ BDO USA, LLP

We have served as the Company’s auditor since 2021.

New York, NY

May 11, 2021, except for the effects of the reverse stock split described in Note 1, as to which date is September 8, 2021

M3-Brigade Acquisition III Corp.

Balance Sheet

As of April 12, 2021
Assets
Cash	$—
Deferred offering costs	25,000

Total Assets	$25,000

Liabilities and Stockholder’s Equity
Accrued expenses	517

Total Current liabilities	517

Stockholder’s Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized, none issued or outstanding	—
Class A common stock, $0.0001 par value, 500,000,000 shares authorized; 0 shares issued and outstanding	—
Class B common stock, $0.0001 par value, 50,000,000 shares authorized; 7,187,500 shares issued and outstanding(1)	719
Additional Paid-in Capital	24,281
Accumulated Deficit	(517)

Total Equity	24,483

Total Liabilities & Stockholder’s Equity	$25,000

(1)	Includes an aggregate of up to 937,500 shares of our Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 5).

The accompanying notes are an integral part of these financial statements.

M3-Brigade Acquisition III Corp.

Statement of Operations

For the Period from March 25, 2021 (inception) through April 12, 2021
Formation and operating costs	$517
Loss from Operations	(517)

Net loss	(517)

Weighted average number of common shares outstanding—basic and diluted(1)	6,250,000

Net loss per common share—basic and diluted	$0.00

(1)	Excludes an aggregate of up to 937,500 shares of our Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 5).

The accompanying notes are an integral part of these financial statements.

M3-Brigade Acquisition III Corp.

Statement of Changes in Stockholder’s Equity

For the Period from March 25, 2021 (inception) through April 12, 2021

	Class B Shares(1)	Amount	Additional Paid-in Capital	Accumulated Deficit	Total Stockholder’s Equity
Balance at March 25, 2021 (inception)	—	$—	$—	$—	$—
Sale of Class B common stock issued to initial stockholder	7,187,500	$719	$24,281	$—	$25,000
Net loss	—	—	—	(517)	(517)

Balance at April 12, 2021	7,187,500	$719	$24,281	$(517)	$24,483

(1)	Includes an aggregate of up to 937,500 shares of our Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 5).

The accompanying notes are an integral part of these financial statements.

M3-Brigade Acquisition III Corp.

Statement of Cash Flows

For the Period from March 25, 2021 (inception) through April 12, 2021
Cash flows from operating activities:
Net loss	$(517)
Accrued expenses	517

Net cash provided by operating activities	—

Cash flows from financing activities
Notes Payable	—
Proceeds from issuance of common stock to initial stockholder	—
Payment of deferred offering costs	—

Net cash from financing activities	—

Net increase in cash	—
Cash at beginning of the period	—

Cash at the end of the period	$—

Supplemental disclosure of cash flow information:
Non-cash financing transactions:
Deferred offering costs paid by Sponsor in exchange for issuance of Class B common shares	$25,000
Deferred offering costs paid by related party	$—
Deferred offering costs included in accrued offerings costs and expenses	$—

The accompanying notes are an integral part of these financial statements.

M3-Brigade Acquisition III Corp.

Notes to Financial Statements

NOTE 1—DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Organization and General:

M3-Brigade Acquisition III Corp. (the “Company”) was incorporated in Delaware on March 25, 2021. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the “Securities Act,” as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

At April 12, 2021, the Company had not commenced any operations. All activity for the period from March 25, 2021 (inception) through April 12, 2021 relates to the Company’s formation and the proposed initial public offering (“Proposed Offering”) described below. The Company will not generate any operating revenues until after completion of its initial business combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Proposed Offering. The Company has selected December 31st as its fiscal year end. All dollar amounts are rounded to the nearest whole dollar (except per share amounts).

Reverse Stock Split

On April 12, 2021, the Sponsor purchased 11,500,000 shares of Class B common stock (the “Founder Shares”) or $25,000, or approximately $0.002 per share. On September 7, 2021, the Company effected a reverse stock split of 0.625 of a share of Class B common stock for each outstanding share of Class B common stock, resulting in our sponsor holding 7,187,500 founder shares. Class B common stock, additional paid-in-capital, and per share amount for all periods have been retrospectively reclassified to reflect the reverse stock split.

Sponsor and Proposed Financing:

The Company’s sponsor is M3-Brigade Sponsor III LP, a Delaware limited partnership (the “Sponsor”). The Company intends to finance a Business Combination with proceeds from a $400,000,000 public offering (the “Proposed Offering”—Note 3) and an $11,250,000 private placement (Note 4). Upon the closing of the Proposed Offering and the private placement, $400,000,000 (or $460,000,000 if the underwriter’s over-allotment option is exercised in full—Note 3) will be held in the Trust Account (discussed below).

The Trust Account:

The Trust Account will be invested only in U.S. government treasury bills with a maturity of one hundred and eighty (180) days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940 which invest only in direct U.S. government obligations. Funds will remain in the Trust Account until the earlier of (i) the consummation of its first Business Combination or (ii) the distribution of the Trust Account as described below. The remaining proceeds outside the Trust Account may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company’s amended and restated certificate of incorporation will provide that, other than the withdrawal of interest to pay taxes or working capital expenses, if any, none of the funds held in trust will be released until the earlier of: (i) the completion of the Business Combination; or (ii) the redemption of 100% of the shares of Class A common stock included in the Units being sold in the Proposed Offering if the Company is unable to complete a Business Combination within 24 months from the closing of the Proposed Offering (subject to the requirements of law).

Business Combination:

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Offering, although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating a Business Combination with (or acquisition of) a Target Business. As used herein, “Target Business” must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the trust account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of our signing a definitive agreement in connection with the Company’s initial business combination. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination.

The Company, after signing a definitive agreement for a Business Combination, will either (i) seek stockholder approval of the Business Combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their shares, regardless of whether they vote for or against the Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest but less taxes payable, or (ii) provide stockholders with the opportunity to sell their shares to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to commencement of the tender offer, including interest but less taxes payable. The decision as to whether the Company will seek stockholder approval of the Business Combination or will allow stockholders to sell their shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval unless a vote is required by NYSE rules. If the Company seeks stockholder approval, it will complete its Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the Business Combination. However, in no event will the Company redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001. In such case, the Company would not proceed with the redemption of its public shares and the related Business Combination, and instead may search for an alternate Business Combination.

If the Company holds a stockholder vote or there is a tender offer for shares in connection with a Business Combination, and a Business Combination is consummated, a public stockholder will have the right to redeem its shares for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest but less taxes payable. In addition, a requirement in our amended and restated certificate of incorporation that we may not redeem public shares in an amount that would cause our net tangible assets upon consummation of our initial business combination to be less than $5,000,001. The shares of common stock subject to redemption will be classified as temporary equity upon the completion of the Proposed Public Offering and subsequently accreted to redemption value, in accordance with Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the issued and outstanding shares voted are voted in favor of the Business Combination. The amount in the Trust Account is initially anticipated to be $10.00 per public common share ($400,000,000 held in the Trust Account divided by 40,000,000 public common shares).

The Company will only have 24 months from the closing date of the Proposed Offering to complete its initial Business Combination. If the Company does not complete a Business Combination within this period of time, it shall (i) cease all operations except for the purposes of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the public shares of common stock for a per share pro rata portion of the Trust Account, including interest, but less taxes payable (less up to $100,000 of such net interest to pay dissolution expenses) and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of the Company’s net assets to its remaining stockholders, as part of its plan of dissolution and liquidation. The initial stockholders have entered into letter agreements with us, pursuant to which they have waived their rights to participate in any redemption with respect to their initial shares; however, if the initial stockholders or any of the Company’s officers, directors or affiliates acquire shares of Class A common stock in or after the Proposed Offering, they will be entitled to a pro rata share of the Trust Account upon the Company’s redemption or liquidation in the event the Company does not complete a Business Combination within the required time period.

In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Proposed Offering.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation:

The financial statements of the Company are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America.

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

Warrant Liability

The Company will account for the 20,833,333 warrants to be issued in connection with the Proposed Public Offering (13,333,333 Public Warrants and 7,500,000 Private Placement Warrants assuming the underwriters’ over-allotment option is not exercised) in accordance with the guidance contained in ASC 815-40. Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder each warrant must be recorded as a liability. Accordingly, the Company will classify each warrant as a liability at its fair value. This liability is subject to re-measurement at each balance sheet date. With each such re-measurement, the warrant liability will be adjusted to fair value, with the change in fair value recognized in the Company’s statement of operations.

Net Loss Per Common Share:

Net loss per common share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding during the period, plus to the extent dilutive the incremental number of shares of common stock to settle warrants, as calculated using the treasury stock method. Weighted average shares were reduced for the effect of an aggregate of 937,500 shares of common stock that are subject to forfeiture if the over-allotment option is not exercised by the underwriters (see Notes 5 and 6). At April 12, 2021, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company under the treasury stock method. As a result, diluted loss per common share is the same as basic loss per common share for the period.

Concentration of Credit Risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times, may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Financial Instruments:

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurement,” approximates the carrying amounts represented in the balance sheet. FASB ASC Topic 820, Fair value Measurement, defines fair value as the amount that would be received to sell an asset of paid to transfer a liability, in an orderly transaction between market participants. Fair value measurements are classified on a three-tier hierarchy as follows: Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable. In many cases, a valuation technique used to measure fair value includes inputs from multiple levels of the fair value hierarchy described above. The lowest level of significant input determines the placement of the entire fair value measurement in the hierarchy. The fair value of the Company’s assets and liabilities, which qualify as financial instruments approximates the carrying amounts represented in the balance sheet, primarily due to its short-term nature.

Derivative Financial Instruments:

The Company accounts for derivative financial instruments in accordance with FASB ASC Topic 815, Derivatives and Hedging. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value upon issuance and remeasured at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative financial instruments is evaluated at the end of each reporting period. There were no derivative financial instruments as of April 12, 2021.

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Deferred Offering Costs:

The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (SAB) Topic 5A—“Expenses of Offering”. Deferred offering costs as of April 12, 2021 of approximately $25,000 consist principally of cost incurred in connection with formation and preparation for the Proposed Offering. These costs, together with the underwriter discount, will be charged to capital upon completion of the Proposed Offering or charged to operations if the Proposed Offering is not completed.

Income Taxes:

The Company follows the asset and liability method of accounting for income taxes under FASB ASC, 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of April 12, 2021. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at April 12, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3—PUBLIC OFFERING

Pursuant to the Proposed Offering, the Company intends to offer for sale up to 40,000,000 units at a price of $10.00 per unit (the “Units”). Each Unit consists of one share of the Company’s Class A common stock, $0.0001 par value and one-third of one redeemable common stock purchase warrant (the “Warrants”). Under the terms of a proposed warrant agreement, the Company has agreed to use its best efforts to file a new registration statement under the Securities Act, following the completion of the Company’s initial Business Combination. Three warrants entitle the holder to purchase one share of Class A common stock at a price of $11.50. No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number the number of shares of common stock to be issued to the warrant holder. Each Warrant will become exercisable 30 days after the completion of the Company’s initial Business Combination and will expire five years after the completion of the Company’s initial Business Combination or earlier upon redemption or liquidation. However, if the Company does not complete its initial Business Combination on or prior to the 24-month period allotted to complete the Business Combination, the Warrants will expire at the end of such period. If the Company is unable to deliver registered shares of common stock to the holder upon exercise of Warrants issued in connection with the 40,000,000 public units during the exercise period, there will be no net cash settlement of these Warrants and the Warrants will expire worthless, unless they may be exercised on a cashless basis in the circumstances described in the warrant agreement. Once the warrants become exercisable, the Company may redeem the outstanding warrants in whole and not in part at a price of $0.01 per warrant upon a minimum of 30 days’ prior written notice of redemption, only in the event that the last sale price of the Company’s shares of common stock equals or exceeds $18.00 per share for any 20 trading days within the 30-trading day period ending on the third trading day before the Company sends the notice of redemption to the warrant holders.

In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination

(net of redemptions), and (z) the volume weighted average trading price of the Company’s Class A common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price and the $10.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.

If a tender offer, exchange or redemption offer shall have been made to and accepted by the holders of the Class A common stock and upon completion of such offer, the offeror owns beneficially more than 50% of the outstanding shares of Class A Common Stock, the holder of the warrant shall be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant had been exercised, accepted such offer and all of the Class A Common Stock held by such holder had been purchased pursuant to the offer. If less than 70% of the consideration receivable by the holders of the Class A common stock in the applicable event is payable in the form of common equity in the successor entity that is listed on a national securities exchange or is quoted in an established over-the-counter market, and if the holder of the warrant properly exercises the warrant within thirty days following the public disclosure of the consummation of the applicable event by the Company, the warrant price shall be reduced by an amount equal to the difference (but in no event less than zero) of (i) the warrant price in effect prior to such reduction minus (ii) (A) the Per Share Consideration (as defined in the warrant agreement) minus (B) the value of the warrant based on the Black-Scholes Warrant Value for a Capped American Call on Bloomberg Financial Markets. The Company expects to grant the underwriters a 45-day option to purchase up to 6,000,000 additional Units to cover any over-allotment, at the initial public offering price less the underwriting discounts and commissions. The warrants that would be issued in connection with 6,000,000 over-allotment units are identical to the public warrants and have no net cash settlement provisions.

The Company expects to pay an underwriting discount of 2.0% of the per Unit offering price to the underwriters at the closing of the Proposed Offering, with an additional fee (the “Deferred Discount”) of 3.5% of the gross offering proceeds payable upon the Company’s completion of a Business Combination. If the underwriters’ over-allotment option is exercised, then no additional underwriting commissions will be payable at the time of such exercise and 5.5% of the gross proceeds from the over-allotment (up to $3,300,000 relating to the over-allotment, or $17,300,000 in the aggregate) will be deposited in the trust account as Deferred Discount. The Deferred Discount will become payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes its initial Business Combination.

NOTE 4—RELATED PARTY TRANSACTIONS

Founder Shares

On April 12, 2021, the Sponsor purchased 7,187,500 shares of Class B common stock (the “Founder Shares”) for $25,000, or approximately $0.003 per share (See Note 7). The Founder Shares are identical to the Class A common stock included in the Units being sold in the Proposed Offering except that the Founder Shares are subject to certain transfer restrictions, as described in more detail below. Each Founder Share is automatically convertible to a share of Class A common stock on a one-for-one basis at the time of the Company’s initial business combination. The Sponsor has agreed to forfeit up to 937,500 Founder Shares to the extent that the over-allotment option is not exercised in full by the underwriters (See Note 7). The forfeiture will be adjusted to the extent that the over-allotment option is not exercised in full by the underwriters so that the initial stockholders will own 20% of the Company’s issued and outstanding shares after the Proposed Offering. If the Company increases or decreases the size of the offering pursuant to Rule 462(b) under the Securities Act, the Company will effect a stock dividend or share contribution back to capital, as applicable, immediately prior to the consummation of the Proposed Offering in such amount as to maintain the ownership of the Company’s stockholders prior to the Proposed Offering at 20% of the Company’s issued and outstanding shares of the Company’s common stock upon the consummation of the Proposed Offering.

The Company’s initial stockholders have agreed not to transfer, assign or sell any of their Founder Shares until the earlier of (A) one year after the completion of the Company’s initial Business Combination, or earlier if, subsequent to the Company’s initial Business Combination, the last sale price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination or (B) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction after the initial Business Combination that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property (the “Lock Up Period”).

Private Placement Warrants

The Sponsor and Cantor will purchase from the Company an aggregate of 7,046,667 private placement warrants (at a price of $1.50 per warrant (a purchase price of $10,570,000), in a private placement that will occur simultaneously with the completion of the Proposed Offering (the “Private Placement Warrant”). Under the terms of a proposed warrant agreement, the Company has agreed to use its best efforts to file a new registration statement under the Securities Act, following the completion of the Company’s initial Business Combination. Three warrants entitle the holder to purchase one share of Class A common stock at a price of $11.50. No fractional shares will be issued upon exercise of the warrants. The purchase price of the Private Placement Warrants will be added to the proceeds from the Proposed Offering to be held in the Trust Account pending completion of the Company’s initial Business Combination. The Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of the initial Business Combination and the Private Placement Warrants will be non-redeemable so long as they are held by the Sponsor or its permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the warrants included in the Units being sold in the Proposed Offering. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the Warrants being sold as part of the Units in the Proposed Offering and have no net cash settlement provisions.

If the Company does not complete a Business Combination, then the proceeds will be part of the liquidating distribution to the public stockholders and the Warrants issued to the Sponsor will expire worthless.

Registration Rights

The Company’s initial stockholders and holders of the Private Placement Warrants will be entitled to registration rights pursuant to a registration rights agreement to be signed on or before the date of the prospectus for the Proposed Offering. The Company’s initial stockholders and holders of the Private Placement Warrants will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. The Company will bear the expenses incurred in connection with the filing of any such registration statements. The registration rights agreement does not provide for any penalties associated with delays in registering the securities.

Related Party Loans

As of April 12, 2021, the Company’s Sponsor has agreed to loan the Company an aggregate of $250,000 against the issuance of an unsecured promissory note (the “Note”) to cover expenses related to this Proposed Offering. This loan is non-interest bearing and payable on the earlier of December 31, 2021 or the completion of the Proposed Offering. No amounts were outstanding under this agreement at April 12, 2021.

NOTE 5—WARRANT LIABILITIES

The Company expects to account for the Public Warrants and Private Placement Warrants as liabilities in accordance with the guidance contained in ASC 815-40, Derivatives and Hedging—Contracts in Entity’s Own Equity. Because the Company does not control the occurrence of events, such as a tender offer or exchange, that may trigger cash settlement of the warrants where not all of the shareholders also receive cash, the warrants do not meet the criteria for equity treatment thereunder, as such, the warrants must be recorded as derivative liability.

Additionally, certain adjustments to the settlement amount of the Private Placement Warrants are based on a variable that is not an input to the fair value of a “fixed-for-fixed” option as defined under ASC 815-40, and thus the Private Placement Warrants are not considered indexed to the Company’s own stock and not eligible for an exception from derivative accounting.

The accounting treatment of derivative financial instruments requires that the Company record a derivative liability upon issuance of the warrants at the closing of the Proposed Public Offering. Accordingly, the Company expects to classify each warrant as a liability at its fair value. The Public Warrants will be allocated a portion of the proceeds from the issuance of the Units equal to its fair value determined with the assistance of a professional independent valuation firm. The warrant liability is subject to re-measurement at each balance sheet date. With each such re-measurement, the warrant liability will be adjusted to fair value, with the change in fair value recognized in the Company’s statement of operations. The Company will reassess the classification of the warrants at each balance sheet date. If the classification changes as a result of events during the period, the warrants will be reclassified as of the date of the event that causes the reclassification.

NOTE 6—STOCKHOLDER’S EQUITY

Common Stock

The authorized common stock of the Company includes up to 500,000,000 Class A shares and 50,000,000 Class B shares. Upon completion of the Proposed Offering, the Company may (depending on the terms of the Business Combination) be required to increase the number of shares of common stock which it is authorized to issue at the same time as its stockholders vote on the Business Combination to the extent the Company seeks stockholder approval in connection with its Business Combination. Holders of the Company’s common stock are entitled to one vote for each share of common stock. At April 12, 2021, there were 7,187,500 shares of Class B common stock issued and outstanding.

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. At April 12, 2021, there were no shares of preferred stock issued and outstanding.

NOTE 7—SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to September 8, 2021, the date that the financial statements were available to be issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements, except for the stock split discussed in Note 1.

26,100,000 Units

M3-Brigade Acquisition III Corp.

PROSPECTUS

October 21, 2021

Cantor

Until November 15, 2021 (25 days after the date of this prospectus), all dealers that buy, sell or trade our shares of common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

We have not, and the underwriters have not, authorized anyone to provide you with any information or to make any representations other than contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide you. We are not, and the underwriters are not, making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.